AMERIQUEST MORTGAGE SECURITIES INC.

                                    Depositor



                           AMERIQUEST MORTGAGE COMPANY

                                 Master Servicer



                                       and

                      DEUTSCHE BANK NATIONAL TRUST COMPANY


                                     Trustee




                   ___________________________________________

                         POOLING AND SERVICING AGREEMENT
                           Dated as of August 1, 2003
                    _________________________________________



                     Asset-Backed Pass-Through Certificates

                                  Series 2003-8

                                                 TABLE OF CONTENTS
                                                 -----------------

SECTION                                                                                                        PAGE
-------                                                                                                        ----
                                                     ARTICLE I

                                                    DEFINITIONS

         SECTION 1.01.     Defined Terms..........................................................................5
         SECTION 1.02.     Allocation of Certain Interest Shortfalls.............................................67
         SECTION 1.03      Rights of the NIMS Insurer............................................................69

                                                    ARTICLE II

                                           CONVEYANCE OF MORTGAGE LOANS;
                                         ORIGINAL ISSUANCE OF CERTIFICATES

         SECTION 2.01.     Conveyance of Mortgage Loans..........................................................69
         SECTION 2.02.     Acceptance of REMIC I by the Trustee..................................................72
         SECTION 2.03.     Repurchase or Substitution of Mortgage Loans by the Originator or
                           the Depositor; Payment of Prepayment Charge Payment Amounts.
                            .....................................................................................73
         SECTION 2.04.     [Reserved]............................................................................77
         SECTION 2.05.     Representations, Warranties and Covenants of the Master Servicer.
                            .....................................................................................77
         SECTION 2.06.     Issuance of the REMIC I Regular Interests and the Class R-I Interest.
                            .....................................................................................80
         SECTION 2.07.     Conveyance of the REMIC I Regular Interests; Acceptance of
                           REMIC II by the Trustee...............................................................80
         SECTION 2.08.     Conveyance of the REMIC II Regular Interests; Acceptance of
                           REMIC III by the Trustee..............................................................80
         SECTION 2.09.     Conveyance of the REMIC III Regular Interests; Acceptance of
                           REMIC IV by the Trustee; Issuance of Class R Certificates.............................81
         SECTION 2.10.     Conveyance of the Subsequent Mortgage Loans...........................................81

                                                    ARTICLE III

                                           ADMINISTRATION AND SERVICING
                                               OF THE MORTGAGE LOANS

         SECTION 3.01.     Master Servicer to Act as Master Servicer.............................................84
         SECTION 3.02.     Collection of Certain Mortgage Loan Payments..........................................87
         SECTION 3.03.     [Reserved]............................................................................87
         SECTION 3.04.     Collection Account, Escrow Account and Distribution Account.
                            .....................................................................................88


                                                        ii



SECTION                                                                                                        PAGE
-------                                                                                                        ----

         SECTION 3.05.     Permitted Withdrawals From the Collection Account, Escrow
                           Account and Distribution Account......................................................91
         SECTION 3.06.     Investment of Funds in the Collection Account, the Escrow Account,
                           the REO Account and the Distribution Account..........................................95
         SECTION 3.07.     Payment of Taxes, Insurance and Other Charges.........................................96
         SECTION 3.08.     Maintenance of Hazard Insurance.......................................................96
         SECTION 3.09.     Maintenance of Mortgage Blanket Insurance.............................................97
         SECTION 3.10.     Fidelity Bond; Errors and Omissions Insurance.........................................98
         SECTION 3.11.     Enforcement of Due-On-Sale Clauses; Assumption Agreements.
                            .....................................................................................98
         SECTION 3.12.     Realization Upon Defaulted Mortgage Loans.............................................99
         SECTION 3.13.     Title, Management and Disposition of REO Property....................................101
         SECTION 3.14.     [Reserved]...........................................................................104
         SECTION 3.15.     Reports of Foreclosure and Abandonment of Mortgaged Properties.
                            ....................................................................................104
         SECTION 3.16.     Optional Purchase of Defaulted Mortgage Loans........................................104
         SECTION 3.17.     Trustee to Cooperate; Release of Mortgage Files......................................105
         SECTION 3.18.     Servicing Compensation...............................................................106
         SECTION 3.19.     Statement as to Compliance...........................................................107
         SECTION 3.20.     Independent Public Accountants' Servicing Report.....................................107
         SECTION 3.21.     Access to Certain Documentation......................................................108
         SECTION 3.22.     [Reserved]...........................................................................108
         SECTION 3.23.     Advance Facility.....................................................................108

                                                    ARTICLE IV

                                          PAYMENTS TO CERTIFICATEHOLDERS

         SECTION 4.01.     Distributions........................................................................111
         SECTION 4.02.     Statements to Certificateholders.....................................................126
         SECTION 4.03.     Remittance Reports and Other Reports to the Trustee; Advances;
                           Payments in Respect of Prepayment Interest Shortfalls................................129
         SECTION 4.04.     Allocation of Realized Losses........................................................131
         SECTION 4.05.     Compliance with Withholding Requirements.............................................134
         SECTION 4.06.     Commission Reporting.................................................................134
         SECTION 4.07.     Pre-Funding Accounts.................................................................136
         SECTION 4.08.     Interest Coverage Account............................................................137
         SECTION 4.09.     [Reserved]...........................................................................138
         SECTION 4.10      Net WAC Rate Carryover Reserve Account...............................................138

                                                     ARTICLE V

                                                 THE CERTIFICATES

         SECTION 5.01.     The Certificates.....................................................................140


                                                        iii



SECTION                                                                                                        PAGE
-------                                                                                                        ----

         SECTION 5.02.     Registration of Transfer and Exchange of Certificates................................142
         SECTION 5.03.     Mutilated, Destroyed, Lost or Stolen Certificates....................................147
         SECTION 5.04.     Persons Deemed Owners................................................................147
         SECTION 5.05.     Certain Available Information........................................................147

                                                    ARTICLE VI

                                       THE DEPOSITOR AND THE MASTER SERVICER

         SECTION 6.01.     Liability of the Depositor and the Master Servicer...................................149
         SECTION 6.02.     Merger or Consolidation of the Depositor or the Master Servicer.
                            ....................................................................................149
         SECTION 6.03.     Limitation on Liability of the Depositor, the Master Servicer and
                           Others...............................................................................149
         SECTION 6.04.     Limitation on Resignation of the Master Servicer.....................................150
         SECTION 6.05.     Rights of the Depositor in Respect of the Master Servicer............................151
         SECTION 6.06.     Sub-Servicing Agreements Between the Master Servicer and Sub-
                           Servicers............................................................................151
         SECTION 6.07.     Successor Sub-Servicers..............................................................153
         SECTION 6.08.     Liability of the Master Servicer.....................................................153
         SECTION 6.09.     No Contractual Relationship Between Sub-Servicers and the NIMS
                           Insurer, the Trustee or Certificateholders...........................................153
         SECTION 6.10.     Assumption or Termination of Sub-Servicing Agreements by Trustee.
                            ....................................................................................154
         SECTION 6.11.     Sub-Servicing Accounts...............................................................154

                                                    ARTICLE VII

                                                      DEFAULT

         SECTION 7.01.     Master Servicer Events of Default....................................................155
         SECTION 7.02.     Trustee to Act; Appointment of Successor.............................................157
         SECTION 7.03.     Notification to Certificateholders...................................................159
         SECTION 7.04.     Waiver of Master Servicer Events of Default..........................................159

                                                   ARTICLE VIII

                                              CONCERNING THE TRUSTEE

         SECTION 8.01.     Duties of Trustee....................................................................160
         SECTION 8.02.     Certain Matters Affecting the Trustee................................................161
         SECTION 8.03.     The Trustee Not Liable for Certificates or Mortgage Loans............................162
         SECTION 8.04.     Trustee May Own Certificates.........................................................163
         SECTION 8.05.     Trustee's Fees and Expenses..........................................................163
         SECTION 8.06.     Eligibility Requirements for Trustee.................................................163


                                                        iv



SECTION                                                                                                        PAGE
-------                                                                                                        ----

         SECTION 8.07.     Resignation and Removal of the Trustee...............................................164
         SECTION 8.08.     Successor Trustee....................................................................164
         SECTION 8.09.     Merger or Consolidation of Trustee...................................................165
         SECTION 8.10.     Appointment of Co-Trustee or Separate Trustee........................................165
         SECTION 8.11.     Appointment of Custodians............................................................166
         SECTION 8.12.     Appointment of Office or Agency......................................................167
         SECTION 8.13.     Representations and Warranties of the Trustee........................................167

                                                    ARTICLE IX

                                                    TERMINATION

         SECTION 9.01      Termination Upon Repurchase or Liquidation of All Mortgage Loans.
                            ....................................................................................169
         SECTION 9.02      Additional Termination Requirements..................................................171

                                                     ARTICLE X

                                                 REMIC PROVISIONS

         SECTION 10.01.             REMIC Administration........................................................172
         SECTION 10.02.             Prohibited Transactions and Activities......................................174
         SECTION 10.03.             Master Servicer and Trustee Indemnification.................................175

                                                    ARTICLE XI

                                             MISCELLANEOUS PROVISIONS

         SECTION 11.01.             Amendment...................................................................176
         SECTION 11.02.             Recordation of Agreement; Counterparts......................................177
         SECTION 11.03.             Limitation on Rights of Certificateholders..................................177
         SECTION 11.04.             Governing Law...............................................................178
         SECTION 11.05.             Notices.....................................................................178
         SECTION 11.06.             Severability of Provisions..................................................179
         SECTION 11.07.             Notice to Rating Agencies and the NIMS Insurer..............................179
         SECTION 11.08.             Article and Section References..............................................180
         SECTION 11.09.             Grant of Security Interest..................................................180
         SECTION 11.10              Third Party Rights..........................................................181

Exhibits
--------

Exhibit A-1       Form of Class AV-1 Certificate
Exhibit A-2       Form of Class AV-2 Certificate
Exhibit A-3       Form of Class AV-3 Certificate
Exhibit A-4       Form of Class AV-4 Certificate
Exhibit A-5       Form of Class AF-1 Certificate
Exhibit A-6       Form of Class AF-2 Certificate
Exhibit A-7       Form of Class AF-3 Certificate
Exhibit A-8       Form of Class AF-4 Certificate
Exhibit A-9       Form of Class AF-5 Certificate
Exhibit A-10      Form of Class M-1 Certificate
Exhibit A-11      Form of Class M-2 Certificate
Exhibit A-12      Form of Class M-3 Certificate
Exhibit A-13      Form of Class M-4 Certificate
Exhibit A-14      Form of Class M-5 Certificate
Exhibit A-15      Form of Class MV-6 Certificate
Exhibit A-16      Form of Class MF-6 Certificate
Exhibit A-17      Form of Class S Certificate
Exhibit A-18      Form of Class CE Certificate
Exhibit A-19      Form of Class P Certificate
Exhibit A-20      Form of Class R Certificate
Exhibit B         Form of Lost Note Affidavit
Exhibit C-1       Form of Trustee's Initial Certification
Exhibit C-2       Form of Trustee's Final Certification
Exhibit C-3       Form of Trustee's Receipt of Mortgage Note
Exhibit D         Form of Mortgage Loan Purchase Agreement
Exhibit E         Request for Release
Exhibit           F-1 Form of Transferor Representation Letter and Form of
                  Transferee Representation Letter in Connection with Transfer of Class CE and Class P Certificates Pursuant to Rule 144A
                  Under the 1933 Act
Exhibit F-2       Form of Transfer Affidavit and Agreement and Form of
                  Transferor Affidavit in Connection with Transfer of Residual
                  Certificates
Exhibit G         Form of Certification with respect to ERISA and the Code
Exhibit H         Form of Cap Contract
Exhibit I         Loss Mitigation Action Plan
Exhibit J-1       Form of Certification to Be Provided by the Depositor with
                  Form 10-K
Exhibit J-2       Form of Certification to Be Provided to Depositor by the
                  Trustee
Exhibit K         Form of Addition Notice
Exhibit L         Form of Subsequent Transfer Instrument

Schedule 1        Mortgage Loan Schedule
Schedule 2        Prepayment Charge Schedule

                  This Pooling and Servicing Agreement, is dated and effective as of August 1, 2003, among AMERIQUEST MORTGAGE SECURITIES INC., as Depositor, AMERIQUEST MORTGAGE COMPANY, as Master Servicer and DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee.

                             PRELIMINARY STATEMENT:

                  The Depositor intends to sell pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in each REMIC (as defined herein) created hereunder. The Trust Fund will consist of a segregated pool of assets consisting of the Mortgage Loans and certain other related assets subject to this Agreement.

                                     REMIC I
                                     -------

                  As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the Mortgage Loans and certain other related assets (other than any Master Servicer Prepayment Charge Payment Amounts, the Pre-Funding Accounts, the Interest Coverage Account, the Net WAC Rate Carryover Reserve Account, any Subsequent Mortgage Loan Interest and the Cap Contracts) subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC I." The Class R-I Interest will be the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions (as defined herein). The following table irrevocably sets forth the designation, the REMIC I Remittance Rate, the initial Uncertificated Balance and, solely for purposes of satisfying Treasury regulation section 1.860G- 1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC I Regular Interests (as defined herein). None of the REMIC I Regular Interests will be certificated.



                                      REMIC I                      Initial                        Latest Possible
       Designation                Remittance Rate            Uncertificated Balance               Maturity Date(1)
       -----------                ---------------            ----------------------               ----------------
          I-LT1                     Variable(2)            $       1,139,628,578.81                 October 2033
         I-LT1PF                    Variable(2)            $         284,908,565.07                 October 2033
          I-LT2                     Variable(2)            $         646,952,255.38                 October 2033
         I-LT2PF                    Variable(2)            $         161,739,520.30                 October 2033
          I-LT3                     Variable(2)            $         213,416,166.23                 October 2033
         I-LT3PF                    Variable(2)            $          53,354,814.21                 October 2033
          I-LTP                     Variable(2)            $                 100.00                 October 2033

________________
(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each REMIC I Regular Interest.
(2) Calculated in accordance with the definition of "REMIC I Remittance Rate" herein.

                                    REMIC II
                                    --------

                  As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC I Regular Interests subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC II." The Class R-II Interest will be the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions (as defined herein). The following table irrevocably sets forth the designation, the REMIC II Remittance Rate, the initial Uncertificated Balance and, solely for purposes of satisfying Treasury regulation section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC II Regular Interests (as defined herein). None of the REMIC II Regular Interests will be certificated.



                                      REMIC II                         Initial                    Latest Possible
       Designation                Remittance Rate               Uncertificated Balance            Maturity Date(1)
       -----------                ---------------               ----------------------            ----------------
         II-LT1                     Variable(2)            $       1,034,537,143.88                 October2033
         II-LT2                     Variable(2)            $         808,691,775.68                 October2033
         II-LT3                     Variable(2)            $         266,770,980.44                 October2033
         II-LTSA                    Variable(2)            $          81,500,000.00                 October2033
         II-LTSB                    Variable(2)            $          69,900,000.00                 October2033
         II-LTSC                    Variable(2)            $          69,800,000.00                 October2033
         II-LTSD                    Variable(2)            $          64,000,000.00                 October2033
         II-LTSE                    Variable(2)            $         104,800,000.00                 October 2033
         II-LTP                     Variable(2)            $                 100.00                 October 2033

________________
(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each REMIC II Regular Interest.
(2) Calculated in accordance with the definition of "REMIC II Remittance Rate" herein.

                                    REMIC III
                                    ---------

                  As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC II Regular Interests subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC III." The Class R-III Interest will be the sole class of "residual interests" in REMIC III for purposes of the REMIC Provisions (as defined herein). The following table irrevocably sets forth the designation, the REMIC III Remittance Rate, the initial Uncertificated Balance and, solely for purposes of satisfying Treasury regulation section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC III Regular Interests (as defined herein). None of the REMIC III Regular Interests will be certificated.



                                     REMIC III                     Initial                    Latest Possible
       Designation                Remittance Rate           Uncertificated Balance            Maturity Date(1)
       -----------                ---------------           ----------------------            ----------------
        III-LTAA                    Variable(2)            $      1,224,999,951.00             October 2033
        III-LTAV1                   Variable(2)            $          5,384,700.00             October 2033
        III-LTAV2                   Variable(2)            $            598,300.00             October 2033
        III-LTAV3                   Variable(2)            $            410,500.00             October 2033
        III-LTAV4                   Variable(2)            $            739,000.00             October 2033
        III-LTAF1                   Variable(2)            $            353,000.00             October 2033
        III-LTAF2                   Variable(2)            $            343,350.00             October 2033
        III-LTAF3                   Variable(2)            $            339,650.00             October 2033
        III-LTAF4                   Variable(2)            $          1,211,000.00             October 2033
        III-LTAF5                   Variable(2)            $          1,120,500.00             October 2033
        III-LTM1                    Variable(2)            $            656,250.00             October 2033
        III-LTM2                    Variable(2)            $            562,500.00             October 2033
        III-LTM3                    Variable(2)            $            187,500.00             October 2033
        III-LTM4                    Variable(2)            $            156,250.00             October 2033
        III-LTM5                    Variable(2)            $            156,250.00             October 2033
        III-LTMV6                   Variable(2)            $             81,250.00             October 2033
        III-LTMF6                   Variable(2)            $             75,000.00             October 2033
         III-LTS                    Variable(2)                          (3)                   October 2033
        III-LTZZ                    Variable(2)            $         12,624,999.00             October 2033
         III-LTP                    Variable(2)            $                100.00             October 2033
       III-LT1SUB                   Variable(2)            $             22,793.71             October 2033
       III-LT1GRP                   Variable(2)            $            142,453.72             October 2033
       III-LT2SUB                   Variable(2)            $             12,939.18             October 2033
       III-LT2GRP                   Variable(2)            $             80,869.18             October 2033
       III-LT3SUB                   Variable(2)            $              4,267.10             October 2033
       III-LT3GRP                   Variable(2)            $             26,677.10             October 2033
        III-LTXX                    Variable(2)            $      1,249,709,950.01             October 2033

________________
(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each REMIC III Regular Interest.
(2) Calculated in accordance with the definition of "REMIC III Remittance Rate" herein.
(3) REMIC III Regular Interest III-LTS will not have an Uncertificated Balance, but will accrue interest on its Uncertificated Notional Amount as defined herein.

                                    REMIC IV
                                    --------

                  As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC III Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC IV." The Class R-IV Interest will evidence the sole class of "residual interests" in REMIC IV for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, the Pass-Through Rate, the initial aggregate Certificate Principal Balance and, solely for purposes of satisfying Treasury regulation section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for the indicated Classes of Certificates.



                                                                   Initial Aggregate
                                                                 Certificate Principal            Latest Possible
           Designation                 Pass Through Rate                Balance                  Maturity Date(1)
           -----------                 -----------------                -------                  ----------------
           Class AV-1                     Variable(2)         $      1,076,940,000                 October 2033
           Class AV-2                     Variable(2)         $        119,660,000                 October 2033
           Class AV-3                     Variable(2)         $        242,200,000                 October 2033
           Class AV-4                     Variable(2)         $        224,100,000                 October 2033
           Class AF-1                 2.340% per annum(2)     $         82,100,000                 October 2033
           Class AF-2                 3.020% per annum(2)     $        147,800,000                 October 2033
           Class AF-3                 4.370% per annum(2)     $         70,600,000                 October 2033
           Class AF-4                 5.320% per annum(2)     $         68,670,000                 October 2033
           Class AF-5                 4.640% per annum(2)     $         67,930,000                 October 2033
            Class M-1                     Variable(2)         $        131,250,000                 October 2033
            Class M-2                     Variable(2)         $        112,500,000                 October 2033
            Class M-3                     Variable(2)         $         37,500,000                 October 2033
            Class M-4                     Variable(2)         $         31,250,000                 October 2033
            Class M-5                     Variable(2)         $         31,250,000                 October 2033
           Class MV-6                     Variable(2)         $         16,250,000                 October 2033
           Class MF-6                 5.750% per annum(2)     $         15,000,000                 October 2033
             Class S                      Variable(2)                    N/A(3)                    October 2033
            Class CE                      Variable(4)         $      24,999,900.00                 October 2033
             Class P                         N/A(5)           $             100.00                 October 2033

________________
(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loans with the latest maturity date has been designated as the "latest possible maturity date" for each Class of Certificates.
(2) Calculated in accordance with the definition of "Pass-Through Rate" herein.
(3) The Class S Certificates will not have a Certificate Principal Balance, but will receive all amounts distributed to REMIC III Regular Interest III-LTS.
(4) The Class CE Certificates will accrue interest at its variable Pass-Through Rate on the Notional Amount of the Class CE Certificates outstanding from time to time which shall equal the Uncertificated Balance of the REMIC III Regular Interests. The Class CE Certificates will not accrue interest on its Certificate Principal Balance. The Class CE Certificates will also be entitled to Subsequent Mortgage Loan Interest, as a right with respect to a component of the Class CE Certificates that will not be treated as a REMIC regular interest but rather as separate interest strips from the Subsequent Mortgage Loans for a specified period of time.
(5)   The Class P Certificates will not accrue interest.

                  As of the Cut-off Date, the Initial Group I Mortgage Loans had an aggregate Scheduled Principal Balance equal to $1,139,628,678.81, the Initial Group II Mortgage Loans had an aggregate Scheduled Principal Balance equal to $646,952,255.38 and the Initial Group III Mortgage Loans had an aggregate Scheduled Principal Balance equal to $213,416,166.23.

                  In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer and the Trustee agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01.             Defined Terms.

                  Whenever used in this Agreement, including, without limitation, in the Preliminary Statement hereto, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article. Unless otherwise specified, all calculations described herein shall be made on the basis of a 360-day year consisting of twelve 30-day months and all calculations on each Regular Interest shall be made on the basis of a 360-day year and the actual number of days in the month.

                  "Accrued Certificate Interest": With respect to any Class of Certificates (other than the Class P Certificates and the Residual Certificates) and each Distribution Date, interest accrued during the related Interest Accrual Period at the Pass-Through Rate for such Certificate for such Distribution Date on the Certificate Principal Balance, in the case of the Class A Certificates and the Mezzanine Certificates, or on the Notional Amount, in the case of the Class S Certificates and the Class CE Certificates, of such Certificate immediately prior to such Distribution Date. The Class P Certificates are not entitled to distributions in respect of interest and, accordingly, will not accrue interest. All distributions of interest on the Class AV Certificates and the Mezzanine Certificates (other than the Class MF-6 Certificates) will be calculated on the basis of a 360-day year and the actual number of days in the applicable Interest Accrual Period. All distributions of interest on the Class AF Certificates, the Class S Certificates, the Class MF-6 Certificates and the Class CE Certificates will be based on a 360-day year consisting of twelve 30-day months. Accrued Certificate Interest with respect to each Distribution Date, as to any Class A Certificate, Mezzanine Certificate, Class S Certificate or Class CE Certificate, shall be reduced by an amount equal to the portion allocable to such Certificate pursuant to Section 1.02 hereof of the sum of (a) the aggregate Prepayment Interest Shortfall, if any, for such Distribution Date to the extent not covered by payments pursuant to Section 4.03(e) or allocated to the Class CE Certificates and (b) the aggregate amount of any Relief Act Interest Shortfall, if any, for such Distribution Date not allocated to the Class CE Certificates pursuant to Section 1.02. In addition, Accrued Certificate Interest with respect to each Distribution Date, as to any Class CE Certificate, shall be reduced by an amount equal to the portion allocable to such Class CE Certificate of Realized Losses, if any, pursuant to Section 4.04 hereof.

                  "Addition Notice": With respect to the transfer of Subsequent Mortgage Loans to the Trust Fund pursuant to Section 2.10, a notice of the Depositor's designation of the Subsequent Mortgage Loans to be sold to the Trust Fund and the aggregate Principal Balance of such Subsequent Mortgage Loans as of the related Subsequent Cut-off Date. The Addition Notice shall be given not later than three Business Days prior to the related Subsequent Transfer Date and shall be substantially in the form of Exhibit K.

                  "Adjustable-Rate Mortgage Loan": Each of the Mortgage Loans identified on the Mortgage Loan Schedule as having a Mortgage Rate that is subject to adjustment.

                  "Adjustment Date": With respect to the Adjustable-Rate Mortgage Loans, the first day of the month in which the Mortgage Rate of such Mortgage Loan changes pursuant to the related Mortgage Note. The first Adjustment Date following the Cut-off Date as to each Adjustable-Rate Mortgage Loan is set forth in the Mortgage Loan Schedule.

                  "Advance": As to any Mortgage Loan or REO Property, any advance made by the Master Servicer or successor Master Servicer in respect of any Distribution Date representing the aggregate of all payments of principal and interest, net of the Servicing Fee, that were due during the related Due Period on the Mortgage Loans and that were delinquent on the related Determination Date, plus certain amounts representing assumed payments not covered by any current net income on the Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure as determined pursuant to Section 4.03.

                  "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

                  "Allocated Realized Loss Amount": With respect to any Distribution Date and any Class of Mezzanine Certificates and the Class AV-2 Certificates, the sum of (i) any Realized Losses allocated to such Class of Certificates on such Distribution Date and (ii) the amount of any Allocated Realized Loss Amount for such Class of Certificates remaining unpaid from the previous Distribution Date.

                  "Applicable Regulations": As to any Mortgage Loan, all federal, state and local laws, statutes, rules and regulations applicable thereto.

                  "Assignment": An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form (excepting therefrom if applicable, the mortgage recordation information which has not been returned by the applicable recorder's office and/or the assignee's name), which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage.

                  "Available Funds": With respect to any Distribution Date, an amount equal to (1) the sum of (a) the aggregate of the amounts on deposit in the Collection Account and Distribution Account as of the close of business on the related Determination Date, (b) the aggregate of any amounts received in respect of an REO Property withdrawn from any REO Account and deposited in the Distribution Account for such Distribution Date pursuant to
Section 3.13, (c) the aggregate of any amounts deposited in the Distribution Account by the Master Servicer in respect of Prepayment Interest Shortfalls for such Distribution Date pursuant to Section 4.03(e), (d) the aggregate of any Advances made by the Master Servicer for such Distribution Date pursuant to
Section 4.03, (e) the aggregate of any Advances made by the successor Master Servicer or the Trustee for such Distribution Date pursuant to Section 7.02(b),
(f) with respect to the Distribution Date immediately following the end of the Funding Period, any amounts previously withdrawn from the Pre-Funding Accounts after giving effect to any purchase of Subsequent Mortgage Loans and (g) with respect to each Distribution Date during the Funding Period and on the Distribution Date immediately following the end of the Funding Period, any amounts withdrawn by the Trustee from the Interest Coverage Account for distribution on the Certificates, reduced (to not less than zero) by (2) the sum of (x) the portion of the amount described in clause (1)(a) above that represents (i) Monthly Payments on the Mortgage Loans received from a Mortgagor on or prior to the Determination Date but due during any Due Period subsequent to the related Due Period, (ii) Principal Prepayments on the Mortgage Loans received after the related Prepayment Period (together with any interest payments received with such Principal Prepayments to the extent they represent the payment of interest accrued on the Mortgage Loans during a period subsequent to the related Prepayment Period), (iii) Liquidation Proceeds and Insurance Proceeds received in respect of the Mortgage Loans after the related Prepayment Period, (iv) amounts reimbursable or payable to the Depositor, the Master Servicer, the Trustee, the Originator or any Sub-Servicer pursuant to Section
3.05 or Section 3.06 or otherwise payable in respect of Extraordinary Trust Fund Expenses, (v) Stayed Funds, (vi) the Trustee Fee payable from the Distribution Account pursuant to Section 8.05, (vii) amounts deposited in the Collection Account or the Distribution Account in error and (viii) the amount of any Prepayment Charges collected by the Master Servicer and the amount of any Master Servicer Prepayment Charge Payment Amounts and (y) amounts reimbursable to the Trustee for an advance made pursuant to Section 7.02(b) which advance the Trustee has determined to be nonrecoverable from the Stayed Funds in respect of which it was made.

                  "Bankruptcy Code": The Bankruptcy Reform Act of 1978 (Title 11 of the United States Code), as amended.

                  "Bankruptcy Loss": With respect to any Mortgage Loan, a Realized Loss resulting from a Deficient Valuation or Debt Service Reduction.

                  "Book-Entry Certificate": Any Certificate registered in the name of the Depository or its nominee. Initially, the Book-Entry Certificates will be the Class A Certificates, the Class S Certificates and the Mezzanine Certificates.

                  "Book-Entry Custodian": The custodian appointed pursuant to
Section 5.01.

                  "Business Day": Any day other than a Saturday, a Sunday or a day on which banking or savings and loan institutions in the State of California, the State of New York, or in the city in which the Corporate Trust Office of the Trustee is located, are authorized or obligated by law or executive order to be closed.

                  "Cap Contracts": Each of the cap contracts between Deutsche Bank National Trust Company, as Trustee and the counterparty thereunder, which is for the benefit of the Holders of the

Mezzanine Certificates (other than the Class MF-6 Certificates), a form of which is attached hereto as Exhibit H.

                  "Certificate": Any one of the Depositor's Asset-Backed Pass-Through Certificates, Series 2003-8, Class AV-1, Class AV-2, Class AV-3, Class AV-4, Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class MV- 6, Class MF-6, Class S, Class CE, Class P and Class R, issued under this Agreement.

                  "Certificate Factor": With respect to any Class of Regular Certificates as of any Distribution Date, a fraction, expressed as a decimal carried to six places, the numerator of which is the aggregate Certificate Principal Balance (or the Notional Amount, in the case of the Class S Certificates and the Class CE Certificates) of such Class of Certificates on such Distribution Date (after giving effect to any distributions of principal and allocations of Realized Losses in reduction of the Certificate Principal Balance (or the Notional Amount, in the case of the Class S Certificates and the Class CE Certificates) of such Class of Certificates to be made on such Distribution Date), and the denominator of which is the initial aggregate Certificate Principal Balance (or the Notional Amount, in the case of the Class S Certificates and the Class CE Certificates) of such Class of Certificates as of the Closing Date.

                  "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register, except that a Disqualified Organization or a Non-United States Person shall not be a Holder of a Residual Certificate for any purposes hereof and, solely for the purposes of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or the Master Servicer or any Affiliate thereof shall be deemed not to be outstanding and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent has been obtained, except as otherwise provided in Section 11.01. The Trustee and the NIMS Insurer may conclusively rely upon a certificate of the Depositor or the Master Servicer in determining whether a Certificate is held by an Affiliate thereof. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Trustee and the NIMS Insurer shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

                  "Certificate Margin": With respect to the Class AV Certificates, the Mezzanine Certificates (other than the Class MF-6 Certificates) and, for purposes of the Marker Rate, the specified REMIC III Regular Interest, as follows:


   Class              REMIC III Regular Interest                 Certificate Margin
   -----              --------------------------                 ------------------
                                                               (1) (%)         (2) (%)
   AV-1      REMIC III Regular Interest III-LTAV1               0.330           0.660
   AV-2      REMIC III Regular Interest III-LTAV2               0.430           0.860
   AV-3      REMIC III Regular Interest III-LTAV3               0.130           0.260
   AV-4      REMIC III Regular Interest III-LTAV4               0.330           0.660
    M-1      REMIC III Regular Interest III-LTM1                0.700           1.050
    M-2      REMIC III Regular Interest III-LTM2                1.750           2.625
    M-3      REMIC III Regular Interest III-LTM3                2.100           3.150
    M-4      REMIC III Regular Interest III-LTM4                3.250           4.875



                                        8





    M-5      REMIC III Regular Interest III-LTM5                3.750           5.625
   MV-6      REMIC III Regular Interest III-LTMV6               3.750           5.625
   ____________

   (1) For each Distribution Date through and including the Optional Termination Date.
   (2) For each Distribution Date thereafter.

                  "Certificate Owner": With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

                  "Certificate Principal Balance": With respect to each Class A Certificate, Mezzanine Certificate or Class P Certificate as of any date of determination, the Certificate Principal Balance of such Certificate on the Distribution Date immediately prior to such date of determination, minus all distributions allocable to principal made thereon and in the case of a Mezzanine Certificate or a Class AV-2 Certificate, Realized Losses allocated thereto on such immediately prior Distribution Date (or, in the case of any date of determination up to and including the first Distribution Date, the initial Certificate Principal Balance of such Certificate, as stated on the face thereof). With respect to each Class CE Certificate as of any date of determination, an amount equal to the Percentage Interest evidenced by such Certificate times the excess, if any, of (A) the then aggregate Uncertificated Balances of the REMIC III Regular Interests over (B) the then aggregate Certificate Principal Balances of the Class A Certificates, the Mezzanine Certificates and the Class P Certificates then outstanding.

                  "Certificate Register" and "Certificate Registrar": The register maintained and the registrar appointed pursuant to Section 5.02.

                  "Class": Collectively, all of the Certificates bearing the same class designation.

                  "Class A Certificate": Any one of the Class AV Certificates or the Class AF Certificates.

                  "Class A Principal Distribution Amount": With respect to any Distribution Date, an amount equal to the sum of (i) the Class AV-1/2 Principal Distribution Amount, (ii) the Class AVF Principal Distribution Amount and (iii) the Class AV-4 Principal Distribution Amount.

                  "Class AF Certificates": The Class AF-1 Certificates, the Class AF-2 Certificates, the Class AF-3 Certificates, the Class AF-4 Certificates and the Class AF-5 Certificates.

                  "Class AF-1 Certificate": Any one of the Class AF-1 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-5 and evidencing a Regular Interest in REMIC IV for purposes of the REMIC Provisions.

                  "Class AF-2 Certificate": Any one of the Class AF-2 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-6 and evidencing a Regular Interest in REMIC IV for purposes of the REMIC Provisions.

                  "Class AF-3 Certificate": Any one of the Class AF-3 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-7 and evidencing a Regular Interest in REMIC IV for purposes of the REMIC Provisions.

                  "Class AF-4 Certificate": Any one of the Class AF-4 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-8 and evidencing a Regular Interest in REMIC IV for purposes of the REMIC Provisions.

                  "Class AF-5 Certificate": Any one of the Class AF-5 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-9 and evidencing a Regular Interest in REMIC IV for purposes of the REMIC Provisions.

                  "Class AV Certificates": The Class AV-1 Certificates, the Class AV-2 Certificates, the Class AV-3 Certificates and the Class AV-4 Certificates.

                  "Class AV-1 Certificate": Any one of the Class AV-1 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-1 and evidencing a Regular Interest in REMIC IV for purposes of the REMIC Provisions.

                  "Class AV-1/2 Allocation Percentage": With respect to the Class AV-1 Certificates, the Class AV-2 Certificates and any Distribution Date, the percentage equivalent of a fraction, the numerator of which is (x) the Group I Principal Remittance Amount for such Distribution Date and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date.

                  "Class AV-1/2 Principal Distribution Amount" With respect to any Distribution Date, the excess of (x) the Certificate Principal Balance of the Class AV-1 Certificates and the Class AV-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 68.00% and
(ii) the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $7,122,685.72.

                  "Class AV-2 Certificate": Any one of the Class AV-2 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-2 and evidencing a Regular Interest in REMIC IV for purposes of the REMIC Provisions.

                  "Class AV-3 Certificate": Any one of the Class AV-3 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-3 and evidencing a Regular Interest in REMIC IV for purposes of the REMIC Provisions.

                  "Class AV-4 Certificate": Any one of the Class AV-4 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-4 and evidencing a Regular Interest in REMIC IV for purposes of the REMIC Provisions.

                  "Class AV-4 Allocation Percentage": With respect to the Class AV-4 Certificates and any Distribution Date, the percentage equivalent of a fraction, the numerator of which is (x) the Group III Principal Remittance Amount for such Distribution Date and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date.

                  "Class AV-4 Principal Distribution Amount" With respect to any Distribution Date, the excess of (x) the Certificate Principal Balance of the Class AV-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 68.00% and (ii) the aggregate Stated Principal Balance of the Group III Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Group III Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $1,333,854.90.

                  "Class AVF Allocation Percentage": With respect to the Class AF Certificates and the Class AV-3 Certificates and any Distribution Date, the percentage equivalent of a fraction, the numerator of which is (x) the Group II Principal Remittance Amount for such Distribution Date and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date.

                  "Class AVF Principal Distribution Amount" With respect to any Distribution Date, the excess of (x) the aggregate Certificate Principal Balance of the Class AV-3 Certificates and the Class AF Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 68.00% and (ii) the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $4,043,458.88.

                  "Class CE Certificate": Any one of the Class CE Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-18 and evidencing a Regular Interest in REMIC IV for purposes of the REMIC Provisions.

                  "Class M-1 Certificate": Any one of the Class M-1 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-10 and evidencing a Regular Interest in REMIC IV for purposes of the REMIC Provisions.

                  "Class M-1 Principal Distribution Amount": With respect to any Distribution Date, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 78.50% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $12,499,999.50.

                  "Class M-2 Certificate": Any one of the Class M-2 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-11 and evidencing a Regular Interest in REMIC IV for purposes of the REMIC Provisions.

                  "Class M-2 Principal Distribution Amount": With respect to any Distribution Date, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date),
(ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date) and (iii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 87.50% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related

Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $12,499,999.50.

                  "Class M-3 Certificate": Any one of the Class M-3 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-12 and evidencing a Regular Interest in REMIC IV for purposes of the REMIC Provisions.

                  "Class M-3 Principal Distribution Amount": With respect to any Distribution Date, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date),
(ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 90.50% and
(ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $12,499,999.50.

                  "Class M-4 Certificate": Any one of the Class M-4 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-13 and evidencing a Regular Interest in REMIC IV for purposes of the REMIC Provisions.

                  "Class M-4 Principal Distribution Amount": With respect to any Distribution Date, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date),
(ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution
Date), and (v) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 93.00% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $12,499,999.50.

                  "Class M-5 Certificate": Any one of the Class M-5 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-14 and evidencing a Regular Interest in REMIC IV for purposes of the REMIC Provisions.

                  "Class M-5 Principal Distribution Amount": With respect to any Distribution Date, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date),
(ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution
Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date) and (vi) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 95.50% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $12,499,999.50.

                  "Class M-6 Principal Distribution Amount": With respect to any Distribution Date, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date),
(ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution
Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date) and (vii) the aggregate Certificate Principal Balance of the Class MV-6 Certificates and the Class MF-6 Certificates immediately prior to such Distribution Date over (y) the lesser of
(A) the product of (i) 98.00% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $12,499,999.50.

                  "Class MV-6 Certificate": Any one of the Class MV-6 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-15 and evidencing a Regular Interest in REMIC IV for purposes of the REMIC Provisions.

                  "Class MF-6 Certificate": Any one of the Class MF-6 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-16 and evidencing a Regular Interest in REMIC IV for purposes of the REMIC Provisions.

                  "Class P Certificate": Any one of the Class P Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-19, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC IV.

                  "Class R Certificate": Any one of the Class R Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-20 and evidencing the ownership of the Class R-I Interest, the Class R-II Interest, the Class R-III Interest and the Class R-IV Interest.

                  "Class R-I Interest": The uncertificated Residual Interest in REMIC I.

                  "Class R-II Interest": The uncertificated Residual Interest in REMIC II.

                  "Class R-III Interest": The uncertificated Residual Interest in REMIC III.

                  "Class R-IV Interest": The uncertificated Residual Interest in REMIC IV.

                  "Class S Certificates": Any one of the Class S Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-17 and evidencing a Regular Interest in REMIC IV for purposes of the REMIC Provisions.

                  "Closing Date": August 8, 2003.

                  "Code":  The Internal Revenue Code of 1986.

                  "Collection Account": The account or accounts created and maintained by the Master Servicer pursuant to Section 3.04(a), which shall be entitled "Ameriquest Mortgage Company, as Master Servicer for Deutsche Bank National Trust Company, as Trustee, in trust for the registered

Holders of Ameriquest Mortgage Securities Inc., Asset-Backed Pass-Through Certificates, Series 2003-8." The Collection Account must be an Eligible Account.

                  "Commission": The Securities and Exchange Commission.

                  "Compensating Interest": As defined in Section 4.03(e) hereof.

                  "Corporate Trust Office": The principal corporate trust office of the Trustee at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office at the date of the execution of this instrument is located at 1761 East St. Andrew Place, Santa Ana, CA 92705-4934, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor and the Master Servicer.

                  "Corresponding Certificate": With respect to each REMIC III Regular Interest, as follows:


         REMIC III Regular Interest              Class
         --------------------------              -----
REMIC III Regular Interest III-LTAV1             AV-1
REMIC III Regular Interest III-LTAV2             AV-2
REMIC III Regular Interest III-LTAV3             AV-3
REMIC III Regular Interest III-LTAV4             AV-4
REMIC III Regular Interest III-LTAF-1            AF-1
REMIC III Regular Interest III-LTAF-2            AF-2
REMIC III Regular Interest III-LTAF-3            AF-3
REMIC III Regular Interest III-LTAF-4            AF-4
REMIC III Regular Interest III-LTAF-5            AF-5
REMIC III Regular Interest III-LTM1               M-1
REMIC III Regular Interest III-LTM2               M-2
REMIC III Regular Interest III-LTM3               M-3
REMIC III Regular Interest III-LTM4               M-4
REMIC III Regular Interest III-LTM5               M-5
REMIC III Regular Interest III-LTMV6             MV-6
REMIC III Regular Interest III-LTMF6             MF-6
REMIC III Regular Interest III-LTS                 S
REMIC III Regular Interest III-LTP                 P

                  "Credit Enhancement Percentage": For any Distribution Date, the percentage equivalent of a fraction, calculated after taking into account distributions of principal on the Mortgage Loans and distribution of the Group I Principal Distribution Amount, the Group II Principal Distribution Amount and the Group III Principal Distribution Amount to the Certificates then entitled to distributions of principal on such Distribution Date, the numerator of which is the sum of the aggregate Certificate Principal Balances of the Mezzanine Certificates and the Class CE Certificates, and the denominator of which is sum of (i) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (ii) the amount on deposit in the Pre-Funding Accounts, exclusive of investment earnings therein.

                  "Cumulative Loss Percentage": With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Realized Losses incurred from the Cut-off Date to the last day of the preceding calendar month and the denominator of which is the sum of
(i) the aggregate Stated Principal Balance of the Initial Mortgage Loans as of the Cut- off Date and (ii) the Original Pre-Funded Amounts.

                  "Custodian": A Custodian, which shall initially be Deutsche Bank National Trust Company.

                  "Cut-off Date": With respect to any Initial Mortgage Loan, the close of business on August 1, 2003. With respect to all Qualified Substitute Mortgage Loans, their respective dates of substitution. References herein to the "Cut-off Date," when used with respect to more than one Mortgage Loan, shall be to the respective Cut-off Dates for such Mortgage Loans.

                  "Debt Service Reduction": With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a Deficient Valuation.

                  "Deficient Valuation": With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding Stated Principal Balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

                  "Definitive Certificates":  As defined in Section 5.01(b).

                  "Deleted Mortgage Loan": A Mortgage Loan replaced or to be replaced by a Qualified Substitute Mortgage Loan.

                  "Delinquency Percentage": With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate Stated Principal Balance of all Mortgage Loans as of the last day of the previous calendar month that, as of such last day of the previous calendar month, are 60 or more days delinquent (measured under the OTS delinquency calculation methodology), are in foreclosure, have been converted to REO Properties or have been discharged by reason of bankruptcy, and the denominator of which is the sum of (i) the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties as of the last day of the previous calendar month and (ii) any amounts remaining on deposit in the Pre-Funding Accounts; provided, however, that any Mortgage Loan purchased by the Master Servicer or the NIMS Insurer pursuant to Section 3.16 shall not be included in either the numerator or the denominator for purposes of calculating the Delinquency Percentage.

                  "Depositor": Ameriquest Mortgage Securities Inc., a Delaware corporation, or its successor in interest.

                  "Depository": The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository, for purposes of registering those Certificates that are to be Book-Entry Certificates, is CEDE & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

                  "Depository Institution": Any depository institution or trust company, including the Trustee, that (a) is incorporated under the laws of the United States of America or any State thereof, (b) is subject to supervision and examination by federal or state banking authorities and (c) has outstanding unsecured commercial paper or other short-term unsecured debt obligations that are rated P-1 by Moody's, F-1 by Fitch and A-1 by S&P (or comparable ratings if Moody's, Fitch and S&P are not the Rating Agencies).

                  "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

                  "Determination Date": With respect to each Distribution Date, the 10th day of the calendar month in which such Distribution Date occurs or, if such 10th day is not a Business Day, the Business Day immediately preceding such 10th day.

                  "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by REMIC I other than through an Independent Contractor; provided, however, that the Trustee (or the Master Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Master Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

                  "Disqualified Organization": Any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by such governmental unit), (ii) any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) an "electing large partnership" and (vi) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause any Trust REMIC or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

                  "Distribution Account": The trust account or accounts created and maintained by the Trustee pursuant to Section 3.04(e) which shall be entitled "Deutsche Bank National Trust Company, as Trustee, in trust for the registered Holders of Ameriquest Mortgage Securities Inc., Asset-Backed Pass-Through Certificates, Series 2003-8." The Distribution Account must be an Eligible Account.

                  "Distribution Date": The 25th day of any month, or if such 25th day is not a Business Day, the next succeeding Business Day, commencing in September 2003.

                  "Due Date": With respect to each Distribution Date, the first day of the calendar month in which such Distribution Date occurs, which is the day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

                  "Due Period": With respect to any Distribution Date, the period commencing on the second day of the month immediately preceding the month in which such Distribution Date occurs and ending on the related Due Date.

                  "Eligible Account": Any of (i) an account or accounts maintained with a Depository Institution or trust company the short-term unsecured debt obligations of which are rated P-1 by Moody's, F-1 by Fitch and A-1+ by S&P (or comparable ratings if Moody's, Fitch and S&P are not the Rating Agencies) at the time any amounts are held on deposit therein, (ii) an account or accounts the deposits in which are fully insured by the FDIC or (iii) a trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity. Eligible Accounts may bear interest.

                  "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

                  "Escrow Account": The account or accounts created and maintained pursuant to Section 3.04(c).

                  "Escrow Payments": The amounts constituting taxes, and/or fire and hazard insurance premiums escrowed by the Mortgagor with the mortgagee pursuant to a voluntary escrow agreement related to any Mortgage Loan.

                  "Estate in Real Property": A fee simple estate or leasehold estate in a parcel of land.

                  "Excess Overcollateralized Amount": With respect to the Class A Certificates and the Mezzanine Certificates and any Distribution Date, the excess, if any, of (i) the Overcollateralized Amount for such Distribution Date (calculated for this purpose only after assuming that 100% of the Principal Remittance Amount on such Distribution Date has been distributed) over (ii) the Overcollateralization Target Amount for such Distribution Date.

                  "Expense Adjusted Net Mortgage Rate": With respect to any Mortgage Loan (or the related REO Property), as of any date of determination, a per annum rate of interest equal to the applicable Mortgage Rate thereon as of the first day of the month preceding the month in which the Distribution Date occurs minus the sum of (i) the Trustee Fee Rate and (ii) the Servicing Fee Rate.

                  "Expense Adjusted Net Maximum Mortgage Rate": With respect to any Mortgage Loan (or the related REO Property), as of any date of determination, a per annum rate of interest equal to the applicable Maximum Mortgage Rate (or the Mortgage Rate for such Mortgage Loan in the case of any Fixed-Rate Mortgage Loan) as of the first day of the month preceding the month in which the Distribution Date occurs minus the sum of (i) the Trustee Fee Rate and (ii) the Servicing Fee Rate.

                  "Extraordinary Trust Fund Expense": Any amounts reimbursable to the Trustee, or any director, officer, employee or agent of the Trustee, from the Trust Fund pursuant to Section 8.05, any amounts payable from the Distribution Account in respect of taxes pursuant to Section 10.01(g)(iii) and any amounts payable by the Trustee for the recording of the assignments of mortgage pursuant to Section 2.01.

                  "Fannie Mae": Fannie Mae, formally known as the Federal National Mortgage Association, or any successor thereto.

                  "FDIC": Federal Deposit Insurance Corporation or any successor thereto.

                  "Final Recovery Determination": With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Originator, the Depositor or the Master Servicer pursuant to or as contemplated by Section 2.03, Section 3.16(a) or Section 9.01), a determination made by the Master Servicer that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Master Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Master Servicer shall maintain records, prepared by a Servicing Officer, of each Final Recovery Determination made thereby.

                  "Fitch": Fitch Ratings, or its successor in interest.

                  "Fixed-Rate Mortgage Loan": Each of the Mortgage Loans identified on the Mortgage Loan Schedule as having a fixed Mortgage Rate.

                  "Formula Rate": For any Distribution Date and each class of Class AV Certificates and the Mezzanine Certificates (other than the Class MF-6 Certificates), the lesser of (i) LIBOR plus the related Certificate Margin and
(ii) the Maximum Cap Rate.

                  "Freddie Mac": Freddie Mac, formally known as the Federal Home Loan Mortgage Corporation, or any successor thereto.

                  "Funding Period": The period beginning on the Closing Date and ending on the earlier of the date on which (a) the amount on deposit in the Pre-Funding Accounts is reduced to zero or (b) 2:00 p.m., New York City time, on November 6, 2003.

                  "Gross Margin": With respect to the Adjustable-Rate Mortgage Loans, the fixed percentage set forth in the related Mortgage Note that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note to determine the Mortgage Rate for such Adjustable-Rate Mortgage Loan, as applicable.

                   "Group I Interest Remittance Amount": With respect to any Distribution Date, that portion of the Available Funds for such Distribution Date that represents interest received or advanced on the Group I Mortgage Loans.

                  "Group I Mortgage Loan": A Mortgage Loan assigned to Loan Group I with a principal balance at origination that conforms to Freddie Mac and Fannie Mae loan limits.

                  "Group I Pre-Funding Account": The account established and maintained pursuant to Section 4.07.

                  "Group I Principal Distribution Amount": With respect to any Distribution Date, the sum of (i) the principal portion of each Monthly Payment on the Group I Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the Stated Principal Balance of any Group I Mortgage Loan that was purchased during the related Prepayment Period pursuant to or as contemplated by Section 2.03,
Section 3.16(a) or Section 9.01 and the amount of any shortfall deposited in the Collection Account in connection with the substitution of a Deleted Mortgage Loan in Loan Group I pursuant to Section 2.03 during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections (including, without limitation, Principal Prepayments, Insurance Proceeds, Liquidation Proceeds and REO Principal Amortization) received during the related Prepayment Period on the Group I Mortgage Loans, net of any portion thereof that represents a recovery of principal for which an advance was made by the Master Servicer pursuant to Section 4.03 in respect of a preceding Distribution Date;
(iv) with respect to the Distribution Date immediately following the end of the Funding Period, any amounts in the Group I Pre-Funding Account after giving effect to the purchase of any Subsequent Group I Mortgage Loans and (v) the Class AV-1/2 Allocation Percentage of the amount of any Overcollateralization Increase Amount for such Distribution Date MINUS (vi) the Class AV-1/2 Allocation Percentage of the amount of any Overcollateralization Reduction Amount for such Distribution Date.

                  "Group I Principal Remittance Amount": With respect to any Distribution Date, the sum of the amounts described in clauses (i) through (iv) of the definition of Group I Principal Distribution Amount.

                   "Group II Interest Remittance Amount": With respect to any Distribution Date, that portion of the Available Funds for such Distribution Date that represents interest received or advanced on the Group II Mortgage Loans.

                  "Group II Mortgage Loan": A Mortgage Loan assigned to Loan Group II with a principal balance at origination that may or may not conform to Freddie Mac and Fannie Mae loan limits.

                  "Group II Pre-Funding Account": The account established and maintained pursuant to Section 4.07.

                  "Group II Principal Distribution Amount": With respect to any Distribution Date, the sum of (i) the principal portion of each Monthly Payment on the Group II Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the Stated Principal Balance of any Group II Mortgage Loan that was purchased during the related Prepayment Period pursuant to or as contemplated by Section 2.03,
Section 3.16(a) or Section 9.01 and the amount of any shortfall deposited in the Collection Account in connection with the substitution of a Deleted Mortgage Loan in Loan Group II pursuant to Section 2.03 during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections (including, without limitation, Principal Prepayments, Insurance Proceeds, Liquidation Proceeds and REO Principal Amortization) received during the related Prepayment Period on the Group II Mortgage Loans, net of any portion thereof that represents a recovery of principal for which an advance was made by the Master Servicer pursuant to Section 4.03 in respect of a preceding Distribution Date; (iv) with respect to the Distribution Date immediately following the end of the Funding Period, any amounts in the Group II Pre-Funding Account after giving effect to the purchase of any Subsequent Group II Mortgage Loans and (v) the Class AVF Allocation Percentage of the amount of any Overcollateralization Increase Amount for such Distribution Date MINUS (vi) the Class AVF Allocation Percentage of the amount of any Overcollateralization Reduction Amount for such Distribution Date.

                  "Group II Principal Remittance Amount": With respect to any Distribution Date, the sum of the amounts described in clauses (i) through (iv) of the definition of Group II Principal Distribution Amount.

                  "Group III Interest Remittance Amount": With respect to any Distribution Date, that portion of the Available Funds for such Distribution Date that represents interest received or advanced on the Group III Mortgage Loans.

                  "Group III Mortgage Loan": An Adjustable-Rate Mortgage Loan assigned to Loan Group III with a principal balance at origination that does not conform to Fannie Mae or Freddie Mac loan limits.

                  "Group III Pre-Funding Account": The account established and maintained pursuant to Section 4.07.

                  "Group III Principal Distribution Amount": With respect to any Distribution Date, the sum of (i) the principal portion of each Monthly Payment on the Group III Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the Stated Principal Balance of any Group III Mortgage Loan that was purchased during the related Prepayment Period pursuant to or as contemplated by Section 2.03,
Section 3.16(a) or Section 9.01 and the amount of any shortfall deposited in the Collection Account in connection with the substitution of a Deleted Mortgage Loan in Loan Group III pursuant to Section 2.03 during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections (including, without limitation, Principal Prepayments, Insurance Proceeds, Liquidation Proceeds and REO Principal Amortization) received during the related Prepayment Period on the Group III Mortgage Loans, net of any portion thereof that represents a recovery of principal for which an advance was made by the Master Servicer pursuant to Section 4.03 in respect of a preceding Distribution Date;

(iv) with respect to the Distribution Date immediately following the end of the Funding Period, any amounts in the Group III Pre-Funding Account after giving effect to the purchase of any Subsequent Group III Mortgage Loans and (v) the Class AV-4 Allocation Percentage of the amount of any Overcollateralization Increase Amount for such Distribution Date MINUS (vi) the Class AV-4 Allocation Percentage of the amount of any Overcollateralization Reduction Amount for such Distribution Date.

                  "Group III Principal Remittance Amount": With respect to any Distribution Date, the sum of the amounts described in clauses (i) through (iv) of the definition of Group III Principal Distribution Amount.


                  "Indenture": An indenture relating to the issuance of notes secured by the Class CE Certificates, the Class P Certificates and/or the Class R Certificates (or any portion thereof) which may or may not be guaranteed by the NIMS Insurer.

                  "Independent": When used with respect to any specified Person, any such Person who (a) is in fact independent of the Depositor, the Master Servicer, the Originator and their respective Affiliates, (b) does not have any direct financial interest in or any material indirect financial interest in the Depositor, the Originator, the Master Servicer or any Affiliate thereof, and (c) is not connected with the Depositor, the Originator, the Master Servicer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, the Originator, the Master Servicer or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor or the Master Servicer or any Affiliate thereof, as the case may be.

                  "Independent Contractor": Either (i) any Person (other than the Master Servicer) that would be an "independent contractor" with respect to REMIC I within the meaning of Section 856(d)(3) of the Code if such REMIC were a real estate investment trust (except that the ownership tests set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates), so long as such REMIC does not receive or derive any income from such Person and provided that the relationship between such Person and such REMIC is at arm's length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or (ii) any other Person (including the Master Servicer) if the Trustee has received an Opinion of Counsel to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

                  "Index": With respect to the Adjustable-Rate Mortgage Loans and each related Adjustment Date, the average of the interbank offered rates for six-month United States dollar deposits in the London market as published in THE WALL STREET JOURNAL and as most recently available as of the first business day 45 days or more prior to such Adjustment Date, as specified in the related Mortgage Note.

                  "Initial Mortgage Loan": Any of the Mortgage Loans included in REMIC I as of the Closing Date.

                  "Insurance Proceeds": Proceeds of any title policy, hazard policy or other insurance policy, covering a Mortgage Loan, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related Mortgage Note and Mortgage.

                  "Interest Accrual Period": With respect to any Distribution Date and the Class AV Certificates and the Mezzanine Certificates (other than the Class MF-6 Certificates), the period commencing on the Distribution Date in the month immediately preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, commencing on the Closing Date) and ending on the day preceding such Distribution Date. With respect to any Distribution Date and the Class AF Certificates, the Class S Certificates, the Class MF-6 Certificates, the Class CE Certificates, the REMIC I Regular Interests, the REMIC II Regular Interests and the REMIC III Regular Interests, the one-month period ending on the last day of the calendar month preceding the month in which such Distribution Date occurs.

                  "Interest Carry Forward Amount": With respect to any Distribution Date and any Class of Class A Certificates, the Class S Certificates or Mezzanine Certificates, the sum of (i) the amount, if any, by which (a) the Interest Distribution Amount for such Class of Certificates as of the immediately preceding Distribution Date exceeded (b) the actual amount distributed on such Class of Certificates in respect of interest on such immediately preceding Distribution Date and (ii) the amount of any Interest Carry Forward Amount for such Class of Certificates remaining unpaid from the previous Distribution Date, plus accrued interest on such sum calculated at the related Pass- Through Rate for the most recently ended Interest Accrual Period.

                  "Interest Coverage Account": The account established and maintained pursuant to Section 4.08, which amount, to be paid by the Depositor to the Trustee on the Closing Date equals $3,129,818.17.

                  "Interest Determination Date": With respect to the Class A Certificates and the Mezzanine Certificates (other than the Class MF-6 Certificates), and solely for purposes of calculating the Marker Rate, REMIC III Regular Interest III-LTAV1, REMIC III Regular Interest III- LTAV2, REMIC III Regular Interest III-LTAV3, REMIC III Regular Interest III-LTAV4, REMIC III Regular Interest III-LTM1, REMIC III Regular Interest III-LTM2, REMIC III Regular Interest III- LTM3, REMIC III Regular Interest III-LTM4, REMIC III Regular Interest III-LTM5 and REMIC III Regular Interest III-LTMV6 and any Interest Accrual Period therefor, the second London Business Day preceding the commencement of such Interest Accrual Period.

                  "Interest Distribution Amount": With respect to any Distribution Date and any Class A Certificate, any Mezzanine Certificate, any Class S Certificate and any Class CE Certificate, the aggregate Accrued Certificate Interest on the Certificates of such Class for such Distribution Date.

                  "Late Collections": With respect to any Mortgage Loan and any Due Period, all amounts received subsequent to the Determination Date immediately following such Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage
Note) but delinquent for such Due Period and not previously recovered.

                  "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made as to such Mortgage Loan; or (iii) such Mortgage Loan is removed from REMIC I by reason of its being purchased, sold or replaced pursuant to or as contemplated by Section 2.03, Section 3.16(a) or Section 9.01. With respect to any REO Property, either of the following events: (i) a Final Recovery Determination is made as to such REO Property; or (ii) such REO Property is removed from REMIC I by reason of its being purchased pursuant to
Section 9.01.

                  "Liquidation Proceeds": The amount (other than Insurance Proceeds or amounts received in respect of the rental of any REO Property prior to REO Disposition) received by the Master Servicer in connection with (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation, (ii) the liquidation of a defaulted Mortgage Loan through a trustee's sale, foreclosure sale or otherwise, or (iii) the repurchase, substitution or sale of a Mortgage Loan or an REO Property pursuant to or as contemplated by Section 2.03, Section 3.13, Section 3.16(a) or Section 9.01.

                  "Loan Group": Loan Group I, Loan Group II or Loan Group III, as the context requires.

                  "Loan Group I": The group of Mortgage Loans identified in the Mortgage Loan Schedule as having been assigned to Loan Group I.

                  "Loan Group II": The group of Mortgage Loans identified in the Mortgage Loan Schedule as having been assigned to Loan Group II.

                  "Loan Group III": The group of Mortgage Loans identified in the Mortgage Loan Schedule as having been assigned to Loan Group III.

                  "Loan-to-Value Ratio": As of any date of determination, the fraction, expressed as a percentage, the numerator of which is the Stated Principal Balance of the related Mortgage Loan at such date and the denominator of which is the Value of the related Mortgaged Property.

                  "Lockout Certificate Percentage": With respect to the Class AF-5 Certificates and any Distribution Date, the percentage equal to the Certificate Principal Balance of the Class AF-5 Certificates immediately prior to such Distribution Date divided by the aggregate Certificate

Principal Balance of the Class AV-3 Certificates and the Class AF Certificates immediately prior to such Distribution Date.

                  "Lockout Distribution Percentage": With respect to the Class AF-5 Certificates and any Distribution Date, the indicated percentage of the Lockout Certificate Percentage for such Distribution Date:



    DISTRIBUTION DATE OCCURRING IN              PERCENTAGE
    ------------------------------              ----------
September 2003 through August                       0%
2006
September 2006 through August                       45%
2008
September 2008 through August                       80%
2009
September 2009 through August                      100%
2010
September 2010 and thereafter                      300%

                  "London Business Day": Any day on which banks in the City of London are open and conducting transactions in United States dollars.

                  "Loss Mitigation Action Plan": The policies and procedures set forth in Exhibit I hereto relating to the realization on delinquent Mortgage Loans, which are incorporated by reference into this Agreement shall be deemed a part hereof.

                  "Lost Note Affidavit": With respect to any Mortgage Loan as to which the original Mortgage Note has been permanently lost, misplaced or destroyed and has not been replaced, an affidavit from the Originator certifying that the original Mortgage Note has been lost, misplaced or destroyed (together with a copy of the related Mortgage Note) and indemnifying the Trust Fund against any loss, cost or liability resulting from the failure to deliver the original Mortgage Note in the form of Exhibit B hereto.

                  "Marker Rate": With respect to the Class CE Certificates and any Distribution Date, a per annum rate equal to two (2) times the weighted average of the REMIC III Remittance Rate for REMIC III Regular Interest III-LTAV1, REMIC III Regular Interest III-LTAV2, REMIC III Regular Interest III-LTAV3, REMIC III Regular Interest III-LTAV4, REMIC III Regular Interest III-LTAF1, REMIC III Regular Interest III-LTAF2, REMIC III Regular Interest III-LTAF3, REMIC III Regular Interest III-LTAF4, REMIC III Regular Interest III-LTAF5, REMIC III Regular Interest III-LTM1, REMIC III Regular Interest III-LTM2, REMIC III Regular Interest III-LTM3, REMIC III Regular Interest III-LTM4, REMIC III Regular Interest III-LTM5, REMIC III Regular Interest III-LTMV6, REMIC III Regular Interest III-LTMF6 and REMIC III Regular Interest III-LTZZ, with the rate on each such REMIC III Regular Interest (other than REMIC III Regular Interest III-LTZZ) subject to the related Formula Rate (or in the case of REMIC III Regular Interest III-LTAF1, REMIC III Regular Interest III-LTAF2, REMIC III Regular Interest III-LTAF3, REMIC III Regular Interest III-LTAF4, REMIC III Regular Interest III-LTAF5 and REMIC III Regular Interest III-LTMF6 the related fixed rate) for the purpose of this calculation for such Distribution Date and with the rate on REMIC III Regular Interest III-LTZZ subject to a cap of zero for the purpose of this calculation:

provided, however, that solely for this purpose, calculations of the REMIC III Remittance Rate and the related caps with respect to REMIC III Regular Interest III-LTAV1, REMIC III Regular Interest III-LTAV2, REMIC III Regular Interest III-LTAV3, REMIC III Regular Interest III-LTAV4, REMIC III Regular Interest III-LTM1, REMIC III Regular Interest III-LTM2, REMIC III Regular Interest III-LTM3, REMIC I Regular Interest III-LTM4, REMIC I Regular Interest III-LTM5 and REMIC III Regular Interest III-LTMV6 shall be multiplied by a fraction, the numerator of which is the actual number of days in the Interest Accrual Period and the denominator of which is 30.

                  "Master Servicer": Ameriquest Mortgage Company or any successor master servicer appointed as herein provided, in its capacity as Master Servicer hereunder.

                  "Master Servicer Event of Default": One or more of the events described in Section 7.01.

                  "Master Servicer Prepayment Charge Payment Amount": The amounts payable by the Master Servicer pursuant to Section 2.03(b) in respect of any waived (or, with respect to subsequent changes of law, any unenforceable) Prepayment Charges.

                  "Master Servicer Remittance Date": With respect to any Distribution Date, 3:00 p.m. New York time on the last Business Day preceding the related Distribution Date.

                  "Master Servicer Reporting Date": With respect to any Distribution Date, 3:00 p.m. New York time on the 18th day of the calendar month in which such Distribution Date occurs or, if such 18th day is not a Business Day, the Business Day immediately succeeding such 18th day.

                  "Master Servicer Termination Test": With respect to any Distribution Date, the Master Servicer Termination Test will be failed if the Cumulative Loss Percentage exceeds 4.00%.

                  "Maximum Cap Rate": For any Distribution Date with respect to the Class AV-1 Certificates and the Class AV-2 Certificates, a per annum rate equal to the product of (x)(A) the weighted average of the Expense Adjusted Net Maximum Mortgage Rates of the Group I Mortgage Loans, weighted on the basis of the outstanding Stated Principal Balances of the Group I Mortgage Loans as of the first day of the month preceding the month of such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) less (B) the Pass-Through Rate for the Class S Certificates for such Distribution Date multiplied by a fraction, the numerator of which is the Notional Amount for the Class S Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate outstanding Stated Principal Balance of the Group I Mortgage Loans as of the first day of the month preceding the month of such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and any amounts remaining on deposit in the Group I Pre-Funding Account (exclusive of any investment income therein) and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Interest Accrual Period.

                  For any Distribution Date with respect to the Class AV-3 Certificates, a per annum rate equal to the product of (x) the weighted average of the Expense Adjusted Net Maximum Mortgage Rates of the Group II Mortgage Loans, weighted on the basis of the outstanding Stated Principal Balances of the Group II Mortgage Loans as of the first day of the month preceding the month of such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and any amounts remaining on deposit in the Group II Pre-Funding Account (exclusive of any investment income therein) and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Interest Accrual Period.

                  For any Distribution Date with respect to the Class AV-4 Certificates, a per annum rate equal to the product of (x) the weighted average of the Expense Adjusted Net Maximum Mortgage Rates of the Group III Mortgage Loans, weighted on the basis of the outstanding Stated Principal Balances of the Group III Mortgage Loans as of the first day of the month preceding the month of such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and any amounts remaining on deposit in the Group III Pre-Funding Account (exclusive of any investment income therein) and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Interest Accrual Period.

                  For any Distribution Date with respect to the Mezzanine Certificates (other than the Class MF-6 Certificates), a per annum rate equal to the product of (x) the weighted average of the Expense Adjusted Net Maximum Mortgage Rates of (i) the Group I Mortgage Loans (less the Pass-Through Rate for the Class S Certificates for such Distribution Date multiplied by a fraction, the numerator of which is the Notional Amount of the Class S Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate outstanding Stated Principal Balance of the Group I Mortgage Loans as of the first day of the month preceding the month of such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and any amount remaining in the Group I Pre-Funding Account (exclusive of any investment income therein), (ii) the Group II Mortgage Loans and (iii) the Group III Mortgage Loans, in each case, weighted on the basis of the results of subtracting from the aggregate Stated Principal Balance of each Loan Group the current Certificate Principal Balance of the related Class A Certificates and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Interest Accrual Period.

                  For any Distribution Date with respect to the Class MF-6 Certificates, a per annum rate equal to the weighted average of the Expense Adjusted Net Maximum Mortgage Rates of (i) the Group I Mortgage Loans (less the Pass-Through Rate for the Class S Certificates for such Distribution Date multiplied by a fraction, the numerator of which is the Notional Amount of the Class S Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate outstanding Stated Principal Balance of the Group I Mortgage Loans as of the first day of the month preceding the month of such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and any amount remaining in the Group I Pre-Funding Account (exclusive of any investment income therein), (ii) the Group II Mortgage Loans and (iii) the Group III Mortgage Loans, in each case, weighted on the basis of the results of subtracting from the aggregate Stated Principal Balance of each Loan Group the current Certificate Principal Balance of the related Class A Certificates.

                  "Maximum III-LTZZ Uncertificated Interest Deferral Amount":
With respect to any Distribution Date, the excess of (i) accrued interest at the REMIC III Remittance Rate applicable to REMIC III Regular Interest III-LTZZ for such Distribution Date on a balance equal to the Uncertificated Balance of REMIC III Regular Interest III-LTZZ minus the REMIC III Overcollateralization Amount, in each case for such Distribution Date, over (ii) Uncertificated Interest on REMIC III Regular Interest III-LTAV1, REMIC III Regular Interest III-LTAV2, REMIC III Regular Interest III-LTAV3, REMIC III Regular Interest III-LTAV4, REMIC III Regular Interest III-LTAF1, REMIC III Regular Interest III-LTAF2, REMIC III Regular Interest III-LTAF3, REMIC III Regular Interest III-LTAF4, REMIC III Regular Interest III-LTAF5, REMIC III Regular Interest III-LTM1, REMIC III Regular Interest III-LTM2, REMIC III Regular Interest III-LTM3, REMIC I Regular Interest III-LTM4, REMIC I Regular Interest III-LTM5, REMIC III Regular Interest III- LTMV6 and REMIC III Regular Interest III-LTMF6 for such Distribution Date, with the rate on each such REMIC III Regular Interest subject to a cap equal to the related Formula Rate (or in the case of REMIC III Regular Interest III-LTAF1, REMIC III Regular Interest III-LTAF2, REMIC III Regular Interest III-LTAF3, REMIC III Regular Interest III-LTAF4, REMIC III Regular Interest III- LTAF5 and REMIC III Regular Interest III-LTMF6, the related fixed rate), provided, however, that solely for this purpose, calculations of the REMIC III Remittance Rate and the related caps with respect to REMIC III Regular Interest III-LTAV1, REMIC III Regular Interest III-LTAV2, REMIC III Regular Interest III-LTAV3, REMIC III Regular Interest III-LTAV4, REMIC III Regular Interest III-LTM1, REMIC III Regular Interest III-LTM2, REMIC III Regular Interest III-LTM3, REMIC III Regular Interest III-LTM4, REMIC III Regular Interest III-LTM5 and REMIC III Regular Interest III-LTMV6 shall be multiplied by a fraction, the numerator of which is the actual number of days in the Interest Accrual Period and the denominator of which is 30.

                  "Maximum Mortgage Rate": With respect to the Adjustable-Rate Mortgage Loans, the percentage set forth in the related Mortgage Note as the maximum Mortgage Rate thereunder.

                  "Mezzanine Certificate": Any one of the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class MV-6 Certificates and the Class MF-6 Certificates.

                  "Minimum Mortgage Rate": With respect to the Adjustable-Rate Mortgage Loans, the percentage set forth in the related Mortgage Note as the minimum Mortgage Rate thereunder.

                  "Monthly Payment": With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by the related Mortgagor from time to time under the related Mortgage Note, determined: (a) after giving effect to (i) any Deficient Valuation and/or Debt Service Reduction with respect to such Mortgage Loan and (ii) any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief Act; (b) without giving effect to any extension granted or agreed to by the Master Servicer pursuant to

Section 3.02; and (c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

                  "Moody's": Moody's Investors Service, or its successor in interest.

                  "Mortgage": The mortgage, deed of trust or other instrument creating a first lien on, or first priority security interest in, a Mortgaged Property securing a Mortgage Note.

                  "Mortgage File": The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

                  "Mortgage Loan": Each mortgage loan transferred and assigned to the Trustee pursuant to Section 2.01 or Section 2.03(d) of this Agreement, as held from time to time held as a part of REMIC I, the Mortgage Loans so held being identified in the Mortgage Loan Schedule.

                  "Mortgage Loan Purchase Agreement": The agreement between the Originator and the Depositor, regarding the transfer of the Mortgage Loans by the Originator to or at the direction of the Depositor, substantially in the form of Exhibit D annexed hereto.

                  "Mortgage Loan Schedule": As of any date, the list of Mortgage Loans included in REMIC I on such date, separately identifying the Group I Mortgage Loans, the Group II Mortgage Loans and the Group III Mortgage Loans, attached hereto as Schedule 1 as supplemented by each schedule of Subsequent Mortgage Loans attached to a Subsequent Transfer Instrument. The Mortgage Loan Schedule shall set forth the following information with respect to each Mortgage
Loan:

                  (1) the Originator's Mortgage Loan identifying number;

                  (2) [Reserved];

                  (3) the state and zip code of the Mortgaged Property;

                  (4) a code indicating whether the Mortgaged Property is owner-occupied;

                  (5) the type of Residential Dwelling constituting the Mortgaged Property;

                  (6) the original months to maturity;

                  (7) the Loan-to-Value Ratio at origination;

                  (8) the Mortgage Rate in effect immediately following the Cut-off Date (or the related Subsequent Cut-off Date with respect to a Subsequent Mortgage Loan);

                  (9) the date on which the first Monthly Payment was due on the Mortgage Loan;

                  (10) the stated maturity date;

                  (11) the amount of the Monthly Payment due on the first Due Date after the Cut- off Date (or the related Subsequent Cut-off Date with respect to a Subsequent Mortgage Loan);

                  (12) the last Due Date on which a Monthly Payment was actually applied to the unpaid Stated Principal Balance;

                  (13) the original principal amount of the Mortgage Loan;

                  (14) the Scheduled Principal Balance of the Mortgage Loan as of the close of business on the Cut-off Date (or the related Subsequent Cut-off Date with respect to a Subsequent Mortgage Loan);

                  (15) with respect to the Adjustable-Rate Mortgage Loans, the Gross Margin;

                  (16) a code indicating the purpose of the Mortgage Loan (I.E., purchase, refinance debt consolidation cashout, or refinance debt consolidation no cashout);

                  (17) with respect to the Adjustable-Rate Mortgage Loans, the Maximum Mortgage Rate;

                  (18) with respect to the Adjustable-Rate Mortgage Loans, the Minimum Mortgage Rate;

                  (19) the Mortgage Rate at origination;

                  (20) with respect to the Adjustable-Rate Mortgage Loans, the Periodic Rate Cap and the maximum first Adjustment Date Mortgage Rate adjustment;

                  (21) a code indicating the documentation program (I.E., Full Documentation, Limited Documentation or Stated Income);

                  (22) with respect to the Adjustable-Rate Mortgage Loans, the first Adjustment Date immediately following the Cut-off Date (or the related Subsequent Cut-off Date with respect to a Subsequent Mortgage
         Loan);

                  (23) the risk grade;

                  (24) the Value of the Mortgaged Property;

                  (25) the sale price of the Mortgaged Property, if applicable; and

                  (26) the FICO score of the primary Mortgagor.

                  The Mortgage Loan Schedule shall set forth the following information with respect to the Mortgage Loans by Loan Group and in the aggregate as of the Cut-off Date (or the related Subsequent Cut-off Date with respect to a Subsequent Mortgage Loan): (1) the number of Mortgage Loans; (2) the current Stated Principal Balance of the Mortgage Loans; (3) the weighted average Mortgage Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans. The Mortgage Loan Schedule shall be amended from time to time by the Depositor in accordance with the provisions of this Agreement. With respect to any Qualified Substitute Mortgage Loan, the Cut-off Date shall refer to the related Cut-off Date for such Mortgage Loan, determined in accordance with the definition of Cut-off Date herein.

                  "Mortgage Note": The original executed note or other evidence of the indebtedness of a Mortgagor under a Mortgage Loan.

                  "Mortgage Pool": The pool of Mortgage Loans, identified on
Schedule 1 from time to time, and any REO Properties acquired in respect thereof.

                  "Mortgage Rate": With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note, which rate (i) with respect to the Fixed-Rate Mortgage Loans, shall remain constant at the rate set forth in the Mortgage Loan Schedule as the Mortgage Rate in effect immediately following the Cut-off Date (or the related Subsequent Cut-off Date with respect to a Subsequent Mortgage Loan) and (ii) with respect to the Adjustable-Rate Mortgage Loans, (A) as of any date of determination until the first Adjustment Date following the Cut-off Date (or the related Subsequent Cut-off Date with respect to a Subsequent Mortgage Loan) shall be the rate set forth in the Mortgage Loan Schedule as the Mortgage Rate in effect immediately following the Cut-off Date (or the related Subsequent Cut-off Date with respect to a Subsequent Mortgage Loan) and (B) as of any date of determination thereafter shall be the rate as adjusted on the most recent Adjustment Date equal to the sum, rounded to the nearest 0.125% as provided in the Mortgage Note, of the Index, as most recently available as of a date prior to the Adjustment Date as set forth in the related Mortgage Note, plus the related Gross Margin; provided that the Mortgage Rate on the Adjustable-Rate Mortgage Loans on any Adjustment Date shall never be more than the lesser of (i) the sum of the Mortgage Rate in effect immediately prior to the Adjustment Date plus the related Periodic Rate Cap, if any, and (ii) the related Maximum Mortgage Rate, and shall never be less than the greater of (i) the Mortgage Rate in effect immediately prior to the Adjustment Date less the Periodic Rate Cap, if any, and (ii) the related Minimum Mortgage Rate. With respect to each Mortgage Loan that becomes an REO Property, as of any date of determination, the annual rate determined in accordance with the immediately preceding sentence as of the date such Mortgage Loan became an REO Property.

                  "Mortgaged Property": The underlying property identified in the related Mortgage as securing a Mortgage Loan, including any REO Property, consisting of an Estate in Real Property improved by a Residential Dwelling (excluding for purposes of construing the representations or warranties made in the Mortgage Loan Purchase Agreement, any improvements thereupon not considered by the appraiser in determining the Value of such Mortgaged Property).

                  "Mortgagor":  The obligor on a Mortgage Note.

                  "Net Monthly Excess Cashflow": With respect to any Distribution Date, the sum of (i) any Overcollateralization Reduction Amount for such Distribution Date and (ii) the excess of (x) the Available Funds for such Distribution Date over (y) the sum for such Distribution Date of (A) the Senior Interest Distribution Amount payable to the Holders of the Class A Certificates and the Class S Certificates and the Interest Distribution Amounts payable to the Mezzanine Certificates and (B) the Principal Remittance Amount.

                  "Net Mortgage Rate": With respect to any Mortgage Loan (or the related REO Property) as of any date of determination, a per annum rate of interest equal to the then applicable Mortgage Rate for such Mortgage Loan minus the Servicing Fee Rate.

                  "Net WAC Pass-Through Rate": For any Distribution Date with respect to the Class AV-1 Certificates and the Class AV-2 Certificates, a per annum rate equal to the product of (x)(A) the weighted average of the Expense Adjusted Net Mortgage Rates of the Group I Mortgage Loans, weighted on the basis of the outstanding Stated Principal Balances of the Group I Mortgage Loans as of the first day of the month preceding the month of such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and any amounts remaining on deposit in the Group I Pre-Funding Account (exclusive of any investment income therein) less (B) the Pass-Through Rate for the Class S Certificates for such Distribution Date multiplied by a fraction, the numerator of which is the Notional Amount for the Class S Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate outstanding Stated Principal Balance of the Group I Mortgage Loans as of the first day of the month preceding the month of such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and any amounts remaining on deposit in the Group I Pre-Funding Account (exclusive of any investment income therein) and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Interest Accrual Period. For federal income tax purposes, the economic equivalent of such rate shall be expressed as the weighted average of the REMIC III Remittance Rate on REMIC III Regular Interest III-LT1GRP, weighted on the basis of the Uncertificated Balance of such REMIC III Regular Interest.

                  For any Distribution Date with respect to the Class AV-3 Certificates, a per annum rate equal to the product of (x) the weighted average of the Expense Adjusted Net Mortgage Rates of the Group II Mortgage Loans, weighted on the basis of the outstanding Stated Principal Balances of the Group II Mortgage Loans as of the first day of the month preceding the month of such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and any amounts remaining on deposit in the Group II Pre-Funding Account (exclusive of any investment income therein) and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Interest Accrual Period. For federal income tax purposes, the economic equivalent of such rate shall be expressed as the weighted average of the REMIC III Remittance Rate on REMIC III Regular Interest III- LT2GRP, weighted on the basis of the Uncertificated Balance of such REMIC III Regular Interest.

                  For any Distribution Date with respect to the Class AF Certificates, a per annum rate equal to the weighted average of the Expense Adjusted Net Mortgage Rates of the Group II Mortgage Loans, weighted on the basis of the outstanding Stated Principal Balances of the Group II Mortgage Loans as of the first day of the month preceding the month of such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and any amounts remaining on deposit in the Group II Pre-Funding Account (exclusive of any investment income therein). For federal income tax purposes, the economic equivalent of such rate shall be expressed as the weighted average of the REMIC III Remittance Rate on REMIC III Regular Interest III-LT2GRP, weighted on the basis of the Uncertificated Balance of such REMIC III Regular Interest.

                  For any Distribution Date with respect to the Class AV-4 Certificates, a per annum rate equal to the product of (x) the weighted average of the Expense Adjusted Net Mortgage Rates of the Group III Mortgage Loans, weighted on the basis of the outstanding Stated Principal Balances of the Group III Mortgage Loans as of the first day of the month preceding the month of such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and any amounts remaining on deposit in the Group III Pre-Funding Account (exclusive of any investment income therein) and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Interest Accrual Period. For federal income tax purposes, the economic equivalent of such rate shall be expressed as the weighted average of the REMIC III Remittance Rate on REMIC III Regular Interest III- LT3GRP, weighted on the basis of the Uncertificated Balance of such REMIC III Regular Interest.

                  For any Distribution Date with respect to the Mezzanine Certificates, a per annum rate equal to the product of (x) the weighted average of the Expense Adjusted Net Mortgage Rates of (i) the Group I Mortgage Loans (less the Pass-Through Rate for the Class S Certificates for such Distribution Date multiplied by a fraction, the numerator of which is the Notional Amount of the Class S Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate outstanding Stated Principal Balance of the Group I Mortgage Loans as of the first day of the month preceding the month of such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period)), (ii) the Group II Mortgage Loans and (iii) the Group III Mortgage Loans, in each case, weighted on the basis of the results of subtracting from the aggregate Stated Principal Balance of each Loan Group, plus any amounts remaining in the related Pre-Funding Account (exclusive of investment income therein) the current Certificate Principal Balance of the related Class A Certificates and (y)other than with respect to the Class MF-6 Certificates, a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Interest Accrual Period. For federal income tax purposes, the economic equivalent of such rate shall be expressed as the weighted average of the REMIC III Remittance Rates on (a) REMIC III Regular Interest III-LT1SUB, subject to a cap and a floor equal to the Expense Adjusted Net Mortgage Rates of the Group I Mortgage Loans, (b) REMIC III Regular Interest III-LT2SUB, subject to a cap and a floor equal to the Expense Adjusted Net Mortgage Rates of the Group II Mortgage Loans and (c) REMIC III Regular Interest III- LT3SUB, subject to a cap and a floor equal to the Expense Adjusted Net Mortgage Rates of the

Group III Mortgage Loans, weighted on the basis of the Uncertificated Balance of each such REMIC III Regular Interest.

                  For any Distribution Date with respect to the Class S Certificates, a per annum rate equal to the weighted average of the Expense Adjusted Net Mortgage Rates of the Group I Mortgage Loans, weighted based on their Stated Principal Balances as of the first day of the month preceding the month of such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and any amounts remaining on deposit in the Pre-Funding Accounts (exclusive of any investment income therein). For federal income tax purposes, the economic equivalent of such rate shall be expressed as the weighted average of the REMIC III Remittance Rate on REMIC III Regular Interest III-LTS, weighted on the basis of the Uncertificated Notional Amount of such REMIC III Regular Interest.

                  "Net WAC Rate Carryover Amount": With respect to the Class A Certificates, the Mezzanine Certificates and the Class S Certificates and any Distribution Date, the sum of (A) the excess of (i) the amount of interest such Certificates would have accrued for such Distribution Date had such Pass-Through Rate been calculated at the Formula Rate (in the case of the Class AV Certificates and the Mezzanine Certificates other than the Class MF-6 Certificates) or the related fixed rate (in the case of the Class AF Certificates, the Class MF-6 Certificates and the Class S Certificates), over
(ii) the amount of interest accrued on such Certificates at the related Net WAC Pass-Through Rate for such Distribution Date and (B) the related Net WAC Rate Carryover Amount for the previous Distribution Date not previously paid, together with interest thereon at a rate equal to the Formula Rate (in the case of the Class AV Certificates and the Mezzanine Certificates other than the Class MF-6 Certificates) or the related fixed rate (in the case of the Class AF Certificates, the Class MF-6 Certificates and the Class S Certificates) applicable for such class in each case for the Interest Accrual Period for the current Distribution Date.

                  "Net WAC Rate Carryover Reserve Account": The Net WAC Rate Carryover Reserve Account established and maintained pursuant to Section 4.10.

                  "New Lease": Any lease of REO Property entered into on behalf of REMIC I, including any lease renewed or extended on behalf of REMIC I, if REMIC I has the right to renegotiate the terms of such lease.

                  "NIMS Insurer": Any insurer that is guaranteeing certain payments under notes secured by collateral which includes, among other things, all or a portion of the Class CE Certificates, the Class P Certificates and/or the Residual Certificates.

                  "Nonrecoverable Advance": Any Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Master Servicer, will not or, in the case of a proposed Advance, would not be ultimately recoverable from related Late Collections, Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

                  "Nonrecoverable Servicing Advance": Any Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Master Servicer, will not or, in the case of a proposed Servicing Advance, would not be ultimately recoverable from related Late Collections, Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

                  "Non-United States Person": Any Person other than a United States Person.

                  "Notional Amount": With respect to the Class CE Certificates and any Distribution Date, the aggregate Uncertificated Balances of the REMIC III Regular Interests immediately prior to such Distribution Date.

                  With respect to the Class S Certificates and each Interest Accrual Period for (A) the 1st Distribution Date through the 6th Distribution Date, an amount equal to the sum of the aggregate Uncertificated Notional Amounts for REMIC II Regular Interest II-LTSA, REMIC II Regular Interest II-LTSB, REMIC II Regular Interest II-LTSC, REMIC II Regular Interest II-LTSD and REMIC II Regular Interest II-LTSE immediately prior to such Distribution Date, (B) the 7th Distribution Date through the 12th Distribution Date, an amount equal to the sum of the aggregate Uncertificated Notional Amounts for REMIC II Regular Interest II-LTSB, REMIC II Regular Interest II-LTSC, REMIC II Regular Interest II-LTSD and REMIC II Regular Interest II-LTSE immediately prior to such Distribution Date, (C) the 13th Distribution Date through the 18th Distribution Date, an amount equal to the sum of the aggregate Uncertificated Notional Amounts for REMIC II Regular Interest II-LTSC, REMIC II Regular Interest II-LTSD and REMIC II Regular Interest II-LTSE, immediately prior to such Distribution Date, (D) the 19th Distribution Date through the 24th Distribution Date, an amount equal to the sum of the aggregate Uncertificated Notional Amounts for REMIC II Regular Interest II-LTSD and REMIC II Regular Interest II-LTSE immediately prior to such Distribution Date and (E) the 25th Distribution Date through the 30th Distribution Date, an amount equal to the Uncertificated Notional Amount for REMIC II Regular Interest II-LTSE immediately prior to such Distribution Date.

                  "Officers' Certificate": With respect to the Depositor, a certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a vice president (however denominated), and by the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries. With respect to the Master Servicer, any officer who is authorized to act for the Master Servicer in matters relating to this Agreement, and whose action is binding upon the Master Servicer, initially including those individuals whose names appear on the list of authorized officers delivered at the closing.

                  "Offered Certificate": Any one of the Class A Certificates, the Mezzanine Certificates and the Class S Certificates, issued under this Agreement.

                  "One-Month LIBOR": With respect to the Class AV Certificates, the Mezzanine Certificates (other than the Class MF-6 Certificates), REMIC III Regular Interest III-LTAV1, REMIC III Regular Interest III-LTAV2, REMIC III Regular Interest III-LTAV3, REMIC III Regular Interest III-LTAV4, REMIC III Regular Interest III-LTM1, REMIC III Regular Interest III-LTM2, REMIC III Regular Interest III-LTM3, REMIC III Regular Interest III-LTM4, REMIC III Regular

Interest III-LTM5 and REMIC III Regular Interest III-LTMV6 and any Interest Accrual Period therefor, the rate determined by the Trustee on the related Interest Determination Date on the basis of the offered rate for one-month U.S. dollar deposits, as such rate appears on Telerate Page 3750 as of 11:00 a.m. (London time) on such Interest Determination Date; provided that if such rate does not appear on Telerate Page 3750, the rate for such date will be determined on the basis of the offered rates of the Reference Banks for one-month U.S. dollar deposits, as of 11:00 a.m. (London time) on such Interest Determination Date. In such event, the Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If on such Interest Determination Date, two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If on such Interest Determination Date, fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the higher of (i) LIBOR as determined on the previous Interest Determination Date and (ii) the Reserve Interest Rate. Notwithstanding the foregoing, if, under the priorities described above, LIBOR for an Interest Determination Date would be based on LIBOR for the previous Interest Determination Date for the third consecutive Interest Determination Date, the Trustee shall select, after consultation with the NIMS Insurer, an alternative comparable index (over which the Trustee has no control), used for determining one-month Eurodollar lending rates that is calculated and published (or otherwise made available) by an independent party.

                  "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be salaried counsel for the Depositor or the Master Servicer acceptable to the Trustee, if such opinion is delivered to the Trustee, except that any opinion of counsel relating to (a) the qualification of any Trust REMIC as a REMIC or (b) compliance with the REMIC Provisions must be an opinion of Independent counsel.

                  "Optional Termination Date": The first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans (and properties acquired in respect thereof) remaining in the Trust Fund is reduced to an amount less than 10% of the sum of the aggregate Stated Principal Balance of the Initial Mortgage Loans as of the Cut-off Date and the Original Pre-Funded Amounts

                  "Original Group I Pre-Funded Amount": The amount deposited by the Depositor in the Group I Pre-Funding Account on the Closing Date, which amount is $284,908,565.07.

                  "Original Group II Pre-Funded Amount": The amount deposited by the Depositor in the Group II Pre-Funding Account on the Closing Date, which amount is $161,739,520.30.

                  "Original Group III Pre-Funded Amount": The amount deposited by the Depositor in the Group III Pre-Funding Account on the Closing Date, which amount is $53,354,814.21.

                  "Original Pre-Funded Amounts": The Original Group I Pre-Funded Amount, the Original Group II Pre-Funded Amount and the Original Group III Pre-Funded Amount.

                  "Originator": Ameriquest Mortgage Company, or its successor in interest, in its capacity as originator under the Mortgage Loan Purchase Agreement.

                  "Overcollateralized Amount": With respect to any Distribution Date, the excess, if any, of (a) the aggregate Stated Principal Balances of the Mortgage Loans and REO Properties immediately following such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and the amount on deposit in the Pre- Funding Accounts as of the last day of the related Due Period, over (b) the sum of the aggregate Certificate Principal Balances of the Class A Certificates, the Mezzanine Certificates and the Class P Certificates as of such Distribution Date (after giving effect to distributions to be made on such Distribution Date).

                  "Overcollateralization Deficiency Amount": With respect to any Distribution Date, the excess, if any, of (a) the Overcollateralization Target Amount applicable to such Distribution Date over (b) the Overcollateralized Amount applicable to such Distribution Date (calculated for this purpose only, after taking into account the distributions to be made of the Principal Remittance Amount on such Distribution Date).

                  "Overcollateralization Increase Amount": With respect to any Distribution Date, the lesser of (a) the Overcollateralization Deficiency Amount as of such Distribution Date (after taking into account the payment of the Group I Principal Distribution Amount, the Group II Principal Distribution Amount and the Group III Principal Distribution Amount on such Distribution Date, exclusive of the payment of any Overcollateralization Increase Amount) and (b) the amount of Accrued Certificate Interest payable on the Class CE Certificates on such Distribution Date as reduced by Realized Losses allocated thereto with respect to such Distribution Date pursuant to Section 4.04.

                  "Overcollateralization Reduction Amount": With respect to any Distribution Date, an amount equal to the lesser of (a) the Excess Overcollateralized Amount and (b) the Principal Remittance Amount.

                  "Overcollateralization Target Amount": With respect to any Distribution Date (i) prior to the Stepdown Date, 1.00% of the sum of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date and the Original Pre-Funded Amounts, (ii) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (x) 2.00% of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced and unscheduled collections of principal received during the related Prepayment Period) and (y) $12,499,999.50, or (iii) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date.

                  "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

                  "Pass-Through Rate": With respect to the Class AV Certificates and the Mezzanine Certificates (other than the Class MF-6 Certificates) and any Distribution Date, the lesser of (x) the related Formula Rate for such Distribution Date and (y) the Net WAC Pass-Through Rate for such Distribution Date.

                  With respect to the Class AF-1 Certificates and any Distribution Date, the lesser of (x) 2.340% per annum and (y) the Net WAC Pass-Through Rate for such class for such Distribution Date.

                  With respect to the Class AF-2 Certificates and any Distribution Date, the lesser of (x) 3.020% per annum and (y) the Net WAC Pass-Through Rate for such class for such Distribution Date.

                  With respect to the Class AF-3 Certificates and any Distribution Date, the lesser of (x) 4.370% per annum and (y) the Net WAC Pass-Through Rate for such class for such Distribution Date.

                  With respect to the Class AF-4 Certificates and any Distribution Date, the lesser of (x) 5.320% per annum in the case of each Distribution Date through and including the Optional Termination Date, or 5.820% per annum, in the case of any Distribution Date thereafter and (y) the Net WAC Pass-Through Rate for such class for such Distribution Date.

                  With respect to the Class AF-5 Certificates and any Distribution Date, the lesser of (x) 4.640% per annum in the case of each Distribution Date through and including Optional Termination Date, or 5.140% per annum, in the case of any Distribution Date thereafter and (y) the Net WAC Pass-Through Rate for such class for such Distribution Date.

                  With respect to the Class S Certificates and any Distribution Date, the lesser of (x) 5.00% per annum for the 1st Distribution Date through the 30th Distribution Date and (y) the Net WAC Pass-Through Rate for such Distribution Date.

                  With respect to the Class MF-6 Certificates and any Distribution Date, the lesser of (x) 5.750% per annum in the case of each Distribution Date through and including the Optional Termination Date, or 6.250% per annum, in the case of any Distribution Date thereafter and (y) the related Net WAC Pass-Through Rate for such class for such Distribution Date.

                  With respect to the Class CE Certificates and any Distribution Date, a rate per annum equal to the percentage equivalent of a fraction, the numerator of which is the sum of the amounts calculated pursuant to clauses (A) through (S) below, and the denominator of which is the aggregate Uncertificated Balance of REMIC III Regular Interests III-LTAA, III-LTAV1, III-LTAV2, III-LTAV3, LTAV4, III-LTAF1, III-LTAF2, III-LTAF3, III-LTAF4, III-LTAF5, III-LTM1, III-LTM2, III-LTM3, III-LTM4, III-LTM5, III-LTMV6 and III-LTMF6. For purposes of calculating the Pass- Through Rate for the Class CE Certificates, the numerator is equal to the sum of the following components:

                  (A) the REMIC III Remittance Rate for REMIC III Regular Interest III-LTAA minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC III Regular Interest III-LTAA;

                  (B) the REMIC III Remittance Rate for REMIC III Regular Interest III-LTAV1 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC III Regular Interest III-LTAV1;

                  (C) the REMIC III Remittance Rate for REMIC III Regular Interest III-LTAV2 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC III Regular Interest III-LTAV2;

                  (D) the REMIC III Remittance Rate for REMIC III Regular Interest III-LTAV3 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC III Regular Interest III-LTAV3;

                  (E) the REMIC III Remittance Rate for REMIC III Regular Interest III-LTAV4 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC III Regular Interest III-LTAV4;

                  (F) the REMIC III Remittance Rate for REMIC III Regular Interest III-LTAF1 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC III Regular Interest III-LTAF1;

                  (G) the REMIC III Remittance Rate for REMIC III Regular Interest III-LTAF2 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC III Regular Interest III-LTAF2;

                  (H) the REMIC III Remittance Rate for REMIC III Regular Interest III-LTAF3 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC III Regular Interest III-LTAF3;

                  (I) the REMIC III Remittance Rate for REMIC III Regular Interest III-LTAF4 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC III Regular Interest III-LTAF4;

                  (J) the REMIC III Remittance Rate for REMIC III Regular Interest III-LTAF5 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC III Regular Interest III-LTAF5;

                  (K) the REMIC III Remittance Rate for REMIC III Regular Interest III-LTM1 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC III Regular Interest III-LTM1;

                  (L) the REMIC III Remittance Rate for REMIC III Regular Interest III-LTM2 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC III Regular Interest III-LTM2;

                  (M) the REMIC III Remittance Rate for REMIC III Regular Interest III-LTM3 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC III Regular Interest III-LTM3;

                  (N) the REMIC III Remittance Rate for REMIC III Regular Interest III-LTM4 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC III Regular Interest III-LTM4;

                  (O) the REMIC III Remittance Rate for REMIC III Regular Interest III-LTM5 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC III Regular Interest III-LTM5;

                  (P) the REMIC III Remittance Rate for REMIC III Regular Interest III-LTMV6 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC III Regular Interest III-LTMV6;

                  (Q) the REMIC III Remittance Rate for REMIC III Regular Interest III-LTMF6 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC III Regular Interest III-LTMF6;

                  (R) the REMIC III Remittance Rate for REMIC III Regular Interest III-LTZZ minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC III Regular Interest III-LTZZ; and

                  (S) 100% of the interest on REMIC III Regular Interest
         III-LTP.

                  "Percentage Interest": With respect to any Class of Certificates (other than the Residual Certificates), the undivided percentage ownership in such Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the initial Certificate Principal Balance represented by such Certificate and the denominator of which is the aggregate initial Certificate Principal Balance of all of the Certificates of such Class. The Class A Certificates and the Mezzanine Certificates are issuable only in minimum Percentage Interests corresponding to minimum initial Certificate Principal Balances of $25,000 and integral multiples of $1.00 in excess thereof. The Class S Certificates are issuable only in minimum Percentage Interests corresponding to minimum initial Notional Amounts of $25,000 and integral multiples of $1.00 in excess thereof. The Class P Certificates are issuable only in minimum Percentage Interests corresponding to minimum initial Certificate Principal Balances of $20 and integral multiples thereof. The Class CE Certificates are issuable only in minimum Percentage Interests corresponding to minimum initial Certificate Principal Balances of $10,000 and integral multiples of $1.00 in excess thereof; provided, however, that a single Certificate of such Class of Certificates may be issued having a Percentage Interest corresponding to the remainder of the aggregate initial Certificate Principal Balance of such Class or to an otherwise authorized denomination for such Class plus such remainder. With respect to any Residual Certificate, the undivided percentage ownership in such Class evidenced by such Certificate, as set forth on the face of such Certificate. The Residual Certificates are issuable in Percentage Interests of 20% and multiples thereof.

                  "Periodic Rate Cap": With respect to the Adjustable-Rate Mortgage Loans and any Adjustment Date therefor, the fixed percentage set forth in the related Mortgage Note, which is the maximum amount by which the Mortgage Rate for such Mortgage Loan may increase or decrease (without regard to the Maximum Mortgage Rate or the Minimum Mortgage Rate) on such Adjustment Date from the Mortgage Rate in effect immediately prior to such Adjustment Date.

                  "Permitted Investments": Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued by the Depositor, the Master Servicer, the NIMS Insurer, the Trustee or any of their respective Affiliates:

                  (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

                  (ii) demand and time deposits in, certificates of deposit of, or bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars and issued by, any Depository Institution;

                  (iii) repurchase obligations with respect to any security described in clause (i) above entered into with a Depository Institution (acting as principal);

                  (iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any state thereof and that are rated by each Rating Agency that rates such securities in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

                  (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by each Rating Agency that rates such securities in its highest short-term unsecured debt rating available at the time of such investment;

                  (vi) units of money market funds, including money market funds advised by the Trustee or an Affiliate thereof, that have been rated "Aaa" by Moody's, "AAA" by Fitch and "AAAm" by S&P; and

                  (viii) if previously confirmed in writing to the Trustee and consented to by the NIMS Insurer, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies as a permitted investment of funds backing securities having ratings equivalent to its highest initial rating of the Class A Certificates;

provided, however, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

                  "Permitted Transferee": Any Transferee of a Residual Certificate other than a Disqualified Organization or Non-United States Person.

                  "Person": Any individual, corporation, partnership, joint venture, association, joint- stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Plan": Any employee benefit plan or certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to ERISA or Section 4975 of the Code.

                  "Pre-Funding Accounts": The Group I Pre-Funding Account, the Group II Pre- Funding Account and the Group III Pre-Funding Account.

                  "Prepayment Assumption": As defined in the Prospectus Supplement.

                  "Prepayment Charge": With respect to any Prepayment Period, any prepayment premium, fee or charge payable by a Mortgagor in connection with any Principal Prepayment pursuant to the terms of the related Mortgage Note as from time to time held as a part of the Trust Fund, the Prepayment Charges so held being identified in the Prepayment Charge Schedule (other than any Master Servicer Prepayment Charge Payment Amount).

                  "Prepayment Charge Schedule": As of any date, the list of Prepayment Charges included in the Trust Fund on such date, attached hereto as
Schedule 2 (including the prepayment charge summary attached thereto). The Prepayment Charge Schedule shall set forth the following information with respect to each Prepayment Charge:

                  (i) the Master Servicer's Mortgage Loan identifying number;

                  (ii) a code indicating the type of Prepayment Charge;

                  (iii) the date on which the first Monthly Payment was due on the related Mortgage Loan;

                  (iv) the term of the related Prepayment Charge;

                  (v) the original Stated Principal Balance of the related Mortgage Loan;

                  (vi) the Stated Principal Balance of the related Mortgage Loan as of the Cut-off Date (or the related Subsequent Cut-off Date with respect to a Subsequent Mortgage Loan);

                  The Prepayment Charge Schedule shall be amended from time to time by the Master Servicer in accordance with the provisions of this Agreement and a copy of such amended Prepayment Charge Schedule shall be furnished by the Master Servicer to the NIMS Insurer.

                  "Prepayment Interest Excess": With respect to any Distribution Date, for each Mortgage Loan that was the subject of a Principal Prepayment in full during the portion of the related Prepayment Period occurring between the first day of the calendar month in which such Distribution Date occurs and the Determination Date of the calendar month in which such Distribution Date occurs, an amount equal to interest (to the extent received) at the applicable Net Mortgage Rate on the amount of such Principal Prepayment for the number of days commencing on the first day of the calendar month in which such Distribution Date occurs and ending on the last date through which interest is collected from the related Mortgagor. The Master Servicer may withdraw such Prepayment Interest Excess from the Collection Account in accordance with Section 3.05(a)(iv).

                  "Prepayment Interest Shortfall": With respect to any Distribution Date, for each Mortgage Loan that was the subject of a Principal Prepayment in full during the portion of the related Prepayment Period occurring between the first day of the related Prepayment Period and the last day of the calendar month preceding the month in which such Distribution Date occurs, an amount equal to interest at the applicable Net Mortgage Rate on the amount of such Principal Prepayment for the number of days commencing on the day after the last date on which interest is collected from the related Mortgagor and ending on the last day of the calendar month preceding such Distribution Date. The obligations of the Master Servicer in respect of any Prepayment Interest Shortfall are set forth in Section 4.03(e).

                  "Prepayment Period": With respect to any Distribution Date, the period commencing on the day after the Determination Date in the calendar month preceding the calendar month in which such Distribution Date occurs (or, in the case of the first Distribution Date, commencing on August 1, 2003) and ending on the Determination Date of the calendar month in which such Distribution Date occurs.

                  "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment.

                  "Principal Remittance Amount": With respect to any Distribution Date, the sum of the (i) the Group I Principal Remittance Amount,
(ii) the Group II Principal Remittance Amount and (iii) the Group III Principal Remittance Amount.

                  "Prospectus Supplement": The Prospectus Supplement, dated August 4, 2003, relating to the public offering of the Offered Certificates.

                  "PTCE": A Prohibited Transaction Class Exemption.

                  "Purchase Price": With respect to any Mortgage Loan or REO Property to be purchased pursuant to or as contemplated by Section 2.03, Section 3.16(a) or Section 9.01, and as confirmed by an Officers' Certificate from the Master Servicer to the Trustee, an amount equal to the sum of (i) 100% of the Stated Principal Balance thereof as of the date of purchase (or such other price as provided in Section 9.01), (ii) in the case of (x) a Mortgage Loan, accrued interest on such Stated Principal Balance at the applicable Net Mortgage Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an advance by the Master Servicer, which payment or advance had as of the date of purchase been distributed pursuant to
Section 4.01, through the end of the calendar month in which the purchase is to be effected and (y) an REO Property, the sum of (1) accrued interest on such Stated Principal Balance at the applicable Net Mortgage Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an advance by the Master Servicer through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, plus (2) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such purchase is to be effected, net of the total of all net rental income, Insurance Proceeds, Liquidation Proceeds and Advances that as of the date of purchase had been distributed as or to cover REO Imputed Interest pursuant to Section 4.01,
(iii) any unreimbursed Servicing Advances and Advances and any unpaid Servicing Fees allocable to such Mortgage Loan or REO Property, (iv) any amounts previously withdrawn from the Collection Account in respect of such Mortgage Loan or REO Property pursuant to Sections 3.05(a)(v) and 3.16(a), and (v) in the case of a Mortgage Loan required to be purchased pursuant to Section 2.03, expenses reasonably incurred or to be incurred by the Master Servicer, the NIMS Insurer or the Trustee in respect of the breach or defect giving rise to the purchase obligation, including any costs and damages incurred by the Trust Fund in connection with any violation by such loan of any predatory or abusive lending law.

                  "Qualified Substitute Mortgage Loan": A mortgage loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement which must, on the date of such substitution, (i) have an outstanding Stated Principal Balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Scheduled Principal Balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a Mortgage Rate not less than (and not more than one percentage point in excess of) the Mortgage Rate of the Deleted Mortgage Loan, (iii) with respect to any Adjustable-Rate Mortgage Loan, have a Maximum Mortgage Rate not less than the Maximum Mortgage Rate on the Deleted Mortgage Loan, (iv) with respect to any Adjustable-Rate Mortgage Loan, have a Minimum Mortgage Rate not less than the Minimum Mortgage Rate of the Deleted Mortgage Loan, (v) with respect to Adjustable-Rate Mortgage Loan, have a Gross Margin equal to the Gross Margin of the Deleted Mortgage Loan, (vi) with respect to any Adjustable-Rate Mortgage Loan, have a next Adjustment Date not more than two months later than the next Adjustment Date on the Deleted Mortgage Loan, (vii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (viii) have the same Due Date as the Due Date on the Deleted Mortgage Loan, (ix) have an Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Deleted Mortgage Loan as of such date, (x) have a risk grading determined by the Originator at least equal to the risk grading assigned on the Deleted Mortgage Loan, (xi) have been underwritten or reunderwritten by the Originator in accordance with the same underwriting criteria and guidelines as the Deleted Mortgage Loan, (xii) have a Prepayment Charge provision at least equal to the Prepayment Charge provision of the Deleted Mortgage Loan, and
(xiii) conform to each representation and warranty set forth in Section 6 of the Mortgage Loan Purchase Agreement applicable to the Deleted Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate Stated Principal Balances, the Mortgage Rates described in clause (ii) hereof shall be determined on the basis of weighted average Mortgage Rates, the risk gradings described in clause (x) hereof shall be satisfied as to each such mortgage loan, the terms described in clause (vii) hereof shall be determined on the basis of weighted average remaining terms to maturity, the Loan-to-Value Ratios described in clause (ix) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (xi) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be.

                  "Rating Agency" or "Rating Agencies": Moody's, Fitch and S&P or their successors. If such agencies or their successors are no longer in existence, "Rating Agencies" shall be such nationally recognized statistical rating agencies, or other comparable Persons, designated by the Depositor, notice of which designation shall be given to the Trustee and the Master Servicer.

                  "Realized Loss": With respect to each Mortgage Loan as to which a Final Recovery Determination has been made, an amount (not less than zero) equal to (i) the unpaid Stated Principal Balance of such Mortgage Loan as of the commencement of the calendar month in which the Final Recovery Determination was made, plus (ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor through the end of the calendar month in which such Final Recovery Determination was made, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on such Mortgage Loan and (B) on a principal amount equal to the Stated Principal Balance of such Mortgage Loan as of the close of business on the Distribution Date during such calendar month, plus
(iii) any amounts previously withdrawn from the Collection Account in respect of such Mortgage Loan pursuant to Section 3.05(a)(v) and Section 3.12(c), minus
(iv) the proceeds, if any, received in respect of such Mortgage Loan during the calendar month in which such Final Recovery Determination was made, net of amounts that are payable therefrom to the Master Servicer with respect to such Mortgage Loan pursuant to Section 3.05(a)(ii).

                  With respect to any REO Property as to which a Final Recovery Determination has been made, an amount (not less than zero) equal to (i) the unpaid Stated Principal Balance of the related Mortgage Loan as of the date of acquisition of such REO Property on behalf of REMIC I, plus (ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor in respect of the related Mortgage Loan through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on the related Mortgage Loan and (B) on a principal amount equal to the Stated Principal Balance of the related Mortgage Loan as of the close of business on the Distribution Date during such calendar month, plus (iii) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such Final Recovery Determination was made, plus (iv) any amounts previously withdrawn from the Collection Account in respect of the related Mortgage Loan pursuant to Section 3.05(a)(v) and Section 3.12(c), minus (v) the aggregate of all Advances made by the Master Servicer in respect of such REO Property or the related Mortgage Loan for which the Master Servicer has been or, in connection with such Final Recovery Determination, will be reimbursed pursuant to Section 3.13 out of rental income, Insurance Proceeds and Liquidation Proceeds received in respect of such REO Property, minus (vi) the total of all net rental income, Insurance Proceeds and Liquidation Proceeds received in respect of such REO Property that has been, or in connection with such Final Recovery Determination, will be transferred to the Distribution Account pursuant to Section 3.13.

                  With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, the difference between the Stated Principal Balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the Stated Principal Balance of the Mortgage Loan as reduced by the Deficient Valuation.

                  With respect to each Mortgage Loan which has become the subject of a Debt Service Reduction, the portion, if any, of the reduction in each affected Monthly Payment attributable to a reduction in the Mortgage Rate imposed by a court of competent jurisdiction. Each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Monthly Payment.

                  "Record Date": With respect to each Distribution Date and any Book-Entry Certificate (other than the Class AF Certificates, the Class MF-6 Certificates and the Class S Certificates), the Business Day immediately preceding such Distribution Date. With respect to each Distribution Date and any other Class of Certificates, including any Definitive Certificates, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

                  "Reference Banks": Deutsche Bank, Barclay's Bank PLC, The Tokyo Mitsubishi Bank and National Westminster Bank PLC and their successors in interest; provided, however, that if any of the foregoing banks are not suitable to serve as a Reference Bank, then any leading banks selected by the Trustee (after consultation with the NIMS Insurer) which are engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) not controlling, under the control of or under common control with the Depositor or any Affiliate thereof and (iii) which have been designated as such by the Trustee.

                  "Refinanced Mortgage Loan": A Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

                  "Regular Certificate": Any Class A Certificate, Mezzanine Certificate, Class S Certificate, Class P Certificate or Class CE Certificate.

                  "Regular Interest": A "regular interest" in a REMIC within the meaning of Section 860G(a)(1) of the Code.



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



                  "Relief Act": The Soldiers' and Sailors' Civil Relief Act of 1940, as amended or any applicable state law providing similar relief.

                  "Relief Act Interest Shortfall": With respect to any Distribution Date and any Mortgage Loan, any reduction in the amount of interest collectible on such Mortgage Loan for the most recently ended calendar month as a result of the application of the Relief Act.

                  "REMIC": A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

                  "REMIC I": The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to which a REMIC election is to be made, consisting of: (i) such Mortgage Loans and Prepayment Charges as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof, (ii) any REO Property, together with all collections thereon and proceeds thereof, (iii) the Trustee's rights with respect to the Mortgage Loans under all insurance policies required to be maintained pursuant to this Agreement and any proceeds thereof, (iv) the Depositor's rights under the Mortgage Loan Purchase Agreement (including any security interest created thereby) to the extent conveyed pursuant to Section
2.01 and (v) the Collection Account (other than any amounts representing any Master Servicer Prepayment Charge Payment Amounts), the Distribution Account (other than any amounts representing any Master Servicer Prepayment Charge Payment Amounts) and any REO Account and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto. Notwithstanding the foregoing, however, REMIC I specifically excludes any Master Servicer Prepayment Charge Payment Amounts, the Pre-Funding Accounts, the Interest Coverage Account, the Net WAC Rate Carryover Reserve Account, any Subsequent Mortgage Loan Interest, the Cap Contracts, all payments and other collections of principal and interest due on the Mortgage Loans on or before the Cut-off Date and all Prepayment Charges payable in connection with Principal Prepayments made before the Cut-off Date.

                  "REMIC I Regular Interests": Any of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a "regular interest" in REMIC I. Each such REMIC I Regular Interest shall accrue interest at the related REMIC I Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

                  "REMIC I Regular Interest I-LT1": One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest I-LT1 shall accrue interest at the related REMIC I Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

                  "REMIC I Regular Interest I-LT1PF": One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I.

REMIC I Regular Interest I-LT1PF shall accrue interest at the related REMIC I Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

                  "REMIC I Regular Interest I-LT2": One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest I-LT2 shall accrue interest at the related REMIC I Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

                  "REMIC I Regular Interest I-LT2PF": One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest I-LT2PF shall accrue interest at the related REMIC I Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

                  "REMIC I Regular Interest I-LT3": One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest I-LT3 shall accrue interest at the related REMIC I Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

                  "REMIC I Regular Interest I-LT3PF": One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest I-LT3PF shall accrue interest at the related REMIC I Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

                  "REMIC I Regular Interest I-LTP": One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest I-LTP shall accrue interest at the related REMIC I Remittance Rate in effect from time to time and shall be entitled to any Prepayment Charges collected by the Master Servicer and to a distribution of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

                  "REMIC I Remittance Rate": With respect to REMIC I Regular Interest I-LT1 and REMIC I Regular Interest I-LTP, and (i) for the first three Distribution Dates, the weighted average of the Expense Adjusted Net Mortgage Rates of the initial Group I Mortgage Loans and (ii) thereafter, the weighted average of the Expense Adjusted Net Mortgage Rates of the Group I Mortgage Loans. With respect to REMIC I Regular Interest I-LT2, and (i) for the first three Distribution Dates, the weighted average of the Expense Adjusted Net Mortgage Rates of the initial

Group II Mortgage Loans and (ii) thereafter, the weighted average of the Expense Adjusted Net Mortgage Rates of the Group II Mortgage Loans. With respect to REMIC I Regular Interest I-LT3, and (i) for the first three Distribution Dates, the weighted average of the Expense Adjusted Net Mortgage Rates of the initial Group I Mortgage Loans and (ii) thereafter, the weighted average of the Expense Adjusted Net Mortgage Rates of the Group III Mortgage Loans. With respect to REMIC I Regular Interest I-LT1PF and (i) the first three Distribution Dates, 2.50485% and (ii) thereafter, the weighted average of the Expense Adjusted Net Mortgage Rates of the Group I Mortgage Loans. With respect to REMIC I Regular Interest I-LT2PF and (i) the first three Distribution Dates, 2.50485% and (ii) thereafter, the weighted average of the Expense Adjusted Net Mortgage Rates of the Group II Mortgage Loans. With respect to REMIC I Regular Interest I-LT3PF and (i) the first three Distribution Dates, 2.50485% and (ii) thereafter, the weighted average of the Expense Adjusted Net Mortgage Rates of the Group III Mortgage Loans.

                  "REMIC II Regular Interests": Any of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a "regular interest" in REMIC II. Each such REMIC II Regular Interest shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

                  "REMIC II Regular Interest II-LT1": One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest II-LT1 shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

                  "REMIC II Regular Interest II-LT2": One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest II-LT2 shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

                  "REMIC II Regular Interest II-LT3": One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest II-LT3 shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.



                  "REMIC II Regular Interest II-LTSA": One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest II-LTSA shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

                  "REMIC II Regular Interest II-LTSB": One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest II-LTSB shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

                  "REMIC II Regular Interest II-LTSC": One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest II-LTSC shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

                  "REMIC II Regular Interest II-LTSD": One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest II-LTSD shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

                  "REMIC II Regular Interest II-LTSE": One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest II-LTSE shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

                  "REMIC II Regular Interest II-LTP": One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest II-LTP shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

                  "REMIC II Remittance Rate": With respect to REMIC II Regular Interest II-LT1, REMIC II Regular Interest II-LTSA, REMIC II Regular Interest II-LTSB, REMIC II Regular Interest II-LTSC, REMIC II Regular Interest II-LTSD, REMIC II Regular Interest II-LTSE and REMIC II Regular Interest II-LTP, the weighted average of REMIC I Remittance Rates on REMIC I Regular Interest I-LT1 and I-LT1PF, weighted on the basis of the Uncertificated Balance of such REMIC I Regular Interests. With respect to REMIC II Regular Interest II-LT2, the weighted average of REMIC I Remittance Rates on REMIC I Regular Interest I-LT2 and I-LT2PF, weighted on the basis of the Uncertificated Balance of such REMIC I Regular Interests. With respect to REMIC II Regular Interest II-LT3, the weighted average of REMIC I Remittance Rate on REMIC I Regular Interest I- LT3, weighted on the basis of the Uncertificated Balance of such REMIC I Regular Interest.

                  "REMIC III": The segregated pool of assets consisting of all of the REMIC II Regular Interests conveyed in trust to the Trustee, for the benefit of the REMIC III Regular Interests pursuant to Section 2.09, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

                  "REMIC III Interest Loss Allocation Amount": With respect to any Distribution Date, an amount (subject to adjustment based on the actual number of days elapsed in the respective Interest Accrual Periods for the indicated Regular Interests for such Distribution Date) equal to (a) the product of (i) 50% of the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties then outstanding (plus any amounts on deposit in the Pre-Funding Accounts) and (ii) the REMIC III Remittance Rate for REMIC III Regular Interest III-LTAA minus the Marker Rate, divided by (b) 12.

                  "REMIC III Marker Allocation Percentage": 50% of any amount payable or loss attributable from the Mortgage Loans, which shall be allocated to REMIC III Regular Interest III- LTAA, REMIC III Regular Interest III-LTAV1, REMIC III Regular Interest III-LTAV2, REMIC III Regular Interest III-LTAV3, REMIC III Regular Interest III-LTAV4, REMIC III Regular Interest III- LTAF1, REMIC III Regular Interest III-LTAF2, REMIC III Regular Interest III-LTAF3, REMIC III Regular Interest III-LTAF4, REMIC III Regular Interest III-LTAF5, REMIC III Regular Interest III- LTM1, REMIC III Regular Interest III-LTM2, REMIC III Regular Interest III-LTM3, REMIC III Regular Interest III-LTM4, REMIC III Regular Interest III-LTM5, REMIC III Regular Interest III- LTMV6, REMIC III Regular Interest III-LTMF6, REMIC III Regular Interest III-LTZZ and REMIC III Regular Interest III-LTP.

                  "REMIC III Overcollateralization Target Amount": 0.50% of the Overcollateralization Target Amount.

                  "REMIC III Overcollateralized Amount": With respect to any date of determination, (i) 0.50% of the aggregate Uncertificated Balances of the REMIC III Regular Interests minus (ii) the aggregate of the Uncertificated Balances of REMIC III Regular Interest III-LTAV1, REMIC III Regular Interest III-LTAV2, REMIC III Regular Interest III-LTAV3, REMIC III Regular Interest III-LTAV4, REMIC III Regular Interest III-LTAF1, REMIC III Regular Interest III-LTAF2, REMIC III Regular Interest III-LTAF3, REMIC III Regular Interest III-LTAF4, REMIC III Regular Interest III- LTAF5, REMIC III Regular Interest III-LTM1, REMIC III Regular Interest III-LTM2, REMIC III Regular Interest III-LTM3, REMIC III Regular Interest III-LTM4, REMIC III Regular Interest III-LTM5, REMIC III Regular Interest III-LTMV6 and REMIC III Regular Interest III-LTMF6, in each case as of such date of determination.

                  "REMIC III Principal Loss Allocation Amount": With respect to any Distribution Date, an amount equal to the product of (i) 50% of the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties then outstanding (plus any amounts remaining on deposit in the Pre-Funding Accounts) and (ii) 1 minus a fraction, the numerator of which is two times the


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



aggregate of the Uncertificated Balances of REMIC III Regular Interest III-LTAV1, REMIC III Regular Interest III-LTAV2, REMIC III Regular Interest III-LTAV3, REMIC III Regular Interest III- LTAV4, REMIC III Regular Interest III-LTAF1, REMIC III Regular Interest III-LTAF2, REMIC III Regular Interest III-LTAF3, REMIC III Regular Interest III-LTAF4, REMIC III Regular Interest III-LTAF5, REMIC III Regular Interest III-LTM1, REMIC III Regular Interest III-LTM2, REMIC III Regular Interest III-LTM3, REMIC III Regular Interest III-LTM4, REMIC III Regular Interest III- LTM5, REMIC III Regular Interest III-LTMV6 and REMIC III Regular Interest III-LTMF6 and the denominator of which is the aggregate of the Uncertificated Balances of REMIC III Regular Interest III-LTAV1, REMIC III Regular Interest III-LTAV2, REMIC III Regular Interest III-LTAV3, REMIC III Regular Interest III-LTAV4, REMIC III Regular Interest III-LTAF1, REMIC III Regular Interest III-LTAF2, REMIC III Regular Interest III-LTAF3, REMIC III Regular Interest III-LTAF4, REMIC III Regular Interest III-LTAF5, REMIC III Regular Interest III-LTM1, REMIC III Regular Interest III-LTM2, REMIC III Regular Interest III-LTM3, REMIC III Regular Interest III-LTM4, REMIC III Regular Interest III-LTM5, REMIC III Regular Interest III-LTMV6, REMIC III Regular Interest III- LTMF6 and REMIC III Regular Interest III-LTZZ.

                  "REMIC III Regular Interest": Any of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a "regular interest" in REMIC III. Each REMIC III Regular Interest (other than REMIC III Regular Interest III-LTS) shall accrue interest at the related REMIC III Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto. REMIC III Regular Interest III-LTS shall accrue interest at the related REMIC III Remittance Rate in effect from time to time, but shall not be entitled to distributions of principal.

                  "REMIC III Regular Interest III-LTAA": One of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a Regular Interest in REMIC III. REMIC III Regular Interest III-LTAA shall accrue interest at the related REMIC III Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

                  "REMIC III Regular Interest III-LTAF1": One of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a Regular Interest in REMIC III. REMIC III Regular Interest III-LTAF1 shall accrue interest at the related REMIC III Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

                  "REMIC III Regular Interest III-LTAF2": One of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a Regular Interest in REMIC III. REMIC III Regular Interest III-LTAF2 shall accrue interest at the related REMIC III Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

                  "REMIC III Regular Interest III-LTAF3": One of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a Regular Interest in REMIC III. REMIC III Regular Interest III-LTAF3 shall accrue interest at the related REMIC III Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

                  "REMIC III Regular Interest III-LTAF4": One of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a Regular Interest in REMIC III. REMIC III Regular Interest III-LTAF4 shall accrue interest at the related REMIC III Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

                  "REMIC III Regular Interest III-LTAF5": One of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a Regular Interest in REMIC III. REMIC III Regular Interest III-LTAF5 shall accrue interest at the related REMIC III Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

                  "REMIC III Regular Interest III-LTAV1": One of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a Regular Interest in REMIC III. REMIC III Regular Interest III-LTAV1 shall accrue interest at the related REMIC III Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

                  "REMIC III Regular Interest III-LTAV2": One of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a Regular Interest in REMIC III. REMIC III Regular Interest III-LTAV2 shall accrue interest at the related REMIC III Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

                  "REMIC III Regular Interest III-LTAV3": One of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a Regular Interest in REMIC III. REMIC III Regular Interest III-LTAV3 shall accrue interest at the related REMIC III Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

                  "REMIC III Regular Interest III-LTAV4": One of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a Regular Interest in REMIC III. REMIC III Regular Interest III-LTAV4 shall accrue interest at the related REMIC III Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

                  "REMIC III Regular Interest III-LTM1": One of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a Regular Interest in REMIC III. REMIC III Regular Interest III-LTM1 shall accrue interest at the related REMIC III Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

                  "REMIC III Regular Interest III-LTM2": One of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a Regular Interest in REMIC III. REMIC III Regular Interest III-LTM2 shall accrue interest at the related REMIC III Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

                  "REMIC III Regular Interest III-LTM3": One of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a Regular Interest in REMIC III. REMIC III Regular Interest III-LTM3 shall accrue interest at the related REMIC III Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

                  "REMIC III Regular Interest III-LTM4": One of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a Regular Interest in REMIC III. REMIC III Regular Interest III-LTM4 shall accrue interest at the related REMIC III Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

                  "REMIC III Regular Interest III-LTM5": One of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a Regular Interest in REMIC III. REMIC III Regular Interest III-LTM5 shall accrue interest at the related REMIC III Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

                  "REMIC III Regular Interest III-LTMV6": One of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a Regular Interest in REMIC III. REMIC III Regular Interest III-LTMV6 shall accrue interest at the related REMIC III Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.



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                  "REMIC III Regular Interest III-LTMF6": One of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a Regular Interest in REMIC III. REMIC III Regular Interest III-LTMF6 shall accrue interest at the related REMIC III Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

                  "REMIC III Regular Interest III-LTXX": One of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a Regular Interest in REMIC III. REMIC III Regular Interest III-LTXX shall accrue interest at the related REMIC III Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

                  "REMIC III Regular Interest III-LTZZ": One of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a Regular Interest in REMIC III. REMIC III Regular Interest III-LTZZ shall accrue interest at the related REMIC III Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

                  "REMIC III Regular Interest III-LTP": One of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a Regular Interest in REMIC III. REMIC III Regular Interest III-LTP shall be entitled to any Prepayment Charges collected by the Master Servicer and to a distribution of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

                  "REMIC III Regular Interest III-LT1SUB": One of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a Regular Interest in REMIC III. REMIC III Regular Interest III-LT1SUB shall accrue interest at the related REMIC III Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

                  "REMIC III Regular Interest III-LT1GRP": One of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a Regular Interest in REMIC III. REMIC III Regular Interest III-LT1GRP shall accrue interest at the related REMIC III Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

                  "REMIC III Regular Interest III-LT2SUB": One of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a Regular Interest in REMIC III. REMIC III Regular Interest III-LT2SUB shall accrue interest at the related REMIC III Remittance Rate in effect from time to time, and shall be entitled to distributions of principal,


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



subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

                  "REMIC III Regular Interest III-LT2GRP": One of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a Regular Interest in REMIC III. REMIC III Regular Interest III-LT2GRP shall accrue interest at the related REMIC III Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

                  "REMIC III Regular Interest III-LT3SUB": One of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a Regular Interest in REMIC III. REMIC III Regular Interest III-LT3SUB shall accrue interest at the related REMIC III Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

                  "REMIC III Regular Interest III-LT3GRP": One of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a Regular Interest in REMIC III. REMIC III Regular Interest III-LT3GRP shall accrue interest at the related REMIC III Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

                  "REMIC III Remittance Rate": With respect to REMIC III Regular Interest III- LTAA, REMIC III Regular Interest III-LTAV1, REMIC III Regular Interest III-LTAV2, REMIC III Regular Interest III-LTAV3, REMIC III Regular Interest III-LTAV4, REMIC III Regular Interest III- LTAF1, REMIC III Regular Interest III-LTAF2, REMIC III Regular Interest III-LTAF3, REMIC III Regular Interest III-LTAF4, REMIC III Regular Interest III-LTAF5, REMIC III Regular Interest III- LTM1, REMIC III Regular Interest III-LTM2, REMIC III Regular Interest III-LTM3, REMIC I Regular Interest III-LTM4, REMIC I Regular Interest III-LTM5, REMIC III Regular Interest III- LTMV6, REMIC III Regular Interest III-LTMF6, REMIC III Regular Interest III-LTZZ, REMIC III Regular Interest III-LTP, REMIC III Regular Interest III-LT1SUB, REMIC III Regular Interest III-LT2SUB, REMIC III Regular Interest III-LT3SUB and REMIC III Regular Interest III-LTXX, the weighted average of (i) the REMIC II Remittance Rate on REMIC II Regular Interest II-LT1, (ii) the excess, if any, of (x) the REMIC II Remittance Rate on REMIC II Regular Interest II-LTSA over (y) 5.00%, (iii) the excess, if any, of (x) the REMIC II Remittance Rate on REMIC II Regular Interest II-LTSB over (y) 5.00%, (iv) the excess, if any, of (x) the REMIC II Remittance Rate on REMIC II Regular Interest II-LTSC over (y) 5.00%, (v) the excess, if any, of (x) the REMIC II Remittance Rate on REMIC II Regular Interest II-LTSD over (y) 5.00%, (vi) the excess, if any, of (x) the REMIC II Remittance Rate on REMIC II Regular Interest II-LTSE over (y) 5.00%, (viii) the REMIC II Remittance Rate on REMIC II Regular Interest II-2 and (viii) the REMIC II Remittance Rate on REMIC II Regular Interest II-LT3, in each case weighted on the basis of each such REMIC II Regular Interest's Uncertificated Balance.



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



                  With respect to REMIC III Regular Interest III-LTS, (i) from the 1st through the 30th Distribution Date, the lesser of (a) 5.00% per annum and (b) the weighted average of the REMIC II Remittance Rate on REMIC II Regular Interest II-LTSE, weighted on the basis of the Uncertificated Principal Balance of such REMIC II Regular Interest.

                  With respect to REMIC III Regular Interest III-LT1GRP, the weighted average of (i) the REMIC II Remittance Rate on REMIC II Regular Interest II-LT1, (ii) the excess, if any, of (x) the REMIC II Remittance Rate on REMIC II Regular Interest II-LTSA over (y) 5.00%, (iii) the excess, if any, of
(x) the REMIC II Remittance Rate on REMIC II Regular Interest II-LTSB over (y) 5.00%, (iv) the excess, if any, of (x) the REMIC II Remittance Rate on REMIC II Regular Interest II-LTSC over (y) 5.00%, (v) the excess, if any, of (x) the REMIC II Remittance Rate on REMIC II Regular Interest II-LTSD over (y) 5.00% and
(vi) the excess, if any, of (x) the REMIC II Remittance Rate on REMIC II Regular Interest II-LTSE over (y) 5.00%, in each case weighted on the basis of each such REMIC II Regular Interest's Uncertificated Balance.

                  With respect to REMIC III Regular Interest III-LT2GRP, the weighted average of the REMIC II Remittance Rate on REMIC II Regular Interest II-LT2, weighted on the basis of such REMIC II Regular Interest's Uncertificated Balance.

                  With respect to REMIC III Regular Interest III-LT3GRP, the weighted average of the REMIC II Remittance Rate on REMIC II Regular Interest II-LT3, weighted on the basis of such REMIC II Regular Interest's Uncertificated Balance.

                  "REMIC III Sub WAC Allocation Percentage": 50% of any amount payable from or loss attributable to the Mortgage Loans, which shall be allocated to REMIC III Regular Interest III- LT1SUB, REMIC III Regular Interest III-LT1GRP, REMIC III Regular Interest III-LT2SUB, REMIC III Regular Interest III-LT2GRP, REMIC III Regular Interest III-LT3SUB, REMIC III Regular Interest III-LT3GRP and REMIC III Regular Interest III-LTXX.

                  "REMIC III Subordinated Balance Ratio": The ratio among the Uncertificated Balances of each REMIC III Regular Interest ending with the designation "SUB,", equal to the ratio among, with respect to each such REMIC III Regular Interest, the excess of (x) the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group over (y) the current Certificate Principal Balance of Class A Certificates in the related Loan Group.

                  "REMIC IV": The segregated pool of assets consisting of all of the REMIC III Regular Interests conveyed in trust to the Trustee, for the benefit of the REMIC III Certificateholders pursuant to Section 2.09, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

                  "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.



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



                  "REMIC Regular Interest": Any REMIC I Regular Interest, REMIC II Regular Interest or REMIC III Regular Interest.

                  "REMIC Remittance Rate": The REMIC I Remittance Rate, the REMIC II Remittance Rate or the REMIC III Remittance Rate.

                  "Remittance Report": A report in form and substance that is acceptable to the Trustee and the NIMS Insurer on a magnetic disk or tape prepared by the Master Servicer pursuant to Section 4.03 with such additions, deletions and modifications as agreed to by the Trustee and the Master Servicer.

                  "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code as being included in the term "rents from real property."

                  "REO Account": Each of the accounts maintained by the Master Servicer in respect of an REO Property pursuant to Section 3.13 which account may be the Collection Account subject to Section 3.13.

                  "REO Disposition": The sale or other disposition of an REO Property on behalf of REMIC I.

                  "REO Imputed Interest": As to any REO Property, for any calendar month during which such REO Property was at any time part of REMIC I, one month's interest at the applicable Net Mortgage Rate on the Stated Principal Balance of such REO Property (or, in the case of the first such calendar month, of the related Mortgage Loan, if appropriate) as of the close of business on the Distribution Date in such calendar month.

                  "REO Principal Amortization": With respect to any REO Property, for any calendar month, the excess, if any, of (a) the aggregate of all amounts received in respect of such REO Property during such calendar month, whether in the form of rental income, sale proceeds (including, without limitation, that portion of the Termination Price paid in connection with a purchase of all of the Mortgage Loans and REO Properties pursuant to Section
9.01 that is allocable to such REO Property) or otherwise, net of any portion of such amounts (i) payable pursuant to Section 3.13(c) in respect of the proper operation, management and maintenance of such REO Property or (ii) payable or reimbursable to the Master Servicer pursuant to Section 3.13(d) for unpaid Servicing Fees in respect of the related Mortgage Loan and unreimbursed Servicing Advances and Advances in respect of such REO Property or the related Mortgage Loan, over (b) the REO Imputed Interest in respect of such REO Property for such calendar month.

                  "REO Property": A Mortgaged Property acquired by the Master Servicer on behalf of REMIC I through foreclosure or deed-in-lieu of foreclosure, as described in Section 3.13.

                  "Request for Release": A release signed by a Servicing Officer, in the form of Exhibit E attached hereto.



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                  "Reserve Interest Rate": With respect to any Interest
Determination Date, the rate per annum that the Trustee determines to be either
(i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/16%) of the one-month U.S. dollar lending rates which New York City banks selected by the Trustee are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month U.S. dollar lending rate which New York City banks selected by the Trustee are quoting on such Interest Determination Date to leading European banks.

                  "Residential Dwelling": Any one of the following: (i) an attached or detached one- family dwelling, (ii) a detached two- to four-family dwelling, (iii) a one-family dwelling unit in a condominium project or (iv) a detached or attached one-family dwelling in a planned unit development, none of which is a co-operative, mobile or manufactured home (unless such mobile or manufactured home is defined as real property under applicable state law).

                  "Residual Certificate":  Any one of the Class R Certificates.

                  "Residual Interest": The sole class of "residual interests" in a REMIC within the meaning of Section 860G(a)(2) of the Code.

                  "Responsible Officer": When used with respect to the Trustee, any director, any vice president, any assistant vice president, any associate, any assistant secretary, any trust officer or any other officer of the Trustee, customarily performing functions similar to those performed by any of the above designated officers and, with respect to a particular matter, to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

                  "Scheduled Principal Balance": With respect to any Mortgage
Loan: (a) as of the Cut-off Date (or the related Subsequent Cut-off Date with respect to a Subsequent Mortgage Loan), the outstanding Stated Principal Balance of such Mortgage Loan as of such date, net of the principal portion of all unpaid Monthly Payments, if any, due on or before such date; (b) as of any Due Date subsequent to the Cut-off Date up to and including the Due Date in the calendar month in which a Liquidation Event occurs with respect to such Mortgage Loan, the Scheduled Principal Balance of such Mortgage Loan as of the Cut-off Date, minus the sum of (i) the principal portion of each Monthly Payment due on or before such Due Date but subsequent to the Cut-off Date, whether or not received, (ii) all Principal Prepayments received before such Due Date but after the Cut-off Date, (iii) the principal portion of all Liquidation Proceeds and Insurance Proceeds received before such Due Date but after the Cut-off Date, net of any portion thereof that represents principal due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) on a Due Date occurring on or before the date on which such proceeds were received and
(iv) any Realized Loss incurred with respect thereto as a result of a Deficient Valuation occurring before such Due Date, but only to the extent such Realized Loss represents a reduction in the portion of principal of such Mortgage Loan not yet due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) as of the date of such Deficient Valuation; and (c) as of any Due Date subsequent to the occurrence of a Liquidation Event with respect to such Mortgage Loan, zero. With respect to any REO Property: (a) as of any Due Date subsequent to the date of its acquisition on behalf of the Trust Fund up to and including the Due Date in the calendar month in which a


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Liquidation Event occurs with respect to such REO Property, an amount (not less than zero) equal to the Scheduled Principal Balance of the related Mortgage Loan as of the Due Date in the calendar month in which such REO Property was acquired, minus the aggregate amount of REO Principal Amortization, if any, in respect of such REO Property for all previously ended calendar months; and (b) as of any Due Date subsequent to the occurrence of a Liquidation Event with respect to such REO Property, zero.

                  "Senior Interest Distribution Amount": With respect to any Distribution Date, an amount equal to the sum of (i) the Interest Distribution Amount for such Distribution Date for the Class A Certificates and the Class S Certificates and (ii) the Interest Carry Forward Amount with respect to the Class A Certificates and the Class S Certificates.

                  "Servicing Advances": The reasonable "out-of-pocket" costs and expenses incurred by the Master Servicer in connection with a default, delinquency or other unanticipated event by the Master Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, in respect of a particular Mortgage Loan, (iii) the management (including reasonable fees in connection therewith) and liquidation of any REO Property and
(iv) the performance of its obligations under Section 3.01, Section 3.04(d),
Section 3.08, Section 3.12 and Section 3.13. The Master Servicer shall not be required to make any Servicing Advance in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Master Servicer, would not be ultimately recoverable from related Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

                  "Servicing Fee": With respect to each Mortgage Loan and for any calendar month, an amount equal to one month's interest (or in the event of any payment of interest which accompanies a Principal Prepayment in full made by the Mortgagor during such calendar month, interest for the number of days covered by such payment of interest) at the applicable Servicing Fee Rate on the same principal amount on which interest on such Mortgage Loan accrues for such calendar month. A portion of such Servicing Fee may be retained by any Sub-Servicer as its servicing compensation.

                  "Servicing Fee Rate": 0.50% per annum.

                  "Servicing Officer": Any employee of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans, whose name and specimen signature appear on a list of Servicing Officers furnished by the Master Servicer to the Trustee and the Depositor on the Closing Date, as such list may from time to time be amended.

                  "Servicing Standard": The standards set forth in the first paragraph of Section 3.01.

                  "Single Certificate": With respect to any Class of Certificates (other than the Class P Certificates and the Residual Certificates), a hypothetical Certificate of such Class evidencing a Percentage Interest for such Class corresponding to an initial Certificate Principal Balance or Notional Amount of $1,000. With respect to the Class P Certificates and the Residual Certificates, a hypothetical Certificate of such Class evidencing a 20% Percentage Interest in such Class.


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                  "S&P": Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc., or its successor in interest.

                  "Startup Day": With respect to each Trust REMIC, the day designated as such pursuant to Section 10.01(b) hereof.

                  "Stated Principal Balance": With respect to any Mortgage Loan:
(a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, the Scheduled Principal Balance of such Mortgage Loan as of the Cut-off Date (or the related Subsequent Cut-off Date with respect to a Subsequent Mortgage Loan), as shown in the Mortgage Loan Schedule, minus the sum of (i) the principal portion of each Monthly Payment due on a Due Date subsequent to the Cut-off Date, to the extent received from the Mortgagor or advanced by the Master Servicer and distributed pursuant to Section
4.01 on or before such date of determination, (ii) all Principal Prepayments received after the Cut-off Date, to the extent distributed pursuant to Section
4.01 on or before such date of determination, (iii) all Liquidation Proceeds and Insurance Proceeds applied by the Master Servicer as recoveries of principal in accordance with the provisions of Section 3.12, to the extent distributed pursuant to Section 4.01 on or before such date of determination and (iv) any Realized Loss incurred with respect thereto as a result of a Deficient Valuation made during or prior to the Prepayment Period for the most recent Distribution Date coinciding with or preceding such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, zero. With respect to any REO Property: (a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, an amount (not less than zero) equal to the Stated Principal Balance of the related Mortgage Loan as of the date on which such REO Property was acquired on behalf of REMIC I, minus the sum of (i) if such REO Property was acquired before the Distribution Date in any calendar month, the principal portion of the Monthly Payment due on the Due Date in the calendar month of acquisition, to the extent advanced by the Master Servicer and distributed pursuant to Section 4.01 on or before such date of determination, and (ii) the aggregate amount of REO Principal Amortization in respect of such REO Property for all previously ended calendar months, to the extent distributed pursuant to
Section 4.01 on or before such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, zero.

                  "Stayed Funds": If the Master Servicer is the subject of a proceeding under the federal Bankruptcy Code and the making of a Remittance (as defined in Section 7.02(b)) is prohibited by Section 362 of the federal Bankruptcy Code, funds that are in the custody of the Master Servicer, a trustee in bankruptcy or a federal bankruptcy court and should have been the subject of such Remittance absent such prohibition.

                  "Stepdown Date": The earlier to occur of (i) the first Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero and (ii) the later to occur of (a) the Distribution Date occurring in September 2006 and (b) the first Distribution Date on which the Credit Enhancement Percentage (calculated for this purpose only


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



after taking into account distributions of principal on the Mortgage Loans but prior to any distribution of the Principal Distribution Amount to the Certificates then entitled to distributions of principal on such Distribution
Date) is equal to or greater than 32.00%.

                  "Sub-Servicer": Any Person with which the Master Servicer has entered into a Sub- Servicing Agreement and which meets the qualifications of a Sub-Servicer pursuant to Section 6.06.

                  "Sub-Servicing Account": An account established by a Sub-Servicer which meets the requirements set forth in Section 6.11 and is otherwise acceptable to the Master Servicer.

                  "Sub-Servicing Agreement": The written contract between the Master Servicer and a Sub-Servicer relating to servicing and administration of certain Mortgage Loans as provided in Section 6.06.

                  "Subsequent Cut-off Date": With respect to those Subsequent Mortgage Loans sold to the Trust Fund pursuant to a Subsequent Transfer Instrument, the later of (x) the first day of the month in which the related Subsequent Transfer Date occurs and (y) the date of origination of such Subsequent Mortgage Loan.

                  "Subsequent Group I Mortgage Loan": A Subsequent Mortgage Loan to be included in Loan Group I.

                  "Subsequent Group II Mortgage Loan": A Subsequent Mortgage Loan to be included in Loan Group II.

                  "Subsequent Group III Mortgage Loan": A Subsequent Mortgage Loan to be included in Loan Group III.

                  "Subsequent Mortgage Loan": A Mortgage Loan sold by the Depositor to the Trust Fund pursuant to Section 2.10, such Mortgage Loan being identified on the Mortgage Loan Schedule attached to a Subsequent Transfer Instrument.

                  "Subsequent Mortgage Loan Interest": Any amount constituting
(i) a monthly payment of interest received or advanced at the Net Mortgage Rate with respect to a Subsequent Group I Mortgage Loan during the Due Periods relating to the first three Distribution Dates in excess of 2.50485% per annum,
(ii) a monthly payment of interest received or advanced at the Net Mortgage Rate with respect to a Subsequent Group II Mortgage Loan during the Due Periods relating to the first three Distribution Dates in excess of 2.50485% per annum and (iii) a monthly payment of interest received or advanced at the Net Mortgage Rate with respect to a Subsequent Group III Mortgage Loan during the Due Periods relating to the first three Distribution Dates in excess of 2.50485% per annum. The Subsequent Mortgage Loan Interest shall be distributable to the Class CE Certificates. The Subsequent Mortgage Loan Interest shall not be an asset of any Trust REMIC.

                  "Subsequent Mortgage Loan Purchase Agreement": The agreement between the Depositor and the Originator regarding the transfer of the Subsequent Mortgage Loans by the Originator to the Depositor.


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



                  "Subsequent Transfer Date": With respect to each Subsequent Transfer Instrument, the date on which the related Subsequent Mortgage Loans are sold to the Trust Fund.

                  "Subsequent Transfer Instrument": Each subsequent transfer instrument, dated as of a Subsequent Transfer Date, executed by the Trustee and the Depositor substantially in the form of Exhibit L, by which Subsequent Mortgage Loans are sold to the Trust Fund.

                  "Substitution Shortfall Amount": As defined in Section
2.03(d).

                  "Tax Returns": The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each REMIC in the Trust Fund due to its classification as a REMIC under the REMIC Provisions, together with any and all other information reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

                  "Telerate Page 3750": The display designated as page "3750" on the Dow Jones Telerate Capital Markets Report (or such other page as may replace page 3750 on that report for the purpose of displaying London interbank offered rates of major banks).

                  "Termination Price":  As defined in Section 9.01.

                  "Terminator":  As defined in Section 9.01.

                  "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

                  "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

                  "Transferor": Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

                  "Trigger Event": A Trigger Event has occurred with respect to a Distribution Date if:

                  (a) the Delinquency Percentage for the Mortgage Loans exceeds 16.50%; or

                  (b) the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Realized Losses incurred from the Cut-off Date to the last day of the related Due Period and the denominator of which is the aggregate Stated Principal Balance of the Initial Mortgage Loans as of the Cut-off Date and the Original Pre-Funded Amounts exceeds the applicable percentages set forth below with respect to such Distribution Date:



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    DISTRIBUTION DATE OCCURRING IN              PERCENTAGE
--------------------------------------------------------------------
September 2006 through August 2007                 2.50%
September 2007 through August 2008                 4.00%
September 2008 through August 2009                 5.25%
September 2009 through August 2010                 5.75%
September 2010 and thereafter                      6.00%

                  "Trust Fund": Collectively, all of the assets of each Trust REMIC, Master Servicer Prepayment Charge Payment Amounts, the Pre-Funding Accounts, the Interest Coverage Account, the Net WAC Rate Carryover Reserve Account and any Subsequent Mortgage Loan Interest (including any payments made under the Cap Contracts deposited therein).

                  "Trust REMIC": Each of REMIC I, REMIC II, REMIC III and REMIC IV.

                  "Trustee": Deutsche Bank National Trust Company, a national banking association, or its successor in interest, or any successor Trustee appointed as herein provided.

                  "Trustee Fee": The amount payable to the Trustee on each Distribution Date pursuant to Section 8.05 as compensation for all services rendered by it in the exercise and performance of any of the powers and duties of the Trustee hereunder, which amount shall equal the Trustee Fee Rate accrued for one month multiplied by the sum of (i) the aggregate Scheduled Principal Balance of the Mortgage Loans and any REO Properties as of the second preceding Due Date (or, in the case of the initial Distribution Date, as of the Cut-off
Date), calculated on the basis of a 360-day year consisting of twelve 30-day months and (ii) the aggregate of the amounts on deposit in the Pre- Funding Accounts as of the second preceding Due Date (or, in the case of the initial Distribution Date, as of the Closing Date).

                  "Trustee Fee Rate": 0.00085% per annum.

                  "Uncertificated Balance": The amount of any REMIC Regular Interest (other than REMIC III Regular Interest III-LTS) outstanding as of any date of determination. As of the Closing Date, the Uncertificated Balance of each REMIC Regular Interest (other than REMIC III Regular Interest III-LTS) shall equal the amount set forth in the Preliminary Statement hereto as its initial uncertificated balance. On each Distribution Date, the Uncertificated Balance of each REMIC Regular Interest (other than REMIC III Regular Interest III-LTS) shall be reduced by all distributions of principal made on such REMIC Regular Interest on such Distribution Date pursuant to Section 4.01 and, if and to the extent necessary and appropriate, shall be further reduced on such Distribution Date by Realized Losses as provided in Section 4.04. The Uncertificated Balance of REMIC III Regular Interest III-LTZZ shall be increased by interest deferrals as provided in Section 4.01(a)(1)(B)(i). The Uncertificated Balance of each REMIC Regular Interest shall never be less than zero.

                  "Uncertificated Interest": With respect to any REMIC Regular Interest for any Distribution Date, one month's interest at the REMIC Remittance Rate applicable to such REMIC Regular Interest for such Distribution Date, accrued on the Uncertificated Balance or Uncertificated Notional Amount thereof immediately prior to such Distribution Date. Uncertificated Interest in


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respect of any REMIC Regular Interest shall accrue on the basis of a 360-day year consisting of twelve 30-day months. Uncertificated Interest with respect to each Distribution Date, as to any REMIC Regular Interest, shall be reduced by an amount equal to the sum of (a) the aggregate Prepayment Interest Shortfall, if any, for such Distribution Date to the extent not covered by payments pursuant to Section 4.03(e) and (b) the aggregate amount of any Relief Act Interest Shortfall, if any allocated, in each case, to such REMIC Regular Interest pursuant to Section 1.02. In addition, Uncertificated Interest with respect to each Distribution Date, as to any REMIC Regular Interest shall be reduced by Realized Losses, if any, allocated to such REMIC Regular Interest pursuant to
Section 1.02 and Section 4.04.

                  "Uncertificated Notional Amount": With respect to REMIC III Regular Interest III- LTS and (A) the 1st Distribution Date through the 6th Distribution Date, an amount equal to the sum of the aggregate Uncertificated Notional Amounts for REMIC II Regular Interest II-LTSA, REMIC II Regular Interest II-LTSB, REMIC II Regular Interest II-LTSC, REMIC II Regular Interest II-LTSD and REMIC II Regular Interest II-LTSE immediately prior to such Distribution Date, (B) the 7th Distribution Date through the 12th Distribution Date, an amount equal to the sum of the aggregate Uncertificated Notional Amounts for REMIC II Regular Interest II-LTSB, REMIC II Regular Interest II-LTSC, REMIC II Regular Interest II-LTSD and REMIC II Regular Interest II-LTSE immediately prior to such Distribution Date, (C) the 13th Distribution Date through the 18th Distribution Date, an amount equal to the sum of the aggregate Uncertificated Notional Amounts for REMIC II Regular Interest II-LTSC, REMIC II Regular Interest II-LTSD and REMIC II Regular Interest II-LTSE, immediately prior to such Distribution Date, (D) the 19th Distribution Date through the 24th Distribution Date, an amount equal to the sum of the aggregate Uncertificated Notional Amounts for REMIC II Regular Interest II-LTSD and REMIC II Regular Interest II-LTSE immediately prior to such Distribution Date and (E) the 25th Distribution Date through the 30th Distribution Date, an amount equal to the Uncertificated Notional Amount for REMIC II Regular Interest II-LTSE immediately prior to such Distribution Date.

                  "Underwriters' Exemption": Exemption issued by the United States Department of Labor to Deutsche Bank Securities Inc. on April 18, 1991 as FAN 97-03E (December 9, 1996) and amended on July 21, 1997 as PTE 97-34 at 62 F.
R. 39021 and further amended on November 13, 2000 by PTE 2000-58 at 65 F. R. 67765, and further amended on August 22, 2002 by PTE 2002-41 at 67 Fed. Reg. 54487, which generally provides an exemption for offerings in which Deutsche Bank Securities Inc. or any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Deutsche Bank Securities Inc. is an underwriter, placement agent or a manager or co-manager of the underwriting syndicate or selling group where the entity and the offered securities meet specified conditions.

                  "Uninsured Cause": Any cause of damage to a Mortgaged Property such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to Section 3.08.

                  "United States Person": A citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations) provided that, solely for purposes of the restrictions on the transfer of Residual


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Certificates, no partnership or other entity treated as a partnership for United
States federal income tax purposes shall be treated as a United States Person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are required by the applicable operative agreement to be United States Persons, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence. The term "United States" shall have the meaning set forth in Section 7701 of the Code.

                  "Value": With respect to any Mortgaged Property, the lesser of
(i) the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by an appraiser who met the minimum requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan, provided, however, in the case of a Refinanced Mortgage Loan, such value of the Mortgaged Property is based solely upon the value determined by an appraisal made for the originator of such Refinanced Mortgage Loan at the time of origination of such Refinanced Mortgage Loan by an appraiser who met the minimum requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 or, subject to the Originator's underwriting guidelines, an insured automated valuation model.

                  "Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. With respect to any date of determination, 97% of all Voting Rights will be allocated among the Holders of the Class A Certificates, the Mezzanine Certificates and the Class CE Certificates in proportion to the then outstanding Certificate Principal Balances of their respective Certificates, 1% of all Voting Rights will be allocated to the Holders of the Class S Certificates in proportion to the then outstanding Notional Amount of their Certificates, 1% of all Voting Rights will be allocated to the Holders of the Class P Certificates and 1% of all Voting Rights will be allocated among the Holders of the Residual Certificates. The Voting Rights allocated to each Class of Certificate shall be allocated among Holders of each such Class in accordance with their respective Percentage Interests as of the most recent Record Date.

                  SECTION 1.02. Allocation of Certain Interest Shortfalls.

                  For purposes of calculating the amount of Accrued Certificate Interest and the amount of the Interest Distribution Amount for the Class A Certificates, the Class S Certificates, the Mezzanine Certificates and the Class CE Certificates for any Distribution Date, (1) the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the Master Servicer pursuant to Section 4.03(e)) and any Relief Act Interest Shortfall incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated first, among the Class CE Certificates on a PRO RATA basis based on, and to the extent of, one month's interest at the then applicable


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



respective Pass-Through Rate on the respective Notional Amount of each such Certificate and thereafter, among the Class A Certificates, the Class S Certificates and the Mezzanine Certificates on a PRO RATA basis based on, and to the extent of, one month's interest at the then applicable respective Pass-Through Rate on the respective Certificate Principal Balance or Notional Amount of each such Certificate and (2) the aggregate amount of any Realized Losses incurred for any Distribution Date and Net WAC Rate Carryover Amounts incurred for any Distribution Date shall be allocated among the Class CE Certificates on a PRO RATA basis based on, and to the extent of, one month's interest at the then applicable respective Pass-Through Rate on the respective Notional Amount of each such Certificate.

                  For purposes of calculating the amount of Uncertificated Interest for the REMIC I Regular Interests for any Distribution Date, the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the Master Servicer pursuant to Section 4.03(e)) and Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated first, (a) with respect to the Group I Mortgage Loans, to REMIC I Regular Interest I-LT1 and REMIC I Regular Interest I-LT1PF, in each case to the extent of one month's interest at the then applicable respective REMIC I Remittance Rate on the respective Uncertificated Balance of each such REMIC I Regular Interest; provided, however, with respect to the first three Distribution Dates, such amounts relating to the Initial Group I Mortgage Loans shall be allocated to REMIC I Regular Interest I-LT1 and such amounts relating to the Subsequent Group I Mortgage Loans shall be allocated to REMIC I Regular Interest I-LT1PF, (b) with respect to the Group II Mortgage Loans, to REMIC I Regular Interest I-LT2 and REMIC I Regular Interest I-LT2PF, in each case to the extent of one month's interest at the then applicable respective REMIC I Remittance Rate on the respective Uncertificated Balance of each such REMIC I Regular Interest; provided, however, with respect to the first three Distribution Dates, such amounts relating to the Initial Group I Mortgage Loans shall be allocated to REMIC I Regular Interest I-LT2 and such amounts relating to the Subsequent Group II Mortgage Loans shall be allocated to REMIC I Regular Interest I-LT2PF and (c) with respect to the Group III Mortgage Loans, to REMIC I Regular Interest I-LT3 and REMIC I Regular Interest I-LT3PF, in each case to the extent of one month's interest at the then applicable respective REMIC I Remittance Rate on the respective Uncertificated Balance of each such REMIC I Regular Interest; provided, however, with respect to the first three Distribution Dates, such amounts relating to the Initial Group III Mortgage Loans shall be allocated to REMIC I Regular Interest I-LT3 and such amounts relating to the Subsequent Group III Mortgage Loans shall be allocated to REMIC I Regular Interest I-LT3PF.

                  For purposes of calculating the amount of Uncertificated Interest for the REMIC II Regular Interests for any Distribution Date the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the Master Servicer pursuant to Section 4.03(e)) and Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated, to REMIC II Regular Interest II-LT1, REMIC II Regular Interest II-LT2, REMIC II Regular Interest II-LT3, REMIC II Regular Interest II-LTSA, REMIC II Regular Interest II-LTSB, REMIC II Regular Interest II-LTSC, REMIC II Regular Interest II-LTSD, REMIC II Regular Interest II-LTSE and REMIC II Regular Interest II-LTP, in each case to the extent of one month's interest at the then applicable respective REMIC II Remittance Rate on the respective Uncertificated Balance of each such REMIC II Regular Interest.



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                  For purposes of calculating the amount of Uncertificated
Interest for the REMIC III Regular Interests for any Distribution Date:

                  (A) The REMIC III Marker Allocation Percentage of the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the Master Servicer pursuant to Section 4.03(e)) and the REMIC III Marker Allocation Percentage of any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated first, to Uncertificated Interest payable to REMIC III Regular Interest III- LTAA and REMIC III Regular Interest III-LTZZ up to an aggregate amount equal to the REMIC III Interest Loss Allocation Amount, 98% and 2%, respectively, and thereafter among REMIC III Regular Interest III-LTAV1, REMIC III Regular Interest III-LTAV2, REMIC III Regular Interest III-LTAV3, REMIC III Regular Interest III-LTAV4, REMIC III Regular Interest III-LTAF1, REMIC III Regular Interest III-LTAF2, REMIC III Regular Interest III-LTAF3, REMIC III Regular Interest III-LTAF4, REMIC III Regular Interest III- LTAF5, REMIC III Regular Interest III-LTM1, REMIC III Regular Interest III-LTM2, REMIC III Regular Interest III-LTM3, REMIC I Regular Interest III-LTM4, REMIC I Regular Interest III-LTM5, REMIC III Regular Interest III-LTMV6, REMIC III Regular Interest III-LTMF6 and REMIC III Regular Interest III-LTZZ PRO RATA based on, and to the extent of, one month's interest at the then applicable respective REMIC III Remittance Rate on the respective Uncertificated Balance of each such REMIC III Regular Interest; and

                  (B) The REMIC III Sub WAC Allocation Percentage of the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the Master Servicer pursuant to Section 4.03(e)) and the REMIC III Sub WAC Allocation Percentage of any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated first, to Uncertificated Interest payable to REMIC III Regular Interest III-LT1SUB, REMIC III Regular Interest III-LT1GRP, REMIC III Regular Interest III-LT2SUB, REMIC III Regular Interest III-LT2GRP, REMIC III Regular Interest III-LT3SUB, REMIC III Regular Interest II-LT3GRP and REMIC III Regular Interest III- LTXX, PRO RATA based on, and to the extent of, one month's interest at the then applicable respective REMIC III Remittance Rate on the respective Uncertificated Balance of each such REMIC III Regular Interest.

                  SECTION 1.03 Rights of the NIMS Insurer.

                  Each of the rights of the NIMS Insurer set forth in this Agreement shall exist so long as (i) the NIMS Insurer has undertaken to guarantee certain payments of notes issued pursuant to an Indenture and (ii) any series of notes issued pursuant to one or more Indentures remain outstanding or the NIMS Insurer is owed amounts in respect of its guarantee of payment on such notes; provided, however, the NIMS Insurer shall not have any rights hereunder (except pursuant to Section 11.01 in the case of clause (ii) below) during the period of time, if any, that (i) the NIMS Insurer has not undertaken to guarantee certain payments of notes issued pursuant to the Indenture or (ii) any default has occurred and is continuing under the insurance policy issued by the NIMS Insurer with respect to such notes.




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                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

                  SECTION 2.01. Conveyance of Mortgage Loans.

                  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in and to the Mortgage Loans identified on the Mortgage Loan Schedule, the rights of the Depositor under the Mortgage Loan Purchase Agreement, all other assets included or to be included in REMIC I (including any payments made under the Cap Contracts deposited therein). Such assignment includes all interest and principal received by the Depositor or the Master Servicer on or with respect to the Mortgage Loans (other than payments of principal and interest due on such Mortgage Loans on or before the Cut-off Date). The Depositor herewith delivers to the Trustee an executed copy of the Mortgage Loan Purchase Agreement. the Original Pre-Funded Amounts and the required deposit to the Interest Coverage Account and the Trustee, on behalf of the Certificateholders, acknowledges receipt of the same.

                  In connection with such transfer and assignment, the Depositor does hereby deliver to, and deposit with, the Trustee the following documents or instruments with respect to each Initial Mortgage Loan so transferred and assigned, and the Depositor shall, in accordance with Section 2.10, deliver or cause to be delivered to the Trustee, with respect to each Subsequent Mortgage Loan, the following documents or instruments (a "Mortgage File"):

                  (i) the original Mortgage Note, endorsed in blank, without recourse, or in the following form: "Pay to the order of Deutsche Bank National Trust Company, as Trustee under the applicable agreement, without recourse," with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the Person so endorsing to the Trustee, or with respect to any lost Mortgage Note, an original Lost Note Affidavit; provided however, that such substitutions of Lost Note Affidavits for original Mortgage Notes may occur only with respect to Mortgage Loans, the aggregate Cut-off Date Principal Balance of which is less than or equal to 2.00% of the Pool Balance as of the Cut- off Date;

                  (ii) the original Mortgage with evidence of recording thereon, and a copy, certified by the appropriate recording office, of the recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon;

                  (iii) an original Assignment of the Mortgage assigned in blank, without recourse;

                  (iv) the original recorded intervening Assignment or Assignments of the Mortgage showing a complete chain of assignment from the originator to the Person assigning the


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         Mortgage to the Trustee as contemplated by the immediately preceding clause (iii) or the original unrecorded intervening Assignments;

                  (v) the original or copies of each assumption, modification, written assurance or substitution agreement, if any; and

                  (vi) the original lenders's title insurance policy or an attorney's opinion of title or similar guarantee of title acceptable to mortgage lenders generally in the jurisdiction where the Mortgaged Property is located, together with all endorsements or riders which were issued with or subsequent to the issuance of such policy, or in the event such original title policy is unavailable, a written commitment or uniform binder or preliminary report of title issued by the title insurance or escrow company.

                  If any of the documents referred to in Sections 2.01(ii),
(iii) or (iv) above has as of the Closing Date (or the related Subsequent Transfer Date, with respect to the Subsequent Mortgage Loans) been submitted for recording but either (x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Depositor to deliver such documents shall be deemed to be satisfied upon (1) delivery to the Trustee, or to the appropriate Custodian on behalf of the Trustee, of a copy of each such document certified by the Originator in the case of (x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the Originator, delivery to the Trustee, or to the appropriate Custodian on behalf of the Trustee, promptly upon receipt thereof of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original. If the original lender's title insurance policy was not delivered pursuant to Section 2.01(vi) above, the Depositor shall deliver or cause to be delivered to the Trustee, or to the appropriate Custodian on behalf of the Trustee, promptly after receipt thereof, the original lender's title insurance policy. The Depositor shall deliver or cause to be delivered to the Trustee, or to the appropriate Custodian on behalf of the Trustee, promptly upon receipt thereof any other original documents constituting a part of a Mortgage File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

                  The Master Servicer (in its capacity as Originator) shall promptly (and in no event later than thirty (30) Business Days, subject to extension upon a mutual agreement between the Master Servicer and the Trustee, following the later of (i) the Closing Date (or the related Subsequent Transfer Date, with respect to the Subsequent Mortgage Loans), (ii) the date on which the Originator receives the Assignment from the Custodian and (iii) the date of receipt by the Master Servicer of the recording information for a Mortgage) submit or cause to be submitted for recording, at no expense to the Trust Fund or the Trustee, in the appropriate public office for real property records, each Assignment referred to in Sections 2.01(iii) and (iv) above and shall execute each original Assignment referred to in section 2.01(iii) above in the following form: "Deutsche Bank National Trust Company, as Trustee under the applicable agreement." In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Master Servicer (in its capacity as Originator) shall promptly prepare or cause to be prepared a substitute Assignment or cure or cause to be cured such defect, as the case may be, and thereafter cause each such Assignment


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



to be duly recorded. Notwithstanding the foregoing, however, for administrative convenience and facilitation of servicing and to reduce closing costs, the Assignments of Mortgage shall not be required to be submitted for recording (except with respect to any Mortgage Loan located in Maryland) unless such failure to record would result in a withdrawal or a downgrading by any Rating Agency of the rating on any Class of Certificates; provided further, however, each Assignment of Mortgage shall be submitted for recording by the Master Servicer (in its capacity as Originator) in the manner described above, at no expense to the Trust Fund or the Trustee, upon the earliest to occur of: (i) reasonable direction by Holders of Certificates entitled to at least 25% of the Voting Rights or the NIMS Insurer, (ii) failure of the Master Servicer Termination Test, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Originator, (iv) the occurrence of a servicing transfer as described in Section 7.02 hereof and (v) if the Originator is not the Master Servicer and with respect to any one assignment or Mortgage, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage. Notwithstanding the foregoing, if the Master Servicer is unable to pay the cost of recording the Assignments of Mortgage, such expense will be paid by the Trustee and shall be reimbursable to the Trustee as an Extraordinary Trust Fund Expense.

                  All original documents relating to the Mortgage Loans that are not delivered to the Trustee, or to the appropriate Custodian on behalf of the Trustee, are and shall be held by or on behalf of the Originator, the Depositor or the Master Servicer, as the case may be, in trust for the benefit of the Trustee on behalf of the Certificateholders. In the event that any such original document is required pursuant to the terms of this Section to be a part of a Mortgage File, such document shall be delivered promptly to the Trustee, or to the appropriate Custodian on behalf of the Trustee. Any such original document delivered to or held by the Depositor that is not required pursuant to the terms of this Section to be a part of a Mortgage File, shall be delivered promptly to the Master Servicer.

                  SECTION 2.02. Acceptance of REMIC I by the Trustee.

                  Subject to the provisions of Section 2.01 and subject to any exceptions noted on the exception report described in the next paragraph below, the Trustee acknowledges receipt (or, with respect to Mortgage Loans subject to a Custodial Agreement, receipt by the respective Custodian as the duly appointed agent of the Trustee) of the documents referred to in Section 2.01 (other than such documents described in Section 2.01(v)) above and all interests and all other assets included in the definition of "REMIC I" under clauses (i), (iii),
(iv) and (v) (to the extent of amounts deposited into the Distribution Account) and declares that it, or such Custodian as its agent, holds and will hold such documents and the other documents delivered to it constituting a Mortgage File, and that it holds or will hold all such assets and such other assets included in the definition of "REMIC I" in trust for the exclusive use and benefit of all present and future Certificateholders.

                  On or prior to the Closing Date, the Trustee agrees, for the benefit of the Certificateholders, to execute and deliver (or cause the Custodian to execute and deliver) to the Depositor and the NIMS Insurer an acknowledgment of receipt of the Mortgage Note (with any exceptions noted), substantially in the form attached as Exhibit C-3 hereto.



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



                  The Trustee agrees, for the benefit of the Certificateholders, to review (or cause a Custodian on its behalf to review) each Mortgage Note within 45 days of the Closing Date (or the related Subsequent Transfer Date, with respect to the Subsequent Mortgage Loans) and to certify in substantially the form attached hereto as Exhibit C-1 (or cause the Custodian to certify in the form of the Initial Certification attached to the Custodial Agreement) that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification),
(i) all documents constituting part of such Mortgage File (other than such documents described in Section 2.01(v)) required to be delivered to it pursuant to this Agreement are in its possession, (ii) such documents have been reviewed by it or such Custodian and are not mutilated, torn or defaced unless initialed by the related borrower and relate to such Mortgage Loan, (iii) based on its or the Custodian's examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items (1) through (3),
(6), (9), (10), (13), (15) and (19) of the definition of "Mortgage Loan Schedule" accurately reflects information set forth in the Mortgage File. It is herein acknowledged that, in conducting such review, the Trustee or such Custodian was under no duty or obligation (i) to inspect, review or examine any such documents, instruments, certificates or other papers to determine whether they are genuine, enforceable, or appropriate for the represented purpose or whether they have actually been recorded or that they are other than what they purport to be on their face or (ii) to determine whether any Mortgage File should include any of the documents specified in clause (v) of Section 2.01.

                  Prior to the first anniversary date of this Agreement the Trustee shall deliver to the Depositor, the Master Servicer and the NIMS Insurer a final certification in the form annexed hereto as Exhibit C-2 (or shall cause the Custodian to deliver to the Trustee, the Depositor, the Master Servicer and the NIMS Insurer a final certification in the form attached to the Custodial Agreement) evidencing the completeness of the Mortgage Files, with any applicable exceptions noted thereon, with respect to all of the Initial Mortgage Loans and the Subsequent Mortgage Loans. Upon the request of the Master Servicer, any exception report related to the final certification shall be provided in an electronic computer readable format as mutually agreed upon by the Master Servicer and the Trustee.

                  If in the process of reviewing the Mortgage Files and making or preparing, as the case may be, the certifications referred to above, the Trustee or any Custodian finds any document or documents constituting a part of a Mortgage File to be missing, mutilated, torn or defaced or does not conform to the requirements identified above, at the conclusion of its review the Trustee (or a Custodian on behalf of the Trustee) shall so notify the Depositor, the NIMS Insurer and the Master Servicer. In addition, upon the discovery by the Depositor, the NIMS Insurer, the Master Servicer or the Trustee of a breach of any of the representations and warranties made by the Originator in the Mortgage Loan Purchase Agreement in respect of any Mortgage Loan which materially adversely affects such Mortgage Loan or the interests of the related Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties.

                  The Trustee (or a Custodian on behalf of the Trustee) shall, at the written request and expense of any Certificateholder, provide a written report to such Certificateholder, of all Mortgage Files released to the Master Servicer for servicing purposes.



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                  SECTION 2.03. Repurchase or Substitution of Mortgage Loans by
                                the Originator or the Depositor; Payment of Prepayment Charge Payment Amounts.

                  (a) Upon discovery or receipt of notice (including notice under Section 2.02) of any materially defective document in, or that a document is missing from, the Mortgage File or of the breach by the Originator of any representation, warranty or covenant under the Mortgage Loan Purchase Agreement in respect of any Mortgage Loan which materially adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders, the Trustee shall promptly notify the Originator, the NIMS Insurer and the Master Servicer of such defect, missing document or breach and request that the Originator deliver such missing document or cure such defect or breach within 90 days from the date the Originator was notified of such missing document, defect or breach, and if the Originator does not deliver such missing document or cure such defect or breach in all material respects during such period, the Master Servicer (or, in accordance with Section 6.06(b), the Trustee) shall enforce the obligations of the Originator under the Mortgage Loan Purchase Agreement to repurchase such Mortgage Loan from REMIC I at the Purchase Price within 90 days after the date on which the Originator was notified (subject to Section 2.03(d)) of such missing document, defect or breach, if and to the extent that the Originator is obligated to do so under the Mortgage Loan Purchase Agreement. The Purchase Price for the repurchased Mortgage Loan shall be deposited in the Collection Account, and the Trustee, upon receipt of written certification from the Master Servicer of such deposit, shall release to the Originator the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Originator shall furnish to it and as shall be necessary to vest in the Originator any Mortgage Loan released pursuant hereto, and the Trustee shall not have any further responsibility with regard to such Mortgage File. In lieu of repurchasing any such Mortgage Loan as provided above, if so provided in the Mortgage Loan Purchase Agreement, the Originator may cause such Mortgage Loan to be removed from REMIC I (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(c). It is understood and agreed that the obligation of the Originator to cure or to repurchase (or to substitute for) any Mortgage Loan as to which a document is missing, a material defect in a document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such omission, defect or breach available to the Trustee on behalf of the Certificateholders.

                  (b)(i) Promptly upon the earlier of discovery by the Master Servicer or receipt of notice by the Master Servicer of the breach of any representation, warranty or covenant of the Master Servicer set forth in Section 2.05 which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the Master Servicer shall cure such breach in all material respects.

                  (ii) Notwithstanding the provisions of Section 2.03(b)(i) above,

                  (A) on the later of (x) the Master Servicer Remittance Date next following the earlier of discovery by the Master Servicer or receipt of notice by the Master Servicer of the breach of the representation made by the Master Servicer in Section 2.05(vii), which breach materially and adversely affects the interests of the Holders of the Class P Certificates to any


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         Prepayment Charge and (y) the Master Servicer Remittance Date next following the Prepayment Period relating to such a breach, the Master Servicer shall deposit into the Collection Account the amount of the scheduled Prepayment Charge, less any amount collected and deposited by the Master Servicer into the Collection Account in respect of such Prepayment Charge; and

                  (B) on the later of (x) the Master Servicer Remittance Date next following the earlier of discovery by the Master Servicer or receipt of notice by the Master Servicer of the breach of the covenant made by the Master Servicer in Section 2.05(viii), which breach materially and adversely affects the interests of the Holders of the Class P Certificates to any Prepayment Charge and (y) the Master Servicer Remittance Date next following the Prepayment Period relating to such a breach, the Master Servicer shall deposit into the Collection Account, as a Master Servicer Prepayment Charge Payment Amount, the amount of the waived Prepayment Charge, but only to the extent required under Section 2.03(b)(iii) below.

                  (iii) If with respect to any Prepayment Period,

                  (A) the dollar amount of Prepayment Charges that are the subject of breaches by the Master Servicer of the covenant made by the Master Servicer in Section 2.05(viii), which breaches materially and adversely affects the interests of the Holders of the Class P Certificates to such Prepayment Charges, exceeds

                  (B) 5% of the total dollar amount of Prepayment Charges payable by Mortgagors in connection with Principal Prepayments on the related Mortgage Loans that occurred during such Prepayment Period, then the amount required to be paid by the Master Servicer pursuant to Section 2.03(b)(ii)(B) above shall be limited to an amount, that when added to the amount of Prepayment Charges actually collected by the Master Servicer in respect of Prepayment Charges relating to Principal Prepayments on the related Mortgage Loans that occurred during such Prepayment Period, will yield a sum equal to 95% of the total dollar amount of Prepayment Charges (exclusive of (A) Prepayment Charges not enforced or collected upon because (i) the enforceability thereof shall have been limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally or
(ii) the collectability thereof shall have been limited due to acceleration in connection with a foreclosure or other involuntary payment and (B) Prepayment Charges waived by the Master Servicer when such waiver does not breach the covenant set forth in Section 2.05(viii)) payable by Mortgagors in connection with Principal Prepayments on the related Mortgage Loans that occurred during such Prepayment Period.

                  (c) Any substitution of Qualified Substitute Mortgage Loans for Deleted Mortgage Loans made pursuant to Section 2.03(a), in the case of the Originator or Section 2.03(b), in the case of the Depositor, must be effected prior to the date which is two years after the Startup Day for REMIC I.



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                  As to any Deleted Mortgage Loan for which the Originator or the Depositor substitutes a Qualified Substitute Mortgage Loan or Loans, such substitution shall be effected by the Originator or the Depositor, as the case may be, delivering to the Trustee (or a Custodian on behalf of the Trustee), for such Qualified Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the Assignment to the Trustee, and such other documents and agreements, with all necessary endorsements thereon, as are required by Section 2.01, together with an Officers' Certificate providing that each such Qualified Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Shortfall Amount (as described below), if any, in connection with such substitution. The Trustee (or a Custodian on behalf of the Trustee) shall acknowledge receipt for such Qualified Substitute Mortgage Loan or Loans and, within ten Business Days thereafter, review such documents as specified in
Section 2.02 and deliver to the Depositor, the NIMS Insurer, the Trustee and the Master Servicer, with respect to such Qualified Substitute Mortgage Loan or Loans, a certification substantially in the form attached hereto as Exhibit C-1, with any applicable exceptions noted thereon. Within one year of the date of substitution, the Trustee shall deliver to the Depositor, the NIMS Insurer and the Master Servicer a certification substantially in the form of Exhibit C-2 hereto with respect to such Qualified Substitute Mortgage Loan or Loans, with any applicable exceptions noted thereon. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution are not part of REMIC I and will be retained by the Depositor or the Originator, as the case may be. For the month of substitution, distributions to Certificateholders will reflect the Monthly Payment due on such Deleted Mortgage Loan on or before the Due Date in the month of substitution, and the Depositor or the Originator, as the case may be, shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. The Depositor shall give or cause to be given written notice to the Certificateholders and the NIMS Insurer that such substitution has taken place, shall amend the Mortgage Loan Schedule and if applicable, the Prepayment Charge Schedule, to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan or Loans and shall deliver a copy of such amended Mortgage Loan Schedule to the Trustee and the NIMS Insurer. Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall constitute part of the Mortgage Pool and shall be subject in all respects to the terms of this Agreement and, in the case of a substitution effected by the Originator, the Mortgage Loan Purchase Agreement, including all applicable representations and warranties thereof.

                  For any month in which the Depositor or the Originator substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer will determine the amount (the "Substitution Shortfall Amount"), if any, by which the aggregate Purchase Price of all such Deleted Mortgage Loans exceeds the aggregate of, as to each such Qualified Substitute Mortgage Loan, the Scheduled Principal Balance thereof as of the date of substitution, together with one month's interest on such Scheduled Principal Balance at the applicable Net Mortgage Rate. On the date of such substitution, the Depositor or the Originator, as the case may be, will deliver or cause to be delivered to the Master Servicer for deposit in the Collection Account an amount equal to the Substitution Shortfall Amount, if any, and the Trustee, upon receipt of the related Qualified Substitute Mortgage Loan or Loans and certification by the Master Servicer of such deposit, shall release to the Depositor or the Originator, as the case may be, the related Mortgage File or Files and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Depositor or the Originator, as the case may be,


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shall deliver to it and as shall be necessary to vest therein any Deleted
Mortgage Loan released pursuant hereto.

                  In addition, the Depositor or the Originator, as the case may be, shall obtain at its own expense and deliver to the Trustee and the NIMS Insurer an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on any Trust REMIC, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under
Section 860G(d)(1) of the Code, or (b) any Trust REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding.

                  (d) Upon discovery by the Depositor, the NIMS Insurer, the Originator, the Master Servicer or the Trustee that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall within two Business Days give written notice thereof to the other parties. In connection therewith, the Originator or the Depositor shall repurchase or, subject to the limitations set forth in Section 2.03(c), substitute one or more Qualified Substitute Mortgage Loans for the affected Mortgage Loan within 90 days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan. Such repurchase or substitution shall be made by the Originator. Any such repurchase or substitution shall be made in the same manner as set forth in Section 2.03(a). The Trustee shall reconvey to the Depositor or the Originator, as the case may be, the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty.

                  SECTION 2.04. [Reserved].

                  SECTION 2.05. Representations, Warranties and Covenants of the
                                Master Servicer.

                  The Master Servicer hereby represents, warrants and covenants to the Trustee, for the benefit of each of the Trustee, the Certificateholders and to the Depositor that as of the Closing Date or as of such date specifically provided herein:

                  (i) The Master Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Master Servicer in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such State, to the extent necessary to ensure its ability to enforce each Mortgage Loan and to service the Mortgage Loans in accordance with the terms of this Agreement;

                  (ii) The Master Servicer has the full corporate power and authority to service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on the part of the Master Servicer the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and


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



         delivery thereof by the Depositor and the Trustee, constitutes a legal, valid and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with its terms, except to the extent that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

                  (iii) The execution and delivery of this Agreement by the Master Servicer, the servicing of the Mortgage Loans by the Master Servicer hereunder, the consummation of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Master Servicer and will not (A) result in a breach of any term or provision of the charter or by-laws of the Master Servicer or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Master Servicer is a party or by which it may be bound, or any statute, order or regulation applicable to the Master Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Master Servicer; and the Master Servicer is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to the Master Servicer's knowledge, would in the future materially and adversely affect, (x) the ability of the Master Servicer to perform its obligations under this Agreement or (y) the business, operations, financial condition, properties or assets of the Master Servicer taken as a whole;

                  (iv) The Master Servicer is an approved seller/servicer for Fannie Mae or Freddie Mac in good standing and is a HUD approved mortgagee pursuant to Section 203 and Section 211 of the National Housing Act;

                  (v) Except as disclosed in the Prospectus Supplement, no litigation is pending against the Master Servicer that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Master Servicer to service the Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof;

                  (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of, or compliance by the Master Servicer with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date;

                  (vii) The information set forth in the Prepayment Charge Schedule attached hereto as Schedule 2 (including the prepayment charge summary attached thereto) is complete, true and correct in all material respects at the date or dates respecting which such information is furnished and each Prepayment Charge is permissible and enforceable in accordance with


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         its terms (except to the extent that (i) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (ii) the collectability thereof may be limited due to acceleration in connection with a foreclosure or other involuntary payment;

                  (viii) The Master Servicer will not waive any Prepayment Charge or part of a Prepayment Charge unless, (i) the enforceability thereof shall have been limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally or (ii) the collectability thereof shall have been limited due to acceleration in connection with a foreclosure or other involuntary payment or (iii) in the Master Servicer's reasonable judgment as described in Section 3.01 hereof, (x) such waiver relates to a default or a reasonably foreseeable default, (y) such waiver would maximize recovery of total proceeds taking into account the value of such Prepayment Charge and related Mortgage Loan and (z) doing so is standard and customary in servicing similar Mortgage Loans (including any waiver of a Prepayment Charge in connection with a refinancing of a Mortgage Loan that is related to a default or a reasonably foreseeable default). In no event will the Master Servicer waive a Prepayment Charge in connection with a refinancing of a Mortgage Loan that is not related to a default or a reasonably foreseeable default;

                  (ix) The information set forth in the "monthly tape" provided to the Trustee or any of its affiliates is true and correct in all material respects;

                  (x) With respect to each Mortgage Loan, the Assignment is in recordable form; (except that the name of the assignee and the recording information with respect to such Mortgage Loan is blank) and each Mortgage Loan was originated in the name of the Master Servicer or an affiliate thereof; and

                  (xi) The Master Servicer has fully furnished and will continue to fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company or their successors on a monthly basis.

                  It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.05 shall survive delivery of the Mortgage Files to the Trustee or to a Custodian, as the case may be, and shall inure to the benefit of the Trustee, the Depositor and the Certificateholders. Upon discovery by any of the Depositor, the NIMS Insurer, the Master Servicer or the Trustee of a breach of any of the foregoing representations, warranties and covenants which materially and adversely affects the value of any Mortgage Loan, Prepayment Charge or the interests therein of the Certificateholders, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to the NIMS Insurer and the Trustee. Subject to Section 7.01, the obligation of the Master Servicer set forth in Section 2.03(b) to cure breaches (or in the case of the representations, warranties and covenants set forth in Section 2.05(vii) and Section 2.05(viii) above, to otherwise remedy such breaches pursuant to Section 2.03(b)) shall constitute the sole remedies against the Master Servicer available to the Certificateholders, the Depositor or the Trustee on behalf of the Certificateholders respecting a


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breach of the representations, warranties and covenants contained in this
Section 2.05. The preceding sentence shall not, however, limit any remedies available to the Certificateholders, the Depositor or the Trustee on behalf of the Certificateholders (other than in the case of the representations, warranties and covenants set forth in Section 2.05(vii) and Section 2.05(viii) above) pursuant to the Mortgage Loan Purchase Agreement signed by the Master Servicer in its capacity as Originator, respecting a breach of the representations, warranties and covenants of the Master Servicer in its capacity as Originator contained in such Mortgage Loan Purchase Agreement.

                  SECTION 2.06. Issuance of the REMIC I Regular Interests and
                                the Class R-I Interest.

                  The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery to it of the Mortgage Files, subject to the provisions of
Section 2.01 and Section 2.02, together with the assignment to it of all other assets included in REMIC I, the receipt of which is hereby acknowledged. Concurrently with such assignment and delivery and in exchange therefor, the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, authenticated and delivered to or upon the order of the Depositor, the Class R-I Interest in authorized denominations. The interests evidenced by the Class R-I Interest, together with the REMIC I Regular Interests, constitute the entire beneficial ownership interest in REMIC I. The rights of the Class R Certificateholders and REMIC II (as holder of the REMIC I Regular Interests) to receive distributions from the proceeds of REMIC I in respect of the Class R-I Interest and the REMIC I Regular Interests, respectively, and all ownership interests evidenced or constituted by the Class R-I Interest and the REMIC I Regular Interests, shall be as set forth in this Agreement.

                  SECTION 2.07. Conveyance of the REMIC I Regular Interests;
                                Acceptance of REMIC II by the Trustee.

                  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee, without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular Interests for the benefit of the Class R Certificateholders (as holder of the Class R-I Interest and the Class R-II Interest) and REMIC II (as holder of the REMIC I Regular Interests). The Trustee acknowledges receipt of the REMIC I Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Class R Certificateholders (as holder of the Class R-I Interest and the Class R-II Interest) and REMIC II (as holder of the REMIC I Regular Interests). The rights of the Class R Certificateholders and REMIC II (as holder of the REMIC I Regular Interest) to receive distributions from the proceeds of REMIC II in respect of the Class R-II Interest and REMIC II Regular Interests, respectively, and all ownership interests evidenced or constituted by the Class R-II Interest and the REMIC II Regular Interests, shall be as set forth in this Agreement.

                  SECTION 2.08. Conveyance of the REMIC II Regular Interests;
                                Acceptance of REMIC III by the Trustee.

                  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee, without recourse all the right, title and interest of the Depositor in and to the REMIC II Regular Interests for the benefit of the Class R-


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Certificateholders and REMIC III (as holder of the REMIC II Regular Interests).
The Trustee acknowledges receipt of the REMIC II Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Class R Certificateholders and REMIC III (as holder of the REMIC II Regular Interests). The rights of the Class R Certificateholders and REMIC III (as holder of the REMIC II Regular Interests) to receive distributions from the proceeds of REMIC III in respect of the Class R Certificates and REMIC III Certificates, respectively, and all ownership interests evidenced or constituted by the Class R Certificates and the REMIC III Certificates, shall be as set forth in this Agreement.

                  SECTION 2.09. Conveyance of the REMIC III Regular Interests;
                                Acceptance of REMIC IV by the Trustee; Issuance of Class R Certificates.

                  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee, without recourse all the right, title and interest of the Depositor in and to the REMIC III Regular Interests for the benefit of the Class R-Certificateholders and REMIC IV (as holder of the REMIC III Regular Interests). The Trustee acknowledges receipt of the REMIC III Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Class R Certificateholders and REMIC IV (as holder of the REMIC III Regular Interests). The rights of the Class R Certificateholders and REMIC IV (as holder of the REMIC III Regular Interests) to receive distributions from the proceeds of REMIC IV in respect of the Class R Certificates and REMIC IV Certificates, respectively, and all ownership interests evidenced or constituted by the Class R Certificates and the REMIC IV Certificates, shall be as set forth in this Agreement.

                  The Trustee acknowledges the assignment to it of the REMIC III Regular Interests and, concurrently therewith and in exchange therefor, pursuant to the written request of the Depositor executed by an officer of the Depositor or the Trustee has executed, authenticated and delivered to or upon the order of the Depositor, the Class R Certificates in authorized denominations. The interests evidenced by the Class R Certificates, together with the REMIC IV Certificates, constitute the entire beneficial ownership interest in REMIC IV.

                  SECTION 2.10. Conveyance of the Subsequent Mortgage Loans.

                  (a) Subject to the conditions set forth in paragraph (b) below, in consideration of the Trustee's delivery on the Subsequent Transfer Dates to or upon the order of the Depositor of all or a portion of the balance of funds in the Pre-Funding Accounts, the Depositor shall on any Subsequent Transfer Date sell, transfer, assign, set over and convey without recourse to the Trustee for the benefit of the Trust Fund but subject to the other terms and provisions of this Agreement all of the right, title and interest of the Depositor in and to (i) the Subsequent Mortgage Loans identified on the Mortgage Loan Schedule attached to the related Subsequent Transfer Instrument delivered by the Depositor on such Subsequent Transfer Date, (ii) principal due and interest accruing on the Subsequent Mortgage Loans after the related Subsequent Cut-off Date and (iii) all items with respect to such Subsequent Mortgage Loans to be delivered pursuant to Section 2.01 and the other items in the related Mortgage Files; provided, however, that the Depositor reserves and retains all right, title and interest in and to principal due and interest accruing on the Subsequent Mortgage Loans prior to the related Subsequent Cut-off Date. The transfer and delivery to the Trustee for deposit in the


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Mortgage Pool by the Depositor of the Subsequent Mortgage Loans identified on the Mortgage Loan Schedule attached to the related Subsequent Transfer Agreement shall be absolute and is intended by the Depositor, the Master Servicer, the Trustee and the Certificateholders to constitute and to be treated as a sale of the Subsequent Mortgage Loans by the Depositor to the Trust Fund. The related Mortgage File for each Subsequent Mortgage Loan shall be delivered to the Trustee or the Custodian at least three Business Days prior to the related Subsequent Transfer Date.

                  The purchase price paid by the Trustee from amounts released from the Group I Pre- Funding Account, the Group II Pre-Funding Account or the the Group III Pre-Funding Account, as applicable, shall be one-hundred percent (100%) of the aggregate Stated Principal Balance of the Subsequent Mortgage Loans so transferred (as identified on the Mortgage Loan Schedule provided by the Depositor). This Agreement shall constitute a fixed-price purchase contract in accordance with Section 860G(a)(3)(A)(ii) of the Code.

                  (b) The Depositor shall transfer and deliver to the Trustee for deposit in the Trust the Subsequent Mortgage Loans and the other property and rights related thereto as described in paragraph (a) above, and the Trustee shall release funds from the Group I Pre-Funding Account, the Group II Pre-Funding Account or the Group III Pre-Funding Account, as applicable, only upon the satisfaction of each of the following conditions on or prior to the related Subsequent Transfer
         Date:

                  (i) the Depositor shall have provided the Trustee and the NIMS Insurer with a timely Addition Notice;

                  (ii) the Depositor shall have delivered to the Trustee and the NIMS Insurer a duly executed Subsequent Transfer Instrument, which shall include a Mortgage Loan Schedule listing the Subsequent Mortgage Loans, and the Master Servicer, in its capacity as Originator, shall have delivered a computer file containing such Mortgage Loan Schedule to the Trustee and each Rating Agency at least three Business Days prior to the related Subsequent Transfer Date;

                  (iii) as of each Subsequent Transfer Date, as evidenced by delivery of the Subsequent Transfer Instrument, substantially in the form of Exhibit L, the Depositor shall not be insolvent nor shall it have been rendered insolvent by such transfer nor shall it be aware of any pending insolvency;

                  (iv) such sale and transfer shall not result in a material adverse tax consequence to the Trust Fund or the Certificateholders;

                  (v) the Funding Period shall not have terminated;

                  (vi) the Depositor shall not have selected the Subsequent Mortgage Loans in a manner that it believed to be adverse to the interests of the Certificateholders;

                  (vii) the Depositor shall have delivered to the Trustee and the NIMS Insurer a Subsequent Transfer Instrument confirming the satisfaction of the conditions precedent specified in this Section 2.10 and, pursuant to the Subsequent Transfer Instrument, assigned


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         to the Trustee without recourse for the benefit of the
         Certificateholders all the right, title and interest of the Depositor, in, to and under the Subsequent Mortgage Loan Purchase Agreement, to the extent of the Subsequent Mortgage Loans;

                  (viii) the Depositor shall have delivered to the Trustee and the NIMS Insurer an Opinion of Counsel addressed to the Trustee and the Rating Agencies with respect to the transfer of the Subsequent Mortgage Loans substantially in the form of the Opinion of Counsel delivered to the Trustee on the Closing Date regarding the true sale of the Mortgage Loans; and

                  (ix) the Depositor shall have delivered to the Trustee the consent of the NIMS Insurer to the transfer of such Subsequent Mortgage Loans.

                  (c) The obligation of the Trust Fund to purchase a Subsequent Mortgage Loan on any Subsequent Transfer Date is subject to the satisfaction of the conditions set forth in paragraph (d) below and the accuracy of the following representations and warranties with respect to such Subsequent Mortgage Loan determined as of the related Subsequent Cut-off Date:

                           (i) the Subsequent Mortgage Loan may not be 30 or more days delinquent as of the related Subsequent Cut-off Date; provided, however that the Subsequent Mortgage Loans may have a first payment date occurring on or after the Subsequent Cut-off Date and, therefore, such Subsequent Mortgage Loans could not have been delinquent as of the Subsequent Cut-off Date;

                           (ii) the remaining term to stated maturity of the Subsequent Mortgage Loan will not be less than 174 months and will not exceed 360 months from its first payment date;

                           (iii) the Subsequent Mortgage Loan may not provide for negative amortization;

                           (iv) the Subsequent Mortgage Loan will not have a loan-to-value ratio greater than 95.00%;

                           (v) the Subsequent Mortgage Loans will have, as of the related Subsequent Cut-off Date, a weighted average age since origination not in excess of 2 months;

                           (vi) no Subsequent Mortgage Loan will have a Mortgage Rate less than 4.77% or greater than 14.30%;

                           (vii) the Subsequent Mortgage Loan will have been serviced by the Master Servicer since origination or purchase by the Originator in accordance with its standard servicing practices;

                           (viii) the Subsequent Mortgage Loan must have a first payment date occurring on or before December 1, 2003; and


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                           (ix) the Subsequent Mortgage Loan will have been
         underwritten in accordance with the criteria set forth under "--Underwriting Standards" in the Prospectus Supplement.

                  (d) Following the purchase of the Subsequent Group I Mortgage Loans, the Group I Mortgage Loans (including the related Subsequent Group I Mortgage Loans) will, as of the related Subsequent Cut-off Date: (i) have a weighted average original term to stated maturity of not more than 360 months from the first payment date thereon; (ii) have a weighted average Mortgage Rate of not less than 8.47% and not more than 8.72%; (iii) have a weighted average Loan-to-Value Ratio of not more than 78.71%, (iv) have no Mortgage Loan with a Principal Balance in excess of $488,273, (v) consist of Mortgage Loans with Prepayment Charges representing no less than approximately 80.20% of the Group I Mortgage Loans and (vi) with respect to the Adjustable-Rate Mortgage Loans in Loan Group I, have a weighted average Gross Margin of not less than 6.01%, in each case, measured by aggregate Principal Balance of the Group I Mortgage Loans as of the related Cut-off Date.

                  Following the purchase of the Subsequent Group II Mortgage Loans, the Group II Mortgage Loans (including the related Subsequent Group II Mortgage Loans) will, as of the related Subsequent Cut-off Date: (i) have a weighted average original term to stated maturity of not more than 360 months from the first payment date thereon; (ii) have a weighted average Mortgage Rate of not less than 7.50% and not more than 7.75%; (iii) have a weighted average Loan-to-Value Ratio of not more than 79.69%; (iv) have no Mortgage Loan with a Principal Balance in excess of $598,912 and (v) consist of Mortgage Loans with Prepayment Charges representing no less than approximately 79.21% of the Group II Mortgage Loans.

                  Following the purchase of the Subsequent Group III Mortgage Loans, the Group III Mortgage Loans (including the related Subsequent Group III Mortgage Loans) will, as of the related Subsequent Cut-off Date: (i) have a weighted average original term to stated maturity of not more than 360 months from the first payment date thereon; (ii) have a weighted average Mortgage Rate of not less than 7.89% and not more than 8.14%; (iii) have a weighted average Loan-to-Value Ratio of not more than 79.83%; (iv) have no Mortgage Loan with a Principal Balance in excess of $748,416; (v) consist of Mortgage Loans with Prepayment Charges representing no less than approximately 73.82% of the Group III Mortgage Loans; and (vi) with respect to the Adjustable-Rate Mortgage Loans in Loan Group III, have a weighted average Gross Margin of not less than 5.78%, in each case, measured by aggregate Principal Balance of the Group III Mortgage Loans as of the related Cut-off Date.

                  (e) Notwithstanding the foregoing, any Subsequent Mortgage Loan may be rejected by the NIMS Insurer or any Rating Agency if the inclusion of any such Subsequent Mortgage Loan would adversely affect the ratings of any class of Certificates. At least one Business Day prior to the related Subsequent Transfer Date, the Depositor shall obtain confirmation from each Rating Agency which Subsequent Mortgage Loans, if any, shall not be included in the transfer on the related Subsequent Transfer Date and deliver such confirmation to the Trustee and the Master Servicer; provided, however, that the Master Servicer, in its capacity as Originator, shall have delivered to each Rating Agency at least three Business Days prior to such Subsequent Transfer Date


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a computer file reasonably acceptable to each Rating Agency describing the characteristics specified in paragraphs (c) and (d) above.


                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                              OF THE MORTGAGE LOANS

                  SECTION 3.01. Master Servicer to Act as Master Servicer.

                  The Master Servicer shall service and administer the Mortgage Loans on behalf of the Trustee and in the best interests of and for the benefit of the Certificateholders (as determined by the Master Servicer in its reasonable judgment) in accordance with (i) the terms of the respective Mortgage Loans and any insurance policies related thereto, (ii) all Applicable Regulations, (iii) the terms of this Agreement, (iv) the Loss Mitigation Action Plan, if applicable, and (v) to the extent consistent with the preceding requirements, in the same manner in which it services and administers similar mortgage loans for its own portfolio, giving due consideration to customary and usual standards of practice of prudent mortgage lenders and loan servicers administering similar mortgage loans but without regard to:

                  (i) any relationship that the Master Servicer, any Sub-Servicer or any Affiliate of the Master Servicer or any Sub-Servicer may have with the related Mortgagor;

                  (ii) the ownership of any Certificate by the Master Servicer or any Affiliate of the Master Servicer;

                  (iii) the Master Servicer's obligation to make Advances or Servicing Advances; or

                  (iv) the Master Servicer's or any Sub-Servicer's right to receive compensation for its services hereunder or with respect to any particular transaction (the "Servicing Standard").

                  Subject only to the above-described servicing standards and the terms of this Agreement and of the respective Mortgage Loans, the Master Servicer shall have full power and authority, acting alone or through Sub-Servicers as provided in Section 6.06, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, the Master Servicer in its own name or in the name of a Sub-Servicer is hereby authorized and empowered by the Trustee, in accordance with the servicing standards set forth above, (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, or of forbearance, or of modification and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties, (ii) to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure to convert the ownership of such properties, and to hold or cause to be held title to such properties, in the name of the Trust Fund, on behalf of the Trustee and the Certificateholders,
(iii) to market, sell and transfer title of REO


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Properties held in the name of the Trust Fund to third party purchasers upon terms and conditions the Master Servicer deems reasonable under the Servicing Standard, (4) to bring or respond to civil actions or complaints (in its own name or that of the Trust Fund or the Trustee on behalf of the Trust Fund) related to any Mortgage Loan, Mortgaged Property or REO Property held by the Trust Fund and (5) execute any other document necessary or appropriate to enable the Master Servicer to carry out its servicing and administrative duties hereunder consistent with the Servicing Standard.

                  At the written request of the Master Servicer, the Trustee shall execute and furnish to the Master Servicer such documents as are necessary or appropriate to enable the Master Servicer to carry out its servicing and administrative duties hereunder. By execution of this Agreement, the Trustee, on behalf of the Trust Fund, hereby grants to the Master Servicer a power of attorney to execute any and all documents necessary to carry out any and all servicing duties described in this Agreement (including the taking of and transferring title of REO Properties to third parties held in the name of the Trustee for the benefit of the Trust) and expressly confirms that this paragraph along with the face page and a copy of the signature page (duly executed) to this Agreement shall constitute the power of attorney for evidentiary and/or recording purposes. The Trustee shall not be liable for the actions of the Master Servicer or any Sub-Servicers under such powers of attorney.

                  Subject to Section 3.04(d) hereof, in accordance with the Servicing Standard, the Master Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the timely payment of taxes and assessments on the Mortgaged Properties, which advances shall be Servicing Advances reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.04(d), and further as provided in Section 3.05(a). Any cost incurred by the Master Servicer or by Sub-Servicers in effecting the timely payment of taxes and assessments on a Mortgaged Property shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid Stated Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

                  Consistent with the terms of this Agreement, the Master Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if such waiver, modification, postponement or indulgence is in conformity with the Servicing Standard; provided, however, that:

                  (A) the Master Servicer shall not make future advances (except as provided in Section 4.03);

                  (B) the Master Servicer shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Rate, defer or forgive the payment of any principal or interest payments, reduce the outstanding Stated Principal Balance (except for reductions resulting from actual payments of principal) or extend the final maturity date on such Mortgage Loan (unless as provided in Section 3.02, (i) the Mortgagor is in default with respect to the Mortgage Loan or (ii) such default is, in the judgment of the Master Servicer, reasonably foreseeable); and

                  (C) the Master Servicer shall not consent to (i) partial releases of Mortgages, (ii) alterations, (iii) removal, demolition or division of properties subject to Mortgages, (iv)


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         modification or (v) second mortgage subordination agreements with respect to any Mortgage Loan that would: (i) affect adversely the status of any Trust REMIC as a REMIC,(ii) cause any Trust REMIC to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions, or (iii) both (x) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or Treasury regulations promulgated thereunder) and (y) cause any Trust REMIC constituting part of the Trust Fund to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions" after the Startup Day under the REMIC Provisions.

                  To the extent consistent with the terms of this Agreement, including Section 2.03 and Section 2.05, the Master Servicer may waive (or permit a Sub-Servicer to waive) a Prepayment Charge only under the following circumstances: (i) such waiver is standard and customary in servicing similar Mortgage Loans and (ii) such waiver relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the Master Servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan.

                  The Master Servicer may delegate its responsibilities under this Agreement; provided, however, that no such delegation shall release the Master Servicer from the responsibilities or liabilities arising under this Agreement. All references to Master Servicer in this Agreement shall be deemed to include any Sub-Servicer duly appointed by the Master Servicer pursuant to this Agreement.

                  SECTION 3.02. Collection of Certain Mortgage Loan Payments.

                  The Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any applicable insurance policies, follow such collection procedures as it would follow with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive any late payment charge or, if applicable, penalty interest, or (ii) extend the due dates for the Monthly Payments due on a Mortgage Note for a period of not greater than 180 days; provided that any extension pursuant to clause (ii) above shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder. The NIMS Insurer's prior written consent shall be required for any modification, waiver or amendment if the aggregate number of outstanding Mortgage Loans which have been modified, waived or amended exceeds 5% of the number of Mortgage Loans as of the Cut-off Date. In the event of any such arrangement pursuant to clause (ii) above, the Master Servicer shall make timely advances on such Mortgage Loan during such extension pursuant to Section
4.03 and in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements.

                  Notwithstanding the foregoing, in the event that any Mortgage Loan is in default or, in the judgment of the Master Servicer, such default is reasonably foreseeable, the Master Servicer, consistent with the Servicing Standard, may also waive, modify or vary any term of such Mortgage Loan (including modifications that would change the Mortgage Rate, forgive the payment of principal or interest or extend the final maturity date of such Mortgage Loan), accept payment from


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the related Mortgagor of an amount less than the Stated Principal Balance in final satisfaction of such Mortgage Loan, or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor (any and all such waivers, modifications, variances, forgiveness of principal or interest, postponements, or indulgences collectively referred to herein as "forbearance"), provided, however, that in determining which course of action permitted by this sentence it shall pursue, the Master Servicer shall adhere to the Loss Mitigation Action Plan. The Master Servicer's analysis supporting any forbearance and the conclusion that any forbearance meets the standards of Section 3.01 and the Loss Mitigation Action Plan shall be reflected in writing in the Mortgage File.

                  In the event that a shortfall in any collection on or liability with respect to any Mortgage Loan results from or is attributable to adjustments to Mortgage Rates, Monthly Payments or Stated Principal Balances that were made by the Master Servicer in a manner not consistent with the terms of the related Mortgage Note and this Agreement, the Master Servicer, upon discovery or receipt of notice thereof, immediately shall deliver to the Trustee for deposit in the Distribution Account from its own funds the amount of any such shortfall and shall indemnify and hold harmless the Trust Fund, the Trustee, the Depositor and any successor master servicer in respect of any such liability. Such indemnities shall survive the termination or discharge of this Agreement.

                  SECTION 3.03. [Reserved].

                  SECTION 3.04. Collection Account, Escrow Account and
                                Distribution Account.

                  (a) Collection Account. On behalf of the Trust Fund, the Master Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain in the name of the Trustee one or more accounts (such account or accounts, the "Collection Account") in accordance with this Section 3.04, held in trust for the benefit of the Trustee and the Certificateholders.

                  (b) Deposits to the Collection Account. On behalf of the Trust Fund, the Master Servicer shall deposit or cause to be deposited in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Master Servicer's receipt thereof, and shall thereafter deposit in the Collection Account, in no event more than two Business Days after the deposit of such funds into the clearing account, as and when received or as otherwise required hereunder, and retain therein, the following payments and collections received or made by it subsequent to the Cut-off Date with respect to the Initial Mortgage Loans, or the related Subsequent Cut-off Date with respect to the Subsequent Mortgage Loans, or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a Due Period subsequent thereto:

                  (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans and REO Properties;



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                  (ii) all payments on account of interest on the Mortgage Loans and REO Properties adjusted to the Net Mortgage Rate;

                  (iii) all Insurance Proceeds and Liquidation Proceeds (other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Servicing Standard) and any amounts received in respect of the rental of any REO Property prior to REO Disposition;

                  (iv) all proceeds related to the purchase, substitution or repurchase of any Mortgage Loan or REO Property in accordance with
         Section 2.03;

                  (v) any amounts required to be deposited by the Master Servicer pursuant to Section 3.09 in connection with the deductible clause in any blanket hazard insurance policy, such deposit being made from the Master Servicer's own funds, without reimbursement therefor;

                  (vi) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with any losses realized on Permitted Investments with respect to funds held in the Collection Account;

                  (vii) all amounts required to be deposited in connection with shortfalls in principal amount of Qualified Substitute Mortgage Loans pursuant to Section 2.03 (for purposes of this clause (vii), the Cut-off Date with respect to any Qualified Substitute Mortgage Loan shall be deemed to be the date of substitution); and

                  (viii) all Prepayment Charges collected by the Master Servicer, all Prepayment Charges payable by the Master Servicer pursuant to Section 2.03(b)(ii)(A) and all Master Servicer Prepayment Charge Payment Amounts payable by the Master Servicer pursuant to
         Section 2.03(b)(ii)(B) as limited by Section 2.03(b)(iii).

                  The foregoing requirements for deposit to the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, assumption fees, insufficient funds charges, modification fees and other ancillary fees (but not Prepayment Charges) need not be deposited by the Master Servicer in the Collection Account and shall upon collection, belong to the Master Servicer as additional compensation for its servicing activities. In the event the Master Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

                  (c) Escrow Account. The Master Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain in the name of the Trustee one or more accounts (such account or accounts, the "Escrow Account") held in trust for the benefit of the Certificateholders and the Trustee.



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                  (d) Deposits to the Escrow Account. The Master Servicer shall deposit or cause to be deposited in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Master Servicer's receipt thereof, and shall thereafter deposit in the Escrow Account, in no event more than two Business Days after the deposit of such funds into the clearing account, as and when received or as otherwise required hereunder, and retain therein:

                  (i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement; and

                  (ii) all Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property.

                  (e) Distribution Account. On behalf of the Trust Fund, the Trustee shall segregate and hold all funds collected and received pursuant to this Agreement separate and apart from any of its own funds and general assets and shall establish and maintain in the name of the Trust Fund one or more segregated accounts (such account or accounts, the "Distribution Account"), held in trust for the benefit of the Certificateholders.

                  (f) Trustee Deposits to the Distribution Account. Upon receipt, the Trustee shall deposit or cause to be deposited into the Distribution Account all payments of any nature received from the Master Servicer in accordance with this Agreement. The Trustee shall deposit in the Distribution Account any amounts required to be deposited pursuant to Section 3.06 in connection with losses realized on Permitted Investments with respect to funds held in the Distribution Account. Furthermore, promptly upon receipt of any Stayed Funds, whether from the Master Servicer, a trustee in bankruptcy, or federal bankruptcy court or other source, the Trustee shall deposit such funds in the Distribution Account, subject to withdrawal thereof pursuant to
         Section 7.02(b) or as otherwise permitted hereunder.

                  (g) Master Servicer Transfer of Funds to the Distribution Account. On behalf of the Trust Fund, the Master Servicer shall deliver to the Trustee in immediately available funds for deposit in the Distribution Account by 3:00 p.m. (New York time) on the Master Servicer Remittance Date, (i) that portion of Available Funds (calculated without regard to the references in clause (2) of the definition thereof to amounts that may be withdrawn from the Distribution Account) for the related Distribution Date then on deposit in the Collection Account, (ii) without duplication, the amount of all Prepayment Charges collected by the Master Servicer, all Prepayment Charges payable by the Master Servicer pursuant to Section 2.03(b)(ii)(A) and all Master Servicer Prepayment Charge Payment Amounts payable by the Master Servicer pursuant to Section 2.03(b)(ii)(B), subject to Section 2.03(b)(iii) (in each case to the extent not related to Principal Prepayments occurring after the related Prepayment Period) and (iii) any amounts reimbursable to an Advancing Person pursuant to Section 3.23 and the terms of the related Advance Facility.

                  In addition, the Master Servicer shall deliver to the Trustee from time to time as required by this Agreement, for deposit and the Trustee shall so deposit, in the Distribution Account:


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                  (i) any Advances, as required pursuant to Section 4.03;

                  (ii) any amounts required to be deposited pursuant to Section
         3.13 in connection with any REO Property;

                  (iii) any amounts to be paid in connection with a purchase of Mortgage Loans and REO Properties pursuant to Section 3.16 and Section 9.01;

                  (iv) any Compensating Interest as required pursuant to Section 4.03(e);

                  (v) any Stayed Funds, as soon as permitted by the federal bankruptcy court having jurisdiction in such matters;

                  (vi) any amounts required to be paid by the Master Servicer pursuant to Section 3.06 in connection with any losses realized on Permitted Investments with respect to funds held in the Collection Account; and

                  (v) any amounts required to be paid to the Trustee from the assets of the Trust Fund on deposit in the Collection Account pursuant to this Agreement, including but not limited to amounts required to be paid to the Trustee pursuant to Section 7.02 and Section 8.05.

                  Funds held in the Collection Account pursuant to Section 3.04(b) may at any time be delivered by the Master Servicer to the Trustee for deposit into the Distribution Account and for all purposes of this Agreement shall be deemed to be a part of the Collection Account until the Business Day prior to the Distribution Date; provided, however, that the Trustee shall have the sole authority to withdraw any funds held pursuant to this paragraph. In the event the Master Servicer shall deliver to the Trustee for deposit in the Distribution Account any amount not required to be deposited therein, it may at any time request that the Trustee withdraw such amount from the Distribution Account and remit to it any such amount, any provision herein to the contrary notwithstanding.

                  (h) Investment of Account Funds. Funds on deposit in the Collection Account, the Distribution Account, any REO Account and any Escrow Account may be invested in Permitted Investments in accordance with the provisions set forth in Section 3.06. Any investment earnings or interest paid on funds deposited in the Collection Account, any REO Account and any Escrow Account (subject to Section 3.05(b)) shall accrue to the benefit of the Master Servicer and the Master Servicer shall be entitled to retain and withdraw such interest from each such account on a daily basis. Any investment earnings or interest paid on funds deposited in the Distribution Account, shall accrue to the benefit of the Trustee and the Trustee shall be entitled to retain and withdraw such interest from each such account on a daily basis.

                  Funds on deposit in the Pre-Funding Accounts, the Interest Coverage Account and the Net WAC Rate Reserve Carryover Account may be invested in Permitted Investments in accordance with Section 3.06 subject to any limitations set forth in Section 4.07 (with respect to the Pre-Funding Accounts), Section 4.08 (with respect to the Interest Coverage Account) and Section


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4.10 (with respect to the Net WAC Rate Carryover Reserve Account) and any
investment earnings or interest paid shall accrue to the benefit of the party designated in such section.


                  (i) Creation, Location and Subsequent Transfers of Accounts. Each account created pursuant to this Agreement must be an Eligible Account. On or prior to the Closing Date, the Master Servicer and the Trustee shall give notice, to each other, the NIMS Insurer and the Depositor of the location of any account created by it pursuant to this Agreement. From time to time, the Master Servicer and the Trustee may each transfer any account created by it to a different depository institution provided that upon such transfer the written notice is provided to all other parties listed in the preceding sentence.

                  SECTION 3.05. Permitted Withdrawals From the Collection
                                Account, Escrow Account and Distribution
                                Account.

                  (a) Collection Account. The Master Servicer may, from time to time, withdraw from the Collection Account for the following purposes or as described in Section 4.03:

                  (i) to remit to the Trustee for deposit in the Distribution Account the amounts required to be so remitted pursuant to Section 3.04(g) or permitted to be so remitted pursuant to the last paragraph of Section 3.04(g);

                  (ii) subject to Section 3.12(c), to reimburse itself for (a) any unpaid Servicing Fees, (b) any unreimbursed Servicing Advances and
         (c) any unreimbursed Advances, the Master Servicer's right to reimburse itself pursuant to this subclause (ii) being limited to any Late Collections, Liquidation Proceeds, and Insurance Proceeds received on the related Mortgage Loan and any amounts received in respect of the rental of the related REO Property prior to an REO Disposition that represent payments of principal and/or interest respecting which any such advance was made;

                  (iii) to reimburse itself for (a) any unpaid Servicing Fees to the extent not recoverable under Section 3.05(a)(ii) and (b) any unpaid Advances or Servicing Advances that have been deemed Nonrecoverable Advances or Nonrecoverable Servicing Advances;

                  (iv) to pay to itself any Prepayment Interest Excess;

                  (v) to reimburse itself for any amounts paid pursuant to
         Section 3.12(b) (and not otherwise previously reimbursed);

                  (vi) to pay to itself as servicing compensation any interest earned on funds in the Collection Account;

                  (vii) subject to Section 4.03(b), to reimburse the Master Servicer in respect of any unreimbursed Advances to the extent of funds held in the Collection Account for future distribution that were not included in Available Funds for the preceding Distribution Date;



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                  (viii) to reimburse the Master Servicer or the Depositor for expenses incurred by or reimbursable to the Master Servicer or the Depositor, as the case may be, pursuant to Section 6.03;

                  (ix) to remit to the Trustee any amounts that the Trustee is permitted to be paid or reimbursed from the assets of the Trust Fund pursuant to the terms of this Agreement, including the terms of Section 7.02(a) and Section 8.05 of this Agreement;

                  (x) to reimburse the NIMS Insurer, the Master Servicer (if the Master Servicer is not an Affiliate of the Originator) or the Trustee, as the case may be, for enforcement expenses reasonably incurred in respect of the breach or defect giving rise to the purchase obligation under Section 2.03 of this Agreement that were included in the Purchase Price of the Mortgage Loan, including any expenses arising out of the enforcement of the purchase obligation;

                  (xi) to pay to the Master Servicer, the Depositor or the Originator, as the case may be, with respect to each Mortgage Loan that has previously been purchased or replaced pursuant to Section 2.03 or
         Section 3.16(a) all amounts received thereon subsequent to the date of purchase or substitution, as the case may be;

                  (xi) to transfer funds in the Collection Account maintained at a particular depository to the Collection Account maintained at a different depository, pursuant to Section 3.04(i);

                  (xii) [reserved];

                  (xii) [reserved]; and

                  (xiii) to clear and terminate the Collection Account upon the termination of this Agreement.

                  On each Business Day as of the commencement of which the balance on deposit in the Collection Account exceeds $75,000 following any withdrawals pursuant to the next succeeding sentence, the amount of such excess shall be remitted to the Trustee, but only if the Collection Account constitutes an Eligible Account solely pursuant to clause (ii) of the definition of "Eligible Account." If the balance on deposit in the Collection Account exceeds $75,000 as of the commencement of business on any Business Day and the Collection Account constitutes an Eligible Account solely pursuant to clause
(ii) of the definition of "Eligible Account," the Master Servicer shall, on or before 3:00 p.m. New York time on such Business Day, withdraw from the Collection Account any and all amounts payable or reimbursable to the Depositor, the Master Servicer, the Trustee or any Sub-Servicer pursuant to Section 3.05 and shall pay such amounts to the Persons entitled thereto.

                  The foregoing requirements for withdrawal from the Collection Account shall be exclusive. In the event the Master Servicer shall deposit in the Collection Account any amount not


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required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

                  The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account, to the extent held by or on behalf of it, pursuant to subclauses (ii), (iii), (iv), (v), (vi), (vii),
(viii) and (xi) above. The Master Servicer shall provide written notification to the Trustee and the NIMS Insurer on or prior to the next succeeding Master Servicer Reporting Date, upon making any withdrawals from the Collection Account pursuant to subclause (viii) above.

                  (b) Escrow Account. The Master Servicer may, from time to time, withdraw from the Escrow Account for the following purposes:

                  (i) to effect payments of ground rents, taxes, assessments, water rates, hazard insurance premiums and comparable items;

                  (ii) to reimburse the Master Servicer for any Servicing Advance made by the Master Servicer with respect to a related Mortgage Loan but only from amounts received on the related Mortgage Loan which represent late payments or Late Collections of Escrow Payments thereunder;

                  (iii) to refund to the Mortgagor any funds as may be determined to be overages;

                  (iv) for transfer to the Collection Account in accordance with the terms of this Agreement;

                  (v) for application to restoration or repair of the Mortgaged Property;

                  (vi) to pay to the Master Servicer, or to the Mortgagor to the extent required by the related Mortgage Loan or Applicable Regulations, any interest paid on the funds deposited in the Escrow Account;

                  (vii) to clear and terminate the Escrow Account on the termination of this Agreement; and

                  (viii) to transfer to the Collection Account any Insurance Proceeds.

                  In the event the Master Servicer shall deposit in an Escrow Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Escrow Account, any provision herein to the contrary notwithstanding. As part of its servicing duties, the Master Servicer shall pay to the Mortgagor interest on funds in the Escrow Account, to the extent required by the related Mortgage Loan or Applicable Regulations, and to the extent that interest earned on funds in the Escrow Account is insufficient, shall pay such interest from its own funds, without any reimbursement therefor. The Master Servicer may pay to itself any excess interest on funds in the Escrow Account, to the extent such action is in conformity with the Servicing Standard,


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is permitted by law and such amounts are not required to be paid to Mortgagors or used for any of the other purposes set forth above.

                  (c) Distribution Account. The Trustee shall, from time to time, make withdrawals from the Distribution Account, for any of the following purposes:

                  (i) to make distributions to Certificateholders in accordance with Section 4.01;

                  (ii) to pay to itself and the Trustee amounts to which it is entitled pursuant to Section 8.05;

                  (iii) to pay itself any interest income earned on funds deposited in the Distribution Account pursuant to Section 3.06;

                  (iv) to reimburse itself pursuant to Section 7.01 and Section 7.02(b);

                  (v) to pay any amounts in respect of taxes pursuant to Section 10.01(g)(iii); and

                  (vi) to clear and terminate the Distribution Account pursuant to Section 9.01.

                  SECTION 3.06. Investment of Funds in the Collection Account,
                                the Escrow Account, the REO Account and the Distribution Account.

                  (a) The Master Servicer may direct any depository institution maintaining the Collection Account, the Escrow Account (subject to
         Section 3.05(b)), and the REO Account and the Trustee may direct any depository institution maintaining the Distribution Account, (for purposes of this Section 3.06, each an "Investment Account"), to invest the funds in such Investment Account in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Trustee is the obligor thereon, and (ii) no later than the date on which such funds are required to be withdrawn from such Investment Account pursuant to this Agreement, if the Trustee is the obligor thereon. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such) or in the name of a nominee of the Trustee. The Trustee shall be entitled to sole possession (except with respect to investment direction of funds held in the Collection Account, the Escrow Account, and the REO Account) over each such investment and (except with respect to the income on funds held in the Collection Account, the Escrow Account and the REO Account) the income thereon, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Trustee or its agent, together with any document of transfer necessary to transfer title to such investment to the Trustee or its nominee. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Trustee shall:

                  (i) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature


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         hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

                  (ii) demand payment of all amounts due thereunder promptly upon determination by a Responsible Officer of the Trustee that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

                  (b) All income in the nature of interest from the investment of funds in the Collection Account, the Escrow Account (subject to Section 3.05(b)) and the REO Account shall be for the benefit of the Master Servicer as compensation for the Master Servicer's services pursuant to this Agreement. The Master Servicer shall deposit in the Collection Account, the Escrow Account, and the REO Account from its own funds the amount of any loss incurred in respect of any such Permitted Investment made with funds in such account immediately upon realization of such loss.

                  (c) All income in the nature of interest or earnings from the investment of funds in the Distribution Account shall be for the benefit of the Trustee as compensation for the Trustee's services pursuant to this Agreement. The Trustee shall deposit in the Distribution Account from its own funds the amount of any loss incurred on Permitted Investments in the Distribution Account.

                  (d) Funds on deposit in the Pre-Funding Accounts, the Interest Coverage Account and the Net WAC Rate Carryover Reserve Account may be invested in Permitted Investments in accordance with this Section 3.06 subject to any limitations set forth in Section 4.07 (with respect to the Pre-Funding Accounts), Section 4.08 (with respect to the Interest Coverage Account) and Section 4.10 (with respect to the Net WAC Rate Carryover Reserve Account) and any investment earnings or interest paid shall accrue to the benefit of the party designated in such section and the party so designated shall deposit in the related account from its own funds the amount of any loss incurred on Permitted Investments in such account.

                  (e) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may and, subject to Section 8.01 and Section 8.02(a)(v), upon the request of the NIMS Insurer or the Holders of Certificates representing more than 50% of the Voting Rights allocated to any Class of Certificates, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

                  (f) The Trustee or its Affiliates are permitted to receive compensation that could be deemed to be in the Trustee's economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using Affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments. Such compensation shall not be considered an amount that is reimbursable or payable pursuant to Section 3.05.

                  SECTION 3.07. Payment of Taxes, Insurance and Other Charges.



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                  With respect to each Mortgage Loan, the Master Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of fire and hazard insurance coverage and, as to those Mortgage Loans subject to a voluntary escrow agreement, shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Master Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage or Applicable Regulations. The Master Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make Servicing Advances from its own funds to effect such payments. To the extent that the Mortgage does not provide for Escrow Payments, the Master Servicer shall use reasonable efforts consistent with the Servicing Standard to determine that any such payments are made by the Mortgagor at the time they first become due and shall ensure that the Mortgaged Property is not lost to a tax lien as a result of nonpayment and that such Mortgaged Property is not left uninsured.

                  SECTION 3.08. Maintenance of Hazard Insurance.

                  The Master Servicer shall cause to be maintained for each Mortgage Loan fire insurance with extended coverage on the related Mortgaged Property in an amount which is at least equal to the least of (i) the current Stated Principal Balance of such Mortgage Loan, (ii) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis and (iii) the maximum insurable value of the improvements which are a part of such Mortgaged Property, in each case in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy. The Master Servicer shall also cause to be maintained fire insurance with extended coverage on each REO Property in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding Stated Principal Balance of the related Mortgage Loan, plus accrued interest at the Mortgage Rate and related Servicing Advances (each measured at the time it became an REO Property). The Master Servicer will comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any such hazard policies. Any amounts to be collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or amounts to be released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note) shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.05, if received in respect of a Mortgage Loan, or in the REO Account, subject to withdrawal pursuant to Section 3.13, if received in respect of an REO Property. Any cost incurred by the Master Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid Stated Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such


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additional insurance. If the Mortgaged Property or REO Property is at any time in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the Master Servicer will cause to be maintained a flood insurance policy in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid Stated Principal Balance of the related Mortgage Loan; (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program) and (iii) the maximum insurable value of the improvements which are part of the related Mortgaged Property.

                  SECTION 3.09. Maintenance of Mortgage Blanket Insurance.

                  In the event that the Master Servicer shall obtain and maintain a blanket policy with an insurer having a General Policy Rating of A:V or better in Best's Key Rating Guide (or such other rating that is comparable to such rating) insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of Section 3.08, it being understood and agreed that such policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with the first two sentences of Section 3.08, and there shall have been one or more losses which would have been covered by such policy, deposit to the Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to prepare and present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

                  SECTION 3.10. Fidelity Bond; Errors and Omissions Insurance.

                  The Master Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of the Master Servicer's obligations under this Agreement, which policy or policies shall be in such form and amount that would meet the requirements of Fannie Mae or Freddie Mac if it were the purchaser of the Mortgage Loans, unless the Master Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The Master Servicer shall also maintain a fidelity bond in the form and amount that would meet the requirements of Fannie Mae or Freddie Mac, unless the Master Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The Master Servicer shall provide the Trustee and the NIMS Insurer (upon reasonable request) with copies of any such insurance policies and fidelity bond. The Master Servicer shall be deemed to have complied with this provision if an Affiliate of the Master Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Master Servicer. Any such errors and omissions policy and fidelity bond shall by its terms not be cancelable without thirty days' prior written notice to the Trustee. The Master Servicer shall also cause each Sub-Servicer to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet such requirements.

                  SECTION 3.11. Enforcement of Due-On-Sale Clauses; Assumption
                                Agreements.


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                  The Master Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance of any Mortgaged Property by any Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause, if any, applicable thereto; provided, however, that the Master Servicer shall not exercise any such rights if prohibited by law from doing so. If the Master Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, or if any of the other conditions set forth in the proviso to the preceding sentence apply, the Master Servicer is authorized to enter into an assumption and modification agreement from or with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. The Master Servicer is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as the Mortgagor and becomes liable under the Mortgage Note, provided that no such substitution shall be effective unless such person satisfies the underwriting criteria of the Master Servicer. In connection with any assumption or substitution, the Master Servicer shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual in its general mortgage servicing activities and as it applies to other mortgage loans owned solely by it. The Master Servicer shall not take or enter into any assumption and modification agreement, however, unless (to the extent practicable in the circumstances) it shall have received confirmation, in writing, of the continued effectiveness of any applicable hazard insurance policy, or a new policy meeting the requirements of this Section is obtained. Any fee collected by the Master Servicer in respect of an assumption or substitution of liability agreement will be retained by the Master Servicer as additional servicing compensation. In connection with any such assumption, no material term of the Mortgage Note (including but not limited to the related Mortgage Rate and the amount of the Monthly Payment) may be amended or modified, except as otherwise required pursuant to the terms thereof or otherwise permitted under Section 3.01. The Master Servicer shall notify the Trustee and any respective Custodian that any such substitution or assumption agreement has been completed by forwarding to the Trustee or to such Custodian, as the case may be, the executed original of such substitution or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

                  Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Master Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or by the terms of the Mortgage Note or any assumption which the Master Servicer may be restricted by law from preventing, for any reason whatever. For purposes of this Section 3.11, the term "assumption" is deemed to also include a sale (of the Mortgaged Property) subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.



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                  SECTION 3.12. Realization Upon Defaulted Mortgage Loans.

                  (a) The Master Servicer shall, consistent with the Servicing Standard and the Loss Mitigation Action Plan, foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.02. The Master Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that such costs and expenses will be recoverable as Servicing Advances by the Master Servicer as contemplated in Section 3.05 and Section 3.13. The foregoing is subject to the provision that, in any case in which Mortgaged Property shall have suffered damage from an Uninsured Cause, the Master Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion that such restoration will increase the proceeds of liquidation of the related Mortgage Loan after reimbursement to itself for such expenses.

                  (b) Notwithstanding the foregoing provisions of this Section
         3.12 or any other provision of this Agreement, with respect to any Mortgage Loan as to which the Master Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Master Servicer shall not, on behalf of the Trustee, either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise or (ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property, if, as a result of any such action, the Trustee, the Trust Fund or the Certificateholders would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Master Servicer has also previously determined, based on its reasonable judgment and a report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

                  (1) such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

                  (2) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Mortgaged Property.

                  Notwithstanding the foregoing, if such environmental audit reveals, or if the Master Servicer has actual knowledge or notice, that such Mortgaged Property contains such toxic or hazardous wastes or substances, the Master Servicer shall not foreclose or accept a deed in lieu of foreclosure without the prior written consent of the NIMS Insurer.



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                  The cost of the environmental audit report contemplated by this Section 3.12 shall be advanced by the Master Servicer, subject to the Master Servicer's right to be reimbursed therefor from the Collection Account as provided in Section 3.05(a)(v), such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

                  If the Master Servicer determines, as described above, that it is in the best economic interest of the Trust Fund to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes or petroleum-based materials affecting any such Mortgaged Property, then the Master Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund. The cost of any such compliance, containment, cleanup or remediation shall be advanced by the Master Servicer, subject to the Master Servicer's right to be reimbursed therefor from the Collection Account as provided in Section 3.05(a)(v), such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

                  (c) Proceeds received in connection with any Final Recovery Determination, as well as any recovery resulting from a partial collection of Insurance Proceeds or Liquidation Proceeds, in respect of any Mortgage Loan, will be applied in the following order of priority: first, to reimburse the Master Servicer or any Sub-Servicer for any related unreimbursed Servicing Advances and Advances, pursuant to Section 3.05(a)(ii); second, to accrued and unpaid interest on the Mortgage Loan, to the date of the Final Recovery Determination, or to the Due Date prior to the Distribution Date on which such amounts are to be distributed if not in connection with a Final Recovery Determination; and third, as a recovery of principal of the Mortgage Loan. If the amount of the recovery so allocated to interest is less than the full amount of accrued and unpaid interest due on such Mortgage Loan, the amount of such recovery will be allocated by the Master Servicer as follows: first, to unpaid Servicing Fees; and second, to the balance of the interest then due and owing. The portion of the recovery so allocated to unpaid Servicing Fees shall be reimbursed to the Master Servicer or any Sub-Servicer pursuant to Section 3.05(a)(ii).

                  SECTION 3.13. Title, Management and Disposition of REO
                                Property.

                  (a) The deed or certificate of sale of any REO Property shall be taken in the name of the Trustee, or its nominee, in trust for the benefit of the Certificateholders. Pursuant to the power of attorney granted in Section 3.01, the Master Servicer is hereby authorized to transfer the title of any REO Property taken in the name of the Trustee to a third party purchaser pursuant to this Section 3.13 without further documentation of its authority as attorney-in-fact for the Trustee on behalf of the Trust. The Master Servicer, on behalf of the Trust Fund (and on behalf of the Trustee for the benefit of the Certificateholders), shall either sell any REO Property before the close of the third taxable year after the year the Trust Fund acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code or request from the Internal Revenue Service, no later than 60 days before the day on which the three-year grace period would otherwise expire, an extension of the three-year grace period, unless the Master Servicer shall have delivered to the Trustee, the NIMS Insurer and the Depositor an Opinion of Counsel, addressed to the Trustee, the NIMS Insurer and


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the Depositor, to the effect that the holding by the Trust Fund of such REO
Property subsequent to three years after its acquisition will not result in the imposition on any Trust REMIC of taxes on "prohibited transactions" thereof, as defined in Section 860F of the Code, or cause any Trust REMIC to fail to qualify as a REMIC under Federal law at any time that any Certificates are outstanding. The Master Servicer shall manage, conserve, protect and operate each REO Property for the benefit of the Certificateholders and solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code or result in the receipt by any Trust REMIC of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code, or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions.

                  (b) The Master Servicer shall segregate and hold all funds collected and received in connection with the operation of any REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to REO Properties an account held in trust for the Trustee for the benefit of the Certificateholders (the "REO Account"), which shall be an Eligible Account. The Master Servicer shall be permitted to allow the Collection Account to serve as the REO Account, subject to separate ledgers for each REO Property. The Master Servicer shall be entitled to retain or withdraw any interest income paid on funds deposited in the REO Account.

                  (c) The Master Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Agreement (including the Loss Mitigation Action Plan), to do any and all things in connection with any REO Property as are consistent with the manner in which the Master Servicer manages and operates similar property owned by the Master Servicer or any of its Affiliates, all on such terms and for such period as the Master Servicer deems to be in the best interests of Certificateholders and appropriate to effect the prompt disposition and sale of the REO Property. In connection therewith, the Master Servicer shall deposit, or cause to be deposited in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Master Servicer's receipt thereof, and shall thereafter deposit in the REO Account, in no event more than two Business Days after the deposit of such funds into the clearing account, all revenues received by it with respect to an REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of such REO Property including, without limitation:

                  (i) all insurance premiums due and payable in respect of such REO Property;

                  (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon; and

                  (iii) all costs and expenses necessary to maintain such REO Property.

                  To the extent that amounts on deposit in the REO Account with respect to an REO Property are insufficient for the purposes set forth in clauses (i) through (iii) above with respect to such REO Property, the Master Servicer shall advance from its own funds such amount as is


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necessary for such purposes if, but only if, the Master Servicer would make such advances if the Master Servicer owned the REO Property and if in the Master Servicer's judgment, the payment of such amounts will be recoverable from the rental or sale of the REO Property.

                  Notwithstanding the Master Servicer's obligation to the Certificateholders to manage and operate (including the collection of rents from existing tenants and management of any leases acquired with the REO property to the extent applicable) the REO Property from the date of acquisition until the date of sale, neither the Master Servicer nor the Trustee shall knowingly:

                  (i) authorize the Trust Fund to enter into, renew or extend any New Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

                  (ii) authorize any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

                  (iii) authorize any construction on any REO Property, other than the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

                  (iv) authorize any Person to Directly Operate any REO Property on any date more than 90 days after its date of acquisition by the Trust Fund;

unless, in any such case, the Master Servicer has obtained an Opinion of Counsel, provided to the Trustee and the NIMS Insurer, to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code at any time that it is held by the Trust Fund, and (B) the Master Servicer has received written notice from the Trustee that it has received written consent from the NIMS Insurer that the specific action may be taken.

                  The Master Servicer may contract with any Independent Contractor for the operation and management of any REO Property, provided that:

                  (i) the terms and conditions of any such contract shall not be inconsistent herewith;

                  (ii) any such contract shall require, or shall be administered to require, that the Independent Contractor pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed above and remit all related revenues (net of such costs and expenses) to the Master Servicer as soon as practicable, but in no event later than thirty days following the receipt thereof by such Independent Contractor;



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                  (iii) none of the provisions of this Section 3.13(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Master Servicer of any of its duties and obligations to the Trustee on behalf of the Certificateholders with respect to the operation and management of any such REO Property; and

                  (iv) the Master Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

                  The Master Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Master Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. The Master Servicer shall be solely liable for all fees owed by it to any such Independent Contractor, irrespective of whether the Master Servicer's compensation pursuant to Section 3.18 is sufficient to pay such fees. The Master Servicer shall not engage an Independent Contractor to engage in any activities that the Master Servicer would not be permitted to engage in itself in accordance with the other provisions of this Agreement (including the Loss Mitigation Action Plan).

                  (d) In addition to the withdrawals permitted under Section 3.13(c), the Master Servicer may from time to time make withdrawals from the REO Account for any REO Property: (i) to pay itself or any Sub-Servicer unpaid Servicing Fees in respect of the related Mortgage Loan; and (ii) to reimburse itself or any Sub-Servicer for unreimbursed Servicing Advances and Advances made in respect of such REO Property or the related Mortgage Loan. On the Master Servicer Remittance Date, the Master Servicer shall withdraw from each REO Account maintained by it and deposit into the Distribution Account in accordance with Section 3.04(g)(ii), for distribution on the related Distribution Date in accordance with Section 4.01, the income from the related REO Property received during the prior calendar month, net of any withdrawals made pursuant to Section 3.13(c) or this Section 3.13(d).

                  (e) Subject to the time constraints set forth in Section 3.13(a), (including the constraint that the Master Servicer hold and manage each REO Property "solely for the purpose of its prompt disposition") each REO disposition shall be carried out by the Master Servicer at such price and upon such terms and conditions as shall be in conformity with the requirements of the Loss Mitigation Action Plan and as shall be normal and usual in its general servicing activities for similar properties.

                  (f) The proceeds from the REO Disposition, net of any amount required by law to be remitted to the Mortgagor under the related Mortgage Loan and net of any payment or reimbursement to the Master Servicer or any Sub-Servicer as provided above, shall be deposited in the Distribution Account in accordance with Section 3.04(g)(ii) on the Master Servicer Remittance Date in the month following the receipt thereof for distribution on the related Distribution Date in accordance with Section 4.01. Any REO Disposition shall be for cash only (unless changes in the REMIC Provisions made subsequent to the Startup Day allow a sale for other consideration).



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                  SECTION 3.14. [Reserved].

                  SECTION 3.15. Reports of Foreclosure and Abandonment of
                                Mortgaged Properties.

                  The Master Servicer shall file information returns with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of any Mortgaged Property and cancellation of indebtedness income with respect to any Mortgaged Property as required by Sections 6050H, 6050J and 6050P of the Code, respectively. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

                  SECTION 3.16. Optional Purchase of Defaulted Mortgage Loans.

                  (a)(i) The NIMS Insurer may, at its option, purchase a Mortgage Loan which has become 90 or more days delinquent or for which the Master Servicer has accepted a deed in lieu of foreclosure. Prior to purchase pursuant to this Section 3.16(a)(i), the Master Servicer shall be required to continue to make Advances pursuant to Section 4.03. The NIMS Insurer shall not use any procedure in selecting Mortgage Loans to be repurchased which is materially adverse to the interests of the Certificateholders. The NIMS Insurer shall purchase such delinquent Mortgage Loan at a price equal to the Purchase Price of such Mortgage Loan. Any such purchase of a Mortgage Loan pursuant to this Section 3.16(a)(i) shall be accomplished by remittance to the Master Servicer for deposit in the Collection Account of the amount of the Purchase Price. The Trustee shall effectuate the conveyance of such delinquent Mortgage Loan to the NIMS Insurer to the extent necessary, as requested, and the Trustee shall promptly deliver all documentation to the NIMS Insurer.

                  (ii) During the first full calender month (but excluding the last Business Day thereof) following a Mortgage Loan or related REO Property becoming 90 days or more delinquent, the Master Servicer shall have the option, but not the obligation to purchase from the Trust Fund any such Mortgage Loan or related REO Property that is then still 90 days or more delinquent, which the Master Servicer determines in good faith will otherwise become subject to foreclosure proceedings (evidence of such determination to be delivered in writing to the Trustee prior to purchase), at a price equal to the Purchase Price. The Purchase Price for any Mortgage Loan or related REO Property purchased hereunder shall be deposited in the Collection Account, and the Trustee, upon written certification of such deposit, shall release or cause to be released to the Master Servicer the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Master Servicer shall furnish and as shall be necessary to vest in the Master Servicer title to any Mortgage Loan or related REO Property released pursuant hereto.

                  (b) If with respect to any delinquent Mortgage Loan or related REO Property, the option of the Master Servicer set forth in the preceding two paragraphs shall have arisen but the Master Servicer shall have failed to exercise such option on or before the Business Day preceding the last Business Day of the calender month following the calender month during which such Mortgage Loan or related REO Property first became 90 days or more delinquent, then such option shall automatically expire; provided, however, that if any such Mortgage Loan or related REO


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Property shall cease to be 90 days or more delinquent but then subsequently shall again become 90 days or more delinquent, then the Master Servicer shall be entitled to another repurchase option with respect to such Mortgage Loan or REO Property as provided in the preceding paragraph.

                  SECTION 3.17. Trustee to Cooperate; Release of Mortgage Files.

                  (a) Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer will promptly notify the Trustee and any related Custodian by a certification in the form of Exhibit E or such other form supplied by the Master Servicer provided that it does not differ from the substantive content of Exhibit E, (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.04(b) have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Mortgage File. Upon receipt of such certification and request, the Trustee or such Custodian, as the case may be, shall promptly release (and in no event more than three (3) Business Days thereafter) the related Mortgage File to the Master Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account or the Distribution Account.

                  (b) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any insurance policy relating to the Mortgage Loans, the Trustee and any related Custodian shall, upon request of the Master Servicer and delivery to the Trustee or such Custodian, as the case may be, of a Request for Release in the form of Exhibit E or such other form supplied by the Master Servicer provided that it does not differ from the substantive content of Exhibit E, release the related Mortgage File to the Master Servicer, and the Trustee shall, at the direction of the Master Servicer, execute such documents as shall be necessary to the prosecution of any such proceedings and the Master Servicer shall retain such Mortgage File in trust for the benefit of the Certificateholders. Such Request for Release shall obligate the Master Servicer to return each and every document previously requested from the Mortgage File to the Trustee or to such Custodian when the need therefor by the Master Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Collection Account have been so deposited, or that such Mortgage Loan has become an REO Property, upon request, a copy of the Request for Release shall be released by the Trustee or such Custodian to the Master Servicer.

                  (c) Upon written certification of a Servicing Officer, the Trustee shall execute and deliver to the Master Servicer any court pleadings, requests for trustee's sale or other documents


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reasonably necessary to the foreclosure or trustee's sale in respect of a
Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

                  (d) The Trustee and the Master Servicer may mutually agree on policies and procedures (commercially reasonable in nature) to allow the submission of any and all requests for the release of a Mortgage File electronically with a digital signature or other identifier to designate the Servicing Officer of the Master Servicer requesting such collateral.

                  SECTION 3.18. Servicing Compensation.

                  As compensation for the activities of the Master Servicer hereunder, the Master Servicer shall be entitled to the Servicing Fee with respect to each Mortgage Loan payable solely from payments of interest in respect of such Mortgage Loan, subject to Section 4.03(e). In addition, the Master Servicer shall be entitled to recover unpaid Servicing Fees out of Insurance Proceeds or Liquidation Proceeds to the extent permitted by Section 3.05(a)(ii), out of general funds in the Collection Account to the extent permitted by Section 3.05(a) and out of amounts derived from the operation and sale of an REO Property to the extent permitted by Section 3.13. The right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement.

                  Additional servicing compensation in the form of assumption fees, late payment charges, insufficient funds fees, reconveyance fees and other similar fees and charges (other than Prepayment Charges) shall be retained by the Master Servicer only to the extent such fees or charges are received by the Master Servicer. The Master Servicer shall also be entitled pursuant to Section 3.05(a)(vi) to withdraw from the Collection Account, pursuant to Section 3.04(h) to withdraw from any Escrow Account and pursuant to Section 3.13(b) to withdraw from any REO Account, as additional servicing compensation, interest or other income earned on deposits therein, subject to Section 3.06. The Master Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including premiums for the insurance required by Section 3.08, Section 3.09 and Section 3.10, to the extent such premiums are not paid by the related Mortgagors or by a Sub-Servicer, servicing compensation of each Sub-Servicer, and to the extent provided in Section 8.05, the fees and expenses of the Trustee) and shall not be entitled to reimbursement therefor except as specifically provided herein.

                  SECTION 3.19. Statement as to Compliance.

                  The Master Servicer will deliver to the Trustee, the NIMS Insurer, the Depositor and each Rating Agency on or before March 15th of each calendar year commencing in 2004, an Officers' Certificate stating, as to each signatory thereof, that (i) a review of the activities of the Master Servicer during the preceding year and of performance under this Agreement has been made under


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such officers' supervision and (ii) to the best of such officers' knowledge, based on such review, the Master Servicer has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Copies of any such statement shall be provided by the Trustee to any Certificateholder and to any Person identified to the Trustee as a prospective transferee of a Certificate, upon the request and at the expense of the requesting party, provided that such statement is delivered by the Master Servicer to the Trustee.

                  SECTION 3.20. Independent Public Accountants' Servicing
                                Report.

                  Not later than March 15th of each calendar year commencing in 2004, the Master Servicer, at its expense, shall cause a nationally recognized firm of independent certified public accountants to furnish to the Master Servicer a report stating that (i) it has obtained a letter of representation regarding certain matters from the management of the Master Servicer which includes an assertion that the Master Servicer has complied with certain minimum residential mortgage loan servicing standards, identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of residential mortgage loans during the most recently completed fiscal year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of residential mortgage loans by Sub- Servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those Sub-Servicers. Immediately upon receipt of such report, the Master Servicer shall furnish a copy of such report to the Trustee, the NIMS Insurer and each Rating Agency. Copies of such statement shall be provided by the Trustee to any Certificateholder upon request at the Master Servicer's expense, provided that such statement is delivered by the Master Servicer to the Trustee. In the event such firm of independent certified public accountants requires the Trustee to agree to the procedures performed by such firm, the Master Servicer shall direct the Trustee in writing to so agree; it being understood and agreed that the Trustee will deliver such letter of agreement in conclusive reliance upon the direction of the Master Servicer, and the Trustee has not made any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

                  SECTION 3.21. Access to Certain Documentation.

                  The Master Servicer shall provide to the Office of Thrift Supervision, the FDIC, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder or Certificate Owner, access to the documentation regarding the Mortgage Loans required by applicable laws and regulations. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Master Servicer designated by it. In addition, access to the documentation regarding the Mortgage Loans will be provided to any Certificateholder, Certificate Owner, the Trustee, the NIMS Insurer and to any Person identified to the Master Servicer as a prospective transferee of a Certificate, upon reasonable request during normal business hours at the offices of the Master Servicer designated by


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it at the expense of the Person requesting such access. In each case, access to any documentation regarding the Mortgage Loans may be conditioned upon the requesting party's acknowledgment in writing of a confidentiality agreement regarding any information that is required to remain confidential under the Gramm-Leach-Bliley Act of 1999.

                  SECTION 3.22. [Reserved].

                  SECTION 3.23. Advance Facility.

                  (a) The Master Servicer and/or the Trustee on behalf of the Trust Fund, in either case, with the consent of the NIMS Insurer and the Master Servicer in the case of the Trustee, is hereby authorized to enter into a facility (an "Advance Facility") with any Person which provides that such Person (an "Advancing Person") may fund Advances and/or Servicing Advances to the Trust Fund under this Agreement, although no such facility shall reduce or otherwise affect the Master Servicer's obligation to fund such Advances and/or Servicing Advances. If the Master Servicer enters into such an Advance Facility pursuant to this Section 3.23, upon reasonable request of the Advancing Person, the Trustee shall execute a letter of acknowledgment, confirming its receipt of notice of the existence of such Advance Facility. To the extent that an Advancing Person funds any Advance or any Servicing Advance and provides the Trustee with notice acknowledged by the Master Servicer that such Advancing Person is entitled to reimbursement directly from the Trustee pursuant to the terms of the Advance Facility, such Advancing Person shall be entitled to receive reimbursement pursuant to this Agreement for such amount to the extent provided in Section 3.23(b). Such notice from the Advancing Person must specify the amount of the reimbursement, the Section of this Agreement that permits the applicable Advance or Servicing Advance to be reimbursed and the section(s) of the Advance Facility that entitle the Advancing Person to request reimbursement from the Trustee, rather than the Master Servicer, and include the Master Servicer's acknowledgment thereto or proof of an Event of Default under the Advance Facility. The Trustee shall have no duty or liability with respect to any calculation of any reimbursement to be paid to an Advancing Person and shall be entitled to rely without independent investigation on the Advancing Person's notice provided pursuant to this Section 3.23. An Advancing Person whose obligations hereunder are limited to the funding of Advances and/or Servicing Advances shall not be required to meet the qualifications of a Master Servicer or a Sub-Servicer pursuant to Section 6.06 hereof and will not be deemed to be a Sub-Servicer under this Agreement. If the terms of a facility proposed to be entered into with an Advancing Person by the Trust Fund would not materially and adversely affect the interests of any Certificateholder, then the NIMS Insurer shall not withhold its consent to the Trust Fund's entering such facility.

                  (b) If, pursuant to the terms of the Advance Facility, an Advancing Person is entitled to reimbursement directly from the Trustee, then the Master Servicer shall not reimburse itself therefor under Section 3.05(a)(ii), Section 3.05(a)(iii), Section 3.05(a)(v) or Section 3.05(a)(vii) prior to the remittance to the Trust Fund, but instead the Master Servicer shall include such amounts in the applicable remittance to the Trustee made pursuant to Section 3.04(g) to the extent of amounts on deposit in the Collection Account on the related Master Servicer Remittance Date. The Trustee is hereby authorized to pay to the Advancing Person reimbursements for Advances and Servicing Advances from the Distribution Account, to the extent permitted under the terms of the Advance Facility, to the same extent the Master Servicer would have been permitted to reimburse itself for


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such Advances and/or Servicing Advances in accordance with Section 3.05(a)(ii),
Section 3.05(a)(iii), Section 3.05(a)(v) or Section 3.05(a)(vii), as the case may be, had the Master Servicer itself funded such Advance or Servicing Advance. The Trustee is hereby authorized to pay directly to the Advancing Person such portion of the Servicing Fee as the parties to any advancing facility agree to in writing delivered to the Trustee.

                  (c) All Advances and Servicing Advances made pursuant to the terms of this Agreement shall be deemed made and shall be reimbursed on a "first in first out" (FIFO) basis.

                  (d) In the event the Master Servicer is terminated pursuant to
Section 7.01, the Advancing Person shall succeed to the terminated Master Servicer's right of reimbursement set forth in Section 7.02(c) to the extent of such Advancing Person's financing of Advances or Servicing Advances hereunder then remaining unreimbursed.

                  (e) Any amendment to this Section 3.23 or to any other provision of this Agreement that may be necessary or appropriate to effect the terms of an Advance Facility as described generally in this Section 3.23, including amendments to add provisions relating to a successor master servicer, may be entered into by the Trustee and the Master Servicer without the consent of any Certificateholder but with the consent of the NIMS Insurer and written confirmation from each Rating Agency that the amendment will not result in the reduction or withdrawal of the then-current ratings of any outstanding Class of Certificates or any other notes secured by collateral which includes all or a portion of the Class CE Certificates, the Class P Certificates and/or the Residual Certificates, notwithstanding anything to the contrary in this Agreement.



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                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

                  SECTION 4.01. Distributions.

                  (a)(1)(A) On each Distribution Date, the following amounts, in the following order of priority, shall be distributed by REMIC I to REMIC II on account of the REMIC I Regular Interests or withdrawn from the Distribution Account and distributed to the Holders of the Class R Certificates (in respect of the Class R-I Interest), as the case may be:

                  WITH RESPECT TO THE GROUP I MORTGAGE LOANS:

                  (i) (a) to the Holders of REMIC Regular Interest I-LT1, REMIC I Regular Interest I-LT1PF and REMIC I Regular Interest I-LTP in an amount equal to (A) the Uncertificated Interest for each REMIC I Regular Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates; and

                           (b) to the Holders of REMIC I Regular Interest I-LTP, on the Distribution Date immediately following the expiration of the latest Prepayment Charge as identified on the Prepayment Charge Schedule or any Distribution Date thereafter until $100 has been distributed pursuant to this clause;

                  (ii) to the Holders of REMIC I Regular Interest I-LT1 and REMIC I Regular Interest I-LT1PF, in an amount equal to the remainder of the Available Funds for such Distribution Date after the distributions made pursuant to clause (i) above, allocated as follows:

                           (a) to the Holders of REMIC I Regular Interest I-LT1, until the Uncertificated Balance of REMIC I Regular Interest I-LT1 is reduced to zero;

                           (b) to the Holders of REMIC I Regular Interest I-LT1PF, until the Uncertificated Balance of REMIC I Regular Interest I-LT1PF is reduced to zero; and

                           (c) any remaining amount to the Holders of the Class R Certificates (in respect of the Class R-I Interest).

provided, however, that for the first three Distribution Dates, such amounts relating to the Initial Group I Mortgage Loans shall be allocated to the REMIC I Regular Interests (other than REMIC I Regular Interest I-LT1PF) in the order and priority described above and such amounts relating to the Subsequent Group I Mortgage Loans shall be allocated to REMIC I Regular Interest I-LT1PF.

                  WITH RESPECT TO THE GROUP II MORTGAGE LOANS:



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                  (i) to the Holders of REMIC Regular Interest I-LT2 and REMIC I
         Regular Interest I-LT2PF in an amount equal to (A) the Uncertificated Interest for each REMIC I Regular Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates;

                  (ii) to the Holders of REMIC I Regular Interest I-LT2 and REMIC I Regular Interest I-LT2PF, in an amount equal to the remainder of the Available Funds for such Distribution Date after the distributions made pursuant to clause (i) above, allocated as follows:

                           (a) to the Holders of REMIC I Regular Interest I-LT2, until the Uncertificated Balance of REMIC I Regular Interest I-LT2 is reduced to zero;

                           (b) to the Holders of REMIC I Regular Interest I-LT2PF, until the Uncertificated Balance of REMIC I Regular Interest I-LT2PF is reduced to zero; and

                           (c) any remaining amount to the Holders of the Class R Certificates (in respect of the Class R-I Interest).

provided, however, that for the first three Distribution Dates, such amounts relating to the Initial Group II Mortgage Loans shall be allocated to the REMIC I Regular Interests (other than REMIC I Regular Interest I-LT2PF) in the order and priority described above and such amounts relating to the Subsequent Group II Mortgage Loans shall be allocated to REMIC I Regular Interest I-LT2PF.

                  WITH RESPECT TO THE GROUP III MORTGAGE LOANS:

                  (i) to the Holders of REMIC Regular Interest I-LT3 and REMIC I Regular Interest I-LT3PF in an amount equal to (A) the Uncertificated Interest for each REMIC I Regular Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates; and

                  (ii) to the Holders of REMIC I Regular Interest I-LT3 and REMIC I Regular Interest I-LT3PF, in an amount equal to the remainder of the Available Funds for such Distribution Date after the distributions made pursuant to clause (i) above, allocated as follows:

                           (a) to the Holders of REMIC I Regular Interest I-LT3, until the Uncertificated Balance of REMIC I Regular Interest I-LT3 is reduced to zero;

                           (b) to the Holders of REMIC I Regular Interest I-LT3PF, until the Uncertificated Balance of REMIC I Regular Interest I-LT3PF is reduced to zero; and

                           (c) any remaining amount to the Holders of the Class R Certificates (in respect of the Class R-I Interest).


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provided, however, that for the first three Distribution Dates, such amounts relating to the Initial Group III Mortgage Loans shall be allocated to the REMIC I Regular Interests (other than REMIC I Regular Interest I-LT3PF) in the order and priority described above and such amounts relating to the Subsequent Group III Mortgage Loans shall be allocated to REMIC I Regular Interest I-LT3PF.

                  On each Distribution Date, all amounts representing Prepayment Charges in respect of the Mortgage Loans received during the related Prepayment Period will be distributed by REMIC I to the Holders of REMIC I Regular Interest I-LTP. The payment of the foregoing amounts to the Holders of REMIC I Regular Interest I-LTP shall not reduce the Uncertificated Balance thereof.

                  (B) On each Distribution Date, the following amounts, in the following order of priority, shall be distributed by REMIC II to REMIC III on account of the REMIC II Regular Interests or withdrawn from the Distribution Account and distributed to the Holders of the Class R Certificates (in respect of the Class R-II Interest), as the case may be:

                  (i) first, to the Holders of REMIC II Regular Interest I-LTSA, REMIC II Regular Interest II-LTSB, REMIC II Regular Interest II-LTSC, REMIC II Regular Interest II-LTSD, REMIC II Regular Interest II-LTSE, in an amount equal to (A) the Uncertificated Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates and second, to the Holders of REMIC II Regular Interest II-LT1, REMIC II Regular Interest II-LT2, REMIC II Regular Interest II-LT3 and REMIC II Regular Interest II-LTP, in an amount equal to (A) the Uncertificated Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates;

                  (ii) to the Holders of the REMIC II Regular Interest II-LTP, on the Distribution Date immediately following the expiration of the latest Prepayment Charge term as identified on the Mortgage Loan Schedule or any Distribution Date thereafter until $100 has been distributed pursuant to this clause;

                  (iii) on each Distribution Date, the remainder of the Available Funds for such Distribution Date after the distributions made pursuant to clause (i) and clause (ii) above, first, to the Holders of REMIC II Regular Interest II-LT1, REMIC II Regular Interest II-LT2 and REMIC II Regular Interest II-LT3, until the Uncertificated Balance of such REMIC II Regular Interest is reduced to zero, and second, to the Holders of REMIC II Regular Interest I-LTSA, REMIC II Regular Interest II-LTSB, REMIC II Regular Interest II-LTSC, REMIC II Regular Interest II-LTSD and REMIC II Regular Interest II-LTSE, until the Uncertificated Balance of each such REMIC II Regular Interest is reduced to zero; and

                  (iv) to the Holders of the Class R Certificates (in respect of the Class R-II Interest), any amounts remaining after the distributions pursuant to clauses (i) through (iii) above.

                  On each Distribution Date, all amounts representing Prepayment Charges in respect of the Mortgage Loans received during the related Prepayment Period will be distributed by REMIC IV to the Holders of REMIC IV Regular Interest IV-LTP. The payment of the foregoing amounts to


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the Holders of REMIC IV Regular Interest IV-LTP shall not reduce the
Uncertificated Balance thereof.

                  (C) On each Distribution Date, the following amounts, in the following order of priority, shall be distributed by REMIC III to REMIC IV on account of the REMIC III Regular Interests or withdrawn from the Distribution Account and distributed to the Holders of the Class R Certificates (in respect of the Class R-III Interest), as the case may be:

                  (i) first, to the Holders of REMIC III Regular Interest III-LTS, in an amount equal to (A) the Uncertificated Interest for such REMIC III Regular Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates, then, (a) to Holders of REMIC III Regular Interest III-LTAV1, REMIC III Regular Interest III-LTAV2, REMIC III Regular Interest III-LTAV3, REMIC III Regular Interest III-LTAV4, REMIC III Regular Interest III-LTAF1, REMIC III Regular Interest III- LTAF2, REMIC III Regular Interest III-LTAF3, REMIC III Regular Interest III-LTAF4, REMIC III Regular Interest III-LTAF5, REMIC III Regular Interest III-LTM1, REMIC III Regular Interest III-LTM2, REMIC III Regular Interest III-LTM3, REMIC I Regular Interest III-LTM4, REMIC I Regular Interest III-LTM5, REMIC III Regular Interest III-LTMV6, REMIC III Regular Interest III-LTMF6, REMIC III Regular Interest III-LTZZ and REMIC III Regular Interest III-LTP, PRO RATA, in an amount equal to (A) the Uncertificated Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates. Amounts payable as Uncertificated Interest in respect of REMIC III Regular Interest III-LTZZ shall be reduced and deferred when the REMIC III Overcollateralized Amount is less than the REMIC III Overcollateralization Target Amount, by the lesser of (x) the amount of such difference and (y) the Maximum III-LTZZ Uncertificated Interest Deferral Amount and such amount will be payable to the Holders of REMIC III Regular Interest III-LTAV1, REMIC III Regular Interest III-LTAV2, REMIC III Regular Interest III-LTAV3, REMIC III Regular Interest III-LTAV4, REMIC III Regular Interest III-LTAF1, REMIC III Regular Interest III-LTAF2, REMIC III Regular Interest III- LTAF3, REMIC III Regular Interest III-LTAF4, REMIC III Regular Interest III-LTAF5, REMIC III Regular Interest III-LTM1, REMIC III Regular Interest III-LTM2, REMIC III Regular Interest III-LTM3, REMIC I Regular Interest III-LTM4, REMIC I Regular Interest III-LTM5, REMIC III Regular Interest III-LTMV6 and REMIC III Regular Interest III- LTMF6 in the same proportion as the Overcollateralization Increase Amount is allocated to the Corresponding Certificates; and

                  (ii) to Holders of REMIC III Regular Interest III-LT1SUB, REMIC III Regular Interest III-LT1GRP, REMIC III Regular Interest III-LT2SUB, REMIC III Regular Interest III-LT2GRP, REMIC III Regular Interest III-LT3SUB, REMIC III Regular Interest III- LT3GRP and REMIC III Regular Interest III-LTXX, PRO RATA, in an amount equal to (A) the Uncertificated Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates

                  (iii) to the Holders of REMIC III Regular Interests, in an amount equal to the remainder of the REMIC III Marker Allocation Percentage of Available Funds for such


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



         Distribution Date after the distributions made pursuant to clause (i) above, allocated as follows:

                           (a) to the Holders of REMIC III Regular Interest
                  III-LTAA and REMIC III Regular Interest III-LTP, 98.00% of such remainder (other than amounts payable under clause (iv) below), until the Uncertificated Balance of such REMIC III Regular Interest is reduced to zero, provided, however, that REMIC III Regular Interest III- LTP shall not be reduced until the Distribution Date immediately following the expiration of the latest Prepayment Charge as identified on the Prepayment Charge Schedule or any Distribution Date thereafter, at which point such amount shall be distributed to REMIC III Regular Interest III-LTP, until $100 has been distributed pursuant to this clause;

                           (b) to the Holders of R REMIC III Regular Interest
                  III-LTAV1, REMIC III Regular Interest III-LTAV2, REMIC III Regular Interest III-LTAV3, REMIC III Regular Interest III-LTAV4, REMIC III Regular Interest III-LTAF1, REMIC III Regular Interest III-LTAF2, REMIC III Regular Interest III-LTAF3, REMIC III Regular Interest III-LTAF4, REMIC III Regular Interest III-LTAF5, REMIC III Regular Interest III-LTM1, REMIC III Regular Interest III-LTM2, REMIC III Regular Interest III-LTM3, REMIC I Regular Interest III-LTM4, REMIC I Regular Interest III-LTM5, REMIC III Regular Interest III-LTMV6 and REMIC III Regular Interest III-LTMF6, 1.00% of such remainder (other than amounts payable under clause (iv) below), in the same proportion as principal payments are allocated to the Corresponding Certificates, until the Uncertificated Balances of such REMIC III Regular Interests are reduced to zero;

                           (c) to the Holders of REMIC III Regular Interest
                  III-LTZZ, 1.00% of such remainder (other than amounts payable under clause (iv) below), until the Uncertificated Balance of such REMIC III Regular Interest is reduced to zero; and

                           (d) any remaining amount to the Holders of the Class
                  R Certificates (in respect of the Class R-III Interest);

provided, however, that (i) 98.00% and (ii) 2.00% of any principal payments that are attributable to an Overcollateralization Reduction Amount shall be allocated to Holders of (i) REMIC III Regular Interest III-LTAA and REMIC III Regular Interest III-LTP, in that order and (ii) REMIC III Regular Interest III-LTP, respectively; provided that REMIC III Regular Interest III-LTP shall not be reduced until the Distribution Date immediately following the expiration of the latest Prepayment Charge as identified on the Prepayment Charge Schedule or any Distribution Date thereafter, at which point such amount shall be distributed to REMIC III Regular Interest III-LTP, until $100 has been distributed pursuant to this clause; and

                  (iv) to the Holders of REMIC III Regular Interests, in an amount equal to the remainder of the REMIC III Sub WAC Allocation Percentage of Available Funds for such Distribution Date after the distributions made pursuant to clause (i) above, such that distributions of principal shall be deemed to be made to the REMIC III Regular Interests first,


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



         so as to keep the Uncertificated Balance of each REMIC III Regular Interest ending with the designation "GRP" equal to 0.01% of the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group; second, to each REMIC III Regular Interest ending with the designation "SUB," so that the Uncertificated Balance of each such REMIC III Regular Interest is equal to 0.01% of the excess of (x) the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group plus any amounts remaining in the related Pre- Funding Account (exclusive of investment income therein)over (y) the current Certificate Principal Balance of the Class A Certificate in the related Loan Group (except that if any such excess is a larger number than in the preceding distribution period, the least amount of principal shall be distributed to such REMIC III Regular Interests such that the REMIC III Subordinated Balance Ratio is maintained); and third, any remaining principal to REMIC III Regular Interest III-LTXX.

                  (2)(I) On each Distribution Date, the Trustee shall withdraw from the Distribution Account an amount equal to the Group I Interest Remittance Amount and distribute to the Certificateholders the following amounts, in the following order of priority:

                  (i) concurrently to the Holders of the Class AV-1 Certificates, the Class AV-2 Certificates and the Class S Certificates, the Senior Interest Distribution Amount allocable to such Certificates, on a PRO RATA basis based on the entitlement of each such Class; and

                  (ii) to the Holders of the Class AV-3 Certificates, the Class AF Certificates and the Class AV-4 Certificates, the Senior Interest Distribution Amount allocable to such Certificates, on a PRO RATA basis based on the entitlement of each such Class, to the extent remaining unpaid after the distribution of the Group II Interest Remittance Amount as set forth in Section 4.01(a)(2)(II)(i) below and the Group III Interest Remittance Amount as set forth in Section 4.01(a)(2)(III)(i) below.

                  (II) On each Distribution Date, the Trustee shall withdraw from the Distribution Account an amount equal to the Group II Interest Remittance Amount and distribute to the Certificateholders the following amounts, in the following order of priority:

                  (i) concurrently to the Holders of the Class AV-3 Certificates and the Class AF Certificates, the Senior Interest Distribution Amount allocable to such Certificates, on a PRO RATA basis based on the entitlement of each such Class; and

                  (ii) to the Holders of the Class AV-1 Certificates, the Class AV-2 Certificates, the Class S Certificates and the Class AV-4 Certificates, the Senior Interest Distribution Amount allocable to such Certificates, on a PRO RATA basis based on the entitlement of each such Class, to the extent remaining unpaid after the distribution of the Group I Interest Remittance Amount as set forth in Section 4.01(a)(2)(I)(i) above and the Group III Interest Remittance Amount as set forth in Section 4.01(a)(2)(III)(i) below.

                  (III) On each Distribution Date, the Trustee shall withdraw from the Distribution Account an amount equal to the Group III Interest Remittance Amount and distribute to the Certificateholders the following amounts, in the following order of priority:


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



                  (i) to the Holders of the Class AV-4 Certificates, the Senior Interest Distribution Amount allocable to such Certificates; and

                  (ii) to the Holders of the Class AV-1 Certificates, the Class AV-2 Certificates, the Class S Certificates, the Class AV-3 Certificates and the Class AF Certificates, the Senior Interest Distribution Amount allocable to such Certificates, on a PRO RATA basis based on the entitlement of each such Class, to the extent remaining unpaid after the distribution of the Group I Interest Remittance Amount as set forth in Section 4.01(a)(2)(I)(i) above and the Group II Interest Remittance Amount as set forth in Section 4.01(a)(2)(II)(i) above.

                  (IV) On each Distribution Date, following the distributions made pursuant to Section 4.01(a)(2)(I), (II) and (III) above, the Trustee shall withdraw from the Distribution Account an amount equal to any remaining Group I Interest Remittance Amount, Group II Interest Remittance Amount and Group III Interest Remittance Amount and distribute to the Certificateholders the following amounts, in the following order of priority

                  (i) to the Holders of the Class M-1 Certificates, an amount equal to the Interest Distribution Amount allocable to the Class M-1 Certificates;

                  (ii) to the Holders of the Class M-2 Certificates, an amount equal to the Interest Distribution Amount allocable to the Class M-2 Certificates;

                  (iii) to the Holders of the Class M-3 Certificates, an amount equal to the Interest Distribution Amount allocable to the Class M-3 Certificates;

                  (iv) to the Holders of the Class M-4 Certificates, an amount equal to the Interest Distribution Amount allocable to the Class M-4 Certificates;

                  (v) to the Holders of the Class M-5 Certificates, an amount equal to the Interest Distribution Amount allocable to the Class M-5 Certificates; and

                  (vi) concurrently, to the Holders of the Class MV-6 Certificates and the Class MF- 6 Certificates, on a PRO RATA basis, based on the entitlement of each such Class.

                  (3)(I) On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Group I Principal Distribution Amount shall be distributed in the following order of priority:

                  (i) concurrently, to the Holders of the Class AV-1 Certificates and the AV-2 Certificates, on a PRO RATA basis, based on the Certificate Principal Balance of each such Class, until the Certificate Principal Balances of such Classes have been reduced to zero; and

                  (ii) concurrently, to the Holders of the Class AV-3 Certificates, the Class AF Certificates (allocated among the Class AV-3 Certificates and the Class AF Certificates in the priority set forth below) and the Class AV-4 Certificates, on a PRO RATA basis based on the Certificate Principal Balance of each such Class after taking into account the distribution of


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



         the Group II Principal Distribution Amount pursuant to Section 4.01(a)(3)(II) below and the Group III Principal Distribution Amount pursuant to Section 4.01(a)(3)(III) below, until the Certificate Principal Balances of such Classes have been reduced to zero.

                  (II) On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Group II Principal Distribution Amount shall be distributed in the following order of priority:

                  (i) concurrently, to the Holders of the Class AV-3 Certificates and the Class AF Certificates (allocated among the Class AV-3 Certificates and the Class AF Certificates in the priority set forth below), until the Certificate Principal Balances of such Classes have been reduced to zero; and

                  (ii) concurrently, to the Holders of the Class AV-1 Certificates, the Class AV-2 Certificates and the Class AV-4 Certificates, on a PRO RATA basis based on the Certificate Principal Balance of each such Class, after taking into account the distribution of the Group I Principal Distribution Amount pursuant to Section 4.01(a)(3)(I) above and the Group III Principal Distribution Amount pursuant to Section 4.01(a)(3)(III) below, until the Certificate Principal Balances of such Classes have been reduced to zero.

                  (III) On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Group III Principal Distribution Amount shall be distributed in the following order of priority:

                  (i) to the Holders of the Class AV-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

                  (ii) concurrently, to the Holders of the Class AV-1 Certificates, the Class AV-2 Certificates, the Class AV-3 Certificates and the Class AF Certificates (allocated among the Class AV-3 Certificates and the Class AF Certificates in the priority set forth below), on a PRO RATA basis based on the Certificate Principal Balance of each such Class, after taking into account the distribution of the Group I Principal Distribution Amount pursuant to Section 4.01(a)(3)(I) above and the Group II Principal Distribution Amount pursuant to
         Section 4.01(a)(3)(II) above, until the Certificate Principal Balances of such Classes have been reduced to zero.

                  (IV) On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the sum of the Group I Principal Distribution Amount, the Group II Principal Distribution Amount and the Group III Principal Distribution Amount remaining undistributed for such Distribution Date shall be distributed in the following order of priority:

                  (i) to the Holders of the Class M-1 Certificates, until the Certificate Principal Balance of such Class has been reduced to zero;

                  (ii) to the Holders of the Class M-2 Certificates, until the Certificate Principal Balance of such Class has been reduced to zero;

                  (iii) to the Holders of the Class M-3 Certificates, until the Certificate Principal Balance of such Class has been reduced to zero;

                  (iv) to the Holders of the Class M-4 Certificates, until the Certificate Principal Balance of such Class has been reduced to zero;

                  (v) to the Holders of the Class M-5 Certificates, until the Certificate Principal Balance of such Class has been reduced to zero; and

                  (vi) concurrently, to the Holders of the Class MV-6 Certificates and the Class MF- 6 Certificates, on a PRO RATA basis based on the Certificate Principal Balance of each such Class, until the Certificate Principal Balances of such Classes have been reduced to zero.

                  (V) On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the Group I Principal Distribution Amount shall be distributed in the following order of priority:

                  (i) concurrently, to the Holders of the Class AV-1 Certificates and the Class AV- 2 Certificates, the Class AV-1/2 Principal Distribution Amount, on a PRO RATA basis based on the Certificate Principal Balance of each such Class, until the Certificate Principal Balances of such Classes have been reduced to zero;

                  (ii) to the extent of the portion, if any, of the Class AV-1/2 Principal Distribution Amount remaining undistributed pursuant to
         Section 4.01(a)(3)(V)(i) above, concurrently, to the Holders of the Class AV-3 Certificates, the Class AF Certificates (allocated among the Class AV-3 Certificates and the Class AF Certificates in the priority set forth below) and the Class AV-4 Certificates, on a PRO RATA basis based on the Certificate Principal Balance of each such Class, after taking into account the distribution of the Group II Principal Distribution Amount pursuant to Section 4.01(a)(3)(VI)(i) below and the Group III Principal Distribution Amount pursuant to Section 4.01(a)(3)(VII)(i) below, until the Certificate Principal Balances of such Classes have been reduced to zero; and

                  (iii) concurrently, to the Holders of the Class AV-3 Certificates, the Class AF Certificates (allocated among the Class AV-3 Certificates and the Class AF Certificates in the priority set forth below) and the Class AV-4 Certificates, on a PRO RATA basis based on the Certificate Principal Balance of each such Class, after taking into account the distribution of the Group II Principal Distribution Amount pursuant to Section 4.01(a)(3)(VI)(i) below and the Group II Principal Distribution Amount pursuant to Section 4.01(a)(3)(VII)(i) below, up to an amount equal to the Class AVF Principal Distribution Amount and the Class AV-4 Principal Distribution Amount, as applicable, until the Certificate Principal Balances of such Classes have been reduced to zero.

                  (VI) On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the Group II Principal Distribution Amount shall be distributed in the following order of priority:



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



                  (i) concurrently, to the Holders of the Class AV-3 Certificates and the Class AF Certificates (allocated among the Class AV-3 Certificates and the Class AF Certificates in the priority set forth below), the Class AVF Principal Distribution Amount, until the Certificate Principal Balances of such Classes have been reduced to zero;

                  (ii) to the extent of the portion, if any, of the Class AVF Principal Distribution Amount remaining undistributed pursuant to
         Section 4.01(a)(3)(VI)(i) above, concurrently to the Holders of the Class AV-1 Certificates, the Class AV-2 Certificates and the Class AV-4 Certificates, on a PRO RATA basis based on the Certificate Principal Balance of each such Class, after taking into account the distribution of the Group I Principal Distribution Amount pursuant to Section 4.01(a)(3)(V)(i) above and the Group III Principal Distribution Amount pursuant to Section 4.01(a)(3)(VII)(i) below, until the Certificate Principal Balances of such Classes have been reduced to zero; and

                  (iii) concurrently, to the Holders of the Class AV-1 Certificates, the Class AV-2 Certificates and the Class AV-4 Certificates, on a PRO RATA basis based on the Certificate Principal Balance of each such Class, after taking into account the distribution of the Group I Principal Distribution Amount pursuant to Section 4.01(a)(3)(V)(i) above and the Group III Principal Distribution Amount pursuant to Section 4.01(a)(3)(VII)(i) below, up to an amount equal to the Class AV-1/2 Principal Distribution Amount and the Class AV-4 Principal Distribution Amount, as applicable, until the Certificate Principal Balances of such Classes have been reduced to zero.

                  (VII) On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the Group III Principal Distribution Amount shall be distributed in the following order of priority:

                  (i) to the Holders of the Class AV-4 Certificates, the Class AV-4 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                  (ii) to the extent of the portion, if any, of the Class AV-4 Principal Distribution Amount remaining undistributed pursuant to
         Section 4.01(a)(3)(VII)(i) above, concurrently, to the Holders of the Class AV-1 Certificates, the Class AV-2 Certificates, the Class AV-3 Certificates and the Class AF Certificates (allocated among the Class AV-3 Certificates and the Class AF Certificates in the priority set forth below), on a PRO RATA basis based on the Certificate Principal Balance of each such Class, after taking into account the distribution of the Group I Principal Distribution Amount pursuant to Section 4.01(a)(3)(V)(i) above and the Group II Principal Distribution Amount pursuant to Section 4.01(a)(3)(VI)(i) above, until the Certificate Principal Balances of such Classes have been reduced to zero; and

                  (iii) concurrently, to the Holders of the Class AV-1 Certificates, the Class AV-2 Certificates, the Class AV-3 Certificates and the Class AF Certificates (allocated among the Class AV-3 Certificates and the Class AF Certificates in the priority set forth below), on a PRO RATA basis based on the Certificate Principal Balance of each such Class, after taking into account the distribution of the Group I Principal Distribution Amount pursuant to Section

         4.01(a)(3)(V)(i) above and the Group II Principal Distribution Amount pursuant to Section 4.01(a)(3)(VI)(i) above, up to an amount equal to the Class AV-1/2 Principal Distribution Amount and the Class AVF Principal Distribution Amount, as applicable, until the Certificate Principal Balances of such Classes have been reduced to zero.

                  (VIII) On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the sum of the Group I Principal Distribution Amount, the Group II Principal Distribution Amount and the Group III Principal Distribution Amount remaining undistributed for such Distribution Date shall be distributed in the following order of priority:

                  (i) to the Holders of the Class M-1 Certificates, the Class M-1 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

                  (ii) to the Holders of the Class M-2 Certificates, the Class M-2 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

                  (iii) to the Holders of the Class M-3 Certificates, the Class M-3 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

                  (iv) to the Holders of the Class M-4 Certificates, the Class M-4 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

                  (v) to the Holders of the Class M-5 Certificates, the Class M-5 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero; and

                  (vi) concurrently, to the Holders of the Class MV-6 Certificates and the Class MF- 6 Certificates, the Class M-6 Principal Distribution Amount, on a PRO RATA basis based on the Certificate Principal Balance of each such Class, until the Certificate Principal Balances of each such Class have been reduced to zero.

                  With respect to the Class AV-3 Certificates and the Class AF Certificates, all principal distributions will be distributed as follows: first, to the Holders of the Class AF-5 Certificates, the Lockout Distribution Percentage, until the Certificate Principal Balance of the Class AF-5 Certificates has been reduced to zero; second, to the Holders of the Class AV-3 Certificates, until the Certificate Principal Balance of the Class AV-3 Certificates has bee reduced to zero; third, to the Class AF-1 Certificates, until the Certificate Principal Balance of the Class AF-1 Certificates has been reduced to zero; fourth, to the Holders of the Class AF-2 Certificates, until the Certificate Principal Balance of the Class AF-2 Certificates has been reduced to zero; fifth, to the Holders of the Class AF-3 Certificates, until the Certificate Principal Balance of the Class AF-3 Certificates has been reduced to zero; sixth, to the Holders of the Class AF-4 Certificates, until the Certificate Principal Balance of the Class AF-4 Certificates has been reduced to zero; and seventh, to the Holders of the Class AF-5 Certificates, until the Certificate Principal Balance of the Class AF-5 Certificates has been reduced to zero.



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                  (4) On each Distribution Date, the Net Monthly Excess Cashflow shall be distributed as follows:

                  (i) to the Holders of the Class or Classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to the Overcollateralization Increase Amount, applied to reduce the Certificate Principal Balance of such Certificates until the aggregate Certificate Principal Balance of such Certificates is reduced to zero;

                  (ii) to the Holders of the Class AV-2 Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to such Certificates;

                  (iii) to the Holders of the Class M-1 Certificates, in an amount equal to the Interest Carry Forward Amount allocable to such Class of Certificates;

                  (iv) to the Holders of the Class M-2 Certificates, in an amount equal to the Interest Carry Forward Amount allocable to such Class of Certificates;

                  (v) to the Holders of the Class M-3 Certificates, in an amount equal to the Interest Carry Forward Amount allocable to such Class of Certificates;

                  (vi) to the Holders of the Class M-4 Certificates, in an amount equal to the Interest Carry Forward Amount allocable to such Class of Certificates;

                  (vii) to the Holders of the Class M-5 Certificates, in an amount equal to the Interest Carry Forward Amount allocable to such Class of Certificates;

                  (viii) to the Holders of the Class MV-6 Certificates and the Class MV-6 Certificates, on a PRO RATA basis based on the Interest Carry Forward Amount allocable to each such Class of Certificates;

                  (ix) to the Holders of the Class M-1 Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to such Certificates;

                  (x) to the Holders of the Class M-2 Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to such Certificates;

                  (xi) to the Holders of the Class M-3 Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to such Certificates;

                  (xii) to the Holders of the Class M-4 Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to such Certificates;

                  (xiii) to the Holders of the Class M-5 Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to such Certificates;



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                  (xiv) to the Holders of the Class MV-6 Certificates and the
         Class MF-6 Certificates, on a PRO RATA basis based on the Allocated Realized Loss Amount allocable to each such Class of Certificates;

                  (xv) to the Net WAC Rate Carryover Reserve Account, the amount required by Section 4.10(b), after taking into account amounts received under the Cap Contracts;

                  (xvi) to the Holders of the Class CE Certificates the Interest Distribution Amount and any remaining Overcollateralization Reduction Amount and any Subsequent Mortgage Loan Interest for such Distribution Date; and

                  (xvii) to the Holders of the Class R Certificates, any remaining amounts; provided that if such Distribution Date is the Distribution Date immediately following the expiration of the latest Prepayment Charge term as identified on the Mortgage Loan Schedule or any Distribution Date thereafter, then any such remaining amounts will be distributed first, to the Holders of the Class P Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and second, to the Holders of the Class R Certificates.

                  (b) On each Distribution Date, after making the distributions of the Available Funds as set forth above, the Trustee will FIRST, withdraw from the Net WAC Rate Carryover Reserve Account all income from the investment of funds in the Net WAC Rate Carryover Reserve Account and distribute such amount to the Holders of the Class CE Certificates, and SECOND, withdraw from the Net WAC Rate Carryover Reserve Account, to the extent of amounts remaining on deposit therein, the amount of any Net WAC Rate Carryover Amount for such Distribution Date and distribute such amount as follows:

                  first, concurrently, to the Class A Certificates and the Class S Certificates, on a PRO RATA basis based on the respective Net WAC Rate Carryover Amounts for such Classes of Certificates;

                  second, to the Class M-1 Certificates, to the extent the Net WAC Carryover Amount is allocable to such Class, first, from payments made under the related Cap Contract and second, from amounts on deposit in the Net WAC Rate Carryover Reserve Account;

                  third, to the Class M-2 Certificates, to the extent the Net WAC Carryover Amount is allocable to such Class first, from payments made under the related Cap Contract and second, from amounts on deposit in the Net WAC Rate Carryover Reserve Account, fourth, to the Class M-3 Certificates, to the extent the Net WAC Carryover Amount is allocable to such Class first, from payments made under the related Cap Contract and second, from amounts on deposit in the Net WAC Rate Carryover Reserve Account;

                  fifth, to the Class M-4 Certificates, to the extent the Net WAC Carryover Amount is allocable to such Class first, from payments made under the related Cap Contract and second, from amounts on deposit in the Net WAC Rate Carryover Reserve Account;



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                  sixth, to the Class M-5 Certificates, to the extent the Net
WAC Carryover Amount is allocable to such Class first, from payments made under the related Cap Contract and second, from amounts on deposit in the Net WAC Rate Carryover Reserve Account; and

                  seventh, to the Class MV-6 Certificates and the MF-6 Certificates, on a PRO RATA basis based on the Net WAC Carryover Amount allocable to each such Class first, with respect to the Class MV-6 Certificates, from payments made under the related Cap Contract and second, with respect to both the Class MV-6 Certificates and the Class MF-6 Certificates, from amounts on deposit in the Net WAC Rate Carryover Reserve Account.

                  On each Distribution Date, the Trustee shall withdraw any amounts then on deposit in the Distribution Account that represent Prepayment Charges collected by the Master Servicer, Prepayment Charges payable by the Master Servicer pursuant to Section 2.03(b)(ii)(A) and Master Servicer Prepayment Charge Payment Amounts payable by the Master Servicer pursuant to
Section 2.03(b)(ii)(B), subject to Section 2.03(b)(iii), in each case to the extent not related to Principal Prepayments occurring after the related Prepayment Period, and the Trustee shall distribute such amounts to the Holders of the Class P Certificates. Such distributions shall not be applied to reduce the Certificate Principal Balance of the Class P Certificates.

                  (c) All distributions made with respect to each Class of Certificates on each Distribution Date shall be allocated PRO RATA among the outstanding Certificates in such Class based on their respective Percentage Interests. Payments in respect of each Class of Certificates on each Distribution Date will be made to the Holders of the respective Class of record on the related Record Date (except as otherwise provided in Section 4.01(e) or Section 9.01 respecting the final distribution on such Class), based on the aggregate Percentage Interest represented by their respective Certificates, and shall be made by wire transfer of immediately available funds to the account of any such Holder at a bank or other entity having appropriate facilities therefor, if such Holder shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date, or otherwise by check mailed by first class mail to the address of such Holder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee maintained for such purpose pursuant to Section 8.12 or such other location specified in the notice to Certificateholders of such final distribution.

                  Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Certificate Registrar, the Depositor or the Master Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

                  (d) The rights of the Certificateholders to receive distributions in respect of the Certificates, and all interests of the Certificateholders in such distributions, shall be as set forth in


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this Agreement. Neither the Holders of any Class of Certificates nor the Trustee
nor the Master Servicer shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts properly previously distributed on the Certificates.

                  (e) Except as otherwise provided in Section 9.01, whenever the Trustee expects that the final distribution with respect to any Class of Certificates will be made on the next Distribution Date, the Trustee shall, no later than five (5) days after the related Determination Date, mail to each Holder on such date of such Class of Certificates a notice to the effect that:

                (i) the Trustee expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date, but only upon presentation and surrender of such Certificates at the office of the Trustee therein specified or its agent, and

               (ii) no interest shall accrue on such Certificates from and after the end of the related Interest Accrual Period.

                  Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust by the Trustee and credited to the account of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(e) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non- tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee shall, directly or through an agent, mail a final notice to remaining non-tendering Certificateholders concerning surrender of their Certificates but shall continue to hold any remaining funds for the benefit of non-tendering Certificateholders. The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid out of the assets remaining in such trust fund. If within one year after the final notice any such Certificates shall not have been surrendered for cancellation, the Trustee shall pay to Deutsche Bank Securities Inc. all such amounts, and all rights of non-tendering Certificateholders in or to such amounts shall thereupon cease. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(e).

                  (f) Notwithstanding anything to the contrary herein, (i) in no event shall the Certificate Principal Balance of a Class A Certificate or a Mezzanine Certificate be reduced more than once in respect of any particular amount both (a) allocated to such Certificate in respect of Realized Losses pursuant to Section 4.04 and (b) distributed to the Holder of such Certificate in reduction of the Certificate Principal Balance thereof pursuant to this
Section 4.01 from Net Monthly Excess Cashflow and (ii) in no event shall the Uncertificated Balance of a REMIC I Regular Interest to be reduced more than once in respect of any particular amount both (a) allocated to such REMIC I Regular Interest in respect of Realized Losses pursuant to Section 4.04 and (b) distributed on such REMIC I Regular Interest in reduction of the Uncertificated Balance thereof pursuant to this Section 4.01.


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                  SECTION 4.02. Statements to Certificateholders.

                  On each Distribution Date, the Trustee shall prepare and make available to each Holder of the Regular Certificates and the NIMS Insurer, a statement as to the distributions made on such Distribution Date setting forth:

                (i) the amount of the distribution made on such Distribution Date to the Holders of the Certificates of each Class allocable to principal, and the amount of distribution made on such Distribution Date to the Holders of the Class P Certificates allocable to Prepayment Charges or Master Servicer Prepayment Charge Payment Amounts;

               (ii) the amount of the distribution made on such Distribution Date to the Holders of the Certificates of each Class allocable to interest;

              (iii) the aggregate Servicing Fee received by the Master Servicer during the related Due Period and such other customary information as the Trustee deems necessary or desirable, or which a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

               (iv) the aggregate amount of Advances for such Distribution Date;

                (v) the aggregate Stated Principal Balance of the Mortgage Loans and any REO Properties as of the close of business on such Distribution Date;

               (vi) the number, aggregate Principal Balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans as of the related Due Date and the number and aggregate Principal Balance of all Subsequent Mortgage Loans added during the related Due Period;

              (vii) the number and aggregate unpaid Stated Principal Balance of Mortgage Loans (a) delinquent 30-59 days, (b) delinquent 60-89 days,
         (c) delinquent 90 or more days in each case, as of the last day of the preceding calendar month, (d) as to which foreclosure proceedings have been commenced and (e) with respect to which the related Mortgagor has filed for protection under applicable bankruptcy laws, with respect to whom bankruptcy proceedings are pending or with respect to whom bankruptcy protection is in force;

             (viii) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number of such Mortgage Loan, the unpaid Stated Principal Balance and the Stated Principal Balance of such Mortgage Loan as of the date it became an REO Property;

               (ix) the book value and the Stated Principal Balance of any REO Property as of the close of business on the last Business Day of the calendar month preceding the Distribution Date;



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                (x) the aggregate amount of Principal Prepayments made during the related Prepayment Period;

               (xi) the aggregate amount of Realized Losses incurred during the related Prepayment Period (or, in the case of Bankruptcy Losses allocable to interest, during the related Due Period), separately identifying whether such Realized Losses constituted Bankruptcy Losses and the aggregate amount of Realized Losses incurred since the Closing Date;

              (xii) the aggregate amount of Extraordinary Trust Fund Expenses withdrawn from the Collection Account or the Distribution Account for such Distribution Date;

             (xiii) the aggregate Certificate Principal Balance of the each Class of Certificates, after giving effect to the distributions, and allocations of Realized Losses, made on such Distribution Date, separately identifying any reduction thereof due to allocations of Realized Losses;

              (xiv) the Certificate Factor for each such Class of Certificates applicable to such Distribution Date;

               (xv) the Interest Distribution Amount in respect of the Class A Certificates, the Class S Certificates, the Mezzanine Certificates and the Class CE Certificates for such Distribution Date and the Interest Carry Forward Amount, if any, with respect to the Class A Certificates, the Class S Certificates and the Mezzanine Certificates on such Distribution Date, and in the case of the Class A Certificates, the Class S Certificates, the Mezzanine Certificates and the Class CE Certificates, separately identifying any reduction thereof due to allocations of Realized Losses, Prepayment Interest Shortfalls and Relief Act Interest Shortfalls;

              (xvi) the aggregate amount of any Prepayment Interest Shortfall for such Distribution Date, to the extent not covered by payments by the Master Servicer pursuant to Section 4.03(e) or allocated to the Class CE Certificates;

             (xvii) the aggregate amount of Relief Act Interest Shortfalls for such Distribution Date;

            (xviii) the Overcollateralization Target Amount and the Credit Enhancement Percentage for such Distribution Date;

              (xix) the Overcollateralization Increase Amount, if any, for such Distribution Date;

               (xx) the Overcollateralization Reduction Amount, if any, for such Distribution Date;



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              (xxi) with respect to any Mortgage Loan as to which foreclosure proceedings have been concluded, the loan number and unpaid Stated Principal Balance of such Mortgage Loan as of the date of such conclusion of foreclosure proceedings;

             (xxii) with respect to Mortgage Loans as to which a Final Liquidation has occurred, the number of Mortgage Loans, the unpaid Stated Principal Balance of such Mortgage Loans as of the date of such Final Liquidation and the amount of proceeds (including Liquidation Proceeds and Insurance Proceeds) collected in respect of such Mortgage Loans;

            (xxiii) the respective Pass-Through Rates applicable to the Class A Certificates, the Class S Certificates, the Mezzanine Certificates and the Class CE Certificates for such Distribution Date and the Pass-Through Rate applicable to the Class A Certificates, the Class S Certificates and the Mezzanine Certificates for the immediately succeeding Distribution Date;

             (xxiv) the amount on deposit in the Pre-Funding Accounts, the Interest Coverage Account and the Net WAC Rate Carryover Reserve Account as of the Determination Date;

              (xxv) for the distribution occurring on the Distribution Date immediately following the end of the Funding Period, the current balance on deposit in the Pre-Funding Accounts that has not been used to purchase Subsequent Mortgage Loans and that is being distributed to the related Class A Certificateholders as a mandatory prepayment of principal, if any, on such Distribution Date; and

             (xxvi) the Net WAC Rate Carryover Amount for the Class A Certificates, the Class S Certificates and the Mezzanine Certificates, if any, for such Distribution Date and the amount remaining unpaid after reimbursements therefor on such Distribution Date and any amounts received under the Cap Contracts.

                  The Trustee will make such statement (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders, the NIMS Insurer, the Master Servicer and the Rating Agencies via the Trustee's internet website. The Trustee's internet website shall initially be located at https:\\www.corporatetrust.db.com and assistance in using the website can be obtained by calling the Trustee's customer service desk at 1- 800-735-7777. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Trustee shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes.

                  In the case of information furnished pursuant to subclauses
(i) through (iii) above, the amounts shall be expressed as a dollar amount per Single Certificate of the relevant Class.

                  Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to the NIMS Insurer and each Person who at any time during the calendar year was a Holder of a Regular Certificate a statement containing the information set forth in subclauses (i)


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through (iii) above, aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time are in force.

                  Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to the NIMS Insurer and each Person who at any time during the calendar year was a Holder of a Residual Certificate a statement setting forth the amount, if any, actually distributed with respect to the Residual Certificates, as appropriate, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared by the Trustee and furnished to such Holders pursuant to the rules and regulations of the Code as are in force from time to time.

                  The Trustee shall, upon request, furnish to each Certificateholder and the NIMS Insurer, during the term of this Agreement, such periodic, special, or other reports or information, whether or not provided for herein, as shall be reasonable with respect to the Certificateholder, or otherwise with respect to the purposes of this Agreement, all such reports or information to be provided at the expense of the Certificateholder in accordance with such reasonable and explicit instructions and directions as the Certificateholder may provide. For purposes of this Section 4.02, the Trustee's duties are limited to the extent that the Trustee receives timely reports as required from the Master Servicer.

                  On each Distribution Date the Trustee shall provide Bloomberg Financial Markets, L.P. ("Bloomberg") CUSIP level factors for each class of Certificates as of such Distribution Date, using a format and media mutually acceptable to the Trustee and Bloomberg.

                  SECTION 4.03. Remittance Reports and Other Reports to the
                                Trustee; Advances; Payments in Respect of
                                Prepayment Interest Shortfalls.

                  (a) On the Master Servicer Reporting Date, the Master Servicer shall deliver to the Trustee and the NIMS Insurer by telecopy (or by such other means as the Master Servicer, the Trustee and the NIMS Insurer may agree from time to time) a Remittance Report with respect to the related Distribution Date. Such Remittance Report will include (i) the amount of Advances to be made by the Master Servicer in respect of the related Distribution Date, the aggregate amount of Advances outstanding after giving effect to such Advances, and the aggregate amount of Nonrecoverable Advances in respect of such Distribution Date and (ii) such other information with respect to the Mortgage Loans as the Trustee may reasonably require to perform the calculations necessary to make the distributions contemplated by Section 4.01 and to prepare the statements to Certificateholders contemplated by Section 4.02. The Trustee shall not be responsible to recompute, recalculate or verify any information provided to it by the Master Servicer.

                  Not later than fifteen days after each Distribution Date, the Master Servicer shall forward to the Trustee, the NIMS Insurer and the Depositor a statement prepared by the Master Servicer setting forth the status of the Collection Account as of the close of business on such


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Distribution Date and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from the Collection Account of each category of deposit specified in Section 3.04(b) and each category of withdrawal specified in Section 3.05. Such statement may be in the form of the then current Fannie Mae Monthly Accounting Report for its Guaranteed Mortgage Pass-Through Program with appropriate additions and changes, and shall also include information as to the aggregate of the outstanding Stated Principal Balances of all of the Mortgage Loans as of the last day of the calendar month immediately preceding such Distribution Date. Copies of such statement shall be provided by the Trustee to any Certificateholder and to any Person identified to the Trustee as a prospective transferee of a Certificate, upon request at the expense of the requesting party, provided such statement is delivered by the Master Servicer to the Trustee.

                  (b) The amount of Advances to be made by the Master Servicer for any Distribution Date shall equal, subject to Section 4.03(d), the sum of
(i) the aggregate amount of Monthly Payments (with each interest portion thereof net of the related Servicing Fee), due on the related Due Date in respect of the Mortgage Loans, which Monthly Payments were delinquent as of the close of business on the related Determination Date and (ii) with respect to each REO Property, which REO Property was acquired during or prior to the related Prepayment Period and as to which such REO Property an REO Disposition did not occur during the related Prepayment Period, an amount equal to the excess, if any, of the Monthly Payments (with each interest portion thereof net of the related Servicing Fee) that would have been due on the related Due Date in respect of the related Mortgage Loans, over the net income from such REO Property transferred to the Distribution Account pursuant to Section 3.13 for distribution on such Distribution Date.

                  On or before 3:00 p.m. New York time on the Master Servicer Remittance Date, the Master Servicer shall remit in immediately available funds to the Trustee for deposit in the Distribution Account an amount equal to the aggregate amount of Advances, if any, to be made in respect of the Mortgage Loans and REO Properties for the related Distribution Date either (i) from its own funds or (ii) from the Collection Account, to the extent of funds held therein for future distribution (in which case, it will cause to be made an appropriate entry in the records of Collection Account that amounts held for future distribution have been, as permitted by this Section 4.03, used by the Master Servicer in discharge of any such Advance) or (iii) in the form of any combination of (i) and (ii) aggregating the total amount of Advances to be made by the Master Servicer with respect to the Mortgage Loans and REO Properties. Any amounts held for future distribution used by the Master Servicer to make a Advance as permitted in the preceding sentence or withdrawn by the Master Servicer as permitted in Section 3.05(a)(vii) in reimbursement of Advances previously made shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the Collection Account on or before any future Master Servicer Remittance Date to the extent that the Available Funds for the related Distribution Date (determined without regard to Advances to be made on the Master Servicer Remittance Date) shall be less than the total amount that would be distributed to the Classes of Certificateholders pursuant to Section 4.01 on such Distribution Date if such amounts held for future distributions had not been so used to make Advances. The Trustee will provide notice to the Master Servicer and the NIMS Insurer by telecopy by the close of business on any Master Servicer Remittance Date in the event that the amount remitted by the Master Servicer to the Trustee on such date is less than the Advances required to be made by the Master Servicer for the related Distribution Date.



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                  (c) The obligation of the Master Servicer to make such
Advances is mandatory, notwithstanding any other provision of this Agreement but subject to (d) below, and, with respect to any Mortgage Loan or REO Property, shall continue until a Final Recovery Determination in connection therewith or the removal thereof from REMIC I pursuant to any applicable provision of this Agreement, except as otherwise provided in this Section.

                  (d) Notwithstanding anything herein to the contrary, no Advance or Servicing Advance shall be required to be made hereunder by the Master Servicer if such Advance or Servicing Advance would, if made, constitute a Nonrecoverable Advance or Nonrecoverable Servicing Advance. The determination by the Master Servicer that it has made a Nonrecoverable Advance or a Nonrecoverable Servicing Advance or that any proposed Advance or Servicing Advance, if made, would constitute a Nonrecoverable Advance or Nonrecoverable Servicing Advance, respectively, shall be evidenced by an Officers' Certificate of the Master Servicer delivered to the Trustee and the NIMS Insurer.

                  (e) The Master Servicer shall deliver to the Trustee for deposit into the Distribution Account on or before 3:00 p.m. New York time on the Master Servicer Remittance Date from its own funds an amount ("Compensating Interest") equal to the lesser of (i) the aggregate of the Prepayment Interest Shortfalls for the related Distribution Date resulting solely from Principal Prepayments during the related Prepayment Period and (ii) the amount of its aggregate Servicing Fee for the most recently ended calendar month. The Master Servicer shall not have the right to reimbursement for any amounts remitted to the Trustee in respect of Prepayment Interest Shortfalls. Such amounts so remitted shall be included in the Available Funds and distributed therewith on the next Distribution Date. The Master Servicer shall not be obligated to pay any amounts with respect to Relief Act Interest Shortfalls.

                  SECTION 4.04. Allocation of Realized Losses.

                  (a) On or before each Determination Date, the Master Servicer shall determine as to each Mortgage Loan and REO Property: (i) the total amount of Realized Losses, if any, incurred in connection with any Final Recovery Determinations made during the related Prepayment Period; (ii) whether and the extent to which such Realized Losses constituted Bankruptcy Losses and (iii) the respective portions of such Realized Losses allocable to interest and allocable to principal. On or before each Determination Date, the Master Servicer shall also determine as to each Mortgage Loan: (A) the total amount of Realized Losses, if any, incurred in connection with any Deficient Valuations made during the related Prepayment Period and (B) the total amount of Realized Losses, if any, incurred in connection with Debt Service Reductions in respect of Monthly Payments due during the related Due Period. The information described in the two preceding sentences that is to be supplied by the Master Servicer shall be evidenced by an Officers' Certificate delivered to the Trustee by the Master Servicer on the Master Servicer Reporting Date immediately following the end of
(x) in the case of Bankruptcy Losses allocable to interest, the Due Period during which any such Realized Loss was incurred, and (y) in the case of all other Realized Losses, the Prepayment Period during which any such Realized Loss was incurred.

                  (b) All Realized Losses on the Mortgage Loans shall be allocated by the Trustee on each Distribution Date as follows: first, to Net Monthly Excess Cashflow; second, to the Class


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CE Certificates, until the Certificate Principal Balance thereof has been reduced to zero; third, to the Class MV-6 Certificates and the MF-6 Certificates, on a PRO RATA basis based on the Certificate Principal Balance of each such Class, until the Certificate Principal Balances of such Classes have been reduced to zero; fourth, to the Class M-5 Certificates, until the Certificate Principal Balances thereof has been reduced to zero; fifth, to the Class M-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; sixth, to the Class M-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; seventh, to the Class M-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; eighth, to the Class M-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero and ninth, with respect to Realized Losses on the Group I Mortgage Loans, to the Class AV-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero. All Realized Losses to be allocated to the Certificate Principal Balances of all Classes on any Distribution Date shall be so allocated after the actual distributions to be made on such date as provided above. All references above to the Certificate Principal Balance of any Class of Certificates shall be to the Certificate Principal Balance of such Class immediately prior to the relevant Distribution Date, before reduction thereof by any Realized Losses, in each case to be allocated to such Class of Certificates, on such Distribution Date.

                  Any allocation of Realized Losses to a Mezzanine Certificate or a Class AV-2 Certificate on any Distribution Date shall be made by reducing the Certificate Principal Balance thereof by the amount so allocated; any allocation of Realized Losses to a Class CE Certificate shall be made by reducing the amount otherwise payable in respect thereof pursuant to Section 4.01(a)(4)(vii). No allocations of any Realized Losses shall be made to the Certificate Principal Balances of the Class A Certificates (other than the Class AV-2 Certificates) or the Class P Certificates.

                  As used herein, an allocation of a Realized Loss on a "PRO RATA basis" among two or more specified Classes of Certificates means an allocation on a PRO RATA basis, among the various Classes so specified, to each such Class of Certificates on the basis of their then outstanding Certificate Principal Balances prior to giving effect to distributions to be made on such Distribution Date. All Realized Losses and all other losses allocated to a Class of Certificates hereunder will be allocated among the Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

                  (c) All Realized Losses on the Group I Mortgage Loans shall be allocated by the Trustee on each Distribution Date, first to REMIC I Regular Interest I-LT1 and REMIC I Regular Interest I-LT1PF, until the Uncertificated Balance of each such REMIC I Regular Interest has been reduced to zero; provided however, with respect to the first three Distribution Dates, all Realized Losses on the Initial Group I Mortgage Loans shall be allocated to REMIC 1 Regular Interest I-LT1, until the Uncertificated Balance thereof has been reduced to zero, and all Realized Losses on the Subsequent Group I Mortgage Loans shall be allocated to REMIC I Regular Interest I-LT1PF until the Uncertificated Balance thereof has been reduced to zero. All Realized Losses on the Group II Mortgage Loans shall be allocated by the Trustee on each Distribution Date, first to REMIC I Regular Interest I-LT2 and REMIC I Regular Interest I-LT2PF, until the Uncertificated Balance of each such REMIC I Regular Interest has been reduced to zero; provided however, with respect to the first three Distribution Dates, all Realized Losses on the Initial Group II Mortgage Loans shall be allocated to REMIC I Regular Interest I-LT2, until the Uncertificated Balance thereof has been


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reduced to zero, and all Realized Losses on the Subsequent Group II Mortgage
Loans shall be allocated to REMIC I Regular Interest I-LT2PF until the Uncertificated Balance thereof has been reduced to zero. All Realized Losses on the Group III Mortgage Loans shall be allocated by the Trustee on each Distribution Date, first to REMIC I Regular Interest I-LT3 and REMIC I Regular Interest I-LT3PF, until the Uncertificated Balance of each such REMIC I Regular Interest has been reduced to zero; provided however, with respect to the first three Distribution Dates, all Realized Losses on the Initial Group III Mortgage Loans shall be allocated to REMIC 1 Regular Interest I- LT3, until the Uncertificated Balance thereof has been reduced to zero, and all Realized Losses on the Subsequent Group III Mortgage Loans shall be allocated to REMIC I Regular Interest I-LT3PF until the Uncertificated Balance thereof has been reduced to zero.

                  (d) All Realized Losses on the Mortgage Loans shall be allocated by the Trustee on each Distribution Date, first to REMIC II Regular Interest II-LT1, REMIC II Regular Interest II- LT2 and REMIC II Regular Interest II-LT3, until the Uncertificated Balance of each such REMIC II Regular Interest has been reduced to zero and then to REMIC II Regular Interest II-LTSA, REMIC II Regular Interest II-LTSB, REMIC II Regular Interest II-LTSC, REMIC II Regular Interest II-LTSD and REMIC II Regular Interest II-LTSE, until the Uncertificated Balances have been reduced to zero.

                  (e)(i) The REMIC III Marker Percentage of all Realized Losses on the Mortgage Loans shall be allocated by the Trustee on each Distribution Date to the following REMIC III Regular Interests in the specified percentages, as follows: first, to Uncertificated Interest payable to the REMIC III Regular Interest III-LTAA and REMIC III Regular Interest III-LTZZ up to an aggregate amount equal to the REMIC III Interest Loss Allocation Amount, 98% and 2%, respectively; second, to the Uncertificated Balances of the REMIC III Regular Interest III-LTAA and REMIC III Regular Interest III-LTZZ up to an aggregate amount equal to the REMIC III Principal Loss Allocation Amount, 98% and 2%, respectively; third, to the Uncertificated Balances of REMIC III Regular Interest III-LTAA, REMIC III Regular Interest III-LTMV6, REMIC III Regular Interest III-LTMV6 and REMIC III Regular Interest III-LTZZ, 98% (with respect to REMIC III Regular Interest III-LTAA), 1.00% (PRO RATA among REMIC III Regular Interest III-LTMV6 and REMIC III Regular Interest III-LTMF6) and 1% (with respect to REMIC III Regular Interest III-LTZZ), until the Uncertificated Balances of REMIC III Regular Interest III-LTMV6 and REMIC III Regular Interest III-LTMF6 have been reduced to zero; fourth to the Uncertificated Balances of REMIC III Regular Interest III-LTAA, REMIC III Regular Interest III-LTM5 and REMIC III Regular Interest III-LTZZ, 98%, 1.00%, and 1%, respectively, until the Uncertificated Balance of REMIC III Regular Interest III-LTM5 has been reduced to zero; fifth to the Uncertificated Balances of REMIC III Regular Interest III-LTAA, REMIC III Regular Interest III-LTM4 and REMIC III Regular Interest III-LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC III Regular Interest III-LTM4 has been reduced to zero; sixth to the Uncertificated Balances of REMIC III Regular Interest III-LTAA, REMIC III Regular Interest III-LTM3 and REMIC III Regular Interest III-LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC III Regular Interest III-LTM3 has been reduced to zero; seventh to the Uncertificated Balances of REMIC III Regular Interest III-LTAA, REMIC III Regular Interest III-LTM2 and REMIC III Regular Interest III-LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC III Regular Interest III-LTM2 has been reduced to zero; eighth, to the Uncertificated Balances of REMIC III Regular Interest III-LTAA, REMIC III Regular Interest III-LTM1 and REMIC III Regular Interest III-LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC III Regular


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Interest III-LTM1 has been reduced to zero and ninth, to the Uncertificated
Balances of REMIC III Regular Interest III-LTAA, REMIC III Regular Interest III-LTAV2 and REMIC III Regular Interest III-LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC III Regular Interest III-LTAV2 has been reduced to zero.

                  (ii) The REMIC III Sub WAC Allocation Percentage of all Realized Losses shall be applied after all distributions have been made on each Distribution Date first, so as to keep the Uncertificated Balance of each REMIC III Regular Interest ending with the designation "GRP" equal to 0.01% of the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group, plus any amounts remaining in the related Pre-Funding Account (exclusive of investment income therein); second, to each REMIC III Regular Interest ending with the designation "SUB," so that the Uncertificated Balance of each such REMIC III Regular Interest is equal to 0.01% of the excess of (x) the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group, plus any amounts remaining in the related Pre-Funding Account (exclusive of investment income therein) over (y) the current Certificate Principal Balance of the Class A Certificate in the related Loan Group (except that if any such excess is a larger number than in the preceding distribution period, the least amount of Realized Losses shall be applied to such REMIC III Regular Interests such that the REMIC III Subordinated Balance Ratio is maintained); and third, any remaining Realized Losses shall be allocated to REMIC III Regular Interest III-LTXX.

                  SECTION 4.05. Compliance with Withholding Requirements.

                  Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Trustee reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Trustee does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate the amount withheld to such Certificateholders.

                  SECTION 4.06. Commission Reporting.

                  (a) The Trustee shall reasonably cooperate with the Depositor in connection with the Trust's satisfying the reporting requirements under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Trustee shall prepare on behalf of the Trust any Forms 8-K and 10-K customary for similar securities as required by the Exchange Act and the Rules and Regulations of the Securities and Exchange Commission thereunder, and the Depositor shall sign (or shall cause another entity acceptable to the Securities and Exchange Commission to sign) and the Trustee shall file (via the Securities and Exchange Commission's Electronic Data Gathering and Retrieval System) such forms on behalf of the Depositor (or such other entity). The Depositor hereby grants to the Trustee a limited power of attorney to execute any Form 8-K and file each such document on behalf of the Depositor. Such power of attorney shall continue until the earlier of (i) receipt by the Trustee from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust. Notwithstanding anything herein to the contrary, the Depositor, and not the Trustee, shall be responsible for executing each Form 10-K filed on behalf of the Trust.



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                  (b) Each Form 8-K shall be filed by the Trustee within 15 days after each Distribution Date, with a copy of the statement to the Certificateholders for such Distribution Date as an exhibit thereto. Prior to March 30th of each year (or such earlier date as may be required by the Exchange Act and the Rules and Regulations of the Securities and Exchange Commission), the Trustee shall file a Form 10-K, in substance as required by applicable law or applicable Securities and Exchange Commission staff's interpretations. Such Form 10-K shall include as exhibits the Master Servicer's annual statement of compliance described under Section 3.19 and the accountant's report described under Section 3.20, in each case to the extent they have been timely delivered to the Trustee. If they are not so timely delivered, the Trustee shall file an amended Form 10-K including such documents as exhibits reasonably promptly after they are delivered to the Trustee. The Trustee shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Trustee's inability or failure to obtain any information not resulting from its own negligence or willful misconduct. The
Form 10-K shall also include a certification in the form attached hereto as Exhibit J-1 (the "Certification"), which shall be signed by the senior officer of the Depositor in charge of securitization.

                  (c) In addition, the Trustee shall sign a certification (in the form attached hereto as Exhibit J-2) for the benefit of the Depositor and its officers, directors and Affiliates regarding certain aspects of items 1 through 3 of the Certification (provided, however, that the Trustee shall not undertake an analysis of the accountant's report attached as an exhibit to the Form 10-K). The Trustee's certification shall be delivered to the Depositor by no later than March 18th of each year (or if such day is not a Business Day, the immediately preceding Business Day) and the Depositor shall deliver the Certification to the Trustee for filing no later than March 20th of each year (or if such day is not a Business Day, the immediately preceding Business Day).

                  In addition, the Trustee shall indemnify and hold harmless the Depositor and its officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Trustee's obligations under this Section 4.06 or the Trustee's negligence, bad faith or willful misconduct in connection therewith. The Depositor shall indemnify and hold harmless the Trustee and its officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Depositor's obligations under this Section 4.06 or the Depositor's negligence, bad faith or willful misconduct in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor or the Trustee, as applicable, then the other party, in connection with a breach of its respective obligations under this Section 4.06 or its respective negligence, bad faith or willful misconduct in connection therewith, agrees that it shall contribute to the amount paid or payable by the other party as a result of the losses, claims, damages or liabilities of the other party in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Trustee on the other.

                  (d) Upon any filing with the Securities and Exchange Commission, the Trustee shall promptly deliver to the Depositor a copy of any executed report, statement or information.



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                  (e) Prior to January 30 of the first year in which the Trustee is able to do so under applicable law, the Trustee shall file a Form 15 Suspension Notification with respect to the Trust.

                  (f) To the extent that, following the Closing Date, the Depositor certifies that reports and certifications differing from those required under this Section 4.06 comply with the reporting requirements under the Exchange Act, the Trustee hereby agrees that it will reasonably cooperate to amend the provisions of this Section 4.06 (in accordance with Section 11.01) in order to comply with such amended reporting requirements and such amendment of this Section 4.06. Any such amendment may result in the reduction of the reports filed by the Depositor under the Exchange Act. Notwithstanding the foregoing, the Trustee shall not be obligated to enter into any amendment pursuant to this Section that adversely affects its obligations and immunities under this Agreement.

                  SECTION 4.07. Pre-Funding Accounts.

                  (a) No later than the Closing Date, the Trustee shall establish and maintain three segregated trust accounts that are each Eligible Accounts, which shall be titled (i) "Group I Pre- Funding Account, Deutsche Bank National Trust Company, as Trustee for the registered Holders of Ameriquest Mortgage Securities Inc., Asset-Backed Pass-Through Certificates, Series 2003-8" (the "Group I Pre-Funding Account"); (ii) "Group II Pre-Funding Account, Deutsche Bank National Trust Company, as Trustee for the registered Holders of Ameriquest Mortgage Securities Inc., Asset- Backed Pass-Through Certificates, Series 2003-8" (the "Group II Pre-Funding Account") and (iii) "Group III Pre-Funding Account, Deutsche Bank National Trust Company, as Trustee for the registered Holders of Ameriquest Mortgage Securities Inc., Asset-Backed Pass-Through Certificates, Series 2003-8" (the "Group III Pre-Funding Account"). The Trustee shall, promptly upon receipt, deposit in the applicable Pre-Funding Account and retain therein the Original Group I Pre-Funded Amount, the Original Group II Pre-Funding Account or the Original Group III Pre-Funding Account, as applicable, remitted on the Closing Date to the Trustee by the Depositor. Funds deposited in the Pre-Funding Accounts shall be held in trust by the Trustee for the Certificateholders for the uses and purposes set forth herein.

                  (b) The Trustee shall invest funds deposited in the Pre-Funding Accounts in Permitted Investments of the kind described in clauses
(i), (v) or (vi) of the definition of Permitted Investments, as directed by the Master Servicer, with a maturity date no later than the second Business Day preceding each Distribution Date. For federal income tax purposes, the Holder of the largest Percentage Interest of the Residual Certificates shall be the owner of the Pre-Funding Accounts and shall report all items of income, deduction, gain or loss arising therefrom. All income and gain realized from investment of funds deposited in the Pre-Funding Account shall be transferred to the Interest Coverage Account (as specified in Section 4.08) on the Business Day immediately preceding each Distribution Date. The Master Servicer shall deposit in the applicable Pre-Funding Accounts the amount of any net loss incurred in respect of any such Permitted Investment immediately upon realization of such loss without any right of reimbursement therefor. The Pre- Funding Accounts will not be assets of any Trust REMIC.

                  (c) Amounts on deposit in the Pre-Funding Accounts shall be withdrawn by the Trustee as follows:



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                  (i) on any Subsequent Transfer Date, the Trustee shall
         withdraw from the related Pre-Funding Account an amount equal to 100% of the Stated Principal Balances of the Subsequent Mortgage Loans transferred and assigned to the Trustee for deposit in the Mortgage Pool on such Subsequent Transfer Date and pay such amount to or upon the order of the Depositor upon satisfaction of the conditions set forth in Section 2.10 with respect to such transfer and assignment;

                  (ii) if the amount on deposit in the related Pre-Funding Account has not been reduced to zero during the Funding Period, on the day immediately following the termination of the Funding Period, the Trustee shall deposit into the Distribution Account any amounts remaining in the Pre-Funding Account, net of any gain realized from the investment of funds on deposit therein to the extent not previously paid to the Interest Coverage Account, for distribution in accordance with the terms hereof;

                  (iii) to withdraw any amount not required to be deposited in the Pre-Funding Accounts or deposited therein in error;

                  (iv) to distribute to the Interest Coverage Account any income and gain realized from the investment of funds in the Pre-Funding Accounts; and

                  (v) to clear and terminate the Pre-Funding Accounts upon the earlier to occur of (A) the day immediately following the end of the Funding Period and (B) the termination of this Agreement, with any amounts remaining on deposit therein being paid to the Holders of the Certificates then entitled to distributions in respect of principal.

                  SECTION 4.08. Interest Coverage Account.

                  (a) No later than the Closing Date, the Trustee shall establish and maintain a segregated trust account that is an Eligible Account, which shall be titled "Interest Coverage Account, Deutsche Bank National Trust Company, as Trustee for the registered Holders of Ameriquest Mortgage Securities Inc., Asset-Backed Pass-Through Certificates, Series 2003-8" (the "Interest Coverage Account"). The Trustee shall, promptly upon receipt, deposit in the Interest Coverage Account and retain therein the Interest Coverage Amount, remitted on the Closing Date to the Trustee by the Depositor. Funds deposited in the Interest Coverage Account shall be held in trust by the Trustee for the Certificateholders for the uses and purposes set forth herein

                  (b) The Trustee shall invest funds deposited in the Interest Coverage Account in Permitted Investments of the kind described in clauses (i),
(v) or (vi) of the definition of Permitted Investments, as directed by the Master Servicer, with a maturity date no later than the second Business Day preceding each Distribution Date. For federal income tax purposes, the Holder of the largest Percentage Interest of the Residual Certificates shall be the owner of the Interest Coverage Account and shall report all items of income, deduction, gain or loss arising therefrom. At no time will the Interest Coverage Account be an asset of any Trust REMIC. All income and gain realized from investment of funds deposited in the Interest Coverage Account shall be for the sole and exclusive benefit of the Master Servicer and shall be remitted by the Trustee to the Master Servicer on the first Business Day following each Distribution Date. The Master Servicer shall deposit in the


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Interest Coverage Account the amount of any net loss incurred in respect of any such Permitted Investment immediately upon realization of such loss.

                  (c) On each Distribution Date during the Funding Period and on the last day of the Funding Period, the Trustee shall withdraw from the Interest Coverage Account and deposit in the Distribution Account an amount equal to 30 days' interest on the excess, if any, of the Original Pre-Funded Amounts, over the aggregate Principal Balance of Subsequent Mortgage Loans that both (i) had a Due Date during the Due Period relating to such Distribution Date and (ii) had a Subsequent Cut-off Date prior to the first day of the month in which such Distribution Date occurs, at a per annum rate equal to the weighted average Pass-Through Rate of the Offered Certificates for such Distribution Date, with the Pass-Through Rate on the Offered Certificates, other than the Class AF Certificates, the Class MF-6 Certificates and the Class S Certificates, solely for the purposes of the foregoing calculation, multiplied by a fraction, the numerator of which is the actual number of days in the Accrual Period for such Class for such Distribution Date, and the denominator of which is 30. Such withdrawal and deposit shall be treated as a contribution of cash by the Master Servicer to REMIC I. Immediately following any such withdrawal and deposit, and immediately following the conveyance of any Subsequent Mortgage Loans to the Trust on any Subsequent Transfer Date, the Trustee shall withdraw from the Interest Coverage Account and remit to the Master Servicer or its designee an amount equal to the excess, if any, of the amount remaining in the Interest Coverage Account over the amount that would be required to be withdrawn therefrom (assuming sufficient funds therein) pursuant to the second preceding sentence on each subsequent Distribution Date, if any, that will occur during the Funding Period or that will be the Distribution Date immediately following the end of the Funding Period, if no Subsequent Mortgage Loans were acquired by the Trust Fund after the end of the Prepayment Period relating to the current Distribution Date (assuming that LIBOR remains constant at the level of LIBOR applicable to the calculation of the Pass-Through Rate for the AV-1 Certificates for the current Distribution Date).

                  (d) Upon the earlier of (i) the Distribution Date immediately following the end of the Funding Period, (ii) the reduction of the aggregate Certificate Principal Balance of the Class A Certificates and the Mezzanine Certificates to zero or (iii) the termination of this Agreement in accordance with Section 9.01, any amount remaining on deposit in the Interest Coverage Account after distributions pursuant to paragraph (c) and (d) above shall be withdrawn by the Trustee and paid to the Depositor or its designee.

                  SECTION 4.09. [Reserved].

                  SECTION 4.10 Net WAC Rate Carryover Reserve Account.

                  (a) No later than the Closing Date, the Trustee shall establish and maintain with itself, as agent for the Trustee, a separate, segregated trust account titled, "Net WAC Rate Carryover Reserve Account, Deutsche Bank National Trust Company, as Trustee, in trust for the registered Holders of Ameriquest Mortgage Securities Inc., Asset-Backed Pass-Through Certificates, Series 2003-8." On the Closing Date, the Depositor will deposit, or cause to be deposited, into the Net WAC Rate Carryover Reserve Account $1,000. In addition, the Trustee shall deposit into the Net WAC Rate Carryover Reserve Account any payments received by it under the Cap Contracts for the benefit of the Holders of the Mezzanine Certificates (other than the Class MF-6 Certificates).


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                  (b) On each Distribution Date as to which there is a Net WAC
Rate Carryover Amount payable to the Class A Certificates, the Class S Certificates or the Mezzanine Certificates, the Trustee has been directed by the Class CE Certificateholders to, and therefore will, deposit into the Net WAC Rate Carryover Reserve Account the amount of such Net WAC Rate Carryover Amount, rather than distributing such amounts to the Class CE Certificateholders. On each such Distribution Date, the Trustee shall hold all such amounts for the benefit of the Holders of the Class A Certificates, the Class S Certificates and the Mezzanine Certificates, and will distribute such amounts to the Holders of the Class A Certificates, the Class S Certificates and the Mezzanine Certificates in the amounts and priorities set forth in Section 4.01(a). If no Net WAC Rate Carryover Amounts are payable on a Distribution Date, the Trustee shall deposit into the Net WAC Rate Carryover Reserve Account on behalf of the Class CE Certificateholders, from amounts otherwise distributable to the Class CE Certificateholders, an amount such that when added to other amounts already on deposit in the Net WAC Rate Carryover Reserve Account, the aggregate amount on deposit therein is equal to $1,000.

                  (c) For federal and state income tax purposes, the Class CE Certificateholders will be deemed to be the owners of the Net WAC Rate Carryover Reserve Account and all amounts deposited into the Net WAC Rate Carryover Reserve Account (other than the initial deposit therein of $1,000) shall be treated as amounts distributed by REMIC IV to the Holders of the Class CE Certificates. Upon the termination of the Trust, or the payment in full of the Class A Certificates, the Class S Certificates and the Mezzanine Certificates, all amounts remaining on deposit in the Net WAC Rate Carryover Reserve Account will be released by the Trust and distributed to the Class CE Certificateholders or their designees. The Net WAC Rate Carryover Reserve Account will be part of the Trust but not part of any REMIC and any payments to the Holders of the Class A Certificates, the Class S Certificates or the Mezzanine Certificates of Net WAC Rate Carryover Amounts will not be payments with respect to a "regular interest" in a REMIC within the meaning of Code Section 860(G)(a)(1).

                  (d) By accepting a Class CE Certificate, each Class CE Certificateholder hereby agrees to direct the Trustee, and the Trustee hereby is directed, to deposit into the Net WAC Rate Carryover Reserve Account the amounts described above on each Distribution Date as to which there is any Net WAC Rate Carryover Amount rather than distributing such amounts to the Class CE Certificateholders. By accepting a Class CE Certificate, each Class CE Certificateholder further agrees that such direction is given for good and valuable consideration, the receipt and sufficiency of which is acknowledged by such acceptance.

                  (e) At the written direction of the Holders of a majority in Percentage Interest in the Class CE Certificates, the Trustee shall direct any depository institution maintaining the Net WAC Rate Carryover Reserve Account to invest the funds in such account in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Trustee or an Affiliate manages or advises such investment, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Trustee or an Affiliate manages or advises such investment. If no investment direction of the Holders of a majority in Percentage Interest in the Class CE Certificates with respect to the Net WAC Rate Carryover


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Reserve Account is received by the Trustee, the Trustee shall invest the funds in the Deutsche Bank Institutional Cash Management Fund 541 so long as it is a Permitted Investment. Interest earned on such investment shall be deposited into the Net WAC Rate Carryover Reserve Account.

                  (f) For federal tax return and information reporting, the right of the Holders of the Class A Certificates, the Class S Certificates and the Mezzanine Certificates to receive payments from the Net WAC Rate Carryover Reserve Account in respect of any Net Wac Rate Carryover Amount shall be assigned a value of zero.

                                    ARTICLE V

                                THE CERTIFICATES

                  SECTION 5.01. The Certificates.

                  (a) The Certificates in the aggregate will represent the entire beneficial ownership interest in the Mortgage Loans and all other assets included in REMIC I. At the Closing Date, the aggregate Certificate Principal Balance of the Certificates will equal the aggregate Stated Principal Balance of the Initial Mortgage Loans and the Original Pre-Funded Amounts.

                  The Certificates will be substantially in the forms annexed hereto as Exhibits A-1 through A-20. The Certificates of each Class will be issuable in registered form only, in denominations of authorized Percentage Interests as described in the definition thereof. Each Certificate will share ratably in all rights of the related Class.

                  Upon original issue, the Certificates shall be executed and delivered by the Trustee and the Trustee shall cause the Certificates to be authenticated by the Certificate Registrar to or upon the order of the Depositor. The Certificates shall be executed and attested by manual or facsimile signature on behalf of the Trustee by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided herein executed by the Certificate Registrar by manual signature, and such certificate of authentication shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

                  (b) The Class A Certificates, the Class S Certificates and the Mezzanine Certificates shall initially be issued as one or more Certificates held by the Book-Entry Custodian or, if appointed to hold such Certificates as provided below, the Depository and registered in the name of the Depository or its nominee and, except as provided below, registration of such Certificates may not be transferred by the Trustee except to another Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. The Certificate Owners shall hold their respective Ownership Interests in and to such Certificates through


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the book-entry facilities of the Depository and, except as provided below, shall not be entitled to definitive, fully registered Certificates ("Definitive Certificates") in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book- Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. The Trustee is hereby initially appointed as the Book-Entry
Custodian and hereby agrees to act as such in accordance herewith and in accordance with the agreement that it has with the Depository authorizing it to act as such. The Book-Entry Custodian may, and if it is no longer qualified to act as such, the Book-Entry Custodian shall, appoint, by a written instrument delivered to the Depositor, the Master Servicer, the Trustee (if the Trustee is not the Book-Entry Custodian) and any other transfer agent (including the Depository or any successor Depository) to act as Book-Entry Custodian under such conditions as the predecessor Book-Entry Custodian and the Depository or any successor Depository may prescribe, provided that the predecessor Book-Entry Custodian shall not be relieved of any of its duties or responsibilities by reason of any such appointment of other than the Depository. If the Trustee resigns or is removed in accordance with the terms hereof, if it so elects, the Depository shall immediately succeed to its predecessor's duties as Book-Entry Custodian. The Depositor shall have the right to inspect, and to obtain copies of, any Certificates held as Book-Entry Certificates by the Book-Entry
Custodian.

                  The Trustee, the Master Servicer and the Depositor may for all purposes (including the making of payments due on the Book-Entry Certificates) deal with the Depository as the authorized representative of the Certificate Owners with respect to the Book-Entry Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

                  If (i)(A) the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (B) the Depositor is unable to locate a qualified successor, (ii) the Depositor at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository or (iii) after the occurrence of a Master Servicer Event of Default, Certificate Owners representing in the aggregate not less than 51% of the Ownership Interests of the Book-Entry Certificates advise the Trustee through the Depository, in writing, that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the Book- Entry Certificates by the Book-Entry Custodian or the Depository, as applicable, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall issue the Definitive Certificates. Such Definitive Certificates will be issued in minimum denominations of


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$25,000, except that any beneficial ownership that was represented by a
Book-Entry Certificate in an amount less than $25,000 immediately prior to the issuance of a Definitive Certificate shall be issued in a minimum denomination equal to the amount represented by such Book-Entry Certificate. None of the Depositor, the Master Servicer or the Trustee shall be liable for any delay in the delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates, and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

                  SECTION 5.02. Registration of Transfer and Exchange of
                                Certificates.

                  (a) The Trustee shall cause to be kept at one of the offices or agencies to be appointed by the Trustee in accordance with the provisions of
Section 8.12 a Certificate Register for the Certificates in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee will initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Certificate Registrar may appoint, by a written instrument delivered to the Master Servicer and the Depositor, any other bank or trust company to act as Certificate Registrar under such conditions as the predecessor Certificate Registrar may prescribe, provided that the predecessor Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment. If the Trustee shall at any time not be the Certificate Registrar, the Trustee shall have and maintain the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register.

                  (b) No transfer of any Class CE Certificate, Class P Certificate or Residual Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of a Class CE Certificate, Class P Certificate or Residual Certificate is to be made without registration or qualification (other than in connection with the initial transfer of any such Certificate by the Depositor to an affiliate of the Depositor), the Trustee and the Certificate Registrar shall each require receipt of: (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Certificateholder desiring to effect the transfer and from such Certificateholder's prospective transferee, substantially in the forms attached hereto as Exhibit F-1; and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration (which Opinion of Counsel shall not be an expense of the Depositor, the Trustee, the Master Servicer, in its capacity as such, or the Trust Fund), together with copies of the written certification(s) of the Certificateholder desiring to effect the transfer and/or such Certificateholder's prospective transferee upon which such Opinion of Counsel is based, if any. None of the Depositor, the Certificate Registrar or the Trustee is obligated to register or qualify the Class CE Certificates, the Class P Certificates or the Residual Certificates under the 1933 Act or any other securities laws or to take any action not otherwise required under this Agreement to permit the transfer of such


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Certificates without registration or qualification. Any Certificateholder desiring to effect the transfer of a Class CE Certificate, a Class P Certificate or a Residual Certificate shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Certificate Registrar and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  Notwithstanding the foregoing, no certification or Opinion of Counsel described in this Section 5.02(b) will be required in connection with the transfer, on the Closing Date, of any Class R Certificate by the Depositor to an "accredited investor" within the meaning of Rule 501(d) of the 1933 Act.

                  (c) No transfer of a Class CE Certificate, Class P Certificate or Residual Certificate or any interest therein shall be made to any Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person acquiring such Certificates with "Plan Assets" of a Plan within the meaning of the Department of Labor regulation promulgated at 29 C.F.R. ss. 2510.3-101 ("Plan Assets"), as certified by such transferee in the form of Exhibit G, unless the Trustee is provided with an Opinion of Counsel for the benefit of the Depositor, the Trustee and the Master Servicer and on which they may rely, which shall be to the effect that the purchase and holding of such Certificates is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Master Servicer, the NIMS Insurer, the Trustee or the Trust Fund to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Depositor, the Master Servicer, the NIMS Insurer, the Trustee or the Trust Fund. Neither an Opinion of Counsel nor any certification will be required in connection with the initial transfer of any such Certificate by the Depositor to an affiliate of the Depositor (in which case, the Depositor or any affiliate thereof shall have deemed to have represented that such affiliate is not a Plan or a Person investing Plan Assets) and the Trustee shall be entitled to conclusively rely upon a representation (which, upon the request of the Trustee, shall be a written representation) from the Depositor of the status of such transferee as an affiliate of the Depositor.

                  Each beneficial owner of a Mezzanine Certificates or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a Plan or acting, directly or indirectly, on behalf of a Plan or with Plan Assets, (ii) it has acquired and is holding such Mezzanine Certificates in reliance on the Underwriters' Exemption, and that it understands that there are certain conditions to the availability of the Underwriters' Exemption, including that the Mezzanine Certificates must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by Moody's, Fitch or S&P or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account," as such term is defined in PTCE 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

                  If any Class CE Certificate, Class P Certificate, Residual Certificate or Mezzanine Certificate or any interest therein is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of


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that Certificate retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such Certificate or interest therein was effected in violation of the provisions of the preceding paragraph shall indemnify and hold harmless the Depositor, the Master Servicer, the Trustee, the NIMS Insurer and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

                  (d)(i) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Certificate Registrar or its designee under clause (iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause (iii)(B) below and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                  (A) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Certificate Registrar of any change or impending change in its status as a Permitted Transferee.

                  (B) In connection with any proposed Transfer of any Ownership Interest in a Residual Certificate, the Certificate Registrar shall require delivery to it and shall not register the Transfer of any Residual Certificate until its receipt of an affidavit and agreement (a "Transfer Affidavit and Agreement"), in the form attached hereto as Exhibit F-2 from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.02(d) and agrees to be bound by them.

                  (C) Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of the Certificate Registrar who is assigned to this transaction has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected.

                  (D) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest in a Residual Certificate and (y) not to transfer its Ownership Interest unless it provides a Transferor Affidavit (in the form attached hereto as Exhibit F-2), to the Certificate Registrar stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee.



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                  (E) Each Person holding or acquiring an Ownership Interest in a Residual Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Certificate Registrar written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Residual Certificate, if it is, or is holding an Ownership Interest in a Residual Certificate on behalf of, a "pass-through interest holder."

                  (ii) The Certificate Registrar will register the Transfer of any Residual Certificate only if it shall have received the Transfer Affidavit and Agreement and all of such other documents as shall have been reasonably required by the Certificate Registrar as a condition to such registration. In addition, no Transfer of a Residual Certificate shall be made unless the Certificate Registrar shall have received a representation letter from the Transferee of such Certificate to the effect that such Transferee is a Permitted Transferee.

                  (iii)(A) If any purported Transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(d), then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. The Certificate Registrar shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

                  (B) If any purported Transferee shall become a Holder of a Residual Certificate in violation of the restrictions in this Section 5.02(d) and to the extent that the retroactive restoration of the rights of the Holder of such Residual Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Certificate Registrar shall have the right, without notice to the Holder or any prior Holder of such Residual Certificate, to sell such Residual Certificate to a purchaser selected by the Certificate Registrar on such terms as the Certificate Registrar may choose. Such purported Transferee shall promptly endorse and deliver each Residual Certificate in accordance with the instructions of the Certificate Registrar. Such purchaser may be the Certificate Registrar itself or any Affiliate of the Certificate Registrar. The proceeds of such sale, net of the commissions (which may include commissions payable to the Certificate Registrar or its Affiliates), expenses and taxes due, if any, will be remitted by the Certificate Registrar to such purported Transferee. The terms and conditions of any sale under this clause
         (iii)(B) shall be determined in the sole discretion of the Certificate Registrar, and the Certificate Registrar shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

                  (iv) The Trustee shall make available to the Internal Revenue Service and those Persons specified by the REMIC Provisions all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is a Disqualified Organization, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Certificate and (B) as a result of any regulated investment company, real estate investment trust,


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common trust fund, partnership, trust, estate or organization described in
Section 1381 of the Code that holds an Ownership Interest in a Residual Certificate having as among its record Holders at any time any Person which is a Disqualified Organization. Reasonable compensation for providing such information may be accepted by the Trustee.

                  (v) The provisions of this Section 5.02(d) set forth prior to this subsection (v) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee at the expense of the party seeking to modify, add to or eliminate any such provision the following:

                  (A) written notification from each Rating Agency to the effect that the modification, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current ratings of any Class of Certificates; and

                  (B) an Opinion of Counsel, in form and substance satisfactory to the Trustee, to the effect that such modification of, addition to or elimination of such provisions will not cause any Trust REMIC to cease to qualify as a REMIC and will not cause any Trust REMIC, as the case may be, to be subject to an entity-level tax caused by the Transfer of any Residual Certificate to a Person that is not a Permitted Transferee or (y) a Person other than the prospective transferee to be subject to a REMIC-tax caused by the Transfer of a Residual Certificate to a Person that is not a Permitted Transferee.

                  The Trustee shall forward to the NIMS Insurer a copy of the items delivered to it pursuant to (A) and (B) above.

                  (e) Subject to the preceding subsections, upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee maintained for such purpose pursuant to Section 8.12, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated Transferee or Transferees, one or more new Certificates of the same Class of a like aggregate Percentage Interest.

                  (f) At the option of the Holder thereof, any Certificate may be exchanged for other Certificates of the same Class with authorized denominations and a like aggregate Percentage Interest, upon surrender of such Certificate to be exchanged at any office or agency of the Trustee maintained for such purpose pursuant to Section 8.12. Whenever any Certificates are so surrendered for exchange the Trustee, shall execute and cause the Certificate Registrar to authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing. In addition, with respect to each Residual Certificate, the Holder thereof may exchange, in the manner described above, the Class R Certificate for four separate Certificates, each representing such Holder's respective Percentage Interest in the Class R-I Interest, the Class R-II Interest, the Class R-III Interest and the Class R-IV Interest, respectively, in each case that was evidenced by the Class R Certificate being exchanged.



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                  (g) No service charge to the Certificateholders shall be made for any transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  (h) All Certificates surrendered for transfer and exchange shall be canceled and destroyed by the Certificate Registrar in accordance with its customary procedures.

                  (i) The Trustee will cause the Certificate Registrar (unless the Trustee is acting as Certificate Registrar) to provide notice to the Trustee of each transfer of a Certificate and to provide the Trustee with an updated copy of the Certificate Register on the first Business Day in March and August of each year, commencing in March 2004.

                  (j) Any attempted or purported transfer of any Certificate in violation of the provisions of Section 5.02(c) hereof shall be void ab initio and such Certificate shall be considered to have been held continuously by the prior permitted Holder.

                  SECTION 5.03. Mutilated, Destroyed, Lost or Stolen
                                Certificates.

                  If (i) any mutilated Certificate is surrendered to the Trustee or the Certificate Registrar, or the Trustee and the Certificate Registrar receive evidence to their satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee, the NIMS Insurer and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of actual knowledge by the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser or the Trustee shall execute and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and of like denomination and Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the applicable REMIC created hereunder, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

                  SECTION 5.04. Persons Deemed Owners.

                  The Depositor, the Master Servicer, the Trustee, the NIMS Insurer, the Certificate Registrar and any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and none of the Depositor, the Master Servicer, the Trustee, the Certificate Registrar, the NIMS Insurer or any agent of any of them shall be affected by notice to the contrary.

                  SECTION 5.05. Certain Available Information.



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                  On or prior to the date of the first sale of any Class CE
Certificate, Class P Certificate or Residual Certificate to an Independent third party, the Depositor shall provide to the Trustee ten copies of any private placement memorandum or other disclosure document used by the Depositor in connection with the offer and sale of the Class CE Certificates, the Class P Certificates or the Residual Certificates. In addition, if any such private placement memorandum or disclosure document is revised, amended or supplemented at any time following the delivery thereof to the Trustee, the Depositor promptly shall inform the Trustee of such event and shall deliver to the Trustee ten copies of the private placement memorandum or disclosure document, as revised, amended or supplemented. The Trustee shall maintain at its Corporate Trust Office and shall make available free of charge during normal business hours for review by any Holder of a Certificate and/or Certificate Owner or any Person identified to the Trustee as a prospective transferee of a Certificate, originals or copies of the following items: (i) in the case of a Holder or prospective transferee of a Class CE Certificate, a Class P Certificate or a Residual Certificate, the private placement memorandum or other disclosure document relating to such Certificates, if any, in the form most recently provided to the Trustee; and (ii) in all cases, (A) this Agreement and any amendments hereof entered into pursuant to Section 11.01, (B) all monthly statements required to be delivered to Certificateholders of the relevant Class pursuant to Section 4.02 since the Closing Date, and all other notices, reports, statements and written communications delivered to the Certificateholders of the relevant Class pursuant to this Agreement since the Closing Date, (C) all certifications delivered by a Responsible Officer of the Trustee since the Closing Date pursuant to Section 10.01(h), (D) any and all Officers' Certificates delivered to the Trustee by the Master Servicer since the Closing Date to evidence the Master Servicer's determination that any Advance or Servicing Advance was, or if made, would be a Nonrecoverable Advance or Nonrecoverable Servicing Advance, respectively, and (E) any and all Officers' Certificates delivered to the Trustee by the Master Servicer since the Closing Date pursuant to Section 4.04(a). Copies and mailing of any and all of the foregoing items will be available from the Trustee upon request at the expense of the person requesting the same.


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                                   ARTICLE VI

                      THE DEPOSITOR AND THE MASTER SERVICER

                  SECTION 6.01. Liability of the Depositor and the Master
                                Servicer.

                  The Depositor and the Master Servicer each shall be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken hereunder by the Depositor and the Master Servicer herein.

                  SECTION 6.02. Merger or Consolidation of the Depositor or the
                                Master Servicer.

                  Subject to the following paragraph, the Depositor will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation. Subject to the following paragraph, the Master Servicer will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation and its qualification as an approved conventional seller/servicer for Fannie Mae or Freddie Mac in good standing. The Depositor and the Master Servicer each will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

                  The Depositor or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor or the Master Servicer shall be a party, or any Person succeeding to the business of the Depositor or the Master Servicer, shall be the successor of the Depositor or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Master Servicer shall be qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac; and provided further that the Rating Agencies' ratings of the Class A Certificates, the Class S Certificates and the Mezzanine Certificates in effect immediately prior to such merger or consolidation will not be qualified, reduced or withdrawn as a result thereof (as evidenced by a letter to such effect from the Rating Agencies).

                  SECTION 6.03. Limitation on Liability of the Depositor, the
                                Master Servicer and Others.

                  None of the Depositor, the NIMS Insurer, the Master Servicer or any of the directors, officers, employees or agents of the Depositor or the Master Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the NIMS Insurer, the Master Servicer or any such person against any breach of warranties, representations or covenants made herein, or against any specific liability imposed on the Master Servicer pursuant hereto, or against any liability which


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would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the NIMS Insurer, the Master Servicer or the Trustee and any director, officer, employee or agent of the Depositor, the NIMS Insurer, the Master Servicer or the Trustee may rely in good faith on any document of any kind which, PRIMA FACIE, is properly executed and submitted by any Person respecting any matters arising hereunder.

                  The Depositor, the NIMS Insurer, the Master Servicer and any director, officer, employee or agent of the Depositor, the NIMS Insurer or the Master Servicer shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense relating to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Neither the Depositor, the NIMS Insurer nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and, in its opinion, does not involve it in any expense or liability; provided, however, that each of the Depositor, the NIMS Insurer and the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, unless the Depositor or the Master Servicer acts without the consent of Holders of Certificates entitled to at least 51% of the Voting Rights (which consent shall not be necessary in the case of litigation or other legal action by either to enforce their respective rights or defend themselves hereunder), the legal expenses and costs of such action and any liability resulting therefrom (except any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder) shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the NIMS Insurer and the Master Servicer shall be entitled to be reimbursed therefor from the Collection Account as and to the extent provided in Section 3.05, any such right of reimbursement being prior to the rights of the Certificateholders to receive any amount in the Collection Account.

                  SECTION 6.04. Limitation on Resignation of the Master
                                Servicer.

                  The Master Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that its duties hereunder are no longer permissible under applicable law or (ii) with the written consent of the Trustee, the NIMS Insurer and written confirmation from each Rating Agency (which confirmation shall be furnished to the Depositor, the NIMS Insurer and the Trustee) that such resignation will not cause such Rating Agency to reduce the then current rating of the Class A Certificates, the Class S Certificates or the Mezzanine Certificates. Any such determination pursuant to clause (i) of the preceding sentence permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect obtained at the expense of the Master Servicer and delivered to the Trustee and the NIMS Insurer. No resignation of the Master Servicer shall become effective until the Trustee or a successor servicer acceptable to the NIMS Insurer shall have assumed the Master Servicer's responsibilities, duties,


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liabilities (other than those liabilities arising prior to the appointment of such successor) and obligations under this Agreement.

                  Except as expressly provided herein, the Master Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, nor delegate to or subcontract with, nor authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer hereunder. If, pursuant to any provision hereof, the duties of the Master Servicer are transferred to a successor master servicer, the entire amount of the Servicing Fee and other compensation payable to the Master Servicer pursuant hereto shall thereafter be payable to such successor master servicer.

                  SECTION 6.05. Rights of the Depositor in Respect of the Master
                                Servicer.

                  The Master Servicer shall afford (and any Sub-Servicing Agreement shall provide that each Sub-Servicer shall afford) the Depositor, the NIMS Insurer and the Trustee, upon reasonable notice, during normal business hours, access to all records maintained by the Master Servicer (and any such Sub-Servicer) in respect of the Master Servicer's rights and obligations hereunder and access to officers of the Master Servicer (and those of any such Sub-Servicer) responsible for such obligations. Upon request, the Master Servicer shall furnish to the Depositor, the NIMS Insurer and the Trustee its (and any such Sub-Servicer's) most recent financial statements and such other information relating to the Master Servicer's capacity to perform its obligations under this Agreement that it possesses. To the extent such information is not otherwise available to the public, the Depositor, the NIMS Insurer and the Trustee shall not disseminate any information obtained pursuant to the preceding two sentences without the Master Servicer's (or any such Sub-Servicer's) written consent, except as required pursuant to this Agreement or to the extent that it is appropriate to do so (i) in working with legal counsel, auditors, taxing authorities or other governmental agencies, rating agencies or reinsurers or (ii) pursuant to any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Depositor, the Trustee or the Trust Fund, and in either case, the Depositor, the NIMS Insurer or the Trustee, as the case may be, shall use its best efforts to assure the confidentiality of any such disseminated non-public information. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer under this Agreement and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer under this Agreement or exercise the rights of the Master Servicer under this Agreement; provided that the Master Servicer shall not be relieved of any of its obligations under this Agreement by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer and is not obligated to supervise the performance of the Master Servicer under this Agreement or otherwise.

                  SECTION 6.06. Sub-Servicing Agreements Between the Master
                                Servicer and Sub-Servicers.

                  (a) The Master Servicer may enter into Sub-Servicing Agreements (provided that such agreements would not result in a withdrawal or a downgrading by any Rating Agency of the ratings on any Class of Certificates and the NIMS Insurer shall have consented to such Sub-Servicing Agreement) with Sub-Servicers, for the servicing and administration of the Mortgage Loans.


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                  Each Sub-Servicer shall be (i) authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Sub-Servicer to perform its obligations hereunder and under the Sub-Servicing Agreement, (ii) an institution approved as a mortgage loan originator by the Federal Housing Administration or an institution the deposit accounts in which are insured by the FDIC and (iii) a Freddie Mac or Fannie Mae approved mortgage servicer. Each Sub-Servicing Agreement must impose on the Sub-Servicer requirements conforming to the provisions set forth in Section 6.11 and provide for servicing of the Mortgage Loans consistent with the terms of this Agreement. The Master Servicer will examine each Sub-Servicing Agreement and will be familiar with the terms thereof. The terms of any Sub-Servicing Agreement will not be inconsistent with any of the provisions of this Agreement. The Master Servicer and the Sub-Servicers may enter into and make amendments to the Sub-Servicing Agreements or enter into different forms of Sub-Servicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of this Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of the Certificateholders, without the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any variation without the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights from the provisions set forth in Section 6.11 relating to insurance or priority requirements of Sub-Servicing Accounts, or credits and charges to the Sub-Servicing Accounts or the timing and amount of remittances by the Sub-Servicers to the Master Servicer, are conclusively deemed to be inconsistent with this Agreement and therefore prohibited. The Master Servicer shall deliver to the Trustee and the NIMS Insurer copies of all Sub-Servicing Agreements, and any amendments or modifications thereof, promptly upon the Master Servicer's execution and delivery of such instruments.

                  (b) As part of its servicing activities hereunder, the Master Servicer (except as otherwise provided in the last sentence of this paragraph), for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of each Sub-Servicer under the related Sub-Servicing Agreement and of the Originator under the Mortgage Loan Purchase Agreement, including, without limitation, any obligation to make advances in respect of delinquent payments as required by a Sub- Servicing Agreement, or to purchase a Mortgage Loan on account of missing or defective documentation or on account of a breach of a representation, warranty or covenant, as described in Section 2.03(a). Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement, to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans or (ii) from a specific recovery of costs, expenses or attorneys' fees against the party against whom such enforcement is directed. Enforcement of the Mortgage Loan Purchase Agreement against the Originator shall be effected by the Master Servicer to the extent it is not the Originator, and otherwise by the Trustee, in accordance with the foregoing provisions of this paragraph.





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                  SECTION 6.07. Successor Sub-Servicers.

                  The Master Servicer, with the consent of the NIMS Insurer, shall be entitled to terminate any Sub-Servicing Agreement and the rights and obligations of any Sub-Servicer pursuant to any Sub-Servicing Agreement in accordance with the terms and conditions of such Sub-Servicing Agreement. In the event of termination of any Sub-Servicer, all servicing obligations of such Sub-Servicer shall be assumed simultaneously by the Master Servicer without any act or deed on the part of such Sub-Servicer or the Master Servicer, and the Master Servicer either shall service directly the related Mortgage Loans or shall enter into a Sub-Servicing Agreement with a successor Sub-Servicer which qualifies under Section 6.06.

                  Any Sub-Servicing Agreement shall include the provision that such agreement may be immediately terminated by the Trustee without fee, in accordance with the terms of this Agreement, in the event that the Master Servicer shall, for any reason, no longer be the Master Servicer (including termination due to a Master Servicer Event of Default).

                  SECTION 6.08. Liability of the Master Servicer.

                  Notwithstanding any Sub-Servicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer and a Sub-Servicer or reference to actions taken through a Sub-Servicer or otherwise, the Master Servicer shall remain obligated and primarily liable to the Trustee and the Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section
3.01 without diminution of such obligation or liability by virtue of such Sub-Servicing Agreements or arrangements or by virtue of indemnification from the Sub-Servicer and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans. The Master Servicer shall be entitled to enter into any agreement with a Sub- Servicer for indemnification of the Master Servicer by such Sub-Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

                  SECTION 6.09. No Contractual Relationship Between
                                Sub-Servicers and the NIMS Insurer, the Trustee or Certificateholders.

                  Any Sub-Servicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Sub-Servicer in its capacity as such shall be deemed to be between the Sub-Servicer and the Master Servicer alone, and the NIMS Insurer, the Trustee and Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Sub-Servicer except as set forth in Section 6.10. The Master Servicer shall be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to this Agreement is sufficient to pay such fees.



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                  SECTION 6.10. Assumption or Termination of Sub-Servicing
                                Agreements by Trustee.

                  In the event the Master Servicer shall for any reason no longer be the master servicer (including termination due to a Master Servicer Event of Default), the Trustee or its designee shall thereupon assume (or cause its designee or the successor master servicer for the Trustee appointed pursuant to Section 7.02 to assume) all of the rights and obligations of the Master Servicer under each Sub-Servicing Agreement that the Master Servicer may have entered into, unless the Trustee elects to terminate any Sub-Servicing Agreement in accordance with its terms as provided in Section 6.07. Upon such assumption, the Trustee, its designee or the successor servicer for the Trustee appointed pursuant to Section 7.02 shall be deemed, subject to Section 6.07, to have assumed all of the Master Servicer's interest therein and to have replaced the Master Servicer as a party to each Sub-Servicing Agreement to the same extent as if each Sub-Servicing Agreement had been assigned to the assuming party, except that (i) the Master Servicer shall not thereby be relieved of any liability or obligations under any Sub-Servicing Agreement and (ii) none of the Trustee, its designee or any successor Master Servicer shall be deemed to have assumed any liability or obligation of the Master Servicer that arose before it ceased to be the Master Servicer.

                  The Master Servicer at its expense shall, upon request of the Trustee, deliver to the assuming party all documents and records relating to each Sub-Servicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by or on behalf of it, and otherwise use its best efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreements to the assuming party.

                  SECTION 6.11. Sub-Servicing Accounts.

                  In those cases where a Sub-Servicer is servicing a Mortgage Loan pursuant to a Sub- Servicing Agreement, the Sub-Servicer will be required to establish and maintain one or more accounts (collectively, the "Sub-Servicing Account"). The Sub-Servicing Account shall be an Eligible Account. The Sub-Servicer shall deposit in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Sub-Servicer's receipt thereof, all proceeds of Mortgage Loans received by the Sub-Servicer less its servicing compensation to the extent permitted by the Sub-Servicing Agreement, and shall thereafter deposit such amounts in the Sub-Servicing Account, in no event more than two Business Days after the deposit of such funds into the clearing account. The Sub- Servicer shall thereafter deposit such proceeds in the Collection Account or remit such proceeds to the Master Servicer for deposit in the Collection Account not later than two Business Days after the deposit of such amounts in the Sub-Servicing Account. For purposes of this Agreement, the Master Servicer shall be deemed to have received payments on the Mortgage Loans when the Sub-Servicer receives such payments.


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                                   ARTICLE VII

                                     DEFAULT

                  SECTION 7.01. Master Servicer Events of Default.

                  "Master Servicer Event of Default," wherever used herein, means any one of the following events:

                  (i) any failure by the Master Servicer to remit to the Trustee for distribution to the Certificateholders any payment (other than an Advance required to be made from its own funds on any Master Servicer Remittance Date pursuant to Section 4.03) required to be made under the terms of the Certificates and this Agreement which continues unremedied for a period of one Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor or the Trustee (in which case notice shall be provided by telecopy), or to the Master Servicer, the Depositor and the Trustee by the NIMS Insurer or the Holders of Certificates entitled to at least 25% of the Voting Rights; or

                  (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any of the covenants or agreements on the part of the Master Servicer contained in the Certificates or in this Agreement (or, if the Master Servicer is the Originator, the failure of the Originator to repurchase a Mortgage Loan as to which a breach has been established that requires a repurchase pursuant to the terms of Section 7 of the Mortgage Loan Purchase Agreement) which continues unremedied for a period of 45 days after the earlier of (i) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor or the Trustee, or to the Master Servicer, the Depositor and the Trustee by the NIMS Insurer or the Holders of Certificates entitled to at least 25% of the Voting Rights and (ii) actual knowledge of such failure by a Servicing Officer of the Master Servicer; or

                  (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and if such proceeding is being contested by the Master Servicer in good faith, such decree or order shall have remained in force undischarged or unstayed for a period of 60 days or results in the entry of an order for relief or any such adjudication or appointment; or

                  (iv) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of its property; or



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                  (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                  (vi) any failure by the Master Servicer of the Master Servicer Termination Test; or

                  (vii) any failure of the Master Servicer to make any Advance on any Master Servicer Remittance Date required to be made from its own funds pursuant to Section 4.03 which continues unremedied until 3:00 p.m. New York time on the Business Day immediately following the Master Servicer Remittance Date.

                  If a Master Servicer Event of Default described in clauses (i) through (vi) of this Section shall occur, then, and in each and every such case, so long as such Master Servicer Event of Default shall not have been remedied, the Depositor, the NIMS Insurer or the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 51% of Voting Rights, or at the direction of the NIMS Insurer, the Trustee shall, by notice in writing to the Master Servicer and the Depositor, terminate all of the rights and obligations of the Master Servicer in its capacity as Master Servicer under this Agreement, to the extent permitted by law, and in and to the Mortgage Loans and the proceeds thereof. If a Master Servicer Event of Default described in clause
(vii) hereof shall occur, the Trustee shall, by notice in writing to the Master Servicer and the Depositor, terminate all of the rights and obligations of the Master Servicer in its capacity as Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof and the Trustee or a successor Master Servicer appointed in accordance with Section 7.02, shall immediately make such Advance and assume, pursuant to Section 7.02, the duties of a successor Master Servicer. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section and, without limitation, the Trustee is hereby authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver on behalf of and at the expense of the Master Servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees, at its sole cost and expense, promptly (and in any event no later than ten Business Days subsequent to such notice) to provide the Trustee with all documents and records requested by it to enable it to assume the Master Servicer's functions under this Agreement, and to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights under this Agreement, including, without limitation, the transfer within one Business Day to the Trustee for administration by it of all cash amounts which at the time shall be or should have been credited by the Master Servicer to the Collection Account held by or on behalf of the Master Servicer, the Distribution Account or any REO Account or Servicing Account held by or on behalf of the Master Servicer or thereafter be received with respect to the Mortgage Loans or any REO Property serviced by the Master Servicer (provided, however, that the Master Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, and shall continue to be entitled to the benefits of Section 6.03, notwithstanding any such


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termination, with respect to events occurring prior to such termination). For purposes of this Section 7.01, the Trustee shall not be deemed to have knowledge of a Master Servicer Event of Default unless a Responsible Officer of the Trustee assigned to and working in the Trustee's Corporate Trust Office has actual knowledge thereof or unless written notice is received by the Trustee of any such event and such notice references the Certificates, REMIC I or this Agreement.

                  The Trustee shall be entitled to be reimbursed by the Master Servicer (or by the Trust Fund if the Master Servicer is unable to fulfill its obligations hereunder) for all costs associated with the transfer of servicing from the predecessor servicer, including without limitation, any costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee to service the Mortgage Loans properly and effectively.

                  SECTION 7.02. Trustee to Act; Appointment of Successor.

                  (a) On and after the time the Master Servicer receives a notice of termination, the Trustee shall be the successor in all respects to the Master Servicer in its capacity as Master Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Master Servicer (except for any representations or warranties of the Master Servicer under this Agreement, the responsibilities, duties and liabilities contained in Section 2.03(c) and its obligation to deposit amounts in respect of losses pursuant to Section 3.06) by the terms and provisions hereof including, without limitation, the Master Servicer's obligations to make Advances pursuant to Section 4.03; provided, however, that if the Trustee is prohibited by law or regulation from obligating itself to make advances regarding delinquent mortgage loans, then the Trustee shall not be obligated to make Advances pursuant to Section 4.03; and provided further, that any failure to perform such duties or responsibilities caused by the Master Servicer's failure to provide information required by Section 7.01 shall not be considered a default by the Trustee as successor to the Master Servicer hereunder; provided, however, it is understood and acknowledged by the parties that there will be a period of transition (not to exceed 90 days) before the servicing transfer is fully effected. As compensation therefor, effective from and after the time the Master Servicer receives a notice of termination or immediately upon assumption of the obligations to make Advances, the Trustee shall be entitled to the Servicing Fee and all funds relating to the Mortgage Loans to which the Master Servicer would have been entitled if it had continued to act hereunder (other than amounts which were due or would become due to the Master Servicer prior to its termination or resignation). Notwithstanding the above and subject to the next paragraph, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or if it is prohibited by law from making advances regarding delinquent mortgage loans, or if the Holders of Certificates entitled to at least 51% of the Voting Rights or the NIMS Insurer so request in writing to the Trustee promptly appoint or petition a court of competent jurisdiction to appoint, an established mortgage loan servicing institution acceptable to each Rating Agency and the NIMS Insurer and having a net worth of not less than $15,000,000 as the successor to the Master Servicer under this Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer under this Agreement. No appointment of a successor to the Master Servicer under this Agreement shall be effective until the assumption by the successor of all of the Master Servicer's responsibilities, duties and liabilities hereunder. In connection with such appointment and assumption described herein, the Trustee may make such


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arrangements for the compensation of such successor out of payments on Mortgage
Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Master Servicer as such hereunder. The Depositor, the Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Pending appointment of a successor to the Master Servicer under this Agreement, the Trustee shall act in such capacity as hereinabove provided.

                  Upon removal or resignation of the Master Servicer, the Trustee, with the cooperation of the Depositor, (x) shall solicit bids for a successor Master Servicer as described below and (y) pending the appointment of a successor Master Servicer as a result of soliciting such bids, shall serve as Master Servicer of the Mortgage Loans serviced by such predecessor Master Servicer. The Trustee shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth above (including the Trustee or any affiliate thereof) (including that such mortgage loan servicing institution be acceptable to each Rating Agency and the NIMS Insurer). Such public announcement shall specify that the successor Master Servicer shall be entitled to the servicing compensation agreed upon between the Trustee, the successor Master Servicer and the Depositor; provided, however, that no such fee shall exceed the Servicing Fee. Within thirty days after any such public announcement, the Trustee, with the cooperation of the Depositor, shall negotiate in good faith and effect the sale, transfer and assignment of the servicing rights and responsibilities hereunder to the qualified party submitting the highest satisfactory bid as to the price they will pay to obtain such servicing. The Trustee upon receipt of the purchase price shall pay such purchase price to the Master Servicer being so removed, after deducting from any sum received by the Trustee from the successor to the Master Servicer in respect of such sale, transfer and assignment all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities reasonably incurred hereunder. After such deductions, the remainder of such sum shall be paid by the Trustee to the Master Servicer at the time of such sale.

                  (b) If the Master Servicer fails to remit to the Trustee for distribution to the Certificateholders any payment required to be made under the terms of the Certificates and this Agreement (for purposes of this Section 7.02(b), a "Remittance") because the Master Servicer is the subject of a proceeding under the federal Bankruptcy Code and the making of such Remittance is prohibited by Section 362 of the federal Bankruptcy Code, the Trustee shall upon notice of such prohibition, regardless of whether it has received a notice of termination under Section 7.01, advance the amount of such Remittance by depositing such amount in the Distribution Account on the related Distribution Date. The Trustee shall be obligated to make such advance only if (i) such advance, in the good faith judgment of the Trustee can reasonably be expected to be ultimately recoverable from Stayed Funds and (ii) the Trustee is not prohibited by law from making such advance or obligating itself to do so. Upon remittance of the Stayed Funds to the Trustee or the deposit thereof in the Distribution Account by the Master Servicer, a trustee in bankruptcy or a federal bankruptcy court, the Trustee may recover the amount so advanced, without interest, by withdrawing such amount from the Distribution Account; however, nothing in this Agreement shall be deemed to affect the Trustee's rights to recover from the Master Servicer's own funds interest on the amount of any such advance. If the Trustee at any time makes an advance under this Subsection which it later determines in its good faith judgment will not be ultimately recoverable from the Stayed Funds with respect to which such advance was made, the Trustee shall be entitled to reimburse itself for such


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advance, without interest, by withdrawing from the Distribution Account, out of amounts on deposit therein, an amount equal to the portion of such advance attributable to the Stayed Funds.

                  (c) If the Master Servicer is terminated pursuant to Section 7.01, then the successor Master Servicer shall not be permitted to reimburse itself directly for Advances or Servicing Advances under Section 3.05(a)(ii),
Section 3.05(a)(iii), Section 3.05(a)(v) or Section 3.05(a)(vii) if the Master Servicer has not been fully reimbursed for its Advances and Servicing Advances, but instead the successor Master Servicer shall include such amounts in the applicable remittance to the Trustee made pursuant to Section 3.04(g) to the extent of amounts on deposit in the Collection Account on the related Master Servicer Remittance Date. The Trustee is hereby authorized to pay to the terminated Master Servicer (or the related Advancing Person in accordance with Section 3.23) and the successor Master Servicer, as applicable, reimbursements for Advances and Servicing Advances from the Distribution Account to the same extent each such Master Servicer would have been permitted to reimburse itself for such Advances and/or Servicing Advances in accordance with Section 3.05(a)(ii), Section 3.05(a)(iii), Section 3.05(a)(v) or Section 3.05(a)(vii), as the case may be. All Advances and Servicing Advances made pursuant to the terms of this Agreement shall be deemed made and shall be reimbursed on a "first in-first out" (FIFO) basis. At such time as the Master Servicer (or related Advancing Person) has been reimbursed for all Advances and Servicing Advances made by it, the successor Master Servicer shall no longer be required to remit in accordance with the first sentence of this Section 7.02(c) and shall then be permitted to reimburse itself directly for Advances and Servicing Advances in accordance with Section 3.05(a)(ii), Section 3.05(a)(iii), Section 3.05(a)(v) or
Section 3.05(a)(vii).

                  SECTION 7.03. Notification to Certificateholders.

                  (a) Upon any termination of the Master Servicer pursuant to
Section 7.01 above or any appointment of a successor to the Master Servicer pursuant to Section 7.02 above, the Trustee shall give prompt written notice thereof to Certificateholders and the NIMS Insurer at their respective addresses appearing in the Certificate Register.

                  (b) Not later than the later of 60 days after the occurrence of any event, which constitutes or which, with notice or lapse of time or both, would constitute a Master Servicer Event of Default or five days after a Responsible Officer of the Trustee becomes aware of the occurrence of such an event, the Trustee shall transmit by mail to the NIMS Insurer and to all Holders of Certificates notice of each such occurrence, unless such default or Master Servicer Event of Default shall have been cured or waived.

                  SECTION 7.04. Waiver of Master Servicer Events of Default.

                  The Holders representing at least 66% of the Voting Rights (with the consent of the NIMS Insurer) evidenced by all Classes of Certificates affected by any default or Master Servicer Event of Default hereunder may waive such default or Master Servicer Event of Default; provided, however, that a default or Master Servicer Event of Default under clause (i) or (vii) of Section
7.01 may be waived only by all of the Holders of the Regular Certificates (with the consent of the NIMS Insurer). Upon any such waiver of a default or Master Servicer Event of Default, such default or Master Servicer Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other default or Master


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Servicer Event of Default or impair any right consequent thereon except to the extent expressly so waived.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

                  SECTION 8.01. Duties of Trustee.

                  The Trustee, prior to the occurrence of a Master Servicer Event of Default and after the curing of all Master Servicer Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. During a Master Servicer Event of Default, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. Any permissive right of the Trustee enumerated in this Agreement shall not be construed as a duty.

                  The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform on their face to the requirements of this Agreement. If any such instrument is found not to conform on its face to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to its respective satisfaction, such dissatisfied party will provide notice thereof to the Certificateholders and the NIMS Insurer.

                  No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

                  (i) Prior to the occurrence of a Master Servicer Event of Default, and after the curing of all such Master Servicer Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee that conform to the requirements of this Agreement;

                  (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the NIMS Insurer or the Holders of Certificates entitled to at least 25% of the Voting Rights


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         relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon it, under this Agreement.

                  The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require it to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement.

                  SECTION 8.02. Certain Matters Affecting the Trustee.

                  (a) Except as otherwise provided in Section 8.01:

                  (i) The Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

                  (iii) The Trustee shall not be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders or the NIMS Insurer, pursuant to the provisions of this Agreement, unless such Certificateholders or the NIMS Insurer, as applicable, shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of a Master Servicer Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs;

                  (iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (v) Prior to the occurrence of a Master Servicer Event of Default hereunder and after the curing of all Master Servicer Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order,


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         approval, bond or other paper or document, unless requested in writing to do so by the NIMS Insurer or the Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee not reasonably assured to the Trustee by such Certificateholders, the Trustee may require reasonable indemnity against such expense, or liability from such Certificateholders or the NIMS Insurer as a condition to taking any such action;

                  (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; and

                  (vii) The Trustee shall not be personally liable for any loss resulting from the investment of funds held in the Collection Account, the Escrow Account or the REO Account made at the direction of the Master Servicer pursuant to Section 3.06.

                  (b) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in the name of the Trustee for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

                  (c) The Trustee is hereby directed by the Depositor to execute and deliver the Cap Contracts on behalf of the Trust Fund in the respective forms presented to it by the Depositor. Every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee shall apply to the Trustee's execution of the Cap Contracts, and the performance of its duties and satisfaction of its obligations thereunder.


                  SECTION 8.03. The Trustee Not Liable for Certificates or
                                Mortgage Loans.

                  The recitals contained herein and in the Certificates (other than the signature of the Trustee, the authentication of the Certificate Registrar on the Certificates, the acknowledgments of the Trustee contained in
Article II and the representations and warranties of the Trustee in Section 8.13) shall be taken as the statements of the Depositor and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations or warranties as to the validity or sufficiency of this Agreement (other than as specifically set forth with respect to such party in Section 8.13) or of the Certificates (other than the signature of the Trustee and authentication of the Certificate Registrar on the Certificates) or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Master Servicer, other than, subject to Section 8.01, any funds held by or on behalf of the Trustee in accordance with Section 3.04.



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                  SECTION 8.04. Trustee May Own Certificates.



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                  The Trustee in its individual capacity or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee.

                  SECTION 8.05. Trustee's Fees and Expenses.

                  (a) The Trustee shall withdraw from the Distribution Account on each Distribution Date and pay to itself the Trustee Fee and, to the extent that the funds therein are at any time insufficient for such purpose, the Depositor shall pay such fees. The Trustee, or any director, officer, employee or agent of the Trustee shall be indemnified by REMIC I and held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the Trustee including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Trustee's performance in accordance with the provisions of this Agreement) incurred by the Trustee in connection with any claim or legal action or any pending or threatened claim or legal action arising out of or in connection with the acceptance or administration of its obligations and duties under this Agreement (up to a limit of $600,000 per calendar year), other than any loss, liability or expense (i) resulting from a breach of the Master Servicer's obligations and duties under this Agreement and the Mortgage Loans (for which the Master Servicer shall indemnify pursuant to Section 8.05(b)), (ii) that constitutes a specific liability of the Trustee pursuant to Section 10.01(c) or
(iii) any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or negligence in the performance of its duties hereunder or by reason of reckless disregard of its obligations and duties hereunder or as a result of a breach of its obligations under Article X hereof. Any amounts payable to the Trustee, or any director, officer, employee or agent of the Trustee in respect of the indemnification provided by this paragraph (a), or pursuant to any other right of reimbursement from the Trust Fund that the Trustee, or any director, officer, employee or agent of the Trustee may have hereunder in its capacity as such, may be withdrawn by the Trustee from the Distribution Account at any time.

                  (b) The Master Servicer agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense resulting from a breach of the Master Servicer's obligations and duties under this Agreement. Such indemnity shall survive the termination or discharge of this Agreement and the resignation or removal of the Trustee. Any payment hereunder made by the Master Servicer to the Trustee shall be from the Master Servicer's own funds, without reimbursement from the Trust Fund therefor.

                  (c) The Master Servicer shall pay any annual rating agency fees of the Rating Agencies for ongoing surveillance from its own funds without right of reimbursement.

                  SECTION 8.06. Eligibility Requirements for Trustee.

                  The Trustee hereunder shall at all times be a corporation or an association (other than the Depositor, the Originator, the Master Servicer or any Affiliate of the foregoing) organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation or association publishes reports of conditions at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be


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its combined capital and surplus as set forth in its most recent report of conditions so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

                  SECTION 8.07. Resignation and Removal of the Trustee.

                  The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Depositor, the NIMS Insurer, the Master Servicer and the Certificateholders. Upon receiving such notice of resignation of the Trustee, the Depositor shall promptly appoint a successor trustee acceptable to the NIMS Insurer by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Certificateholders, the Trustee and the Master Servicer by the Depositor. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

                  If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or the NIMS Insurer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its respective property shall be appointed, or any public officer shall take charge or control of the Trustee or of its respective property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor or the NIMS Insurer may remove the Trustee and appoint a successor trustee acceptable to the NIMS Insurer by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Certificateholders and the Master Servicer by the Depositor.

                  The Holders of Certificates entitled to at least 51% of the Voting Rights (or the NIMS Insurer upon failure of the Trustee to perform its obligations hereunder) may at any time remove the Trustee and appoint a successor trustee acceptable to the NIMS Insurer by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Trustee so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Certificateholders and the Master Servicer by the Depositor.

                  Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor trustee as provided in Section 8.08.

                  SECTION 8.08. Successor Trustee.

                  Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the NIMS Insurer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its


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predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements, as well as all moneys, held by it hereunder (other than any Mortgage Files at the time held by a Custodian, which Custodian shall become the agent of any successor trustee hereunder), and the Depositor and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

                  No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06 and the appointment of such successor trustee shall not result in a downgrading of any Class of Certificates by either Rating Agency, as evidenced by a letter from each Rating Agency.

                  Upon acceptance of appointment by a successor trustee as provided in this Section, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

                  SECTION 8.09. Merger or Consolidation of Trustee.

                  Any corporation or association into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or association succeeding to the business of the Trustee shall be the successor of the Trustee hereunder, provided such corporation or association shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                  SECTION 8.10. Appointment of Co-Trustee or Separate Trustee.

                  Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of REMIC I or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee and the NIMS Insurer to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of REMIC I, and to vest in such Person or Persons, in such capacity, such title to REMIC I, or any part thereof, and, subject to the other provisions of this
Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. Any such co-trustee or separate trustee shall be subject to the written approval of the Master Servicer and the NIMS Insurer. If the Master Servicer and the NIMS Insurer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case a Master Servicer Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under
Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under
Section 8.08 hereof.


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                  In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed by the Trustee (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to REMIC I or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

                  Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trust conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Depositor, the Master Servicer and the NIMS Insurer.

                  Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                  SECTION 8.11. Appointment of Custodians.

                  The Trustee may, with the consent of the Depositor and the Master Servicer appoint one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee, by entering into a Custodial Agreement. The appointment of any Custodian may at any time be terminated and a substitute Custodian appointed therefor upon the reasonable request of the Master Servicer to the Trustee, the consent to which shall not be unreasonably withheld. The Trustee shall pay any and all fees and expenses of any Custodian in accordance with each Custodial Agreement (provided that if expenses of the kind that would be reimbursable to the Trustee pursuant to Section 8.05 if incurred by the Trustee are incurred by the Custodian, the Trustee shall be entitled to reimbursement under Section 8.05 for such kind of expenses to the extent the Trustee has paid such expenses on behalf of the Custodian or for which the Trustee has reimbursed the Custodian). The Trustee initially appoints the Custodian as Custodian, and the Depositor and the Master Servicer consent to such appointment. Subject to Article VIII hereof, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders having an interest in any Mortgage File held by such Custodian. Each Custodian shall be a depository institution or trust company subject to supervision by federal or state authority, shall have combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage


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File. Each Custodial Agreement may be amended only as provided in Section 11.01.
In no event shall the appointment of any Custodian pursuant to a Custodial Agreement diminish the obligations of the Trustee hereunder.

                  SECTION 8.12. Appointment of Office or Agency.

                  The Trustee will designate an office or agency in the City of New York where the Certificates may be surrendered for registration of transfer or exchange, and presented for final distribution, and where notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be delivered. As of the Closing Date, the Trustee designates the office of its agent located c/o DTC Transfer Agent Services, 55 Water Street, Jeanette Park Entrance, New York, NY 10041 for such purposes.

                  SECTION 8.13. Representations and Warranties of the Trustee.

                  The Trustee hereby represents and warrants, to the Master Servicer and the Depositor, as of the Closing Date, that:

                  (i) It is a national banking association duly organized, validly existing and in good standing under the laws of the United States.

                  (ii) The execution and delivery of this Agreement by it, and the performance and compliance with the terms of this Agreement by it, will not violate its charter or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

                  (iii) It has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                  (iv) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of it, enforceable against it in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, receivership, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                  (v) It is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in its good faith and reasonable judgment, is likely to affect materially and adversely either the ability of it to perform its obligations under this Agreement or its financial condition.

                  (vi) No litigation is pending or, to the best knowledge, threatened against it which would prohibit it from entering into this Agreement or, in its good faith reasonable judgment,


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         is likely to materially and adversely affect either its ability to perform its obligations under this Agreement or its financial condition.



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                                   ARTICLE IX

                                   TERMINATION

                  SECTION 9.01 Termination Upon Repurchase or Liquidation of All
                                Mortgage Loans.

                  (a) Subject to Section 9.02, the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer and the Trustee (other than the obligations of the Master Servicer to the Trustee pursuant to Section 8.05 and of the Master Servicer to provide for and the Trustee to make payments in respect of the REMIC I Regular Interests, the REMIC II Regular Interests or the Classes of Certificates as hereinafter set forth) shall terminate upon payment to the Certificateholders and the deposit of all amounts held by or on behalf of the Trustee and required hereunder to be so paid or deposited on the Distribution Date coinciding with or following the earlier to occur of (i) the purchase by the Terminator (as defined below) of all Mortgage Loans and each REO Property remaining in REMIC I and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof. The purchase by the Terminator of all Mortgage Loans and each REO Property remaining in REMIC I shall be at a price (the "Termination Price") equal to greater of (A) the aggregate fair market value of all of the assets of REMIC I and (B) the sum of the Stated Principal Balance of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and the appraised fair market value of the REO Properties plus accrued interest through the end of the calendar month preceding the month of the final Distribution Date (in the case of fair market values required to be determined under (A) or (B) above, as determined by the Terminator, the Trustee and, if the Terminator is not the NIMS Insurer, the NIMS Insurer, as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the third paragraph of this Section 9.01); provided, however, such option may only be exercised if the Termination Price is sufficient to pay all interest accrued on, as well as amounts necessary to retire the note balance of, each class of notes issued pursuant to the Indenture and any amounts owed to the NIMS Insurer at the time the option is exercised.

                  (b) The Master Servicer (or if the Master Servicer fails to exercise such right, the NIMS Insurer) shall have the right (the party exercising such right, the "Terminator"), to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I pursuant to clause (i) of the preceding paragraph no later than the Determination Date in the month immediately preceding the Distribution Date on which the Certificates will be retired; provided, however, that the Terminator may elect to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I pursuant to clause (i) above only (A) if the aggregate Stated Principal Balance of the Mortgage Loans and each REO Property remaining in the Trust Fund at the time of such election is less than 10% of the sum of the aggregate Stated Principal Balance of the Initial Mortgage Loans as of the Cut-off Date and the Original Pre-Funded Amounts and (B) if the Terminator is the Master Servicer and is an affiliate of the Originator, the Master Servicer shall have delivered to the Trustee


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and the NIMS Insurer a written certification that the burdens of servicing the
Mortgage Loans and REO Properties remaining in REMIC I exceed the benefits of the Servicing Fees that would be realized by the Master Servicer if it continued to service such assets on behalf of the Trust Fund. By acceptance of the Residual Certificates, the Holders of the Residual Certificates agree, in connection with any termination hereunder, to assign and transfer any amounts in excess of par, and to the extent received in respect of such termination, to pay any such amounts to the Holders of the Class CE Certificates.

                  (c) Notice of the liquidation of the REMIC I Regular Interests shall be given promptly by the Trustee by letter to Certificateholders mailed
(a) in the event such notice is given in connection with the purchase of the Mortgage Loans and each REO Property by the Terminator, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates or (b) otherwise during the month of such final distribution on or before the Determination Date in such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment in respect of the REMIC I Regular Interests, the REMIC II Regular Interests and the Certificates will be made upon presentation and surrender of the related Certificates at the office of the Trustee therein designated, (ii) the amount of any such final payment, (iii) that no interest shall accrue in respect of the REMIC I Regular Interests, the REMIC II Regular Interests or the Certificates from and after the Interest Accrual Period relating to the final Distribution Date therefor and (iv) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Trustee. The Trustee shall give such notice to the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given in connection with the purchase of all of the Mortgage Loans and each REO Property remaining in REMIC I by the Terminator, the Terminator shall deliver to the Trustee for deposit in the Distribution Account not later than the last Business Day preceding the final Distribution Date on the Certificates an amount in immediately available funds equal to the above-described purchase price. Upon certification to the Trustee by a Servicing Officer of the making of such final deposit, the Trustee shall promptly release or cause to be released to the Terminator the Mortgage Files for the remaining Mortgage Loans, and the Trustee shall execute all assignments, endorsements and other instruments necessary to effectuate such transfer.

                  (d) Upon presentation of the Certificates by the Certificateholders on the final Distribution Date, the Trustee shall distribute to each Certificateholder so presenting and surrendering its Certificates the amount otherwise distributable on such Distribution Date in accordance with
Section 4.01 in respect of the Certificates so presented and surrendered. Any funds not distributed to any Holder or Holders of Certificates being retired on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust by the Trustee and credited to the account of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee shall, directly or through an agent, mail a final notice to remaining related non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall


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be paid out of the assets remaining in the trust funds. If within one year after the final notice any such Certificates shall not have been surrendered for cancellation, the Trustee shall pay to Deutsche Bank Securities Inc. all such amounts, and all rights of non-tendering Certificateholders in or to such amounts shall thereupon cease. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 9.01.

                  Immediately following the deposit of funds in trust hereunder in respect of the Certificates, the Trust Fund shall terminate.

                  SECTION 9.02 Additional Termination Requirements.

                  (a) In the event that the Terminator purchases all the Mortgage Loans and each REO Property or the final payment on or other liquidation of the last Mortgage Loan or REO Property remaining in REMIC I pursuant to Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements:

                  (i) The Trustee shall specify the first day in the 90-day liquidation period in a statement attached to each Trust REMIC's final Tax Return pursuant to Treasury regulation Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel obtained at the expense of the Terminator;

                  (ii) During such 90-day liquidation period, and at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell all of the assets of REMIC I to the Terminator for cash; and

                  (iii) At the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand in the Trust Fund (other than cash retained to meet claims), and the Trust Fund shall terminate at that time.

                  (b) At the expense of the applicable Terminator (or in the event of termination under Section 9.01(a)(ii), at the expense of the Trustee), the Trustee shall prepare or cause to be prepared the documentation required in connection with the adoption of a plan of liquidation of each Trust REMIC pursuant to this Section 9.02.

                  (c) By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Trustee to specify the 90-day liquidation period for each Trust REMIC which authorization shall be binding upon all successor Certificateholders.


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                                   ARTICLE X

                                REMIC PROVISIONS

                  SECTION 10.01. REMIC Administration.

                  (a) The Trustee shall elect to treat each Trust REMIC as a REMIC under the Code and, if necessary, under applicable state law. Each such election will be made by the Trustee on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. For the purposes of the REMIC election in respect of REMIC I, the REMIC I Regular Interests shall be designated as the Regular Interests in REMIC I and the Class R-I Interest shall be designated as the Residual Interest in REMIC I. The REMIC II Regular Interests shall be designated as the Regular Interests in REMIC II and the Class R-II Interest shall be designated as the Residual Interest in REMIC II. The REMIC III Regular Interests shall be designated as the Regular Interests in REMIC III and the Class R-III Interest shall be designated as the Residual Interest in REMIC III. The Class A Certificates, the Class S Certificates the Mezzanine Certificates, the Class CE Certificates and the Class P Certificates shall be designated as the Regular Interests in REMIC IV and the Class R-IV Interest shall be designated as the Residual Interest in REMIC IV. The Trustee shall permit the creation of any "interests" in any Trust REMIC (within the meaning of Section 860G of the Code) other than the REMIC I Regular Interests, the REMIC II Regular Interests, the REMIC III Regular Interests and the interests represented by the Certificates.

                  (b) The Closing Date is hereby designated as the "Startup Day" of each Trust REMIC within the meaning of Section 860G(a)(9) of the Code.

                  (c) The Trustee shall pay out of its own funds, without any right of reimbursement, any and all expenses relating to any tax audit of the Trust Fund caused by the Trustee (including, but not limited to, any professional fees or any administrative or judicial proceedings with respect to any Trust REMIC that involve the Internal Revenue Service or state tax authorities), other than the expense of obtaining any tax related Opinion of Counsel except as specified herein. The Trustee, as agent for each Trust REMIC's tax matters person, shall (i) act on behalf of the Trust Fund in relation to any tax matter or controversy involving any Trust REMIC and (ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The Holder of the largest Percentage Interest of each Class of Residual Certificates shall be designated, in the manner provided under Treasury regulations section 1.860F-4(d) and Treasury regulations section 301.6231(a)(7)-1, as the tax matters person of the related REMIC created hereunder. By their acceptance thereof, the Holder of the largest Percentage Interest of the Residual Certificates hereby agrees to irrevocably appoint the Trustee or an Affiliate as its agent to perform all of the duties of the tax matters person for the Trust Fund.

                  (d) The Trustee shall prepare, sign and file all of the Tax Returns in respect of each REMIC created hereunder. The expenses of preparing and filing such returns shall be borne by the Trustee without any right of reimbursement therefor. The Master Servicer shall provide on a timely basis to the Trustee or its designee such information with respect to the assets of the Trust


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Fund as is in its possession and reasonably required by the Trustee to enable it to perform its obligations under this Article.

                  (e) The Trustee shall perform on behalf of each Trust REMIC all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, as required by the Code, the REMIC Provisions or other such compliance guidance, the Trustee shall provide (i) to any Transferor of a Residual Certificate such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Person who is not a Permitted Transferee, (ii) to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required) and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of each Trust REMIC. The Master Servicer shall provide on a timely basis to the Trustee such information with respect to the assets of the Trust Fund, including, without limitation, the Mortgage Loans, as is in its possession and reasonably required by the Trustee to enable each of them to perform their respective obligations under this subsection. In addition, the Depositor shall provide or cause to be provided to the Trustee, within ten
(10) days after the Closing Date, all information or data that the Trustee reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flow of the Certificates.

                  (f) The Trustee shall take such action and shall cause each REMIC created hereunder to take such action as shall be necessary to create or maintain the status thereof as a REMIC under the REMIC Provisions (and the Master Servicer shall assist it, to the extent reasonably requested by it). The Trustee shall not take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any Trust REMIC as a REMIC or (ii) result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless the Trustee and the NIMS Insurer have received an Opinion of Counsel, addressed to the Trustee (at the expense of the party seeking to take such action but in no event at the expense of the Trustee) to the effect that the contemplated action will not, with respect to any Trust REMIC, endanger such status or result in the imposition of such a tax, nor shall the Master Servicer take or fail to take any action (whether or not authorized hereunder) as to which the Trustee and the NIMS Insurer has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to any Trust REMIC or the respective assets of each, or causing any Trust REMIC to take any action, which is not contemplated under the terms of this Agreement, the Master Servicer will consult with the Trustee, the NIMS Insurer or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any Trust REMIC, and the Master Servicer shall not take any such action or cause any Trust REMIC to take any such action as to which the Trustee or the NIMS Insurer has advised it in writing that an Adverse REMIC Event could occur. The Trustee or the NIMS Insurer may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not


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permitted by this Agreement, but in no event shall such cost be an expense of the Trustee. At all times as may be required by the Code, the Master Servicer (in its capacity as Originator) on behalf of the Trustee will ensure that substantially all of the assets of any Trust REMIC will consist of "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

                  (g) In the event that any tax is imposed on "prohibited transactions" of any Trust REMIC created hereunder as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of such REMIC as defined in Section 860G(c) of the Code, on any contributions to any such REMIC after the Startup Day therefor pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Trustee pursuant to Section 10.03 hereof, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article X, (ii) to the Master Servicer pursuant to Section 10.03 hereof, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Article X, or otherwise (iii) against amounts on deposit in the Distribution Account and shall be paid by withdrawal therefrom.

                  (h) On or before April 15th of each calendar year, commencing April 15, 2004, the Trustee shall deliver to the Master Servicer, the NIMS Insurer and each Rating Agency a Certificate from a Responsible Officer of the Trustee stating, without regard to any action taken by any party other than the Trustee, the Trustee's compliance with this Article X.

                  (i) The Trustee shall, for federal income tax purposes, maintain books and records with respect to each Trust REMIC on a calendar year and on an accrual basis. The Trustee will apply for an Employer Identification Number for the Trust Fund from the Internal Revenue Service via a Form SS-4 or such other form as is appropriate.

                  (j) Following the Startup Day, the Trustee shall not accept any contributions of assets to any Trust REMIC other than in connection with any Qualified Substitute Mortgage Loan delivered in accordance with Section 2.03 unless it shall have received an Opinion of Counsel to the effect that the inclusion of such assets in the Trust Fund will not cause the related REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject such REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

                  (k) Neither the Trustee nor the Master Servicer shall enter into any arrangement by which any Trust REMIC will receive a fee or other compensation for services nor permit any such REMIC to receive any income from assets other than the Mortgage Pool which are deemed to constitute "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

                  SECTION 10.02. Prohibited Transactions and Activities.

                  None of the Depositor, the Master Servicer or the Trustee shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of REMIC I, (iii) the termination of REMIC I pursuant to


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Article IX of this Agreement, (iv) a substitution pursuant to Article II of this
Agreement or (v) a purchase of Mortgage Loans pursuant to Article II or III of this Agreement), nor acquire any assets for any Trust REMIC (other than REO Property acquired in respect of a defaulted Mortgage Loan), nor sell or dispose of any investments in the Collection Account or the Distribution Account for gain, nor accept any contributions to any Trust REMIC after the Closing Date (other than a Qualified Substitute Mortgage Loan delivered in accordance with Section 2.03), unless it has received an Opinion of Counsel, addressed to the Trustee and the NIMS Insurer (at the expense of the party seeking to cause such sale, disposition, substitution, acquisition or contribution but in no event at the expense of the Trustee) that such sale, disposition, substitution, acquisition or contribution will not (a) affect adversely the status of any Trust REMIC as a REMIC or (b) cause any Trust REMIC to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

                  SECTION 10.03. Master Servicer and Trustee Indemnification.

                  (a) The Trustee agrees to indemnify the Trust Fund, the NIMS Insurer, the Depositor and the Master Servicer for any taxes and costs including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Fund, the Depositor or the Master Servicer, caused solely by the Trustee's failure to act in accordance with its standard of care set forth in this Article X or any state, local or franchise taxes imposed upon the Trust as a result of the location of the Trustee.

                  (b) The Master Servicer agrees to indemnify the Trust Fund, the NIMS Insurer, the Depositor and the Trustee for any taxes and costs including, without limitation, any reasonable attorneys' fees imposed on or incurred by the Trust Fund, the Depositor or the Trustee, as a result of a breach of the Master Servicer's covenants set forth in Article III or this
Article X or any state, local or franchise taxes imposed upon the Trust as a result of the location of the Master Servicer or any subservicer.


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                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

                  SECTION 11.01. Amendment.

                   This Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Trustee and, if applicable, the Custodian with the consent of the NIMS Insurer and without the consent of any of the Certificateholders, (i) to cure any ambiguity or defect,
(ii) to correct, modify or supplement any provisions herein (including to give effect to the expectations of Certificateholders), or in any Custodial Agreement, or (iii) to make any other provisions with respect to matters or questions arising under this Agreement or in any Custodial Agreement which shall not be inconsistent with the provisions of this Agreement or such Custodial Agreement, provided that such action shall not adversely affect in any material respect the interests of any Certificateholder, as evidenced by either (i) an Opinion of Counsel delivered to the Master Servicer and the Trustee to such effect or (ii) confirmation from the Rating Agencies that such amendment will not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates. No amendment shall be deemed to adversely affect in any material respect the interests of any Certificateholder who shall have consented thereto, and no Opinion of Counsel shall be required to address the effect of any such amendment on any such consenting Certificateholder.

                   This Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the NIMS Insurer and the Trustee with the consent of the NIMS Insurer and the Holders of Certificates entitled to at least 66% of the Voting Rights for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or any Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates (as evidenced by either (i) an Opinion of Counsel delivered to the Trustee or (ii) written notice to the Depositor, the Servicer and the Trustee from the Rating Agencies that such action will not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates with respect to which it is a Rating Agency) in a manner other than as described in (i), or (iii) modify the consents required by the immediately preceding clauses (i) and (ii) without the consent of the Holders of all Certificates then outstanding. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01, Certificates registered in the name of the Depositor or the Master Servicer or any Affiliate thereof shall be entitled to Voting Rights with respect to matters affecting such Certificates.

                  Notwithstanding any contrary provision of this Agreement, neither the Trustee nor the NIMS Insurer shall consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel satisfactory to the NIMS Insurer to the effect that such amendment will not result in the imposition of any tax on any Trust REMIC pursuant to the REMIC Provisions or cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding.



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                  Notwithstanding any of the other provisions of this Section
11.01, none of the Depositor, the Master Servicer or the Trustee shall enter into any amendment of this Agreement that would significantly change the permitted activities of the Trust Fund without the consent of the NIMS Insurer and the Holders of Certificates that represent more than 50.00% of the aggregate Certificate Principal Balance of all Certificates.

                  Promptly after the execution of any such amendment the Trustee shall furnish a copy of such amendment to each Certificateholder.

                  It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

                  The cost of any Opinion of Counsel to be delivered pursuant to this Section 11.01 shall be borne by the Person seeking the related amendment, but in no event shall such Opinion of Counsel be an expense of the Trustee.

                  The Trustee may, but shall not be obligated to enter into any amendment pursuant to this Section that affects its respective rights, duties and immunities under this Agreement or otherwise.

                  SECTION 11.02. Recordation of Agreement; Counterparts.

                  To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Certificateholders, but only upon direction of the Trustee accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

                  For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

                  SECTION 11.03. Limitation on Rights of Certificateholders.

                  The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.



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                  No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of any of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

                  No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless (i) such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and (ii) the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in the name of the Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 15 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

                  SECTION 11.04. Governing Law.

                  This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws excluding the choice of laws provisions therein.

                  SECTION 11.05. Notices.

                  All directions, demands, requests, authorizations and notices hereunder shall be in writing and shall be deemed to have been duly given when received if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service, facsimile, electronic mail or delivered in any other manner specified herein, to (a) in the case of the Depositor, 1100 Town & Country Road, Suite 1100, Orange, California 92868, Attention: Capital Markets (telecopy number (714) 245-0198), or such other address or telecopy number as may hereafter be furnished to the Master Servicer, the NIMS Insurer and the Trustee in writing by the Depositor, (b) in the case of the Master Servicer, 1100 Town & Country Road, 11th Floor, Orange, California 92868,
Attention: General Counsel (telecopy number: (714) 564-9639), or such other address or telecopy number as may hereafter be furnished to the Trustee, the NIMS Insurer and the Depositor in writing by the Master Servicer, (c) in the case of the Trustee, Deutsche Bank National Trust Company, 1761 East St. Andrew Place, Santa Ana, CA 92705-4934, Attention: Trust Administration-AQ0308 (telecopy


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number: (714) 247-6009), or such other address or telecopy number as may hereafter be furnished to the Master Servicer, the NIMS Insurer and the Depositor in writing by the Trustee and (d) in the case of the NIMS Insurer, such address furnished to the Depositor, the Master Servicer and the Trustee in writing by the NIMS Insurer. Any notice required or permitted to be given to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given when mailed, whether or not the Certificateholder receives such notice. A copy of any notice required to be telecopied hereunder also shall be mailed to the appropriate party in the manner set forth above.

                  SECTION 11.06. Severability of Provisions.

                  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

                  SECTION 11.07. Notice to Rating Agencies and the NIMS Insurer.

                  The Trustee shall use its best efforts promptly to provide notice to the Rating Agencies and the NIMS Insurer with respect to each of the following of which it has actual knowledge:

         1. Any material change or amendment to this Agreement;

         2. The occurrence of any Master Servicer Event of Default that has not been cured or waived;

         3. The resignation or termination of the Master Servicer or the Trustee;

         4. The repurchase or substitution of Mortgage Loans pursuant to or as contemplated by Section 2.03;

         5. The final payment to the Holders of any Class of Certificates;

         6. Any change in the location of the Collection Account or the Distribution Account;

         7. Any event that would result in the inability of the Trustee, were it to succeed as Master Servicer, to make advances regarding delinquent Mortgage Loans; and

         8. The filing of any claim under the Master Servicer's blanket bond and errors and omissions insurance policy required by Section 3.09 or the cancellation or material modification of coverage under any such instrument.

                  In addition, the Trustee shall promptly furnish to each Rating Agency and the NIMS Insurer copies of each report to Certificateholders described in Section 4.02 and the Master Servicer,


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as required pursuant to Section 3.19 and Section 3.20, shall promptly furnish to each Rating Agency copies of the following:

                  1. Each annual statement as to compliance described in Section 3.19; and

                  2. Each annual independent public accountants' servicing report described in Section 3.20.

                  Any such notice pursuant to this Section 11.07 shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service to Moody's Investors Service, 99 Church Street, New York, New York 10007, to Fitch Ratings, 1 State Street Plaza, New York, New York 10004 and to Standard & Poor's, a division of the McGraw-Hill Companies, Inc., 25 Broadway, New York, New York 10004, or such other addresses as the Rating Agencies may designate in writing to the parties hereto.

                  SECTION 11.08. Article and Section References.

                  All article and section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

                  SECTION 11.09. Grant of Security Interest.

                  It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Depositor to the Trustee be, and be construed as, a sale of the Mortgage Loans by the Depositor and not a pledge of the Mortgage Loans by the Depositor to secure a debt or other obligation of the Depositor or the Originator. However, in the event that, notwithstanding the aforementioned intent of the parties, the Mortgage Loans are held to be property of the Depositor or the Originator, then, (a) it is the express intent of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Depositor to the Trustee to secure a debt or other obligation of the Depositor or the Originator and (b)(1) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code as in effect from time to time in the State of New York; (2) the conveyance provided for in Section 2.01 hereof shall be deemed to be a grant by the Originator and the Depositor to the Trustee of a security interest in all of the Originator's and the Depositor's right, title and interest in and to the Mortgage Loans and all amounts payable to the Holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in the Collection Account and the Distribution Account, whether in the form of cash, instruments, securities or other property; (3) the obligations secured by such security agreement shall be deemed to be all of the Depositor's obligations under this Agreement, including the obligation to provide to the Certificateholders the benefits of this Agreement relating to the Mortgage Loans and the Trust Fund; and (4) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. Accordingly, the Depositor hereby grants to the Trustee a security interest in the Mortgage Loans and all other property described in clause (2) of the preceding sentence, for the purpose of securing to the Trustee the performance by the Depositor of the obliga tions described in clause (3) of the preceding sentence. Notwithstanding the foregoing, the parties hereto intend the conveyance pursuant to Section 2.01 and the transfer pursuant to the Mortgage Loan Purchase Agreement to be a true, absolute and unconditional sale of the Mortgage Loans and assets constituting the Trust Fund by the Depositor to the Trustee.

                  SECTION 11.10 Third Party Rights.

                  The NIMS Insurer shall be deemed a third-party beneficiary of this Agreement to the same extent as if it were a party hereto, and shall have the right to enforce the provisions of this Agreement.

                  IN WITNESS WHEREOF, the Depositor, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.


                                          AMERIQUEST MORTGAGE SECURITIES INC.,
                                          as Depositor


                                          By: /s/ John P. Grazer
                                              --------------------------------
                                          Name:   John P. Grazer
                                          Title:  CFO



                                          AMERIQUEST MORTGAGE COMPANY,
                                            as Master Servicer


                                          By: /s/ John P. Grazer
                                              --------------------------------
                                          Name:   John P. Grazer
                                          Title:  CFO


                                          DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                          as Trustee


                                          By: /s/ Valerie Delgado
                                              --------------------------------
                                          Name:   Valerie Delgado
                                          Title:  Associate

                                          By: /s/ Ronaldo Reyes
                                              --------------------------------
                                          Name:   Ronaldo Reyes
                                          Title:  Assistant Vice President

STATE OF CALIFORNIA                 )
                                    ) ss.:
COUNTY OF ORANGE                    )

                  On the ___ day of ____________ 2003, before me, a notary public in and for said State, personally appeared ____________, known to me to be an ________________ of Ameriquest Mortgage Securities Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.




                                                        ________________________
                                                              Notary Public

[Notarial Seal]

STATE OF CALIFORNIA                 )
                                    ) ss.:
COUNTY OF ORANGE                    )


                  On the __th day of ____________ 2003, before me, a notary public in and for said State, personally appeared __________________, known to me to be a _________________ of Ameriquest Mortgage Company, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.




                                                        ________________________
                                                              Notary Public

[Notarial Seal]

STATE OF CALIFORNIA             )
                                ) ss.:
COUNTY OF                       )



                  On the ___ day of ____________ 2003, before me, a notary public in and for said State, personally appeared _________________, known to me to be an ____________________ of Deutsche Bank National Trust Company, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such entity executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.




                                                        ________________________
                                                              Notary Public

[Notarial Seal]

                                   EXHIBIT A-1

                         FORM OF CLASS AV-1 CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").


Series 2003-8, Class AV-1                                 Aggregate Certificate Principal Balance of
                                                          the Class AV-1 Certificates as of the
                                                          Issue Date:
Pass-Through Rate: Variable                               $ 1,076,940,000.00

Date of Pooling and Servicing Agreement and Cut-off       Denomination:  $1,076,940,000.00
Date: August 1, 2003
                                                          Master Servicer:  Ameriquest Mortgage Company
First Distribution Date: September 25, 2003
                                                          Trustee: Deutsche Bank National Trust Company
No. 1
                                                          Issue Date: August 8, 2003

                                                          CUSIP: 03072S HW 8



         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.









                                     AV-1-1

                      ASSET-BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family adjustable-rate and fixed-rate first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       AMERIQUEST MORTGAGE SECURITIES INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN AMERIQUEST MORTGAGE SECURITIES INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY
         ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class AV-1 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class AV-1 Certificates in REMIC IV created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Ameriquest Mortgage Securities Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class AV-1 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                  The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall be the lesser of (x) the related Formula Rate for such Distribution Date and (y) the Net WAC Pass-Through Rate for such Distribution Date. For any Distribution Date and this Certificate, the Formula Rate is One-Month LIBOR plus the Certificate Margin. The Certificate Margin for this Certificate is 0.330% in the case of each Distribution Date through and including the Optional Termination Date, or 0.660%, in the case of any Distribution Date thereafter.

                  This Certificate is one of a duly authorized issue of Certificates designated as Asset-Backed Pass- Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other


                                     AV-1-2
than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right cannot be exercised until the Optional Termination Date.

                  The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.





                                     AV-1-3

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: _______________, 2003

                                                    DEUTSCHE BANK NATIONAL TRUST
                                                    COMPANY
                                                    as Trustee


                                                    By:_________________________
                                                           Authorized Officer





                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Certificates referred to in the within-mentioned Agreement.


                                                    DEUTSCHE BANK NATIONAL TRUST
                                                    COMPANY
                                                    as Certificate Registrar


                                                    By:_________________________
                                                          Authorized Signatory

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM -   as tenants in common               UNIF GIFT MIN ACT -        Custodian
                                                                             -----------------------
         TEN ENT -   as tenants by the entireties                            (Cust)   (Minor)
                                                                                      under Uniform
         JT TEN -    as joint tenants with right if                                   Gifts to
                     survivorship and not as tenants                         Minors Act
                     in common                                                _________________
                                                                                   (State)

     Additional abbreviations may also be used though not in the above list.


                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to____% evidenced by the within Asset-Backed Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:


Dated:

                                          ________________________
                                          Signature by or on behalf of assignor


                                          ________________________
                                          Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_______________________ for the account of __________________, account number______________ or, if mailed by check, to
___________________________. Applicable statements should be mailed to:


         This information is provided by ________________, the assignee named above, or _________________, as its agent.

                                   EXHIBIT A-2

                         FORM OF CLASS AV-2 CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").


Series 2003-8, Class AV-2                                 Aggregate Certificate Principal Balance of
                                                          the Class AV-2 Certificates as of the
                                                          Issue Date:
Pass-Through Rate: Variable                               $119,660,000.00

Date of Pooling and Servicing Agreement and Cut-off       Denomination:  $119,660,000.00
Date: August 1, 2003
                                                          Master Servicer:  Ameriquest Mortgage Company
First Distribution Date: September 25, 2003
                                                          Trustee: Deutsche Bank National Trust Company
No. 1
                                                          Issue Date: August 8, 2003

                                                          CUSIP: 03072S HX 6



         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.









                                     AV-2-1

                      ASSET-BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family adjustable-rate and fixed-rate first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       AMERIQUEST MORTGAGE SECURITIES INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN AMERIQUEST MORTGAGE SECURITIES INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY
         ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class AV-2 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class AV-2 Certificates in REMIC IV created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Ameriquest Mortgage Securities Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class AV-2 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                  The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall be the lesser of (x) the related Formula Rate for such Distribution Date and (y) the Net WAC Pass-Through Rate for such Distribution Date. For any Distribution Date and this Certificate, the Formula Rate is One-Month LIBOR plus the Certificate Margin. The Certificate Margin for this Certificate is 0.430% in the case of each Distribution Date through and including the Optional Termination Date, or 0.860%, in the case of any Distribution Date thereafter.

                  This Certificate is one of a duly authorized issue of Certificates designated as Asset-Backed Pass- Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other


                                     AV-2-2
than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right cannot be exercised until the Optional Termination Date.

                  The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                     AV-2-3

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: _______________, 2003

                                                    DEUTSCHE BANK NATIONAL TRUST
                                                    COMPANY
                                                    as Trustee


                                                    By:_________________________
                                                           Authorized Officer





                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Certificates referred to in the within-mentioned Agreement.


                                                    DEUTSCHE BANK NATIONAL TRUST
                                                    COMPANY
                                                    as Certificate Registrar


                                                    By:_________________________
                                                          Authorized Signatory

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM -   as tenants in common               UNIF GIFT MIN ACT -        Custodian
                                                                             -----------------------
         TEN ENT -   as tenants by the entireties                            (Cust)   (Minor)
                                                                                      under Uniform
         JT TEN -    as joint tenants with right if                                   Gifts to
                     survivorship and not as tenants                         Minors Act
                     in common                                                _________________
                                                                                   (State)

     Additional abbreviations may also be used though not in the above list.


                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to____% evidenced by the within Asset-Backed Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:


Dated:

                                          ________________________
                                          Signature by or on behalf of assignor


                                          ________________________
                                          Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_______________________ for the account of __________________, account number______________ or, if mailed by check, to
___________________________. Applicable statements should be mailed to:


         This information is provided by ________________, the assignee named above, or _________________, as its agent.

                                   EXHIBIT A-3

                         FORM OF CLASS AV-3 CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").


Series 2003-8, Class AV-3                                 Aggregate Certificate Principal Balance of
                                                          the Class AV-3 Certificates as of the
                                                          Issue Date:
Pass-Through Rate: Variable                               $242,200,000.00

Date of Pooling and Servicing Agreement and Cut-off       Denomination:  $242,200,000.00
Date: August 1, 2003
                                                          Master Servicer:  Ameriquest Mortgage Company
First Distribution Date: September 25, 2003
                                                          Trustee: Deutsche Bank National Trust Company
No. 1
                                                          Issue Date: August 8, 2003

                                                          CUSIP: 03072S HY 4



         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.









                                     AV-3-1

                      ASSET-BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family adjustable-rate and fixed-rate first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       AMERIQUEST MORTGAGE SECURITIES INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN AMERIQUEST MORTGAGE SECURITIES INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY
         ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class AV-3 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class AV-3 Certificates in REMIC IV created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Ameriquest Mortgage Securities Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class AV-3 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                  The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall be the lesser of (x) the related Formula Rate for such Distribution Date and (y) the Net WAC Pass-Through Rate for such Distribution Date. For any Distribution Date and this Certificate, the Formula Rate is One-Month LIBOR plus the Certificate Margin. The Certificate Margin for for this Certificate is 0.130% in the case of each Distribution Date through and including the Optional Termination Date, or 0.260%, in the case of any Distribution Date thereafter.

                  This Certificate is one of a duly authorized issue of Certificates designated as Asset-Backed Pass- Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other


                                     AV-3-2
than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right cannot be exercised until the Optional Termination Date.

                  The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: _______________, 2003

                                                    DEUTSCHE BANK NATIONAL TRUST
                                                    COMPANY
                                                    as Trustee


                                                    By:_________________________
                                                           Authorized Officer





                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Certificates referred to in the within-mentioned Agreement.


                                                    DEUTSCHE BANK NATIONAL TRUST
                                                    COMPANY
                                                    as Certificate Registrar


                                                    By:_________________________
                                                          Authorized Signatory

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM -   as tenants in common               UNIF GIFT MIN ACT -        Custodian
                                                                             -----------------------
         TEN ENT -   as tenants by the entireties                            (Cust)   (Minor)
                                                                                      under Uniform
         JT TEN -    as joint tenants with right if                                   Gifts to
                     survivorship and not as tenants                         Minors Act
                     in common                                                _________________
                                                                                   (State)

     Additional abbreviations may also be used though not in the above list.


                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to____% evidenced by the within Asset-Backed Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:


Dated:

                                          ________________________
                                          Signature by or on behalf of assignor


                                          ________________________
                                          Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_______________________ for the account of __________________, account number______________ or, if mailed by check, to
___________________________. Applicable statements should be mailed to:


         This information is provided by ________________, the assignee named above, or _________________, as its agent.

                                   EXHIBIT A-4

                         FORM OF CLASS AV-4 CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").


Series 2003-8, Class AV-4                                Aggregate Certificate Principal Balance of
                                                         the Class AV- 4 Certificates as of the
                                                         Issue Date:
Pass-Through Rate: Variable                              $224,200,000.00

Date of Pooling and Servicing Agreement and Cut-         Denomination:  $224,200,000.00
off Date: August 1, 2003
                                                         Master Servicer:  Ameriquest Mortgage Company
First Distribution Date: September 25, 2003
                                                         Trustee: Deutsche Bank National Trust Company
No. 1
                                                         Issue Date: August 8, 2003

                                                         CUSIP: 03072S JE 6



         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.









                                     AV-4-1

                      ASSET-BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family adjustable-rate and fixed-rate first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       AMERIQUEST MORTGAGE SECURITIES INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN AMERIQUEST MORTGAGE SECURITIES INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY
         ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class AV-4 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class AV-4 Certificates in REMIC IV created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Ameriquest Mortgage Securities Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class AV-4 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                  The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall be the lesser of (x) the related Formula Rate for such Distribution Date and (y) the Net WAC Pass-Through Rate for such Distribution Date. For any Distribution Date and this Certificate, the Formula Rate is One-Month LIBOR plus the Certificate Margin. The Certificate Margin for for this Certificate is 0.330% in the case of each Distribution Date through and including the Optional Termination Date, or 0.660%, in the case of any Distribution Date thereafter.

                  This Certificate is one of a duly authorized issue of Certificates designated as Asset-Backed Pass- Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other


                                     AV-3-2
than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right cannot be exercised until the Optional Termination Date.

                  The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: _______________, 2003

                                                    DEUTSCHE BANK NATIONAL TRUST
                                                    COMPANY
                                                    as Trustee


                                                    By:_________________________
                                                           Authorized Officer





                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Certificates referred to in the within-mentioned Agreement.


                                                    DEUTSCHE BANK NATIONAL TRUST
                                                    COMPANY
                                                    as Certificate Registrar


                                                    By:_________________________
                                                          Authorized Signatory

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM -   as tenants in common               UNIF GIFT MIN ACT -        Custodian
                                                                             -----------------------
         TEN ENT -   as tenants by the entireties                            (Cust)   (Minor)
                                                                                      under Uniform
         JT TEN -    as joint tenants with right if                                   Gifts to
                     survivorship and not as tenants                         Minors Act
                     in common                                                _________________
                                                                                   (State)

     Additional abbreviations may also be used though not in the above list.


                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to____% evidenced by the within Asset-Backed Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:


Dated:

                                          ________________________
                                          Signature by or on behalf of assignor


                                          ________________________
                                          Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_______________________ for the account of __________________, account number______________ or, if mailed by check, to
___________________________. Applicable statements should be mailed to:


         This information is provided by ________________, the assignee named above, or _________________, as its agent.

                                   EXHIBIT A-5

                         FORM OF CLASS AF-1 CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").


Series 2003-8, Class AF-1                                  Aggregate Certificate Principal Balance of
                                                           the Class AF-1 Certificates as of
                                                           the Issue Date:
Pass-Through Rate: 2.340% per annum                        $82,100,000.00

Date of Pooling and Servicing Agreement and Cut-off        Denomination:  $82,100,000.00
Date: August 1, 2003
                                                           Master Servicer:  Ameriquest Mortgage Company
First Distribution Date: September 25, 2003
                                                           Trustee: Deutsche Bank National Trust Company
No. 1
                                                           Issue Date: August 8, 2003

                                                           CUSIP: 03072S HZ 1


         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.











                                     AF-1-1

                      ASSET-BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family adjustable-rate and fixed-rate first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       AMERIQUEST MORTGAGE SECURITIES INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN AMERIQUEST MORTGAGE SECURITIES INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY
         ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class AF-1 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class AF-1 Certificates in REMIC IV created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Ameriquest Mortgage Securities Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class AF-1 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                  The Pass-Through Rate with respect to this Certificate and any Distribution Date shall be the lesser of (x) 2.340% per annum and (y) the Net WAC Pass-Through Rate for such Distribution Date.

                  This Certificate is one of a duly authorized issue of Certificates designated as Asset-Backed Pass- Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.



                                     AF-1-2

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right cannot be exercised until the Optional Termination Date.

                  The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.





                                     AF-1-3

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: _______________, 2003

                                                    DEUTSCHE BANK NATIONAL TRUST
                                                    COMPANY
                                                    as Trustee


                                                    By:_________________________
                                                           Authorized Officer





                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Certificates referred to in the within-mentioned Agreement.


                                                    DEUTSCHE BANK NATIONAL TRUST
                                                    COMPANY
                                                    as Certificate Registrar


                                                    By:_________________________
                                                          Authorized Signatory

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM -   as tenants in common               UNIF GIFT MIN ACT -        Custodian
                                                                             -----------------------
         TEN ENT -   as tenants by the entireties                            (Cust)   (Minor)
                                                                                      under Uniform
         JT TEN -    as joint tenants with right if                                   Gifts to
                     survivorship and not as tenants                         Minors Act
                     in common                                                _________________
                                                                                   (State)

     Additional abbreviations may also be used though not in the above list.


                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to____% evidenced by the within Asset-Backed Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:


Dated:

                                          ________________________
                                          Signature by or on behalf of assignor


                                          ________________________
                                          Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_______________________ for the account of __________________, account number______________ or, if mailed by check, to
___________________________. Applicable statements should be mailed to:


         This information is provided by ________________, the assignee named above, or _________________, as its agent.

                                   EXHIBIT A-6

                         FORM OF CLASS AF-2 CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").


Series 2003-8, Class AF-2                                  Aggregate Certificate Principal Balance of
                                                           the Class AF-2 Certificates as of
                                                           the Issue Date:
Pass-Through Rate: 3.020% per annum                        $147,800,000.00

Date of Pooling and Servicing Agreement and Cut-off        Denomination:  $147,800,000.00
Date: August 1, 2003
                                                           Master Servicer:  Ameriquest Mortgage Company
First Distribution Date: September 25, 2003
                                                           Trustee: Deutsche Bank National Trust Company
No. 1
                                                           Issue Date: August 8, 2003

                                                           CUSIP: 03072S JA 4



         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.











                                     AF-2-1

                      ASSET-BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family adjustable-rate and fixed-rate first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       AMERIQUEST MORTGAGE SECURITIES INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN AMERIQUEST MORTGAGE SECURITIES INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY
         ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class AF-2 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class AF-2 Certificates in REMIC IV created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Ameriquest Mortgage Securities Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class AF-2 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                  The Pass-Through Rate with respect to this Certificate and any Distribution Date shall be the lesser of (x) 3.020% per annum and (y) the Net WAC Pass-Through Rate for such Distribution Date.

                  This Certificate is one of a duly authorized issue of Certificates designated as Asset-Backed Pass- Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.



                                     AF-2-2

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right cannot be exercised until the Optional Termination Date.

                  The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.





                                     AF-2-3

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: _______________, 2003

                                                    DEUTSCHE BANK NATIONAL TRUST
                                                    COMPANY
                                                    as Trustee


                                                    By:_________________________
                                                           Authorized Officer





                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Certificates referred to in the within-mentioned Agreement.


                                                    DEUTSCHE BANK NATIONAL TRUST
                                                    COMPANY
                                                    as Certificate Registrar


                                                    By:_________________________
                                                          Authorized Signatory

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM -   as tenants in common               UNIF GIFT MIN ACT -        Custodian
                                                                             -----------------------
         TEN ENT -   as tenants by the entireties                            (Cust)   (Minor)
                                                                                      under Uniform
         JT TEN -    as joint tenants with right if                                   Gifts to
                     survivorship and not as tenants                         Minors Act
                     in common                                                _________________
                                                                                   (State)

     Additional abbreviations may also be used though not in the above list.


                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to____% evidenced by the within Asset-Backed Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:


Dated:

                                          ________________________
                                          Signature by or on behalf of assignor


                                          ________________________
                                          Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_______________________ for the account of __________________, account number______________ or, if mailed by check, to
___________________________. Applicable statements should be mailed to:


         This information is provided by ________________, the assignee named above, or _________________, as its agent.

                                   EXHIBIT A-6

                         FORM OF CLASS AF-3 CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").


Series 2003-8, Class AF-3                                  Aggregate Certificate Principal Balance of
                                                           the Class AF-3 Certificates as of
                                                           the Issue Date:
Pass-Through Rate: 4.370% per annum                        $70,600,000.00

Date of Pooling and Servicing Agreement and Cut-off        Denomination:  $70,600,000.00
Date: August 1, 2003
                                                           Master Servicer:  Ameriquest Mortgage Company
First Distribution Date: September 25, 2003
                                                           Trustee: Deutsche Bank National Trust Company
No. 1
                                                           Issue Date: August 8, 2003

                                                           CUSIP: 03072S JB 2



         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.













                                     AF-3-1

                      ASSET-BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family adjustable-rate and fixed-rate first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       AMERIQUEST MORTGAGE SECURITIES INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN AMERIQUEST MORTGAGE SECURITIES INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY
         ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class AF-3 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class AF-3 Certificates in REMIC IV created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Ameriquest Mortgage Securities Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class AF-3 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                  The Pass-Through Rate with respect to this Certificate and any Distribution Date shall be the lesser of (x) 4.370% per annum in the case of each Distribution Date.

                  This Certificate is one of a duly authorized issue of Certificates designated as Asset-Backed Pass- Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.



                                     AF-3-2

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right cannot be exercised until the Optional Termination Date.

                  The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.





                                     AF-3-3

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: _______________, 2003

                                                    DEUTSCHE BANK NATIONAL TRUST
                                                    COMPANY
                                                    as Trustee


                                                    By:_________________________
                                                           Authorized Officer





                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Certificates referred to in the within-mentioned Agreement.


                                                    DEUTSCHE BANK NATIONAL TRUST
                                                    COMPANY
                                                    as Certificate Registrar


                                                    By:_________________________
                                                          Authorized Signatory

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM -   as tenants in common               UNIF GIFT MIN ACT -        Custodian
                                                                             -----------------------
         TEN ENT -   as tenants by the entireties                            (Cust)   (Minor)
                                                                                      under Uniform
         JT TEN -    as joint tenants with right if                                   Gifts to
                     survivorship and not as tenants                         Minors Act
                     in common                                                _________________
                                                                                   (State)

     Additional abbreviations may also be used though not in the above list.


                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to____% evidenced by the within Asset-Backed Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:


Dated:

                                          ________________________
                                          Signature by or on behalf of assignor


                                          ________________________
                                          Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_______________________ for the account of __________________, account number______________ or, if mailed by check, to
___________________________. Applicable statements should be mailed to:


         This information is provided by ________________, the assignee named above, or _________________, as its agent.

                                   EXHIBIT A-8

                         FORM OF CLASS AF-4 CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").


Series 2003-8, Class AF-4                                  Aggregate Certificate Principal Balance of
                                                           the Class AF-4 Certificates as of
                                                           the Issue Date:
Pass-Through Rate:5.320% per annum                         $68,670,000.00

Date of Pooling and Servicing Agreement and Cut-off        Denomination:  $68,670,000.00
Date: August 1, 2003
                                                           Master Servicer:  Ameriquest Mortgage Company
First Distribution Date: September 25, 2003
                                                           Trustee: Deutsche Bank National Trust Company
No. 1
                                                           Issue Date: August 8, 2003

                                                           CUSIP: 03072S JC 0



         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.











                                     AF-4-1

                      ASSET-BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family adjustable-rate and fixed-rate first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       AMERIQUEST MORTGAGE SECURITIES INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN AMERIQUEST MORTGAGE SECURITIES INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY
         ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class AF-4 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class AF-4 Certificates in REMIC IV created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Ameriquest Mortgage Securities Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class AF-4 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                  The Pass-Through Rate with respect to this Certificate and any Distribution Date shall be the lesser of (x) 5.320% per annum through and including the Optional Termination Date and 5.820% per annum thereafter and (y) the Net WAC Pass-Through Rate for such Distribution Date.

                  This Certificate is one of a duly authorized issue of Certificates designated as Asset-Backed Pass- Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.



                                     AF-4-2

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right cannot be exercised until the Optional Termination Date.

                  The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.





                                     AF-4-3

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: _______________, 2003

                                                    DEUTSCHE BANK NATIONAL TRUST
                                                    COMPANY
                                                    as Trustee


                                                    By:_________________________
                                                           Authorized Officer





                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Certificates referred to in the within-mentioned Agreement.


                                                    DEUTSCHE BANK NATIONAL TRUST
                                                    COMPANY
                                                    as Certificate Registrar


                                                    By:_________________________
                                                          Authorized Signatory

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM -   as tenants in common               UNIF GIFT MIN ACT -        Custodian
                                                                             -----------------------
         TEN ENT -   as tenants by the entireties                            (Cust)   (Minor)
                                                                                      under Uniform
         JT TEN -    as joint tenants with right if                                   Gifts to
                     survivorship and not as tenants                         Minors Act
                     in common                                                _________________
                                                                                   (State)

     Additional abbreviations may also be used though not in the above list.


                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to____% evidenced by the within Asset-Backed Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:


Dated:

                                          ________________________
                                          Signature by or on behalf of assignor


                                          ________________________
                                          Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_______________________ for the account of __________________, account number______________ or, if mailed by check, to
___________________________. Applicable statements should be mailed to:


         This information is provided by ________________, the assignee named above, or _________________, as its agent.

                                   EXHIBIT A-9

                         FORM OF CLASS AF-5 CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").


Series 2003-8, Class AF-5                                  Aggregate Certificate Principal Balance of
                                                           the Class AF-5 Certificates as of
                                                           the Issue Date:
Pass-Through Rate: 4.640% per annum                        $67,930,000.00

Date of Pooling and Servicing Agreement and Cut-off        Denomination:  $67,930,000.00
Date: August 1, 2003
                                                           Master Servicer:  Ameriquest Mortgage Company
First Distribution Date: September 25, 2003
                                                           Trustee: Deutsche Bank National Trust Company
No. 1
                                                           Issue Date: August 8, 2003

                                                           CUSIP: 03072S JD 8



         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.











                                     AF-5-1

                      ASSET-BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family adjustable-rate and fixed-rate first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       AMERIQUEST MORTGAGE SECURITIES INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN AMERIQUEST MORTGAGE SECURITIES INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY
         ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class AF-5 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class AF-5 Certificates in REMIC IV created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Ameriquest Mortgage Securities Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class AF-5 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                  The Pass-Through Rate with respect to this Certificate and any Distribution Date shall be the lesser of (x) 4.640% per annum through and including the Optional Termination Date and 5.140% per annum thereafter and (y) the Net WAC Pass-Through Rate for such Distribution Date.

                  This Certificate is one of a duly authorized issue of Certificates designated as Asset-Backed Pass- Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.



                                     AF-5-2

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right cannot be exercised until the Optional Termination Date.

                  The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.





                                     AF-5-3

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: _______________, 2003

                                                    DEUTSCHE BANK NATIONAL TRUST
                                                    COMPANY
                                                    as Trustee


                                                    By:_________________________
                                                           Authorized Officer





                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Certificates referred to in the within-mentioned Agreement.


                                                    DEUTSCHE BANK NATIONAL TRUST
                                                    COMPANY
                                                    as Certificate Registrar


                                                    By:_________________________
                                                          Authorized Signatory

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM -   as tenants in common               UNIF GIFT MIN ACT -        Custodian
                                                                             -----------------------
         TEN ENT -   as tenants by the entireties                            (Cust)   (Minor)
                                                                                      under Uniform
         JT TEN -    as joint tenants with right if                                   Gifts to
                     survivorship and not as tenants                         Minors Act
                     in common                                                _________________
                                                                                   (State)

     Additional abbreviations may also be used though not in the above list.


                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to____% evidenced by the within Asset-Backed Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:


Dated:

                                          ________________________
                                          Signature by or on behalf of assignor


                                          ________________________
                                          Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_______________________ for the account of __________________, account number______________ or, if mailed by check, to
___________________________. Applicable statements should be mailed to:


         This information is provided by ________________, the assignee named above, or _________________, as its agent.

                                  EXHIBIT A-10

                          FORM OF CLASS M-1 CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

         THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES AND THE CLASS SCERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.


Series 2003-8, Class M-1                                 Aggregate Certificate Principal Balance of the Class M-1
                                                         Certificates as of the Issue Date:  $131,250,000.00
Pass-Through Rate: Variable
                                                         Denomination:  $131,250,000.00
Date of Pooling and Servicing Agreement and Cut-
off Date: August 1, 2003                                 Master Servicer:  Ameriquest Mortgage Company

First Distribution Date: September 25, 2003              Trustee: Deutsche Bank National Trust Company

No. 1                                                    Issue Date: August 8, 2003

                                                         CUSIP: 03072S JG 1





         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.





                                      M-1-1

                      ASSET-BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family adjustable-rate and fixed-rate first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       AMERIQUEST MORTGAGE SECURITIES INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN AMERIQUEST MORTGAGE SECURITIES INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY
         ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class M-1 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class M-1 Certificates in REMIC IV created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Ameriquest Mortgage Securities Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-1 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                  The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall be the lesser of (x) the related Formula Rate for such Distribution Date and (y) the Net WAC Pass-Through Rate for such Distribution Date. For any Distribution Date and this Certificate, the Formula Rate is One-Month LIBOR plus the Certificate Margin. The Certificate Margin for for this Certificate is 0.700% in the case of each Distribution Date through and including Optional Termination Date, or 1.050%, in the case of any Distribution Date thereafter.

                  This Certificate is one of a duly authorized issue of Certificates designated as Asset-Backed Pass- Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other


                                      M-1-2
than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right cannot be exercised until the Optional Termination Date.

                  The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.






                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: _______________, 2003

                                                    DEUTSCHE BANK NATIONAL TRUST
                                                    COMPANY
                                                    as Trustee


                                                    By:_________________________
                                                           Authorized Officer





                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Certificates referred to in the within-mentioned Agreement.


                                                    DEUTSCHE BANK NATIONAL TRUST
                                                    COMPANY
                                                    as Certificate Registrar


                                                    By:_________________________
                                                          Authorized Signatory

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM -   as tenants in common               UNIF GIFT MIN ACT -        Custodian
                                                                             -----------------------
         TEN ENT -   as tenants by the entireties                            (Cust)   (Minor)
                                                                                      under Uniform
         JT TEN -    as joint tenants with right if                                   Gifts to
                     survivorship and not as tenants                         Minors Act
                     in common                                                _________________
                                                                                   (State)

     Additional abbreviations may also be used though not in the above list.


                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to____% evidenced by the within Asset-Backed Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:


Dated:

                                          ________________________
                                          Signature by or on behalf of assignor


                                          ________________________
                                          Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_______________________ for the account of __________________, account number______________ or, if mailed by check, to
___________________________. Applicable statements should be mailed to:


         This information is provided by ________________, the assignee named above, or _________________, as its agent.

                                  EXHIBIT A-11

                          FORM OF CLASS M-2 CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

         THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, THE CLASS S CERTIFICATES AND THE CLASS M-1 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.


Series 2003-8, Class M-2                                 Aggregate Certificate Principal Balance of the Class M-2
                                                         Certificates as of the Issue Date:  $112,500,000.00
Pass-Through Rate: Variable
                                                         Denomination:  $112,500,000.00
Date of Pooling and Servicing Agreement and Cut-
off Date: August 1, 2003                                 Master Servicer:  Ameriquest Mortgage Company

First Distribution Date: September 25, 2003              Trustee: Deutsche Bank National Trust Company

No. 1                                                    Issue Date: August 8, 2003

                                                         CUSIP: 03072S JH 9


         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.




                                      M-2-1

                      ASSET-BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family adjustable-rate and fixed-rate first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       AMERIQUEST MORTGAGE SECURITIES INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN AMERIQUEST MORTGAGE SECURITIES INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY
         ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class M-2 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class M-2 Certificates in REMIC IV created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Ameriquest Mortgage Securities Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-2 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                  The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall be the lesser of (x) the related Formula Rate for such Distribution Date and (y) the Net WAC Pass-Through Rate for such Distribution Date. For any Distribution Date and this Certificate, the Formula Rate is One-Month LIBOR plus the Certificate Margin. The Certificate Margin for for this Certificate is 1.750% in the case of each Distribution Date through and including the Optional Termination Date, or 2.625%, in the case of any Distribution Date thereafter.

                  This Certificate is one of a duly authorized issue of Certificates designated as Asset-Backed Pass- Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other


                                      M-2-2
than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right cannot be exercised until the Optional Termination Date.

                  The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: _______________, 2003

                                                    DEUTSCHE BANK NATIONAL TRUST
                                                    COMPANY
                                                    as Trustee


                                                    By:_________________________
                                                           Authorized Officer





                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Certificates referred to in the within-mentioned Agreement.


                                                    DEUTSCHE BANK NATIONAL TRUST
                                                    COMPANY
                                                    as Certificate Registrar


                                                    By:_________________________
                                                          Authorized Signatory

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM -   as tenants in common               UNIF GIFT MIN ACT -        Custodian
                                                                             -----------------------
         TEN ENT -   as tenants by the entireties                            (Cust)   (Minor)
                                                                                      under Uniform
         JT TEN -    as joint tenants with right if                                   Gifts to
                     survivorship and not as tenants                         Minors Act
                     in common                                                _________________
                                                                                   (State)

     Additional abbreviations may also be used though not in the above list.


                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to____% evidenced by the within Asset-Backed Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:


Dated:

                                          ________________________
                                          Signature by or on behalf of assignor


                                          ________________________
                                          Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_______________________ for the account of __________________, account number______________ or, if mailed by check, to
___________________________. Applicable statements should be mailed to:


         This information is provided by ________________, the assignee named above, or _________________, as its agent.

                                  EXHIBIT A-12

                          FORM OF CLASS M-3 CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

         THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, THE CLASS S CERTIFICATES, THE CLASS M-1 CERTIFICATES AND THE CLASS M-2 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.


Series 2003-8, Class M-3                                 Aggregate Certificate Principal Balance of the Class M-3
                                                         Certificates as of the Issue Date:  $37,500,000.00
Pass-Through Rate: Variable
                                                         Denomination:  $37,500,000.00
Date of Pooling and Servicing Agreement and Cut-
off Date: August 1, 2003                                 Master Servicer:  Ameriquest Mortgage Company

First Distribution Date: September 25, 2003              Trustee:  Deutsche Bank National Trust Company

No. 1                                                    Issue Date: August 8, 2003

                                                         CUSIP: 03072S JJ 5


         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.



                                      M-3-2

                      ASSET-BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family adjustable-rate and fixed-rate first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       AMERIQUEST MORTGAGE SECURITIES INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN AMERIQUEST MORTGAGE SECURITIES INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY
         ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class M-3 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class M-3 Certificates in REMIC IV created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Ameriquest Mortgage Securities Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-3 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                  The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall be the lesser of (x) the related Formula Rate for such Distribution Date and (y) the Net WAC Pass-Through Rate for such Distribution Date. For any Distribution Date and this Certificate, the Formula Rate is One-Month LIBOR plus the Certificate Margin. The Certificate Margin for for this Certificate is 2.100% in the case of each Distribution Date through and including the Optional Termination Date, or 3.150%, in the case of any Distribution Date thereafter.

                  This Certificate is one of a duly authorized issue of Certificates designated as Asset-Backed Pass- Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other


                                      M-3-3
than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right cannot be exercised until the Optional Termination Date.

                  The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: _______________, 2003

                                                    DEUTSCHE BANK NATIONAL TRUST
                                                    COMPANY
                                                    as Trustee


                                                    By:_________________________
                                                           Authorized Officer





                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Certificates referred to in the within-mentioned Agreement.


                                                    DEUTSCHE BANK NATIONAL TRUST
                                                    COMPANY
                                                    as Certificate Registrar


                                                    By:_________________________
                                                          Authorized Signatory

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM -   as tenants in common               UNIF GIFT MIN ACT -        Custodian
                                                                             -----------------------
         TEN ENT -   as tenants by the entireties                            (Cust)   (Minor)
                                                                                      under Uniform
         JT TEN -    as joint tenants with right if                                   Gifts to
                     survivorship and not as tenants                         Minors Act
                     in common                                                _________________
                                                                                   (State)

     Additional abbreviations may also be used though not in the above list.


                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to____% evidenced by the within Asset-Backed Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:


Dated:

                                          ________________________
                                          Signature by or on behalf of assignor


                                          ________________________
                                          Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_______________________ for the account of __________________, account number______________ or, if mailed by check, to
___________________________. Applicable statements should be mailed to:


         This information is provided by ________________, the assignee named above, or _________________, as its agent.

                                  EXHIBIT A-13
                          FORM OF CLASS M-4 CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

         THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, THE CLASS S CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES AND THE M-3 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.


Series 2003-8, Class M-4                                 Aggregate Certificate Principal Balance of the Class M-4
                                                         Certificates as of the Issue Date:  $31,250,000.00
Pass-Through Rate: Variable
                                                         Denomination:  $31,250,000.00
Date of Pooling and Servicing Agreement and Cut-
off Date: August 1, 2003                                 Master Servicer:  Ameriquest Mortgage Company

First Distribution Date: September 25, 2003              Trustee:  Deutsche Bank National Trust Company

No. 1                                                    Issue Date: August 8, 2003

                                                         CUSIP: 03072S JK 2


         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.



                                      M-4-1

                      ASSET-BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family adjustable-rate and fixed-rate first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       AMERIQUEST MORTGAGE SECURITIES INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN AMERIQUEST MORTGAGE SECURITIES INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED
         BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class M-4 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class M-4 Certificates in REMIC IV created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Ameriquest Mortgage Securities Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-4 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                  The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall be the lesser of (x) the related Formula Rate for such Distribution Date and (y) the Net WAC Pass-Through Rate for such Distribution Date. For any Distribution Date and this Certificate, the Formula Rate is One-Month LIBOR plus the Certificate Margin. The Certificate Margin for for this Certificate is 3.250% in the case of each Distribution Date through and including the Optional Termination Date, or 4.875%, in the case of any Distribution Date thereafter.

                  This Certificate is one of a duly authorized issue of Certificates designated as Asset-Backed Pass- Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other


                                      M-4-2
than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right cannot be exercised until the Optional Termination Date.

                  The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: _______________, 2003

                                                    DEUTSCHE BANK NATIONAL TRUST
                                                    COMPANY
                                                    as Trustee


                                                    By:_________________________
                                                           Authorized Officer





                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Certificates referred to in the within-mentioned Agreement.


                                                    DEUTSCHE BANK NATIONAL TRUST
                                                    COMPANY
                                                    as Certificate Registrar


                                                    By:_________________________
                                                          Authorized Signatory

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM -   as tenants in common               UNIF GIFT MIN ACT -        Custodian
                                                                             -----------------------
         TEN ENT -   as tenants by the entireties                            (Cust)   (Minor)
                                                                                      under Uniform
         JT TEN -    as joint tenants with right if                                   Gifts to
                     survivorship and not as tenants                         Minors Act
                     in common                                                _________________
                                                                                   (State)

     Additional abbreviations may also be used though not in the above list.


                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to____% evidenced by the within Asset-Backed Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:


Dated:

                                          ________________________
                                          Signature by or on behalf of assignor


                                          ________________________
                                          Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_______________________ for the account of __________________, account number______________ or, if mailed by check, to
___________________________. Applicable statements should be mailed to:


         This information is provided by ________________, the assignee named above, or _________________, as its agent.

                                  EXHIBIT A-14
                          FORM OF CLASS M-5 CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

         THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, THE CLASS S CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES AND THE CLASS M-4 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.


Series 2003-8, Class M-5                                 Aggregate Certificate Principal Balance of the Class M-5
                                                         Certificates as of the Issue Date:  $31,250,000.00
Pass-Through Rate: Variable
                                                         Denomination:  $31,250,000.00
Date of Pooling and Servicing Agreement and Cut-
off Date: August 1, 2003                                 Master Servicer:  Ameriquest Mortgage Company

First Distribution Date: September 25, 2003              Trustee:  Deutsche Bank National Trust Company

No. 1                                                    Issue Date: August 8, 2003

                                                         CUSIP: 03072S JL 0


         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.




                                      M-5-1

                      ASSET-BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family adjustable-rate and fixed-rate first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       AMERIQUEST MORTGAGE SECURITIES INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN AMERIQUEST MORTGAGE SECURITIES INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED
         BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class M-5 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class M-5 Certificates in REMIC IV created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Ameriquest Mortgage Securities Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-5 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                  The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall be the lesser of (x) the related Formula Rate for such Distribution Date and (y) the Net WAC Pass-Through Rate for such Distribution Date. For any Distribution Date and this Certificate, the Formula Rate is One-Month LIBOR plus the Certificate Margin. The Certificate Margin for for this Certificate is 3.750% in the case of each Distribution Date through and including the Optional Termination Date, or 5.625%, in the case of any Distribution Date thereafter.

                  This Certificate is one of a duly authorized issue of Certificates designated as Asset-Backed Pass- Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other


                                      M-5-2
than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right cannot be exercised until the Optional Termination Date.

                  The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: _______________, 2003

                                                    DEUTSCHE BANK NATIONAL TRUST
                                                    COMPANY
                                                    as Trustee


                                                    By:_________________________
                                                           Authorized Officer





                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Certificates referred to in the within-mentioned Agreement.


                                                    DEUTSCHE BANK NATIONAL TRUST
                                                    COMPANY
                                                    as Certificate Registrar


                                                    By:_________________________
                                                          Authorized Signatory

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM -   as tenants in common               UNIF GIFT MIN ACT -        Custodian
                                                                             -----------------------
         TEN ENT -   as tenants by the entireties                            (Cust)   (Minor)
                                                                                      under Uniform
         JT TEN -    as joint tenants with right if                                   Gifts to
                     survivorship and not as tenants                         Minors Act
                     in common                                                _________________
                                                                                   (State)

     Additional abbreviations may also be used though not in the above list.


                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to____% evidenced by the within Asset-Backed Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:


Dated:

                                          ________________________
                                          Signature by or on behalf of assignor


                                          ________________________
                                          Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_______________________ for the account of __________________, account number______________ or, if mailed by check, to
___________________________. Applicable statements should be mailed to:


         This information is provided by ________________, the assignee named above, or _________________, as its agent.

                                  EXHIBIT A-15
                         FORM OF CLASS MV-6 CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

         THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, THE CLASS S CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE CLASS M-4 CERTIFICATES AND THE CLASS M-5 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.


Series 2003-8, Class MV-6                                Aggregate Certificate Principal Balance of the Class M-6
                                                         Certificates as of the Issue Date:  $16,250,000.00
Pass-Through Rate: Variable
                                                         Denomination:  $16,250,000.00
Date of Pooling and Servicing Agreement and Cut-
off Date: August 1, 2003                                 Master Servicer:  Ameriquest Mortgage Company

First Distribution Date: September 25, 2003              Trustee:  Deutsche Bank National Trust Company

No. 1                                                    Issue Date: August 8, 2003

                                                         CUSIP: 03072S JM 8


         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.



                                     MV-6-1

                      ASSET-BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family adjustable-rate and fixed-rate first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       AMERIQUEST MORTGAGE SECURITIES INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN AMERIQUEST MORTGAGE SECURITIES INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED
         BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class M-6 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class M-6 Certificates in REMIC IV created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Ameriquest Mortgage Securities Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-6 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                  The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall be the lesser of (x) the related Formula Rate for such Distribution Date and (y) the Net WAC Pass-Through Rate for such Distribution Date. For any Distribution Date and this Certificate, the Formula Rate is One-Month LIBOR plus the Certificate Margin. The Certificate Margin for for this Certificate is 3.750% in the case of each Distribution Date through and including the Optional Termination Date, or 5.625%, in the case of any Distribution Date thereafter.

                  This Certificate is one of a duly authorized issue of Certificates designated as Asset-Backed Pass- Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other


                                     MV-6-2
than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right cannot be exercised until the Optional Termination Date.

                  The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: _______________, 2003

                                                    DEUTSCHE BANK NATIONAL TRUST
                                                    COMPANY
                                                    as Trustee


                                                    By:_________________________
                                                           Authorized Officer





                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Certificates referred to in the within-mentioned Agreement.


                                                    DEUTSCHE BANK NATIONAL TRUST
                                                    COMPANY
                                                    as Certificate Registrar


                                                    By:_________________________
                                                          Authorized Signatory

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM -   as tenants in common               UNIF GIFT MIN ACT -        Custodian
                                                                             -----------------------
         TEN ENT -   as tenants by the entireties                            (Cust)   (Minor)
                                                                                      under Uniform
         JT TEN -    as joint tenants with right if                                   Gifts to
                     survivorship and not as tenants                         Minors Act
                     in common                                                _________________
                                                                                   (State)

     Additional abbreviations may also be used though not in the above list.


                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to____% evidenced by the within Asset-Backed Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:


Dated:

                                          ________________________
                                          Signature by or on behalf of assignor


                                          ________________________
                                          Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_______________________ for the account of __________________, account number______________ or, if mailed by check, to
___________________________. Applicable statements should be mailed to:


         This information is provided by ________________, the assignee named above, or _________________, as its agent.

                                  EXHIBIT A-16

                         FORM OF CLASS MF-6 CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").


Series 2003-8, Class MF-6                                  Aggregate Certificate Principal Balance of
                                                           the Class MF-6 Certificates as of
                                                           the Issue Date:
Pass-Through Rate: 4.640% per annum                        $15,000,000.00

Date of Pooling and Servicing Agreement and Cut-off        Denomination:  $15,000,000.00
Date: August 1, 2003
                                                           Master Servicer:  Ameriquest Mortgage Company
First Distribution Date: September 25, 2003
                                                           Trustee: Deutsche Bank National Trust Company
No. 1
                                                           Issue Date: August 8, 2003

                                                           CUSIP: 03072S JN 6



         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.











                                     MF-6-1

                      ASSET-BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family adjustable-rate and fixed-rate first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       AMERIQUEST MORTGAGE SECURITIES INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN AMERIQUEST MORTGAGE SECURITIES INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY
         ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class MF-6 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class MF-6 Certificates in REMIC IV created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Ameriquest Mortgage Securities Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class MF-6 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                  The Pass-Through Rate with respect to this Certificate and any Distribution Date shall be the lesser of (x) 5.750% per annum through and including the Optional Termination Date and 6.250% per annum thereafter and (y) the Net WAC Pass-Through Rate for such Distribution Date.

                  This Certificate is one of a duly authorized issue of Certificates designated as Asset-Backed Pass- Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.



                                     MF-6-2

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right cannot be exercised until the Optional Termination Date.

                  The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.





                                     MF-6-3

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: _______________, 2003

                                                    DEUTSCHE BANK NATIONAL TRUST
                                                    COMPANY
                                                    as Trustee


                                                    By:_________________________
                                                           Authorized Officer





                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Certificates referred to in the within-mentioned Agreement.


                                                    DEUTSCHE BANK NATIONAL TRUST
                                                    COMPANY
                                                    as Certificate Registrar


                                                    By:_________________________
                                                          Authorized Signatory

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM -   as tenants in common               UNIF GIFT MIN ACT -        Custodian
                                                                             -----------------------
         TEN ENT -   as tenants by the entireties                            (Cust)   (Minor)
                                                                                      under Uniform
         JT TEN -    as joint tenants with right if                                   Gifts to
                     survivorship and not as tenants                         Minors Act
                     in common                                                _________________
                                                                                   (State)

     Additional abbreviations may also be used though not in the above list.


                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to____% evidenced by the within Asset-Backed Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:


Dated:

                                          ________________________
                                          Signature by or on behalf of assignor


                                          ________________________
                                          Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_______________________ for the account of __________________, account number______________ or, if mailed by check, to
___________________________. Applicable statements should be mailed to:


         This information is provided by ________________, the assignee named above, or _________________, as its agent.

                                  EXHIBIT A-17

                           FORM OF CLASS S CERTIFICATE


         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").



Series 2003-8, Class S                                   Initial Notional Amount of the Class S Certificates as of
                                                         the Issue Date:
Pass-Through Rate:  Variable                             Notional Amount

Date of Pooling and Servicing Agreement and Cut-         Denomination:  Notional Amount
off Date: August 1, 2003
                                                         Master Servicer:  Ameriquest Mortgage Company
First Distribution Date: September 25, 2003
                                                         Trustee: Deutsche Bank National Trust Company
No.1
                                                         Issue Date: August 8, 2003

                                                         CUSIP: 03072S JF 3



         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

                      ASSET-BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family adjustable-rate and fixed-rate first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       AMERIQUEST MORTGAGE SECURITIES INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN AMERIQUEST MORTGAGE SECURITIES INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY
         ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Notional Amount of the Class S Certificates as of the Issue
Date) in that certain beneficial ownership interest evidenced by all the Class S Certificates in REMIC IV created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Ameriquest Mortgage Securities Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class S Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                  The pass-through rate for each Class S Certificates will be 5.00% per annum for each interest accrual period for the 1st Distribution Date through the 30th Distribution Date, subject to a rate cap described under "Description of the Certificates--Pass-Through Rates" in this prospectus supplement. After the interest accrual period for the 30th Distribution Date, the pass-through rate for each Class S Certificates will be 0.00% and such class will cease to accrue interest.

                  The "Notional Amount" of the Class S Certificates immediately prior to any Distribution Date will be equal to the lesser of (i) (a) $390,000,000 for the 1st Distribution Date through the 6th Distribution Date,
(b) $308,500,000 for the 7th Distribution Date through the 12th Distribution Date and (c) $238,600,000 for the 13th Distribution Date through the 18th Distribution Date, (d) $168,800,000 for the 19th Distribution Date through the 24th Distribution Date and (e) $104,800,000 for the 25th Distribution Date through the 30th Distribution Date and (ii) the aggregate Principal Balance of the Group I Mortgage Loans (prior to giving effect to scheduled payments of principal due during the related Due Period and unscheduled collections of principal received during the related Prepayment Period)and any amount remaining in the Group I Pre-Funding Account.

                  This Certificate is one of a duly authorized issue of Certificates designated as Asset-Backed Pass- Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right cannot be exercised until the Optional Termination Date.

                  The recitals contained herein shall be taken as statements of the Depositor and the Trustee does not assume any responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: _______________, 2003

                                                    DEUTSCHE BANK NATIONAL TRUST
                                                    COMPANY
                                                    as Trustee


                                                    By:_________________________
                                                           Authorized Officer





                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Certificates referred to in the within-mentioned Agreement.


                                                    DEUTSCHE BANK NATIONAL TRUST
                                                    COMPANY
                                                    as Certificate Registrar


                                                    By:_________________________
                                                          Authorized Signatory

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM -   as tenants in common               UNIF GIFT MIN ACT -        Custodian
                                                                             -----------------------
         TEN ENT -   as tenants by the entireties                            (Cust)   (Minor)
                                                                                      under Uniform
         JT TEN -    as joint tenants with right if                                   Gifts to
                     survivorship and not as tenants                         Minors Act
                     in common                                                _________________
                                                                                   (State)

     Additional abbreviations may also be used though not in the above list.


                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to____% evidenced by the within Asset-Backed Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:


Dated:

                                          ________________________
                                          Signature by or on behalf of assignor


                                          ________________________
                                          Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_______________________ for the account of __________________, account number______________ or, if mailed by check, to
___________________________. Applicable statements should be mailed to:


         This information is provided by ________________, the assignee named above, or _________________, as its agent.

                                  EXHIBIT A-18

                          FORM OF CLASS CE CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT", AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

         THIS CERTIFICATE IS SUBORDINATE TO THE A CERTIFICATES, THE CLASS S CERTIFICATES AND THE MEZZANINE CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

         THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

         NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.


Series 2003-8, Class CE                                     Initial Notional Amount of the Class CE Certificates
                                                            as of the Issue Date:  $24,999,900.00
Date of Pooling and Servicing Agreement and Cut-off
Date: August 1, 2003                                        Denomination:  $24,999,900.00

First Distribution Date: September 25, 2003                 Master Servicer:  Ameriquest Mortgage Company

No. 1                                                       Trustee: Deutsche Bank National Trust Company

                                                            Issue Date: August 8, 2003


         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

                      ASSET-BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family adjustable-rate and fixed-rate first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       AMERIQUEST MORTGAGE SECURITIES INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN AMERIQUEST MORTGAGE SECURITIES INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY
         ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Ameriquest Mortgage Company is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class CE Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class CE Certificates in REMIC IV created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Ameriquest Mortgage Securities Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class CE Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Asset-Backed Pass- Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Trustee and the Certificate Registrar shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit F-1, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee or the Master Servicer in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder's prospective transferee upon which such Opinion of Counsel is based. None of the Depositor, the Certificate Registrar or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Depositor, the Certificate Registrar and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No transfer of this Certificate to a Plan subject to ERISA or
Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

                  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right cannot be exercised until the Optional Termination Date.

                  The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: _______________, 2003

                                                    DEUTSCHE BANK NATIONAL TRUST
                                                    COMPANY
                                                    as Trustee


                                                    By:_________________________
                                                           Authorized Officer





                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Certificates referred to in the within-mentioned Agreement.


                                                    DEUTSCHE BANK NATIONAL TRUST
                                                    COMPANY
                                                    as Certificate Registrar


                                                    By:_________________________
                                                          Authorized Signatory

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM -   as tenants in common               UNIF GIFT MIN ACT -        Custodian
                                                                             -----------------------
         TEN ENT -   as tenants by the entireties                            (Cust)   (Minor)
                                                                                      under Uniform
         JT TEN -    as joint tenants with right if                                   Gifts to
                     survivorship and not as tenants                         Minors Act
                     in common                                                _________________
                                                                                   (State)

     Additional abbreviations may also be used though not in the above list.


                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to____% evidenced by the within Asset-Backed Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:


Dated:

                                          ________________________
                                          Signature by or on behalf of assignor


                                          ________________________
                                          Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_______________________ for the account of __________________, account number______________ or, if mailed by check, to
___________________________. Applicable statements should be mailed to:


         This information is provided by ________________, the assignee named above, or _________________, as its agent.

                                  EXHIBIT A-19

                           FORM OF CLASS P CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT", AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

         THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

         NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Series 2003-8, Class P                                   Aggregate Certificate Principal Balance of the Class P
                                                         Certificates as of the Issue Date: $100.00
Date of Pooling and Servicing Agreement and Cut-
off Date: August 1, 2003                                 Denomination:  $100.00

First Distribution Date: September 25, 2003              Master Servicer:  Ameriquest Mortgage Company
No. 1
                                                         Trustee:  Deutsche Bank National Trust Company

                                                         Issue Date: August 8, 2003

         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

                      ASSET-BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family adjustable-rate and fixed-rate first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       AMERIQUEST MORTGAGE SECURITIES INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN AMERIQUEST MORTGAGE SECURITIES INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY
         ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Ameriquest Mortgage Company is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class P Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class P Certificates in REMIC IV created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Ameriquest Mortgage Securities Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class P Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Asset-Backed Pass- Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Trustee and the Certificate Registrar shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit F-1, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee or the Master Servicer in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder's prospective transferee upon which such Opinion of Counsel is based. None of the Depositor, the Certificate Registrar or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Depositor, the Certificate Registrar and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No transfer of this Certificate to a Plan subject to ERISA or
Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

                  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right cannot be exercised until the Optional Termination Date.

                  The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: _______________, 2003

                                                    DEUTSCHE BANK NATIONAL TRUST
                                                    COMPANY
                                                    as Trustee


                                                    By:_________________________
                                                           Authorized Officer





                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Certificates referred to in the within-mentioned Agreement.


                                                    DEUTSCHE BANK NATIONAL TRUST
                                                    COMPANY
                                                    as Certificate Registrar


                                                    By:_________________________
                                                          Authorized Signatory

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM -   as tenants in common               UNIF GIFT MIN ACT -        Custodian
                                                                             -----------------------
         TEN ENT -   as tenants by the entireties                            (Cust)   (Minor)
                                                                                      under Uniform
         JT TEN -    as joint tenants with right if                                   Gifts to
                     survivorship and not as tenants                         Minors Act
                     in common                                                _________________
                                                                                   (State)

     Additional abbreviations may also be used though not in the above list.


                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to____% evidenced by the within Asset-Backed Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:


Dated:

                                          ________________________
                                          Signature by or on behalf of assignor


                                          ________________________
                                          Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_______________________ for the account of __________________, account number______________ or, if mailed by check, to
___________________________. Applicable statements should be mailed to:


         This information is provided by ________________, the assignee named above, or _________________, as its agent.

                                  EXHIBIT A-20

                           FORM OF CLASS R CERTIFICATE

         THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NON- UNITED STATES
         PERSON.

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

         THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

         ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

         NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

         ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES (I) AN AFFIDAVIT TO THE TRUSTEE THAT (A) SUCH TRANSFEREE IS NOT (1) THE UNITED STATES OR ANY POSSESSION THEREOF, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (2) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) THAT IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (3) ANY ORGANIZATION DESCRIBED IN SECTION 1381(A)(2)(C) OF THE CODE (ANY SUCHPERSON DESCRIBED IN THE FOREGOING CLAUSES (1), (2) OR (3) SHALL HEREINAFTER BE REFERRED TO AS A "DISQUALIFIED ORGANIZATION") OR (4) AN AGENT OF A DISQUALIFIED ORGANIZATION AND (B) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX, AND (II) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE HEREOF SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH AND THE PROVISIONS OF SECTION 5.02(D) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ANY PERSON THAT IS A DISQUALIFIED ORGANIZATION IS PROHIBITED FROM ACQUIRING BENEFICIAL OWNERSHIP OF THIS CERTIFICATE.


Series 2003-8, Class R                                   Aggregate Percentage Interest of the Class R Certificates
                                                         as of the Issue Date: 100.00% Percentage Interest
Date of Pooling and Servicing Agreement and Cut-
off Date: August 1, 2003                                 Denomination: 100% Percentage Interest

First Distribution Date: September 25, 2003              Master Servicer:  Ameriquest Mortgage Company

No. 1                                                    Trustee:  Deutsche Bank National Trust Company

                                                         Issue Date: August 8, 2003

                      ASSET-BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family adjustable-rate and fixed-rate first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       AMERIQUEST MORTGAGE SECURITIES INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN AMERIQUEST MORTGAGE SECURITIES INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY
         ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Ameriquest Mortgage Company is the registered owner of a Percentage Interest specified above in that certain beneficial ownership interest evidenced by all the Class R Certificates in REMIC IV created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Ameriquest Mortgage Securities Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class R Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Asset-Backed Pass- Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any

Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Trustee and the Certificate Registrar shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit F-1, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee or the Master Servicer in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder's prospective transferee upon which such Opinion of Counsel is based. None of the Depositor, the Certificate Registrar or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Depositor, the Certificate Registrar and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No transfer of this Certificate to a Plan subject to ERISA or
Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

                  Prior to registration of any transfer, sale or other disposition of this Certificate, the proposed transferee shall provide to the Trustee (i) an affidavit to the effect that such transferee is any Person other than a Disqualified Organization or the agent (including a broker, nominee or middleman) of a Disqualified Organization, and (ii) a certificate that acknowledges that (A) the Class R Certificates have been designated as a residual interest in a REMIC, (B) it will include in its income a PRO RATA share of the net income of the Trust Fund and that such income may be an "excess inclusion," as defined in the Code, that, with certain exceptions, cannot be offset by other losses or benefits from any tax exemption, and (C) it expects to have the financial means to satisfy all of its tax obligations including those relating to holding the Class R Certificates. Notwithstanding the registration in the Certificate Register of any transfer, sale or other disposition of this Certificate to a Disqualified Organization or an agent (including a broker, nominee or middleman) of a Disqualified Organization, such registration shall be deemed to be of no legal force or effect whatsoever and such Person shall not be deemed to be a Certificateholder for any purpose, including, but not limited to, the receipt of distributions in respect of this Certificate.

                  The Holder of this Certificate, by its acceptance hereof, shall be deemed to have consented to the provisions of Section 5.02 of the Agreement and to any amendment of the Agreement deemed necessary by counsel of the Depositor to ensure that the transfer of this Certificate to any Person other than a Permitted Transferee or any other Person will not cause the Trust Fund to cease to qualify as a REMIC or cause the imposition of a tax upon the REMIC.

                  No transfer of this Certificate to a Plan subject to ERISA or
Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

                  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right cannot be exercised until the Optional Termination Date.

                  The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: _______________, 2003

                                                    DEUTSCHE BANK NATIONAL TRUST
                                                    COMPANY
                                                    as Trustee


                                                    By:_________________________
                                                           Authorized Officer





                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Certificates referred to in the within-mentioned Agreement.


                                                    DEUTSCHE BANK NATIONAL TRUST
                                                    COMPANY
                                                    as Certificate Registrar


                                                    By:_________________________
                                                          Authorized Signatory

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM -   as tenants in common               UNIF GIFT MIN ACT -        Custodian
                                                                             -----------------------
         TEN ENT -   as tenants by the entireties                            (Cust)   (Minor)
                                                                                      under Uniform
         JT TEN -    as joint tenants with right if                                   Gifts to
                     survivorship and not as tenants                         Minors Act
                     in common                                                _________________
                                                                                   (State)

     Additional abbreviations may also be used though not in the above list.


                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to____% evidenced by the within Asset-Backed Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:


Dated:

                                          ________________________
                                          Signature by or on behalf of assignor


                                          ________________________
                                          Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_______________________ for the account of __________________, account number______________ or, if mailed by check, to
___________________________. Applicable statements should be mailed to:


         This information is provided by ________________, the assignee named above, or _________________, as its agent.

                                    EXHIBIT B

                           FORM OF LOST NOTE AFFIDAVIT

Loan #: _______________
Borrower: _____________

                               LOST NOTE AFFIDAVIT

                  I, as ____________________ of ______________________, a
_______________ corporation am authorized to make this Affidavit on behalf of
_____________________ (the "Seller"). In connection with the administration of the Mortgage Loans held by ____________________, a _________________ corporation as Seller on behalf of Ameriquest Mortgage Securities Inc. (the "Purchaser"), _____________________ (the "Deponent"), being duly sworn, deposes and says that:

         1. The Seller's address is: _____________________
                                            _____________________
                                            _____________________

         2. The Seller previously delivered to the Purchaser a signed Initial Certification with respect to such Mortgage and/or Assignment of Mortgage;

         3. Such Mortgage Note and/or Assignment of Mortgage was assigned or sold to the Purchaser by ________________________, a ____________ corporation pursuant to the terms and provisions of a Mortgage Loan Purchase Agreement dated as of __________ __, _____;

         4. Such Mortgage Note and/or Assignment of Mortgage is not outstanding pursuant to a request for release of Documents;

         5. Aforesaid Mortgage Note and/or Assignment of Mortgage (the "Original") has been lost;

         6. Deponent has made or caused to be made a diligent search for the Original and has been unable to find or recover same;

         7. The Seller was the Seller of the Original at the time of the loss;
and

         8. Deponent agrees that, if said Original should ever come into Seller's possession, custody or power, Seller will immediately and without consideration surrender the Original to the Purchaser.

         9. Attached hereto is a true and correct copy of (i) the Note, endorsed in blank by the Mortgagee and (ii) the Mortgage or Deed of Trust (strike one) which secures the Note, which Mortgage or Deed of Trust is recorded in the county where the property is located.

         10. Deponent hereby agrees that the Seller (a) shall indemnify and hold harmless the Purchaser, its successors and assigns, against any loss, liability or damage, including reasonable attorney's fees, resulting from the unavailability of any Notes, including but not limited to any loss, liability or damage arising from (i) any false statement contained in this Affidavit, (ii) any claim of any party that has already purchased a mortgage loan evidenced by the Lost Note or any interest in such mortgage loan, (iii) any claim of any borrower with respect to the existence of terms of a mortgage loan evidenced by the Lost Note on the related property to the fact that the mortgage loan is not evidenced by an original note and (iv) the issuance of a new instrument in lieu thereof (items (i) through (iv) above hereinafter referred to as the "Losses") and (b) if required by any Rating Agency in connection with placing such Lost
Note into a Pass- Through Transfer, shall obtain a surety from an insurer acceptable to the applicable Rating Agency to cover any Losses with respect to such Lost Note.

         11. This Affidavit is intended to be relied upon by the Purchaser, its successors and assigns. _____________________, a ______________ corporation represents and warrants that it has the authority to perform its obligations under this Affidavit of Lost Note.

Executed this ____ day, of ___________ ______.

                                                       SELLER

                                                       By:______________________
                                                       Name:
                                                       Title:

                  On this _____ day of ________, _____, before me appeared _________________ to me personally known, who being duly sworn did say that he is the _____________________ of ____________________ a ______________
corporation and that said Affidavit of Lost Note was signed and sealed on behalf of such corporation and said acknowledged this instrument to be the free act and deed of said corporation.

                                                      Signature:

                                                      [Seal]

                                   EXHIBIT C-1

                     FORM OF TRUSTEE'S INITIAL CERTIFICATION

                                                                 [Date]

Ameriquest Mortgage Securities Inc.
1100 Town & Country Road, Suite 1100
Orange, California 92868

Ameriquest Mortgage Company
1100 Town & Country Road
Orange, California 92868

         Re: Pooling and Servicing Agreement, dated as of August 1, 2003, among Ameriquest Mortgage Securities Inc., Ameriquest Mortgage Company and Deutsche Bank National Trust Company, Asset-Backed Mortgage Pass- Through Certificates, Series 2003-8
                  --------------------------------------------------------------

Ladies and Gentlemen:

                  Pursuant to Section 2.01 of the Pooling and Servicing Agreement, dated as of August 1, 2003, among Ameriquest Mortgage Securities Inc. as Depositor, Ameriquest Mortgage Company, as master servicer and Deutsche Bank National Trust Company as trustee, we hereby acknowledge that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification), (i) all documents constituting part of such Mortgage File (other than such documents described in Section 2.01(v)) required to be delivered to it pursuant to this Agreement are in its possession, (ii) such documents have been reviewed by it or such Custodian and are not mutilated, torn or defaced unless initialed by the related borrower and relate to such Mortgage Loan, (iii) based on its or the Custodian's examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items (1) through (3), (6),
(9), (10), (13), (15) and (19) of the definition of "Mortgage Loan Schedule" accurately reflects information set forth in the Mortgage File.

                  The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, recordability, enforceability or genuineness of any of the documents contained in the Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, perfection, priority, effectiveness or suitability of any such Mortgage Loan.


                  The Trustee was under no duty or obligation (i) to inspect, review or examine any such documents, instruments, certificates or other papers to determine whether they are genuine, enforceable, or appropriate for the represented purpose or whether they have actually been recorded or that they are other than what they purport to be on their face or (ii) to determine whether any Mortgage File should include any of the documents specified in clause (v) of
Section 2.01.




                                      C-1-2

                  Capitalized terms used but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.

                                             DEUTSCHE BANK NATIONAL TRUST
                                             COMPANY, as Trustee


                                             By:______________________________
                                             Name:
                                             Title:



                                      C-1-2

                                   EXHIBIT C-2

                      FORM OF TRUSTEE'S FINAL CERTIFICATION

                                                                 [Date]

Ameriquest Mortgage Securities Inc.
1100 Town & Country Road, Suite 1100
Orange, California 92868

Ameriquest Mortgage Company
1100 Town & Country Road
Orange, California 92868

         Re: Pooling and Servicing Agreement, dated as of August 1, 2003, among Ameriquest Mortgage Securities Inc., Ameriquest Mortgage Company and Deutsche Bank National Trust Company, Asset-Backed Mortgage Pass-Through Certificates, Series 2003-8

Ladies and Gentlemen:

                  In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto), it or a Custodian on its behalf has received each of the documents listed in Section 2.01.

                  The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, recordability, enforceability or genuineness of any of the documents contained in the Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, perfection, priority, effectiveness or suitability of any such Mortgage Loan.

                  Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.

                                                    DEUTSCHE BANK NATIONAL TRUST
                                                    COMPANY, as Trustee


                                                    By:_________________________
                                                    Name:
                                                    Title:


                                      C-2-1

                                   EXHIBIT C-3

                   FORM OF TRUSTEE'S RECEIPT OF MORTGAGE NOTE

                                                         [Date]

Ameriquest Mortgage Securities Inc.
1100 Town & Country Road
Orange, California 92868

Ameriquest Mortgage Company
1100 Town & Country Road
Orange, California 92868

         Re: Pooling and Servicing Agreement, dated as of August 1, 2003, among Ameriquest Mortgage Securities Inc., Ameriquest Mortgage Company and Deutsche Bank National Trust Company, Asset-Backed Mortgage Pass- Through Certificates, Series 2003-8
                  --------------------------------------------------------------

Ladies and Gentlemen:

                  Pursuant to Section 2.01 of the Pooling and Servicing Agreement, dated as of August 1, 2003, among Ameriquest Mortgage Securities Inc. as Depositor, Ameriquest Mortgage Company, as master servicer and Deutsche Bank National Trust Company as trustee, we hereby acknowledge the receipt of the original Mortgage Note for each Mortgage Loan with any exceptions thereto listed on Exhibit 1.

                  Capitalized terms used but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.


                                             DEUTSCHE BANK NATIONAL TRUST
                                             COMPANY, as Trustee


                                             By:______________________________
                                             Name:
                                             Title:







                                      C-3-1

                                    EXHIBIT D

                    FORM OF MORTGAGE LOAN PURCHASE AGREEMENT

                        MORTGAGE LOAN PURCHASE AGREEMENT

                  This is a Mortgage Loan Purchase Agreement (the "Agreement"), dated August 4, 2003, between Ameriquest Mortgage Company, a Delaware corporation (the "Originator") and Ameriquest Mortgage Securities Inc., a Delaware corporation (the "Purchaser").

                              Preliminary Statement
                              ---------------------

                  The Originator intends to sell the Mortgage Loans (as hereinafter defined) to the Purchaser on the terms and subject to the conditions set forth in this Agreement. The Purchaser shall deposit the Mortgage Loans into a mortgage pool constituting the Trust Fund. The Trust Fund will be evidenced by a single series of asset-backed pass-through certificates designated as Series 2003-8 (the "Certificates"). The Certificates will consist of twenty classes of certificates. The Class CE Certificates, the Class P Certificates and the Class R Certificates (collectively, the "Non-Offered Certificates") will be delivered to the Originator or its designee as partial consideration for the Mortgage Loans as further described below.

                  The Certificates will be issued pursuant to a Pooling and Servicing Agreement relating to the Series 2003-8 Certificates, dated as of August 1, 2003 (the "Pooling and Servicing Agreement"), among the Purchaser as depositor (in such capacity, the "Depositor"), the Originator as master servicer (in such capacity the "Master Servicer") and Deutsche Bank National Trust Company as Trustee (the "Trustee"). Pursuant to the Pooling and Servicing Agreement, the Depositor will assign all of its right, title and interest in and to the Mortgage Loans, together with its rights under this Agreement, to the Trustee for the benefit of the Certificateholders. Capitalized terms used but not defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

                  The parties hereto agree as follows:

                  SECTION 1. AGREEMENT TO PURCHASE. The Originator hereby sells, and the Purchaser hereby purchases, as of August 8, 2003 (the "Closing Date"), certain adjustable-rate and fixed-rate conventional, one- to four-family, residential mortgage loans (the "Mortgage Loans"), having an aggregate principal balance as of the close of business on August 1, 2003 (the "Cut-off Date") of $1,999,997,100.42, after giving effect to all payments due on the Mortgage Loans on or before the Cut-off Date (the "Closing Balance"), whether or not received including the right to any Prepayment Charges collected after the Cut-off Date from the Mortgagors in connection with any Principal Prepayments on the Mortgage Loans. Any payments (including Prepayment Charges) collected on or before the Cut-off Date, including all scheduled payments of principal and interest due on or before the Cut-off Date and collected after the Cut-off Date, shall belong to the Originator.

                  SECTION 2. MORTGAGE LOAN SCHEDULE AND PREPAYMENT CHARGE SCHEDULE. The Purchaser and the Originator have agreed upon which of the mortgage loans owned by the Originator are to be purchased by the Purchaser pursuant to this Agreement, and the Originator shall prepare or cause to be prepared on or prior to the Closing Date a final schedule (the "Closing Schedule") describing such Mortgage Loans and setting forth all of the Mortgage Loans to be purchased under this Agreement. The Closing Schedule shall conform to the requirements set forth in this Agreement and to the definition of "Mortgage Loan Schedule" under the Pooling and Servicing Agreement. The Closing Schedule shall be used as the Mortgage Loan Schedule under the Pooling and Servicing Agreement. The Originator shall also prepare or cause to be prepared on or prior to the Closing Date a final schedule (the "Prepayment Charge Schedule") setting forth each Mortgage Loan containing a Prepayment Charge and conforming to the definition of Prepayment Charge Schedule under the Pooling and Servicing Agreement.

                  SECTION 3.        CONSIDERATION.

                           (a) In consideration for the Mortgage Loans to be
purchased hereunder, the Purchaser shall, as described in Section 8, (i) pay to or upon the order of the Originator in immediately available funds an amount equal to the net sale proceeds of the Class AV-1 Certificates, the Class AV-2 Certificates, the Class AV-3 Certificates, the Class AV-4 Certificates, the Class AF-1 Certificates, the Class AF-2 Certificates, the Class AF-3 Certificates, the Class AF-4 Certificates, the Class AF-5 Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates the Class M-5 Certificates, the Class MV-6 Certificates, the Class MF-6 Certificates and the Class S Certificates, net of the Original Pre-Funded Amounts and (ii) deliver to the Originator or its designee, the Non-Offered Certificates.

                           (b) In connection with the transactions contemplated
by Section 2.10 of the Pooling and Servicing Agreement, the Originator hereby agrees that the Purchaser shall be under no obligation to purchase any Subsequent Mortgage Loans unless (i) the conditions precedent contained in
Section 2.10 of the Pooling and Servicing Agreement and the Subsequent Transfer Instrument, substantially in the form of Exhibit L of the Pooling and Servicing Agreement, are satisfied and (ii) each Subsequent Mortgage Loan satisfies the representations and warranties contained in Section 6 of this Agreement. The sale of Subsequent Mortgage Loans by the Originator to the Depositor shall be effected in accordance with the terms of Section 2.10 of the Pooling and Servicing Agreement pursuant to a Subsequent Mortgage Loan Purchase Agreement substantially in the form of this Agreement.

                  SECTION 4.        TRANSFER OF THE MORTGAGE LOANS.

                           (a) POSSESSION OF MORTGAGE FILES. The Originator does
hereby sell to the Purchaser, without recourse but subject to the terms of this Agreement, all of its right, title and interest in, to and under the Mortgage Loans, including the related Prepayment Charges collected after the Cut-off Date. The contents of each Mortgage File not delivered to the Purchaser or to any assignee, transferee or designee of the Purchaser on or prior to the Closing Date are and shall be held in trust by the Originator for the benefit of the Purchaser or any assignee, transferee or designee of the Purchaser. Upon the sale and contribution of the Mortgage Loans the ownership of each Mortgage Note, the related Mortgage and the other contents of the related Mortgage File is vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or that come into the possession of the Originator on or after the Closing Date shall immediately vest in the Purchaser and shall be delivered immediately to the Purchaser or as otherwise directed by the Purchaser.

                           (b) DELIVERY OF MORTGAGE LOAN DOCUMENTS. The
Originator will, on or prior to the Closing Date, deliver or cause to be delivered to the Purchaser or any assignee, transferee or designee of the Purchaser each of the following documents for each Mortgage Loan:

                  (i) the original Mortgage Note, endorsed in blank without recourse or in the following form: "Pay to the order of Deutsche Bank National Trust Company, as Trustee under the applicable agreement, without recourse," with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the Person so endorsing to the Trustee, or with respect to any lost Mortgage Note, an original Lost Note Affidavit; PROVIDED HOWEVER, that such substitutions of Lost Note Affidavits for original Mortgage Notes may occur only with respect to Mortgage Loans, the aggregate Cut-off Date Principal Balance of which is less than or equal to 2.00% of the Pool Balance as of the Cut- off Date;

                  (ii) the original Mortgage with evidence of recording thereon, and a copy, certified by the appropriate recording office, of the recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon;

                  (iii) an original Assignment of the Mortgage assigned in blank, without recourse;

                  (iv) the original recorded intervening Assignment or Assignments of the Mortgage showing a complete chain of assignment from the originator to the Person assigning the Mortgage to the Trustee as contemplated by the immediately preceding clause (iii) or the original unrecorded intervening Assignments;

                  (v) the original or copies of each assumption, modification, written assurance or substitution agreement, if any; and

                  (vi) the original lender's title insurance policy or an attorney's opinion of title or similar, guarantee of title acceptable to mortgage lenders generally in the jurisdiction where the Mortgaged Property is located, together with all endorsements or riders which were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgaged Property represented therein as a fee interest vested in the Mortgagor, or in the event such original title policy is unavailable, a written commitment or uniform binder or preliminary report of title issued by the title insurance or escrow company.

                  If any document referred to in Section 4(b)(ii), 4(b)(iii) or 4(b)(iv) above has been submitted for recording but either (x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Originator hereunder shall be deemed to have been satisfied upon (1) delivery by or on behalf of the Originator promptly upon receipt thereof to the Purchaser or any assignee, transferee or designee of the Purchaser of either the original or a copy of such document certified by the Originator in the case of (x) above or the public recording office in the case of (y) above to be a true and complete copy of the recorded original thereof and
(2) if such delivered copy is certified by the Originator then in addition thereto delivery promptly upon receipt thereof of either the original or a copy of such document certified by the public recording office to be a true and complete copy of the original. In the event that the original lender's title insurance policy has not yet been issued, the Originator shall deliver to the Purchaser or any assignee, transferee or designee of the Purchaser a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company. Promptly upon receipt by the Originator of any such original title insurance policy the Originator shall deliver such to the Purchaser or any assignee, transferee or designee of the Purchaser.

                  The Originator shall promptly (and in no event later than thirty (30) Business Days, subject to extension upon mutual agreement between the Originator and the Trustee, following the later of (i) the Closing Date,
(ii) the date on which the Originator receives the Assignment from the Trustee and (iii) the date of receipt by the Originator of the recording information for a Mortgage) submit or cause to be submitted for recording, at no expense to the Trust Fund or the Trustee, in the appropriate public office for real property records, each Assignment referred to in (iii) and (iv) above and shall execute each original Assignment referred to in (iii) in the following form: "Deutsche Bank National Trust Company, as Trustee under the applicable agreement without recourse". In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Originator shall promptly prepare or cause to be prepared a substitute Assignment or cure or cause to be cured such defect, as the case may be, and thereafter cause each such Assignment to be duly recorded. Notwithstanding the foregoing, however, for administrative convenience and facilitation of servicing and to reduce closing costs, the Assignments of Mortgage shall not be required to be submitted for recording (except with respect to any Mortgage Loan located in Maryland) unless such failure to record would result in a withdrawal or a downgrading by any Rating Agency of the rating on any Class of Certificates; provided further, however, each Assignment of Mortgage shall be submitted for recording by the Originator in the manner described above, at no expense to the Trust Fund or the Trustee, upon the earliest to occur of: (i) reasonable direction by Holders of Certificates entitled to at least 25% of the Voting Rights or the NIMS Insurer, (ii) failure of the Master Servicer Termination Test, (iii) the occurrence of the bankruptcy or insolvency of the Originator, (iv) the occurrence of a servicing transfer as described in Section 7.02 of the Pooling and Servicing Agreement, and (v) if the Originator is not the Master Servicer and with respect to any one assignment or Mortgage, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage.

                  Each original document relating to a Mortgage Loan which is not delivered to the Purchaser or its assignee, transferee or designee, if held by the Originator, shall be so held for the benefit of the Purchaser or its assignee, transferee or designee.

                           (c) ACCEPTANCE OF MORTGAGE LOANS. The documents
delivered pursuant to Section 4(b) hereof shall be reviewed by the Purchaser or any assignee, transferee or designee of the Purchaser at any time before or after the Closing Date (and with respect to each document permitted to be delivered after the Closing Date within seven days of its delivery) to ascertain that all required documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule.

                           (d) RESERVED.

                           (e) TRANSFER OF INTEREST IN AGREEMENTS. The Purchaser
has the right to assign its interest under this Agreement, in whole or in part, to the Trustee, as may be required to effect the purposes of the Pooling and Servicing Agreement, without the consent of the Originator, and the assignee shall succeed to the rights and obligations hereunder of the Purchaser. Any expense reasonably incurred by or on behalf of the Purchaser or the Trustee in connection with enforcing any obligations of the Originator under this Agreement will be promptly reimbursed by the Originator.

                           (f) EXAMINATION OF MORTGAGE FILES. Prior to the
Closing Date, the Originator shall either (i) deliver in escrow to the Purchaser or to any assignee, transferee or designee of the Purchaser, for examination, the Mortgage File pertaining to each Mortgage Loan or (ii) make such Mortgage Files available to the Purchaser or to any assignee, transferee or designee of the Purchaser for examination at the Trustee's offices in Santa Ana, California. Such examination may be made by the Purchaser, and its respective designees, upon reasonable notice to the Originator and the Trustee during normal business hours before the Closing Date and within 60 days after the Closing Date. If any such person makes such examination prior to the Closing Date and identifies any Mortgage Loans that do not conform to the requirements of the Purchaser as described in this Agreement, such Mortgage Loans shall be deleted from the Closing Schedule. The Purchaser may, at its option and without notice to the Originator, purchase all or part of the Mortgage Loans without conducting any partial or complete examination. The fact that the Purchaser or any person has conducted or has failed to conduct any partial or complete examination of the Mortgage Files shall not affect the rights of the Purchaser or any assignee, transferee or designee of the Purchaser to demand repurchase or other relief as provided herein or under the Pooling and Servicing Agreement.

                  SECTION 5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE ORIGINATOR.

                  The Originator hereby represents and warrants to the Purchaser with respect to the Initial Mortgage Loans as of the Closing Date and with respect to the Subsequent Mortgage Loans as of the respective Subsequent Transfer Date or as of such date specifically provided herein:

                  (i) The Originator is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Originator in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such State, to the extent necessary to ensure its ability to enforce each Mortgage Loan and to service the Mortgage Loans in accordance with the terms of the Pooling and Servicing Agreement;

                  (ii) The Originator had the full corporate power and authority to originate, hold and sell each Mortgage Loan and has the full corporate power and authority to service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on the part of the Originator the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery thereof by the Purchaser, constitutes a legal, valid and binding obligation of the Originator, enforceable against the Originator in accordance with its terms, except to the extent that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

                  (iii) The execution and delivery of this Agreement by the Originator, the servicing of the Mortgage Loans by the Originator under the Pooling and Servicing Agreement, the consummation of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Originator and will not (A) result in a breach of any term or provision of the charter or by-laws of the Originator or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Originator is a party or by which it may be bound, or any statute, order or regulation applicable to the Originator of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Originator; and the Originator is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to the Originator's knowledge, would in the future materially and adversely affect, (x) the ability of the Originator to perform its obligations under this Agreement or (y) the business, operations, financial condition, properties or assets of the Originator taken as a whole;

                  (iv) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Originator of, or compliance by the Originator with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Originator has obtained the same;

                  (v) The Originator is an approved originator/servicer for Fannie Mae or Freddie Mac in good standing and is a HUD approved mortgagee pursuant to Section 203 and Section 211 of the National Housing Act; and

                  (vi) Except as otherwise disclosed in the Prospectus Supplement, no litigation is pending against the Originator that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Originator to service the Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof.

                  SECTION 6. REPRESENTATIONS AND WARRANTIES OF THE ORIGINATOR RELATING TO THE MORTGAGE LOANS.

                  (a) The Originator hereby represents and warrants to the Purchaser, with respect to the Initial Mortgage Loans as of the Closing Date and with respect to the Subsequent Mortgage Loans as of the respective Subsequent Transfer Date or as of such date specifically provided herein:

                           (i) The information set forth on the Mortgage Loan
Schedule with respect to each Mortgage Loan is true and correct in all material respects;

                           (ii) [Reserved];

                           (iii) No material error, omission, misrepresentation,
negligence, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of any person, including without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan;

                           (iv) All payments due prior to the Cut-off Date have
been made and none of the Mortgage Loans will have been contractually delinquent for more than one calendar month more than once since the origination thereof;

                           (v) Each Mortgage is a valid and enforceable first
lien on the Mortgaged Property, including all improvements thereon, subject only to (a) the lien of nondelinquent current real property taxes and assessments,
(b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal made in connection with the origination of the related Mortgage Loan, and (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage;

                           (vi) Immediately prior to the sale of the Mortgage
Loans to the Purchaser, the Originator had good title to, and was the sole legal and beneficial owner of, each Mortgage Loan free and clear of any pledge, lien, encumbrance or security interest and has full right and authority, subject to no interest or participation of, or agreement with, any other party to sell and assign the same;

                           (vii) There is no delinquent tax or assessment lien
against any Mortgaged Property;

                           (viii) There is no valid offset, defense or
counterclaim to any Mortgage Note or Mortgage, including the obligation of the Mortgagor to pay the unpaid principal of or interest on such Mortgage Note, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render the Mortgage unenforceable, in whole or in part, or subject to any valid right of rescission, set-off, counterclaim or defense, including the defense of usury and no such valid right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

                           (ix) There are no mechanics' liens or claims for
work, labor or material rendered to the Mortgaged Property affecting any Mortgaged Property which are or may be a lien prior to, or equal with, the lien of the related Mortgage, except those which are insured against by the title insurance policy referred to in (xiii) below;

                           (x) Subject to the Escrow Withhold referred to in
(xx) below, each Mortgaged Property is free of material damage and is in good repair;

                           (xi) Each Mortgage Loan at origination complied in
all material respects with applicable local, state and federal laws, including, without limitation, usury, equal credit opportunity, real estate settlement procedures, truth-in-lending, disclosure laws and all applicable predatory and abusive lending laws, and consummation of the transactions contemplated hereby will not involve the violation of any such laws;

                           (xii) Neither the Originator nor any prior holder of
any Mortgage has modified the Mortgage in any material respect (except that a Mortgage Loan may have been modified by a written instrument which has been recorded, if necessary, to protect the interests of the Purchaser and which has been delivered to the Trustee); satisfied, canceled or subordinated such Mortgage in whole or in part; released the related Mortgaged Property in whole or in part from the lien of such Mortgage; or executed any instrument of release, cancellation, modification or satisfaction with respect thereto;

                           (xiii) A lender's policy of title insurance together
with a condominium endorsement, extended coverage endorsement, and an adjustable rate mortgage endorsement (each as applicable) in an amount at least equal to the Cut-off Date principal balance of each such Mortgage Loan or a commitment (binder) to issue the same was effective on the date of the origination of each Mortgage Loan, each such policy is valid and remains in full force and effect, the transfer of the related Mortgage Loan to the Purchaser will not affect the validity or enforceability of such policy and each such policy was issued by a title insurer qualified to do business in the jurisdiction where the Mortgaged Property is located and in a form acceptable to Fannie Mae or Freddie Mac, which policy insures the Originator and successor owners of indebtedness secured by the insured Mortgage, as to the first priority lien of the Mortgage; no claims have been made under such lender's title insurance policy and no prior holder of the related Mortgage, including the Originator, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

                           (xiv) Each Mortgage Loan was originated by the
Originator (or, if generated on behalf of the Originator by a person other than the Originator, is subject to the same underwriting standards and procedures used by the Originator in originating mortgage loans directly) or by a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority (including a mortgage broker), or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act;

                           (xv) With respect to each Adjustable-Rate Mortgage
Loan, on each adjustment date, the Mortgage Rate will be adjusted to equal the Index plus the Gross Margin, rounded to the nearest 0.125%, subject to the Periodic Rate Cap, the Maximum Mortgage Rate and the Minimum Mortgage Rate. The related Mortgage Note is payable on the first day of each month in self-amortizing monthly installments of principal and interest, with interest payable in arrears, and requires a monthly payment which is sufficient to fully amortize the outstanding principal balance of the Mortgage Loan over its remaining term and to pay interest at the applicable Mortgage Rate. No Mortgage Loan is subject to negative amortization;

                           (xvi) All of the improvements which were included for
the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property, and no improvements on adjoining properties encroach upon the Mortgaged Property, except those, if any, which are insured against by the lender's title insurance policy referred to in (xiii) above.

                           (xvii) All inspections, licenses and certificates
required to be made or issued with respect to all occupied portions of the Mortgaged Property including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities and the Mortgaged Property is lawfully occupied under applicable law except as may otherwise be insured against by the lender's title insurance policy referred to in (xiii) above.

                           (xviii) All parties which have had any interest in
the Mortgage, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located;

                           (xix) The Mortgage Note and the related Mortgage are
genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms and with applicable laws. All parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage have been duly and properly executed by such parties;

                           (xx) The proceeds of each Mortgage Loan have been
fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with, except any Mortgaged Property or Mortgage Loan subject to an Escrow Withhold as defined in the Originator's underwriting guidelines. All costs, fees and expenses incurred in making, closing or recording the Mortgage Loans were paid;

                           (xxi) The related Mortgage contains customary and
enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. There is no homestead or other exemption available to the Mortgagor which would materially interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;

                           (xxii) With respect to each Mortgage constituting a
deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

                           (xxiii) There exist no deficiencies with respect to
escrow deposits and payments, if such are required, for which customary arrangements for repayment thereof have not been made, and no escrow deposits or payments of other charges or payments due the Originator have been capitalized under the Mortgage or the related Mortgage Note;

                           (xxiv) The origination, collection and servicing
practices used by the Originator with respect to each Mortgage Loan have been in all material respects legal, proper, reasonable and customary in the subprime mortgage origination and servicing business;

                           (xxv) There is no pledged account or other security
other than real estate securing the Mortgagor's obligations;

                           (xxvi) No Mortgage Loan has a shared appreciation
feature, or other contingent interest feature;

                           (xxvii) The improvements upon each Mortgaged Property
are covered by a valid and existing hazard insurance policy with a generally acceptable carrier that provides for fire extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located representing coverage not less than the lesser of the outstanding principal balance of the related Mortgage Loan or the minimum amount required to compensate for damage or loss on a replacement cost basis. All individual insurance policies and flood policies referred to in clause (xxviii) below contain a standard mortgagee clause naming the Originator or the original mortgagee, and its successors in interest, as mortgagee, and the Originator has received no notice that any premiums due and payable thereon have not been paid; the Mortgage obligates the Mortgagor thereunder to maintain all such insurance, including flood insurance, at the Mortgagor's cost and expense, and upon the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor, except as may be limited or restricted by applicable law;

                           (xxviii) If the Mortgaged Property is in an area
identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy in a form meeting the requirements of the current guidelines of the Flood Insurance Administration is in effect with respect to such Mortgaged Property with a generally acceptable carrier in an amount representing coverage not less than the least of (A) the original outstanding principal balance of the Mortgage Loan, (B) the minimum amount required to compensate for damage or loss on a replacement cost basis or
(C) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973;

                           (xxix) There is no default, breach, violation or
event of acceleration existing under the Mortgage or the related Mortgage Note; and the Originator has not waived any default, breach, violation or event of acceleration;

                           (xxx) Each Mortgaged Property is improved by a one-
to four-family residential dwelling, including condominium units and dwelling units in planned unit developments, which does not include (a) cooperatives or
(b) mobile homes and manufactured homes (as defined in the Fannie Mae Seller-Servicer's Guide), except when the appraisal indicates that (i) the mobile or manufactured home was built under the Federal Manufactured Home Construction and Safety Standards of 1976 or (ii) otherwise assumes the characteristics of site-built housing and meets local building codes, is readily marketable, has been permanently affixed to the site, is not in a mobile home "park," and is treated as real property under the applicable state law. With respect to any Mortgage Loan that is secured by a leasehold estate, (a) the lease is valid, in full force and effect; (b) all rents and other payments due under the lease have been paid; (c) the lessee is not in default under any provision of the lease; (d) the term of the lease exceeds the maturity date of the related Mortgage Loan by at least five years and (e) the Mortgagee under the Mortgage Loan is given notice and an opportunity to cure any defaults under the lease;

                           (xxxi) There is no obligation on the part of the
Originator or any other party under the terms of the Mortgage or related Mortgage Note to make payments in lieu of or in addition to those made by the Mortgagor;

                           (xxxii) Any future advances made prior to the related
Purchase Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the Mortgage Loan Schedule. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

                           (xxxiii) Each Mortgage Loan was underwritten in
accordance with the Originator's underwriting guidelines;

                           (xxxiv) The Mortgage File contains an appraisal which
was performed by either (i) an appraiser who satisfied, and which was conducted in accordance with, all of the applicable requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended or (ii) an insured valuation model;

                           (xxxv) None of the Mortgage Loans is a graduated
payment mortgage loan, nor is any Mortgage Loan subject to a temporary buydown or similar arrangement;

                           (xxxvi) [Reserved].

                           (xxxvii) The Mortgage Loans comply in all material
respects with the description set forth under the heading "The Mortgage Pool" in the Depositor's Prospectus Supplement, dated the date hereof (the "Prospectus Supplement");

                           (xxxviii) The Mortgage contains an enforceable
provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder, except as may be limited by applicable law;

                           (xxxix) The information set forth in the Prepayment
Charge Schedule is complete, true and correct in all material respects at the date or dates respecting which such information is furnished and each Prepayment Charge is permissible and enforceable in accordance with its terms upon the full and voluntary prepayment by the Mortgagor under applicable law (except to the extent that: (1) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally; or (2) the collectability thereof may be limited due to acceleration in connection with a foreclosure or other involuntary payoff;

                           (xl) Each Mortgage Loan is an obligation that is
principally secured by real property for purposes of the REMIC Provisions of the Code;

                           (xli) The Mortgage Loans are not subject to the
requirements of the Home Ownership and Equity Protection Act of 1994 ("HOEPA") and no Mortgage Loan is subject to, or in violation of, any applicable state law, ordinance or regulation similar to HOEPA. No Mortgage Loan is a High Cost Loan as defined by the HOEPA or any other applicable predatory or abusive lending laws;

                           (xlii) No proceeds from any Mortgage Loan were used
to finance single- premium credit insurance policies;

                           (xliii) No Mortgage Loan originated before October 1,
2002 will impose a Prepayment Charge for a term in excess of five years and no Mortgage Loan originated on or after October 1, 2002 will impose a Prepayment Charge for a term in excess of three years;

                           (xliv) No Mortgage Loan that is secured by property
located in the State of Georgia is either a "Covered Loan" or "High Cost Home Loan" within the meaning of the Georgia Fair Lending Act, as amended (the "Georgia Act");

                           (xlv) No Mortgagor has currently requested any relief
under the Soldiers' and Sailors' Civil Relief Act of 1940 or similar state laws;

                           (xlvi) No Mortgage Loan secured by a Mortgaged
Property located in Georgia was originated on or after October 1, 2002 and before March 7, 2003;

                           (xlvii) No Mortgage Loan that (a) is secured by
property located in the State of New York; (b) had an original principal balance of $300,000 or less, and (c) has an application date on or after April 1, 2003, contains terms which equal or exceed either the APR or the points and fees threshold for "High Cost Home Loans," as defined in Section 6-L of the New York State Banking Law;

                           (xlviii) No Mortgage Loan that (a) is secured by
property located in the State of Kentucky; (b) was originated on or after June 25, 2003, and (c) which is a "high cost home loan" as defined under Kentucky State Statute KRS 360.100, effective as of June 25, 2003; and

                           (xlix) No Mortgage Loan (a) is secured by property
located in the State of Arkansas; (b) has a note date on or after July 16, 2003, and (c) which is a "high cost home loan" as defined under the Arkansas Home Loan Protection Act, effective as of June 14, 2003.

                  SECTION 7. REPURCHASE OBLIGATION FOR DEFECTIVE DOCUMENTATION AND FOR BREACH OF REPRESENTATION AND WARRANTY.

                  (a) The representations and warranties contained in Section 6 shall not be impaired by any review and examination of loan files or other documents evidencing or relating to the Mortgage Loans or any failure on the part of the Purchaser to review or examine such documents and shall inure to the benefit of any assignee, transferee or designee of the Purchaser, including the Trustee for the benefit of the Certificateholders.

                  Upon discovery by the Originator, the Purchaser or any assignee, transferee or designee of the Purchaser of any materially defective document in, or that any material document was not transferred by the Originator (as listed on the Trustee's Preliminary Exception Report), as part of, any Mortgage File or of a breach of any of the representations and warranties contained in Section 5 or Section 6 that materially and adversely affects the value of any Mortgage Loan or the interest therein of the Purchaser or the Purchaser's assignee, transferee or designee (it being understood that with respect to the representations and warranties set forth in (xli), (xlii), (xliii), (xliv), (xlvi) and (xlvii) of Section 6(a) herein, a breach of any such representation or warranty shall in and of itself be deemed to materially adversely affect the interest therein of the Purchaser and the Purchaser's assignee, transferee or designee), the party discovering the breach shall give prompt written notice to the other. Within ninety (90) days of its discovery or its receipt of notice of any such missing documentation which was not transferred to the Purchaser as described above or materially defective documentation or any such breach of a representation and warranty (it being understood that with respect to the representations and warranties set forth in
(xli), (xlii), (xliii), (xliv), (xlvi) and (xlvii) of Section 6(a) herein, a breach of any such representation or warranty shall in and of itself be deemed to materially adversely affect the interest therein of the Purchaser and the Purchaser's assignee, transferee or designee), the Originator promptly shall deliver such missing document or cure such defect or breach in all material respects, or in the event the Originator cannot deliver such missing document or such defect or breach cannot be cured, the Originator shall, within 90 days of its discovery or receipt of notice, either (i) repurchase the affected Mortgage Loan at a price equal to the Purchase Price or (ii) pursuant to the provisions of the Pooling and Servicing Agreement, cause the removal of such Mortgage Loan from the Trust Fund and substitute one or more Qualified Substitute Mortgage Loans. In the event that any Mortgage Loan is subject to a breach of the representation and warranty in Section 6(a)(xxxix) resulting in the Master Servicer's inability to collect all or part of the Prepayment Charge from the Mortgagor, in lieu of repurchase, the Originator shall be obligated to remit to the Master Servicer (for deposit in the Collection Account) any shortfall in the Prepayment Charge collected upon the Mortgagor's voluntary Principal Prepayment.

                  The Originator shall amend the Closing Schedule to reflect the withdrawal of such Mortgage Loan from the terms of this Agreement and the Pooling and Servicing Agreement and the addition, if any, of a Qualified Substitute Mortgage Loan. The Originator shall deliver to the Purchaser such amended Closing Schedule and shall deliver such other documents as are required by this Agreement or the Pooling and Servicing Agreement within five (5) days of any such amendment. Any repurchase pursuant to this Section 7(a) shall be accomplished by deposit in the Collection Account of the amount of the Purchase Price in accordance with Section 2.03 of the

Pooling and Servicing Agreement. Any repurchase or substitution required by this Section shall be made in a manner consistent with Section 2.03 of the Pooling and Servicing Agreement.

                  In addition, upon discovery by the Originator, the Purchaser, or any assignee, transferee or designee of the Purchaser that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, the party discovering the breach shall give prompt written notice within five Business Days to the others. Within ninety (90) days of its discovery or its receipt of notice, the Originator promptly shall either
(i) repurchase the affected Mortgage Loan at the Purchase Price (as such term is defined in the Pooling and Servicing Agreement) or (ii) pursuant to the provisions of the Pooling and Servicing Agreement, cause the removal of such Mortgage Loan from the Trust Fund and substitute one or more Qualified Substitute Mortgage Loans.

                  (b) It is understood and agreed that the obligations of the Originator set forth in this Section 7 to cure, remit a Prepayment Charge shortfall, repurchase or substitute for a defective Mortgage Loan constitute the sole remedies of the Purchaser against the Originator respecting a missing or defective material document or a breach of the representations and warranties contained in Section 5 or Section 6.

                  SECTION 8. CLOSING; PAYMENT FOR THE MORTGAGE LOANS. The closing of the purchase and sale of the Mortgage Loans shall be held at the New York City office of Thacher Proffitt & Wood at 10:00 AM New York City time on the Closing Date.

                  The closing shall be subject to each of the following conditions:

                  (a) All of the representations and warranties of the Originator under this Agreement shall be true and correct in all material respects as of the date as of which they are made and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement;

                  (b) The Purchaser shall have received, or the attorneys of the Purchaser shall have received in escrow (to be released from escrow at the time of closing), all Closing Documents as specified in Section 9 of this Agreement, in such forms as are agreed upon and acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the respective terms thereof;

                  (c) The Originator shall have delivered or caused to be delivered and released to the Purchaser or to its designee, all documents (including without limitation, the Mortgage Loans) required to be so delivered by the Purchaser pursuant to Section 2.01 of the Pooling and Servicing Agreement; and

                  (d) All other terms and conditions of this Agreement shall have been complied with.

                  Subject to the foregoing conditions, the Purchaser shall deliver or cause to be delivered to the Originator on the Closing Date, against delivery and release by the Originator to the Trustee of all documents required pursuant to the Pooling and Servicing Agreement, the consideration for the Mortgage Loans as specified in Section 3 of this Agreement, by delivery to the Originator of the Purchase Price.

                  SECTION 9. CLOSING DOCUMENTS. Without limiting the generality of Section 8 hereof, the closing shall be subject to delivery of each of the following documents:

                  (a) (i) An Officers' Certificate of the Originator, dated the Closing Date, in form satisfactory to and upon which the Purchaser and the Underwriters may rely, and attached thereto copies of the certificate of incorporation, by-laws and certificate of good standing of the Originator under the laws of Delaware and stating that the information contained in the Prospectus Supplement, relating to the Mortgage Loans, the Originator, and its loan portfolio, is true and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) if the Class CE Certificates and Class P Certificates are offered on the Closing Date pursuant to a Private Placement Memorandum, the Originator shall deliver an Officer's Certificate stating that the same information contained in such Private Placement Memorandum is true and accurate in all material respects;

                  (b) An Officers' Certificate of the Originator, dated the Closing Date, in form satisfactory to and upon which the Purchaser and the Underwriters may rely, with respect to certain facts regarding the sale of the Mortgage Loans by the Originator to the Purchaser;

                  (c) An Opinion of Counsel of the Originator, dated the Closing Date, in form satisfactory to and addressed to the Purchaser and the Underwriters;

                  (d) Such opinions of counsel from the Purchaser's or Originator's counsel as the Rating Agencies may request in connection with the sale of the Mortgage Loans by the Originator to the Purchaser or the Originator's execution and delivery of, or performance under, this Agreement and upon which the Underwriters may rely;

                  (e) A letter from Deloitte & Touche L.L.P., certified public accountants, dated the date hereof and to the effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Prospectus Supplement, under the captions "Summary of Prospectus Supplement", "Risk Factors", "The Mortgage Pool", "Yield on the Certificates", "Description of the Certificates", and "Pooling and Servicing Agreement--The Originator and Master Servicer", agrees with the records of the Originator;

                  (f) The Originator shall deliver for inclusion in the Prospectus Supplement under the captions "The Mortgage Pool--Underwriting Standards;
                           Representations" and "Pooling and Servicing
                           Agreement--The Originator and Master Servicer", or for inclusion in other offering material such publicly available information regarding its financial condition and its mortgage loan delinquency, foreclosure and loss experience, underwriting standards, lending activities and loan sales, production, and servicing and collection practices, and any similar nonpublic, unaudited financial information; and

                  (g) Such further information, certificates, opinions and documents as the Purchaser or the Underwriters may reasonably request.

                  SECTION 10. COSTS. The Originator shall pay (or shall reimburse the Purchaser or any other Person to the extent that the Purchaser or such other Person shall pay) all costs and expenses incurred in connection with the transfer and delivery of the Mortgage Loans, including without limitation, assignment of mortgage recording costs and/or fees for title policy endorsements and continuations, the fees and expenses of the Originator's in-house accountants and in-house attorneys, the costs and expenses incurred in connection with producing the Originator's loan loss, foreclosure and delinquency experience, and the costs and expenses incurred in connection with obtaining the documents referred to in Sections 9(d) and 9(e) to the extent such costs and expenses were not previously paid by the Originator. The Originator shall pay (or shall reimburse the Purchaser or any other Person to the extent that the Purchaser or such other Person shall pay) the costs and expenses of printing (or otherwise reproducing) and delivering this Agreement, the Pooling and Servicing Agreement, the Certificates, the prospectus, the prospectus supplement, and the private placement memorandum relating to the Certificates and other related documents, the initial fees, costs and expenses of the Trustee relating to the issuance of the initial certification of the Trustee under
Section 2.02 of the Pooling and Servicing Agreement, the fees and expenses of the Originator's counsel in connection with the preparation of all documents relating to the securitization of the Mortgage Loans, the filing fee charged by the Securities and Exchange Commission for registration of the Certificates, the cost of outside special counsel that may be required for the Purchaser, the cost of obtaining the documents referred to in Section 9(g) and the fees charged by any rating agency to rate the Certificates. All other costs and expenses in connection with the transactions contemplated hereunder shall be borne by the party incurring such expense.

                  SECTION 11. [Reserved]

                  SECTION 12. [Reserved]

                  SECTION 13. MANDATORY DELIVERY; GRANT OF SECURITY INTEREST. The sale and delivery on the Closing Date of the Mortgage Loans described on the Mortgage Loan Schedule in accordance with the terms and conditions of this Agreement is mandatory. It is specifically understood and agreed that each Mortgage Loan is unique and identifiable on the date hereof and that an award of money damages would be insufficient to compensate the Purchaser for the losses and damages incurred by the Purchaser in the event of the Originator's failure to deliver the Mortgage Loans on or before the Closing Date. The Originator hereby grants to the Purchaser a lien on and a continuing security interest in the Originator's interest in each Mortgage Loan and each document and instrument evidencing each such Mortgage Loan to secure the performance by the Originator of its obligation hereunder, and the Originator agrees that it holds such Mortgage Loans in custody for the Purchaser, subject to the Purchaser's (i) right, prior to the Closing Date, to reject any Mortgage Loan to the extent permitted by this Agreement, and (ii) obligation to deliver or cause to be delivered the consideration for the Mortgage Loans pursuant to Section 8 hereof. Any Mortgage Loans rejected by the Purchaser shall concurrently therewith be released from the security interest created hereby. The Originator agrees that, upon acceptance of the Mortgage Loans by the Purchaser or its designee and delivery of payment to the Originator, that its security interest in the Mortgage Loans shall be released. All rights and remedies of the Purchaser under this Agreement are distinct from, and cumulative with, any other rights or remedies under this Agreement or afforded by law or equity and all such rights and remedies may be exercised concurrently, independently or successively.

         Notwithstanding the foregoing, if on the Closing Date, each of the conditions set forth in Section 8 hereof shall have been satisfied and the Purchaser shall not have paid or caused to be paid the Purchase Price, or any such condition shall not have been waived or satisfied and the Purchaser determines not to pay or cause to be paid the Purchase Price, the Purchaser shall immediately effect the redelivery of the Mortgage Loans, if delivery to the Purchaser has occurred and the security interest created by this Section 13 shall be deemed to have been released.

                  SECTION 14. NOTICES. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed by registered mail, postage prepaid, or transmitted by telex or telegraph and confirmed by a similar mailed writing, if to the Purchaser, addressed to the Purchaser at 1100 Town & Country Road, Suite 1100, Orange, California 92868, Facsimile: (714) 564-9639, Attention: General Counsel, or such other address as may hereafter be furnished to the Originator in writing by the Purchaser; if to the Originator, addressed to the Originator at 1100 Town & Country Road, Suite 1100, Orange, California 92868, Facsimile:
(714) 564-9639, Attention: General Counsel, or to such other address as the Originator may designate in writing to the Purchaser.

                  SECTION 15. SEVERABILITY OF PROVISIONS. Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

                  SECTION 16. AGREEMENT OF PARTIES. The Originator and the Purchaser agree to execute and deliver such instruments and take such actions as either of the others may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement and the Pooling and Servicing Agreement.

                  SECTION 17. SURVIVAL. The Originator agrees that the representations, warranties and agreements made by it herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the Purchaser, notwithstanding any investigation heretofore or hereafter made by the Purchaser or on its behalf, and that the representations, warranties and agreements made by the Originator herein or in any such certificate or other instrument shall survive the delivery of and payment for the Mortgage Loans and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Mortgage Notes and notwithstanding subsequent termination of this Agreement, the Pooling and Servicing Agreement or the Trust Fund.

                  SECTION 18. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS (EXCLUDING THE CHOICE OF LAW PROVISIONS) AND DECISIONS OF THE STATE OF NEW YORK. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

                  SECTION 19. MISCELLANEOUS. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. The NIMS Insurer, if any, shall be a third party beneficiary hereof and may enforce the terms hereof as if a party hereto.

                  It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Originator to the Purchaser as provided in Section 4 hereof be, and be construed as, a sale of the Mortgage Loans by the Originator to the Purchaser and not as a pledge of the Mortgage Loans by the Originator to the Purchaser to secure a debt or other obligation of the Originator. However, in the event that, notwithstanding the aforementioned intent of the parties, the Mortgage Loans are held to be property of the Originator, then, (a) it is the express intent of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Originator to the Purchaser to secure a debt or other obligation of the Originator and (b) (1) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code; (2) the conveyance provided for in Section 4 hereof shall be deemed to be a grant by the Originator to the Purchaser of a security interest in all of the Originator's right, title and interest in and to the Mortgage Loans and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in the Collection Account whether in the form of cash, instruments, securities or other property; (3) the possession by the Purchaser or its agent of Mortgage Notes, the related Mortgages and such other items of property that constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession" for purposes of perfecting the security interest pursuant to the New York Uniform Commercial Code; and (4) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under applicable law. Any assignment of the interest of the Purchaser pursuant to
Section 4(d) hereof shall also be deemed to be an assignment of any security interest created hereby. The Originator and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement and the Pooling and Servicing Agreement.

                  IN WITNESS WHEREOF, the Originator and the Purchaser have caused their names to be signed by their respective officers thereunto duly authorized as of the date first above written.


                                             AMERIQUEST MORTGAGE COMPANY


                                             By:_______________________________
                                             Name:
                                             Title:


                                             AMERIQUEST MORTGAGE SECURITIES
                                             INC.


                                             By:_______________________________
                                             Name:
                                             Title:

                                    EXHIBIT E

                        REQUEST FOR RELEASE OF DOCUMENTS

         To:      Deutsche Bank National Trust Company,
                  1761 East St. Andrew Place
                  Santa Ana, CA 92705-4934
                  Attn: Trust Administration - AQ0306

         Re: Pooling and Servicing Agreement dated as of August 1, 2003 among Ameriquest Mortgage Securities Inc., as Depositor, Ameriquest Mortgage Company, as Originator and Master Servicer, and Deutsche Bank National Trust Company, as Trustee
                  --------------------------------------------------------------

                  In connection with the administration of the Mortgage Loans held by you as Trustee pursuant to the above-captioned Trustee Agreement, we request the release, and hereby acknowledge receipt, of the Trustee's Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:
--------------------

Mortgagor Name. Address & Zip Code:
----------------------------------

Reason for Requesting Documents (check one):
-------------------------------------------

         1. Mortgage Paid in Full

         2. Foreclosure

         3. Substitution

         4. Other Liquidation (Repurchases, etc.)

         5. Nonliquidation Reason:

Address to which Trustee should deliver the Trustee's Mortgage File:

By:
                  (authorized signer)

Issuer:
Address:
Date:

Trustee
-------

Deutsche Bank National Trust Company

         Please acknowledge the execution of the above request by your signature and date below:

         Signature                                   Date

         Documents returned to Trustee:

         Trustee                                     Date

                                   EXHIBIT F-1


                    FORM OF TRANSFEROR REPRESENTATION LETTER

                                                         [DATED]

Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, California 92705-4934

         Re: Ameriquest Mortgage Securities Inc., Asset-Backed Pass-Through Certificates, Series 2003-8, Class CE,P,R, representing a ___% Percentage Interest Ladies and Gentlemen:
                  --------------------------------------------------------------

                  In connection with the transfer by ________________ (the "Transferor") to ________________ (the "Transferee") of the captioned mortgage pass-through certificates (the "Certificates"), the Transferor hereby certifies as follows:

                  Neither the Transferor nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner,
(d) has made any general solicitation by means of general advertising or in any other manner, (e) has taken any other action, that (in the case of each of subclauses (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933, as amended (the "1933 Act"), or would render the disposition of any Certificate a violation of Section 5 of the 1933 Act or any state securities law or would require registration or qualification pursuant thereto. The Transferor will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Certificate. The Transferor will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of that certain Pooling and Servicing Agreement, dated as of August 1, 2003, among Ameriquest Mortgage Securities Inc. as Depositor, Ameriquest Mortgage Company as Master Servicer and Deutsche Bank National Trust Company as Trustee (the "Pooling and Servicing Agreement"), pursuant to which Pooling and Servicing Agreement the Certificates were issued.




                                      F-1-2

                  Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

                                                  Very truly yours,

                                                  [Transferor]

                                                  By:___________________________
                                                  Name:
                                                  Title:












                                      F-1-3

                    FORM OF TRANSFEREE REPRESENTATION LETTER

                                                        [Date]

Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, California 92705-4934

         Re: Ameriquest Mortgage Securities Inc., Asset-Backed Pass-Through Certificates, Series 2003- 8, Class CE,P,R, representing a ___% Percentage Interest
                  --------------------------------------------------------------

Ladies and Gentlemen:

                  In connection with the purchase from ______________________ (the "Transferor") on the date hereof of the captioned trust certificates (the "Certificates"), _______________ (the "Transferee") hereby certifies as follows:

                  1. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933 (the "1933 Act") and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Certificates for its own account or for the account of a qualified institutional buyer, and understands that such Certificate may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

                  2. The Transferee has been furnished with all information regarding (a) the Certificates and distributions thereon, (b) the nature, performance and servicing of the Mortgage Loans, (c) the Pooling and Servicing Agreement referred to below, and (d) any credit enhancement mechanism associated with the Certificates, that it has requested.

                  All capitalized terms used but not otherwise defined herein have the respective meanings assigned thereto in the Pooling and Servicing Agreement, dated as of August 1, 2003, among Ameriquest Mortgage Securities Inc. as Depositor, Ameriquest Mortgage Company as Master Servicer and Deutsche Bank National Trust Company as Trustee, pursuant to which the Certificates were issued.

                                                [TRANSFEREE]

                                                By: ____________________________
                                                Name:
                                                Title:




                                      F-1-4

                             ANNEX 1 TO EXHIBIT F-1
                             ----------------------

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
            --------------------------------------------------------


          [For Transferees Other Than Registered Investment Companies]

                  The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and Deutsche Bank National Trust Company as Trustee, with respect to the mortgage pass-through certificates (the "Certificates") described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

                  1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the entity purchasing the Certificates (the "Transferee").

                  2. In connection with purchases by the Transferee, the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because (i) the Transferee owned and/or invested on a discretionary basis $______________________1 in securities (except for the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

         ___ CORPORATION, ETC. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

         ___ BANK. The Transferee (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

         ___ SAVINGS AND LOAN. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least 1Transferee must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee is a dealer, and, in that case, Transferee must own and/or invest on a discretionary basis at least $10,000,000 in securities. $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

         ___ BROKER-DEALER. The Transferee is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

         ___ INSURANCE COMPANY. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

         ___ STATE OR LOCAL PLAN. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

         ___ ERISA PLAN. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

         ___ INVESTMENT ADVISOR. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940.


                                   Annex -1-1

                  3. The term "Securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

                  4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934.

                  5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

         _____     _____   Will the Transferee be purchasing the Certificates
         Yes       No      only for the Transferee's own account?

                  6. If the answer to the foregoing question is "no", the Transferee agrees that, in connection with any purchase of securities sold to the Transferee for the account of a third party (including any separate account) in reliance on Rule 144A, the Transferee will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Transferee agrees that the Transferee will not purchase securities for a third party unless the Transferee has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

                  7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

Dated:

                                              Print Name of Transferee

                                              By:______________________________
                                              Name:
                                              Title:

                             ANNEX 2 TO EXHIBIT F-1
                             ----------------------

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
            --------------------------------------------------------




           [For Transferees That Are Registered Investment Companies]

                  The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and Deutsche Bank National Trust Company, as Trustee, with respect to the mortgage pass-through certificates (the "Certificates") described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

                  1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the entity purchasing the Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because the Transferee is part of a Family of Investment Companies (as defined below), is such an officer of the investment adviser (the "Adviser").

                  2. In connection with purchases by the Transferee, the Transferee is a "qualified institutional buyer" as defined in Rule 144A because
(i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone, or the Transferee's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used.

         ____ The Transferee owned $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

         ____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

                  3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

                  4. The term "Securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and
(vii) currency, interest rate and commodity swaps.

                  5. The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A. In addition, the Transferee will only purchase for the Transferee's own account.

                  6. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.




                                   Annex -2-2

Dated:

                                          Print Name of Transferee or Advisor

                                          By: ____________________________
                                          Name:
                                          Title:

                                          IF AN ADVISER:

                                          ______________________________________
                                          Print Name of Transferee














                                   Annex -2-3

                    FORM OF TRANSFEREE REPRESENTATION LETTER

         The undersigned hereby certifies on behalf of the purchaser named below (the "Purchaser") as follows:

         1. I am an executive officer of the Purchaser.

         2. The Purchaser is a "qualified institutional buyer", as defined in Rule 144A, ("Rule 144A") under the Securities Act of 1933, as amended.

         3. As of the date specified below (which is not earlier than the last day of the Purchaser's most recent fiscal year), the amount of "securities", computed for purposes of Rule 144A, owned and invested on a discretionary basis by the Purchaser was in excess of $100,000,000.

Name of Purchaser          _____________________________________________________

By:      (Signature)       _____________________________________________________

Name of Signatory          _____________________________________________________

Title    _______________________________________________________________________

Date of this certificate   _____________________________________________________

Date of information provided in paragraph 3          ___________________________










                                   Annex -2-4

                                   EXHIBIT F-2

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT

STATE OF NEW YORK       )
                        : ss.:
COUNTY OF NEW YORK      )

                  ____________________________, being duly sworn, deposes,
represents and warrants as follows:

                  1. I am a ______________________ of __________________________
(the "Owner") a corporation duly organized and existing under the laws of ______________, the record owner of Ameriquest Mortgage Securities Inc., Asset-Backed Pass-Through Certificates, Series 2003-5, Class R (the "Class R Certificates"), on behalf of whom I make this affidavit and agreement. Capitalized terms used but not defined herein have the respective meanings assigned thereto in the Pooling and Servicing Agreement pursuant to which the Class R Certificates were issued.

                  2. The Owner (i) is and will be a "Permitted Transferee" as of ____________________, 2003 and (ii) is acquiring the Class R Certificates for its own account or for the account of another Owner from which it has received an affidavit in substantially the same form as this affidavit. A "Permitted Transferee" is any person other than a "disqualified organization" or a possession of the United States. For this purpose, a "disqualified organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income.

                  3. The Owner is aware (i) of the tax that would be imposed on transfers of the Class R Certificates to disqualified organizations under the Internal Revenue Code of 1986 that applies to all transfers of the Class R Certificates after March 31, 1988; (ii) that such tax would be on the transferor or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a non-Permitted Transferee, on the agent; (iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is a Permitted Transferee and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that each of the Class R Certificates may be a "noneconomic residual interest" within the meaning of proposed Treasury regulations promulgated under the Code and that the transferor of a "noneconomic residual interest" will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer is to impede the assessment or collection of tax.

                  4. The Owner is aware of the tax imposed on a "pass-through entity" holding the Class R Certificates if, at any time during the taxable year of the pass-through entity, a non-Permitted Transferee is the record holder of an interest in such entity. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

                  5. The Owner is aware that the Certificate Registrar will not register the transfer of any Class R Certificate unless the transferee, or the transferee's agent, delivers to the Certificate Registrar, among other things, an affidavit in substantially the same form as this affidavit. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

                  6. The Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class R Certificates will only be owned, directly or indirectly, by an Owner that is a Permitted Transferee.

                  7. The Owner's taxpayer identification number is ____________.

                  8. The Owner has reviewed the restrictions set forth on the face of the Class R Certificates and the provisions of Section 5.02(d) of the Pooling and Servicing Agreement under which the Class R Certificates were


                                      F-2-1
issued (in particular, clauses (iii)(A) and (iii)(B) of Section 5.02(d) which authorize the Trustee to deliver payments to a person other than the Owner and negotiate a mandatory sale by the Trustee in the event that the Owner holds such Certificate in violation of Section 5.02(d)); and that the Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

                  9. The Owner is not acquiring and will not transfer the Class R Certificates in order to impede the assessment or collection of any tax.

                  10. The Owner anticipates that it will, so long as it holds the Class R Certificates, have sufficient assets to pay any taxes owed by the holder of such Class R Certificates, and hereby represents to and for the benefit of the person from whom it acquired the Class R Certificates that the Owner intends to pay taxes associated with holding such Class R Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class R Certificates.

                  11. The Owner has no present knowledge that it may become insolvent or subject to a bankruptcy proceeding for so long as it holds the Class R Certificates.

                  12. The Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding.

                  13. The Owner is not acquiring the Class R Certificates with the intent to transfer the Class R Certificates to any person or entity that will not have sufficient assets to pay any taxes owed by the holder of such Class R Certificates, or that may become insolvent or subject to a bankruptcy proceeding, for so long as the Class R Certificates remain outstanding.

                  14. The Owner will, in connection with any transfer that it makes of the Class R Certificates, obtain from its transferee the representations required by Section 5.02(d) of the Pooling and Servicing Agreement under which the Class R Certificate were issued and will not consummate any such transfer if it knows, or knows facts that should lead it to believe, that any such representations are false.

                  15. The Owner will, in connection with any transfer that it makes of the Class R Certificates, deliver to the Certificate Registrar an affidavit, which represents and warrants that it is not transferring the Class R Certificates to impede the assessment or collection of any tax and that it has no actual knowledge that the proposed transferee: (i) has insufficient assets to pay any taxes owed by such transferee as holder of the Class R Certificates;
(ii) may become insolvent or subject to a bankruptcy proceeding for so long as the Class R Certificates remains outstanding; and (iii) is not a "Permitted Transferee".

                  16. The Owner is a citizen or resident of the United States, a corporation or partnership (or other entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia (except, in the case of a partnership or entity treated as a partnership, to the extent provided in regulations), an estate the income of which is subject to United States federal income taxation regardless of its source or a trust other than a "foreign trust" described in section 7701(a)(31) of the Code.












                                      F-2-2

                  IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Vice] President, attested by its [Assistant] Secretary, this ____ day of __________, 200__.


                                                 [OWNER]

                                                 By:____________________________
                                                 Name:
                                                 Title:   [Vice] President

ATTEST:

By:      ______________________________
Name:
Title:   [Assistant] Secretary


                  Personally appeared before me the above-named , known or proved to me to be the same person who executed the foregoing instrument and to be a [Vice] President of the Owner, and acknowledged to me that [he/she] executed the same as [his/her] free act and deed and the free act and deed of the Owner.

                  Subscribed and sworn before me this ____ day of __________, 200__.



                                                  ______________________________
                                                           Notary Public

                                                  County of ____________________
                                                  State of _____________________

                                                  My Commission expires:














                                      F-2-3

FORM OF TRANSFEROR AFFIDAVIT

STATE OF NEW YORK                    )
                                     : ss. :
COUNTY OF NEW YORK                   )

                  _______________________________________, being duly sworn, deposes, represents and warrants _____________________________ as follows:

                  1. I am a ____________________ of (the "Owner"), a corporation duly organized and existing under the laws of ______________, on behalf of whom I make this affidavit.

                  2. The Owner is not transferring the Class R (the "Residual Certificates") to impede the assessment or collection of any tax.

                  3. The Owner has no actual knowledge that the Person that is the proposed transferee (the "Purchaser") of the Residual Certificates: (i) has insufficient assets to pay any taxes owed by such proposed transferee as holder of the Residual Certificates; (ii) may become insolvent or subject to a bankruptcy proceeding for so long as the Residual Certificates remain outstanding and (iii) is not a Permitted Transferee.

                  4. The Owner understands that the Purchaser has delivered to the Certificate Registrar a transfer affidavit and agreement in the form attached to the Pooling and Servicing Agreement as Exhibit F-2. The Owner does not know or believe that any representation contained therein is false.

                  5. At the time of transfer, the Owner has conducted a reasonable investigation of the financial condition of the Purchaser as contemplated by Treasury Regulations Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Owner has determined that the Purchaser has historically paid its debts as they became due and has found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they become due in the future. The Owner understands that the transfer of a Residual Certificate may not be respected for United States income tax purposes (and the Owner may continue to be liable for United States income taxes associated therewith) unless the Owner has conducted such an investigation.

                  6. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.










                                      F-2-4

                  IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Vice] President, attested by its [Assistant] Secretary, this ____ day of ___________, 200__.


                                             [OWNER]

                                             By:      __________________________
                                             Name:
                                             Title:   [Vice] President


ATTEST:

By:      ______________________________
Name:
Title:   [Assistant] Secretary



                  Personally appeared before me the above-named , known or proved to me to be the same person who executed the foregoing instrument and to be a [Vice] President of the Owner, and acknowledged to me that [he/she] executed the same as [his/her] free act and deed and the free act and deed of the Owner.

                  Subscribed and sworn before me this ____ day of __________, 200__.



                                               ______________________________
                                                        Notary Public

                                               County of  ______________________
                                               State of ________________________

                                               My Commission expires:











                                      F-2-5

                                    EXHIBIT G

            FORM OF CERTIFICATION WITH RESPECT TO ERISA AND THE CODE

                                                  _____________, 200__


Ameriquest Mortgage Securities Inc.        Deutsche Bank National Trust Company
1100 Town & Country Road                   1761 East St. Andrew Place
Orange, California 92868                   Santa Ana, California 92705-4934
Ameriquest Mortgage Company
1100 Town & Country Road
Orange, California 92868

         Re: Ameriquest Mortgage Securities Inc., Asset-Backed Pass-Through Certificates, Series 2003-8, Class CE,P,R
                  -------------------------------------------------------


Dear Ladies and Gentlemen:

         __________________________________ (the "Transferee") intends to acquire from _____________________ (the "Transferor") $____________ Initial
Certificate Principal Balance of Ameriquest Mortgage Securities Inc., Asset-Backed Pass-Through Certificates, Series 2003-8, Class ___ (the "Certificates"), issued pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of August 1, 2003 among Ameriquest Mortgage Securities Inc. as depositor (the "Depositor"), Ameriquest Mortgage Company as master servicer (the "Master Servicer") and Deutsche Bank National Trust Company as trustee (the "Trustee"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to, and covenants with the Depositor, the Trustee and the Master Servicer that the following statements in either (1) or (2) are accurate:

                  The Certificates (i) are not being acquired by, and will not be transferred to, any employee benefit plan within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that is subject to Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986 (the "Code") (any of the foregoing, a "Plan"), (ii) are not being acquired with "plan assets" of a Plan within the meaning of the Department of Labor ("DOL") regulation, 29 C.F.R. ss. 2510.3-101, and (iii) will not be transferred to any entity that is deemed to be investing in plan assets within the meaning of the DOL regulation at 29 C.F.R.ss.2510.3-101.

                                                     Very truly yours,

                                                     By: _______________________
                                                     Name:
                                                     Title:

                                    EXHIBIT H

                           LOSS MITIGATION ACTION PLAN


DEFAULT MITIGATION ACTION                              SUPPORTING STANDARDS
-------------------------                              --------------------
Forbearance Workout                                    Borrower  documents a temporary financial hardship
Defer any of the following:                            resulting in request for a forbearance
1.accrued interest                                     Borrower documents financial ability to pay under the
2.past due principal                                   proposed forbearance terms
3.escrow advances                                      Borrower expresses a willingness to perform.
4.corporate advances                                   Current monthly payments  are scheduled to  be made prior
5.ancillary fees                                       to late charge date during the forbearance term
6.any combination of the above

Loan Modification Workout                              Borrower documents a  non-temporary financial hardship
Any of the following:                                  resulting in the request for  a loan modification
1.waive accrued interest                               Borrower documents financial ability to pay under the
2.waive past due principal                             proposed loan modification terms
3.waive corporate advances                             Borrower does not have the ability to pay under the original
4.waive ancillary fees                                 loan terms
5.reduce principal                                     Borrower expresses a willingness to perform
6.reduce interest rate                                 No waiver of escrow advances (taxes and insurance) is
7.any combination of the above items                   allowed
8.any combination with the Forbearance items

Short Sale Disposal                                    Sale to a third party
Waive or negotiate a reduced amount of any of the      Independent appraisal supports sale price
following:                                             No cash to seller (borrower), excluding costs necessary to
1.accrued interest                                     close
2.principal                                            Borrower does not have the ability and/or willingness to
3.escrow advances                                      pay
4.corporate advances                                   Borrower no longer wants property
5.ancillary fees
6.prepayment charges
7.any combination of the above items

Short pay-off Disposal                                 Refinance by independent third party Lender
Waive or negotiate a reduced amount of any of the      Independent appraisal supports new loan amount
following:                                             New loan is no cash out (i.e. no cash to borrower excluding
1.accrued interest                                     costs necessary to close)
2.principal                                            Borrower  has expressed his/her unwillingness to pay
3.escrow advances                                      Anticipated refinance time frame is less than anticipated
4.corporate advances                                   foreclosure time frame
5.ancillary fees
6.prepayment charges
7.any combination of the above items



                                       H-1




DEFAULT MITIGATION ACTION                              SUPPORTING STANDARDS
-------------------------                              --------------------
Deed-in-lieu Disposal                                  Borrower has already  or will abandon the property or is
---------------------                                  willing to vacate the property (in a broom sweep condition)
                                                       on a mutually agreeable date
                                                       Borrower does not have the ability and/or willingness to
                                                       pay
                                                       Independent appraisal confirms property  has a value
                                                       Title is clean
                                                       Property appears to be resalable based on condition and
                                                       value shown in independent appraisal
                                                       Property does not appear to have any environmental or
                                                       hazardous conditions (or such conditions appear to be
                                                       curable)
Foreclosure Disposal                                   Borrower has already  or will abandon the property (which
--------------------                                   may be by an eviction proceeding or mutual agreement)
                                                       Borrower does not have the ability and/or willingness to
                                                       pay
                                                       Independent appraisal confirms property has a value
                                                       Property appears to be resalable based on condition and
                                                       value shown in independent appraisal
                                                       Property does not appear to have any environmental or
                                                       hazardous conditions (or such conditions appear to be
                                                       curable)

         Workouts in the form of either a Forbearance or Loan Modification require that the Borrower document the existence of a financial hardship leading to the payment delinquency and document the ability to make the payments required under the proposed Forbearance or Loan Modification. If the Borrower fails to meet both of these conditions or the Borrower is uncooperative, a Disposal Loss Mitigation Action will be employed to liquidate the delinquent loan, assuming the Borrower does not otherwise cure the existing default. Each of the Default Mitigation Actions and Supporting Standards may not be applicable to each and every loan subject to a default in its monthly payments and in those cases where a Default Mitigation Action or Supporting Standard may be applicable, each is subject to amendment and/or waiver on an individual basis pursuant to applicable federal, state and local laws, decisional authorities, court orders, instructions of regulatory and/or other governmental authorities, the advice of legal counsel, instructions from the Trustee and changes in the loan servicing standards.

                                    EXHIBIT I

                             FORM OF ADDITION NOTICE

                                                ____________, 2003

Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, California 92705-4934

         Re: Pooling and Servicing Agreement, dated as of August 1, 2003, among Ameriquest Mortgage Securities Inc., Ameriquest Mortgage Company and Deutsche Bank National Trust Company, relating to Ameriquest Mortgage Securities Inc., Asset-Backed Pass-Through Certificates, Series 2003-8
                  --------------------------------------------------------------

Ladies and Gentlemen:

                  Pursuant to Section 2.10 of the referenced Pooling and Servicing Agreement, Ameriquest Mortgage Securities Inc. has designated Subsequent Mortgage Loans to be sold to the Trust Fund on ________, 2003 with an aggregate principal balance of $_______________. Capitalized terms not otherwise defined herein have the meaning set forth in the Pooling and Servicing Agreement.

                  Please acknowledge your receipt of this notice by countersigning the enclosed copy in the space indicated below and returning it to the attention of the undersigned.

                                          Very truly yours,

                                          AMERIQUEST MORTGAGE SECURITIES INC.

                                          By:________________________
                                          Name:
                                          Title:

Acknowledged and Agreed:

DEUTSCHE BANK NATIONAL TRUST COMPANY,
 as Trustee

By:__________________________
Name:
Title:

                                    EXHIBIT J

                     FORM OF SUBSEQUENT TRANSFER INSTRUMENT

                  Pursuant to this Subsequent Transfer Instrument, dated _______, 2003 (the "Instrument"), between Ameriquest Mortgage Securities Inc. as seller (the "Depositor") and Deutsche Bank National Trust Company as trustee (the "Trustee") of the Ameriquest Mortgage Securities Inc., Asset-Backed Pass-Through Certificates, Series 2003-8, and pursuant to the Pooling and Servicing Agreement, dated as of August 1, 2003 (the "Pooling and Servicing Agreement"), among the Depositor as depositor, Ameriquest Mortgage Company as master servicer and the Trustee as trustee, the Depositor and the Trustee agree to the sale by the Depositor and the purchase by the Trustee on behalf of the Trust Fund, of the Mortgage Loans listed on the attached Schedule of Mortgage Loans (the "Subsequent Mortgage Loans").

                  Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

                  Section 1.        CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS.

                  (a) The Depositor does hereby sell, transfer, assign, set over and convey to the Trustee on behalf of the Trust Fund, without recourse, all of its right, title and interest in and to the Subsequent Mortgage Loans, and including all amounts due on the Subsequent Mortgage Loans after the related Subsequent Cut-off Date, and all items with respect to the Subsequent Mortgage Loans to be delivered pursuant to Section 2.01 of the Pooling and Servicing Agreement; provided, however that the Depositor reserves and retains all right, title and interest in and to amounts due on the Subsequent Mortgage Loans on or prior to the related Subsequent Cut-off Date. The Depositor, contemporaneously with the delivery of this Agreement, has delivered or caused to be delivered to the Trustee each item set forth in Section 2.01 of the Pooling and Servicing Agreement. The transfer to the Trustee by the Depositor of the Subsequent Mortgage Loans identified on the Mortgage Loan Schedule shall be absolute and is intended by the Depositor, the Master Servicer, the Trustee and the Certificateholders to constitute and to be treated as a sale by the Depositor to the Trust Fund.

                  (b) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, in, to and under the Subsequent Mortgage Loan Purchase Agreement, dated the date hereof, between the Depositor as purchaser and the Master Servicer as originator and as seller, to the extent of the Subsequent Mortgage Loans.

                  (c) Additional terms of the sale are set forth on Attachment A hereto.

         Section 2.        REPRESENTATIONS AND WARRANTIES; CONDITIONS PRECEDENT.

                  (a) The Depositor hereby confirms that each of the conditions precedent and the representations and warranties set forth in Section 2.10 of the Pooling and Servicing Agreement are satisfied as of the date hereof.

                  (b) All terms and conditions of the Pooling and Servicing Agreement are hereby ratified and confirmed; provided, however, that in the event of any conflict, the provisions of this Instrument shall control over the conflicting provisions of the Pooling and Servicing Agreement.

                  Section 3.        RECORDATION OF INSTRUMENT.

                  To the extent permitted by applicable law, this Instrument, or a memorandum thereof if permitted under applicable law, is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the Certificateholders' expense on direction of the related Certificateholders, but only when accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders or is necessary for the administration or servicing of the Mortgage Loans.

                  Section 4.        GOVERNING LAW.

                  This Instrument shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, without giving effect to principles of conflicts of law.

                  Section 5.        COUNTERPARTS.

                  This Instrument may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same instrument.

                  Section 6.         SUCCESSORS AND ASSIGNS.

                  This Instrument shall inure to the benefit of and be binding upon the Depositor and the Trustee and their respective successors and assigns.

                                      AMERIQUEST MORTGAGE SECURITIES INC.


                                      By: ________________________________
                                      Name:
                                      Title:


                                      DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                      as Trustee


                                      By:_________________________________
                                      Name:
                                      Title:

ATTACHMENTS

A. Additional terms of sale.
B. Schedule of Subsequent Mortgage Loans.

                                  ATTACHMENT A
                                  ------------

                            ADDITIONAL TERMS OF SALE

         A.       General

                  1.       Subsequent Cut-off Date: ________, 2003
                  2.       Subsequent Transfer Date: ________, 2003
                  3. Aggregate Principal Balance of the Subsequent Mortgage Loans as of the Subsequent Cut-off Date:
                           $______________
                  4.       Purchase Price: 100.00%

         B. The obligation of the Trust Fund to purchase a Subsequent Mortgage Loan on any Subsequent Transfer Date is subject to the satisfaction of the conditions set forth in paragraph (d) below and the accuracy of the following representations and warranties with respect to such Subsequent Mortgage Loan determined as of the related Subsequent Cut-off Date: (i) the Subsequent Mortgage Loan may not be 30 or more days delinquent as of the related Subsequent Cut- off Date; (ii) the remaining term to stated maturity of the Subsequent Mortgage Loan will not be less than _____ months and will not exceed ____ months from its first payment date; (iii) the Subsequent Mortgage Loan may not provide for negative amortization; (iv) the Subsequent Mortgage Loan will not have a Loan-to-Value Ratio greater than _____%; (v) the Subsequent Mortgage Loans will have, as of the Subsequent Cut-off Date, a weighted average term since origination not in excess of ____ months; (vi) no Subsequent Mortgage Loan shall have a Mortgage Rate less than _____% or greater than _____%; (vii) the Subsequent Mortgage Loan shall have been serviced by the Master Servicer since origination or purchased by the Originator in accordance with its underwriting guidelines; (viii) the Subsequent Mortgage Loan must have a first payment date occurring on or before ______________ and (ix) the Subsequent Mortgage Loan shall have been underwritten in accordance with the criteria set forth under the section "The Mortgage Pool--Underwriting Standards; Representations" in the Prospectus Supplement.

         C. Following the purchase of the Subsequent Mortgage Loans, the Mortgage Loans (including the related Subsequent Mortgage Loans) will, as of the related Subsequent Cut-off Date: (i) have a weighted average original term to stated maturity of not more than _____ months from the first payment date thereon; (ii) have a weighted average Mortgage Rate of not less than ______% and not more than ______%; (iii) have a weighted average Loan-to-Value Ratio of not more than ______%, (iv) have no Mortgage Loan with a principal balance in excess of $________ and (v) consist of Mortgage Loans with Prepayment Charges representing no less than approximately ______% of the Mortgage Loans, in each case, measured by aggregate principal balance of the Mortgage Loans as of the related Cut-off Date.

                                    EXHIBIT K

                                   [Reserved].

                                   EXHIBIT L-1

        FORM CERTIFICATION TO BE PROVIDED BY THE DEPOSITOR WITH FORM 10-K

                  Re: Ameriquest Mortgage Securities Inc., Series 2003-8 Asset-Backed Certificates, Series 2003-8

                  I, John Grazer, the senior officer of Ameriquest Mortgage Securities Inc. (the "Registrant") in charge of securitizations, certify that:

                  l. I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution and servicing reports filed in respect of periods included in the year covered by this annual report, of Registrant;

                  2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

                  3. Based on my knowledge, the distribution information and the servicing information required to be provided to the Trustee by the Master Servicer under the Pooling and Servicing Agreement is included in these reports;

                  4. I am responsible for reviewing the activities performed by the Master Servicer under the Pooling and Servicing Agreement and based upon the review required under the Pooling and Servicing Agreement, and except as disclosed in the report, the Master Servicer has fulfilled its obligations under the Pooling and Servicing Agreement; and

                  5. I have disclosed to the Registrant's certified public accountants all significant deficiencies relating to the Master Servicer's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Pooling and Servicing Agreement.

                  Capitalized terms used but not defined herein have the meanings ascribed to them in the Pooling and Servicing Agreement, dated August 1, 2003 (the "Pooling and Servicing Agreement"), among the Registrant as depositor, Ameriquest Mortgage Company as master servicer and Deutsche Bank National Trust Company as trustee.

                                         AMERIQUEST MORTGAGE SECURITIES INC.


                                         By:____________________________________
                                         Name:
                                         Title:
                                         Date:




                                      L-1-1

                                   EXHIBIT L-2

                            FORM CERTIFICATION TO BE
                      PROVIDED TO DEPOSITOR BY THE TRUSTEE

                  Re: Ameriquest Mortgage Securities Inc., Series 2003-8 Asset-Backed Certificates, Series 2003-8

                  I, [identify the certifying individual], a [title] of Deutsche Bank National Trust Company, as Trustee, hereby certify to Ameriquest Mortgage Securities Inc. (the "Depositor"), and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

                  1. I have reviewed the annual report on Form 10-K for the fiscal year [___], and all reports on Form 8-K containing distribution reports filed in respect of periods included in the year covered by that annual report, of the Depositor relating to the above-referenced trust;

                  2. Based on my knowledge, the information in these distribution reports prepared by the Trustee, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by that annual report; and

                  3. Based on my knowledge, the distribution information required to be provided by the Trustee under the Pooling and Servicing Agreement is included in these distribution reports.

                  Capitalized terms used but not defined herein have the meanings ascribed to them in the Pooling and Servicing Agreement, dated August 1, 2003 (the "Pooling and Servicing Agreement"), among the Registrant as depositor, Ameriquest Mortgage Company as master servicer and Deutsche Bank National Trust Company as trustee.

                                    DEUTSCHE BANK NATIONAL TRUST COMPANY, as
                                    Trustee


                                    By:__________________________________
                                    Name:
                                    Title:
                                    Date:





                                      L-2-1

                                   SCHEDULE 1

                             MORTGAGE LOAN SCHEDULE

                                 Filed By Paper










                                  Schedule-1-1

                                   SCHEDULE 2

                           PREPAYMENT CHARGE SCHEDULE

                             Available Upon Request








                                  Schedule-2-1